Exhibit 99.3

PRO FORMA VALUATION REPORT

STANDARD CONVERSION

Eastern Bankshares, Inc. | Boston, Massachusetts

HOLDING COMPANY FOR:

Eastern Bank | Boston, Massachusetts

Dated as of May 21, 2020

1311-A Dolley Madison Boulevard, Suite 2A

McLean, Virginia 22101

703.528.1700

rpfinancial.com

May 21, 2020

Board of Trustees

Eastern Bank Corporation

Board of Directors

Eastern Bankshares, Inc.

Eastern Bank

265 Franklin Street

Boston, Massachusetts 02110

Members of the Boards of Trustees and Directors:

At your request, we have completed and hereby provide an independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”), the Massachusetts Commissioner of Banks (the “Commissioner”) and other state banking regulatory agencies, and applicable regulatory interpretations thereof. As described more fully herein, RP Financial formally requested that the FRB and the Commissioner waive the Valuation Guidelines restriction of including only public thrifts in the valuation peer group selection and permit inclusion of public commercial banking companies since there is an insufficient number of public thrifts comparable to Eastern Bank in its asset size class within the region and since Eastern Bank operates a commercial bank charter under the current mutual holding company structure. The FRB and the Commissioner granted this waiver prior to the submission of this Appraisal.

Description of Plan of Conversion

On June 12, 2020, the Board of Trustees of Eastern Bank Corporation (the “MHC”) and the Board of Directors of Eastern Bankshares, Inc. (“Eastern Bankshares” or the “Company”) adopted the plan of conversion (the “Plan”); whereby, the MHC will convert to stock form. As a result of the conversion, the MHC, which currently owns all of the issued and outstanding common stock of Eastern Bank will be succeeded by Eastern Bankshares, a newly formed Massachusetts stock holding company. Following the conversion, the MHC will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Eastern Bankshares or the Company.

Washington Headquarters
1311-A Dolley Madison Boulevard	Main: (703) 528-1700
Suite 2A	Fax: (703) 528-1788
McLean, VA 22101	Toll-Free: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Trustees

Board of Directors

May 21, 2020

Eastern Bankshares will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including Eastern Bank’s employee stock ownership plan (the “ESOP”) and Employees, Officers, Directors, Trustees and Corporators of Eastern Bank and the MHC as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated offering. At least 50% of the net proceeds from the stock offering will be invested in Eastern Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of Eastern Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Eastern Bankshares may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Eastern Bank Charitable Foundation (the “Foundation”), an existing charitable foundation previously established by Eastern Bank. The Foundation contribution will be funded with 4.0% of the number of shares of common stock that will be outstanding after the offering and that contribution. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Eastern Bank operates, and the contribution will enable those communities to share in the Company’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, Eastern Bank, the MHC and the other parties engaged by Eastern Bank, the Company or the MHC to assist in the stock conversion process.

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus that will be filed with the FRB and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Company, Eastern Bank and the MHC that has included a review of audited financial information for the years ended December 31, 2015 through December 31, 2019, a review of various unaudited information and internal financial reports through March 31, 2020, and due diligence related discussions with the Company’s management; Ernst & Young LLP, the Company’s independent auditor; Nutter McClennen & Fist LLP, the Company’s counsel for the

Board of Trustees

Board of Directors

May 21, 2020

stock issuance, and Keefe, Bruyette & Woods, Inc. and JPMorgan Securities LLC, the Company’s marketing advisors in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Eastern Bankshares operates and have assessed Eastern Bankshares’ relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Eastern Bankshares and the industry as a whole. We have analyzed the potential effects of the stock offering on Eastern Bankshares’ operating characteristics and financial performance as they relate to the pro forma market value of Eastern Bankshares. We have reviewed the economic and demographic characteristics of the Company’s primary market area. We have compared Eastern Bankshares’ financial performance and condition with selected publicly-traded bank and thrift companies in accordance with the Valuation Guidelines, pursuant to the non-objection by the FRB and the Commissioner of our request to include publicly-traded commercial banking companies in the Company’s valuation Peer Group as there was an insufficient number of regional public thrifts that could be considered comparable to the Company. We have reviewed the current conditions in the securities markets in general and the market for bank and thrift stocks in particular, including the market for existing bank and thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses banks and thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Eastern Bankshares’ representation that the information contained in the regulatory applications and additional information furnished to us by Eastern Bankshares and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Eastern Bankshares, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Eastern Bankshares. The valuation considers Eastern Bankshares only as a going concern and should not be considered as an indication of Eastern Bankshares’ liquidation value.

Our appraised value is predicated on a continuation of the current operating environment for Eastern Bankshares and for all banks and thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of bank and thrift stocks as a whole or the value of Eastern Bankshares’ stock alone. It is our understanding that there are no current plans for selling control of Eastern Bankshares following completion of the stock offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

Board of Trustees

Board of Directors

May 21, 2020

The estimated pro forma market value is defined as the price at which Eastern Bankshares’ common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of May 21, 2020, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including shares to be issued to the Foundation, equaled $1,588,541,670 at the midpoint, equal to 158,854,167 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15% valuation range indicates a minimum value of $1,350,260,420 and a maximum value of $1,826,822,920. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 135,026,042 at the minimum and 182,682,292 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $2,100,846,360 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 210,084,636. Based on this valuation range, the offering range is as follows: $1,296,250,000 at the minimum, $1,525,000,000 at the midpoint, $1,753,750,000 at the maximum and $2,016,812,500 at the super maximum. Based on the $10.00 per share offering price, the number of offering shares is as follows: 129,625,000 at the minimum, 152,500,000 at the midpoint, 175,375,000 at the maximum and 201,681,250 at the super maximum.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Eastern Bankshares immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial’s valuation was based on the financial condition and operations of Eastern Bankshares as of March 31, 2020, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

Board of Trustees

Board of Directors

May 21, 2020

This valuation will be updated as provided for in the conversion regulations and the Valuation Guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Eastern Bankshares, management policies, and current conditions in the equity markets for bank and thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for bank and thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of Eastern Bankshares’ stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

William E. Pommerening
CEO and Managing Director

Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS i

TABLE OF CONTENTS

EASTERN BANKSHARES, INC.

EASTERN BANK

Boston, Massachusetts

DESCRIPTION	PAGE NUMBER

CHAPTER ONE OVERVIEW AND FINANCIAL ANALYSIS

Introduction	I.1
Plan of Conversion	I.1
Strategic Overview	I.2
Balance Sheet Trends	I.5
Income and Expense Trends	I.9
Interest Rate Risk Management	I.12
Lending Activities and Strategy	I.13
Asset Quality	I.16
Funding Composition and Strategy	I.17
Subsidiary Activities	I.17
Legal Proceedings	I.18

CHAPTER TWO MARKET AREA

Introduction	II.1
National Economic Factors	II.1
Market Area Demographics	II.6
Regional Economy	II.10
Unemployment Trends	II.11
Market Area Deposit Characteristics and Competition	II.12

CHAPTER THREE PEER GROUP ANALYSIS

Peer Group Selection	III.1
Financial Condition	III.6
Income and Expense Components	III.8
Loan Composition	III.11
Interest Rate Risk	III.11
Credit Risk	III.14
Summary	III.14

RP® Financial, LC.	TABLE OF CONTENTS ii

TABLE OF CONTENTS

EASTERN BANKSHARES, INC.

EASTERN BANK

Boston, Massachusetts

(continued)

DESCRIPTION	PAGE NUMBER

CHAPTER FOUR VALUATION ANALYSIS

Introduction	IV.1
Appraisal Guidelines	IV.1
RP Financial Approach to the Valuation	IV.1
Valuation Analysis	IV.2
1. Financial Condition	IV.3
2. Profitability, Growth and Viability of Earnings	IV.4
3. Asset Growth	IV.6
4. Primary Market Area	IV.6
5. Dividends	IV.8
6. Liquidity of the Shares	IV.8
7. Marketing of the Issue	IV.9
A. The Public Market	IV.9
B. The New Issue Market	IV.15
C. The Acquisition Market	IV.17
8. Management	IV.17
9. Effect of Government Regulation and Regulatory Reform	IV.18
Summary of Adjustments	IV.18
Valuation Approaches	IV.19
1. Price-to-Earnings (“P/E”)	IV.20
2. Price-to-Book (“P/B”)	IV.21
3. Price-to-Assets (“P/A”)	IV.23
Comparison to Recent Offerings	IV.23
Valuation Conclusion	IV.24

RP® Financial, LC.	LIST OF TABLES iii

LIST OF TABLES

EASTERN BANKSHARES, INC.

EASTERN BANK

Boston, Massachusetts

TABLE NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.6
1.2	Historical Income Statements	I.10

2.1	Summary Demographic Data	II.7
2.2	Primary Market Area Employment Sectors	II.10
2.3	Boston MSA and Manchester-Nashua MSA Largest Employers	II.11
2.4	Unemployment Trends	II.12
2.5	Deposit Summary	II.13
2.6	Market Area Deposit Competitors	II.15

3.1	Peer Group of Publicly-Traded Banks and Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.13
3.6	Credit Risk Measures and Related Information	III.15

4.1	Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.16
4.3	Market Pricing Versus Peer Group	IV.22

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Eastern Bank, established in 1818, is a Massachusetts-chartered commercial bank headquartered in Boston, Massachusetts. Eastern Bank Corporation (the “MHC”) was formed in 1989 as a Massachusetts mutual holding company in connection with the reorganization of Eastern Bank’s mutual saving bank predecessor into the mutual holding company form of organization. To date, the MHC has not engaged in any business activity other than ownership of all the common stock of Eastern Bank. Eastern Bank serves the Boston metropolitan area, southeast New Hampshire and southeastern Massachusetts, including the peninsula of Cape Cod through the headquarters office in Boston and 89 full-service branch offices. The Bank’s financial services are also delivered through 25 non-branch insurance offices. A map of Eastern Bank’s branch and insurance office locations is provided in Exhibit I-1. Eastern Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”). As of March 31, 2020, Eastern Bank Corporation had total assets of $12.344 billion, total deposits of $10.309 billion and total equity of $1.663 billion equal to 13.47% of total assets. The MHC’s audited financial statements are included by reference as Exhibit I-2.

Plan of Conversion

On June 12, 2020, the Board of Trustees of the MHC and the Board of Directors of Eastern Bankshares, Inc. (“Eastern Bankshares” or the “Company”) adopted the plan of conversion (the “Plan”); whereby, the MHC will convert to stock form. As a result of the conversion, the MHC, which currently owns all of the issued and outstanding common stock of Eastern Bank will be succeeded by Eastern Bankshares, a newly formed Massachusetts stock holding company. Following the conversion, the MHC will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Eastern Bankshares or the Company.

Eastern Bankshares will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including Eastern Bank’s employee stock ownership plan (the “ESOP”), and Employees, Officers, Directors, Trustees and Corporators of the Bank or the MHC, as such terms are defined in the Company’s

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

Plan for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated offering. At least 50% of the net proceeds from the stock offering will be invested in Eastern Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Eastern Bankshares may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Eastern Bank Charitable Foundation, an existing charitable foundation previously established by Eastern Bank (the “Foundation”). The Foundation contribution will be funded with 4.0% of the number of shares of common stock that will be outstanding after the offering and that contribution. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Eastern Bank operates, and the contribution will enable those communities to share in the Company’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

Strategic Overview

The Company offers a full range of financial services to individual, corporate, municipal and institutional customers. The Company’s traditional banking activities include secured and unsecured commercial and consumer lending, originating mortgage loans secured by residential and commercial properties and accepting consumer, commercial and municipal deposits. The Bank’s lending activities are primarily conducted in Massachusetts and New Hampshire. Beyond traditional banking services, Eastern Bankshares’ provides a variety of financial services to address the full range of banking services required of a diverse customer base, including international banking services, municipal banking products and services, capital market investment products and services, and providing financial services to New England based community banks, insurance companies and other financial service companies. Eastern Bank also offers wealth management services, and insurance products and services through its

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

wholly-owned subsidiary, Eastern Insurance Group, LLC (“Eastern Insurance”). For more than 25 years, the Company has pursued a strategy of supplementing organic growth with growth through acquisitions, which have included acquisitions of whole banks, branch offices, insurance agencies and trust departments.

Loans constitute the major portion of the Company’s composition of interest-earning assets, with commercial real estate loans and commercial business loans comprising the two largest concentrations of the Company’s loan portfolio. Investments serve as a supplement to the Company’s lending activities and the investment portfolio is considered to be indicative of a low risk investment philosophy, as government-sponsored residential mortgage-backed securities constitute a significant portion of the Company’s investment portfolio.

Deposits have consistently served as the primary funding source for the Company, with supplemental funding provided by utilization of borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk. Core deposits, consisting of transaction and savings account deposits constitute the substantial portion of the Company’s deposit base. Borrowings currently held by the Company consist of FHLB advances and escrow deposits of borrowers.

Eastern Bankshares’ earnings base is largely dependent upon net interest income and operating expense levels. The Company’s net interest margin has trended higher in recent years, which is somewhat counter to industrywide trends. The improvement in the Company’s net interest margin has been facilitated by loan growth, particularly with respect to growth of higher yielding types of loans which has translated into an upward trend in the overall yield earned on interest-earning assets. While Eastern Bankshares’ funding costs have increased since 2017, the increase has been less compared to the increase in yield earned on interest-earning assets. A decline in borrowings and maintenance of a high concentration of deposits in relatively low costing core deposits were factors that have served to contain the increase in the Company’s funding costs. Comparatively, consistent with industrywide trends, the Company’s net interest margin declined in the first quarter of 2020, as the result of interest rate spread compression caused by a more significant decrease in the average yield earned on interest-earning assets relative to the decrease in the average rate paid on interest-bearing liabilities. Operating expenses have trended higher in recent years, but have been maintained at a relatively stable level as a percent of average assets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

Non-interest operating income is a significant source of revenues for the Company, with insurance commissions providing the largest contribution to the Company’s non-interest operating income. Throughout its history, Eastern Insurance has grown through acquiring relatively small insurance agencies in existing and adjacent markets and is the third largest insurance agency headquartered in Massachusetts as measure by revenue.

The amount of loan loss provisions established has fluctuated in recent periods, giving consideration to credit quality trends, growth of the loan portfolio and economic conditions in the Company’s lending markets. Most recently, the Company significantly increased the amount of loan loss provisions established in the first quarter of 2020, which was done largely to address the potential deterioration in credit quality that the Company may experience as the result of the coronavirus-induced shock to the U.S. economy.

The post-offering business plan of the Company is expected to continue to focus on implementing strategic initiatives to grow its full service community banking franchise. Accordingly, Eastern Bankshares will continue to be an independent full-service community bank, with a commitment to meeting the retail and commercial banking needs of individuals and businesses in the markets that are served by its network of branches and nearby surrounding markets.

The MHC’s Board of Trustees and Eastern Bank’s Board of Directors have elected to complete a public stock offering to sustain growth strategies and facilitate implementation of its strategic plan. Additionally, in the near term, the stock offering will serve to substantially increase regulatory capital and liquidity and, thereby, facilitate building and maintaining loan loss reserves while also providing the Company with greater flexibility to work with borrowers affected by the COVID-19-induced recession. Over the long term, the capital realized from the stock offering will increase the Company’s operating flexibility and allow for additional growth of the balance sheet. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Company’s future funding needs, which may facilitate a reduction in Eastern Bankshares’ funding costs. Eastern Bankshares’ higher equity-to-assets ratio will also enable the Company to pursue expansion opportunities. Such expansion would most likely occur through the establishment of additional banking offices to gain a market presence in nearby markets that are complementary to the Company’s existing branch network. The Company will also be in a better position to pursue growth through additional acquisitions of other financial service providers, given its strengthened capital position. The projected uses of proceeds are highlighted below.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

•

The Company. The Company is expected to retain not more than 50% of the net offering proceeds. At present, funds at the Company level, net of the loan to the ESOP, are expected to be primarily invested initially into liquid funds held as a deposit at Eastern Bank. Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into Eastern Bank, repurchases of common stock and the payment of cash dividends.

•

Eastern Bank. At least 50% of the net conversion proceeds will be infused into Eastern Bank. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into Eastern Bank are anticipated to become part of general operating funds and are expected to be primarily utilized to fund loan growth over time.

Overall, it is the Company’s objective to pursue controlled growth that will serve to increase returns, while continuing to emphasize management of the overall risk associated with Eastern Bankshares’ operations.

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five and one-quarter years. From yearend 2015 through March 31, 2020, Eastern Bankshares’ assets increased at a 6.12% annual rate. Asset growth was largely driven by loan growth, which was primarily funded by deposit growth. A summary of Eastern Bankshares’ key operating ratios for the past five and one-quarter years is presented in Exhibit I-3.

Eastern Bankshares’ loans receivable portfolio increased at a 5.77% annual rate from yearend 2015 through March 31, 2020, in which the loans receivable balance trended higher throughout the period. Following three years of relatively strong loan growth for the three years ending December 31, 2018, the Company’s loan growth slowed in 2019 and the first quarter of 2020. The Company’s slight lower rate of loan growth relative to asset growth provided for a slight decrease in the loans-to-assets ratio from 73.72% at yearend 2015 to 72.68% at March 31, 2020.

Eastern Bankshares’ emphasis on commercial lending is evidenced by the historical composition of its loan portfolio. Over the past five and one-quarter years, commercial loans have consistently comprised the largest concentration of the Company’s loan portfolio and have been the primary source of loan growth. As of March 31, 2020, the balance of commercial

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6

Table 1.1

Eastern Bankshares, Inc.

Historical Balance Sheet Data

													12/31/15-
													3/31/20
	At December 31,										At March 31,		Annual.
	2015		2016		2017		2018		2019		2020		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$9,588,786	100.00%	$9,801,109	100.00%	$10,873,073	100.00%	$11,378,287	100.00%	$11,628,775	100.00%	$12,343,754	100.00%	6.12%
Cash and cash equivalents	683,796	7.13%	104,750	1.07%	311,153	2.86%	259,708	2.28%	362,602	3.12%	766,449	6.21%	2.72%
Trading securities	61,050	0.64%	51,663	0.53%	46,791	0.43%	52,899	0.46%	961	0.01%	652	0.01%	-65.63%
Investment securities	979,647	10.22%	1,207,596	12.32%	1,504,810	13.84%	1,455,898	12.80%	1,508,236	12.97%	1,549,927	12.56%	11.40%
Loans held for sale	21,998	0.23%	2,038	0.02%	2,354	0.02%	22	0.00%	26	0.00%	2,843	0.02%	-38.21%
Loans receivable, net	7,069,066	73.72%	7,635,838	77.91%	8,153,986	74.99%	8,774,913	77.12%	8,899,184	76.53%	8,971,605	72.68%	5.77%
FHLB stock	10,548	0.11%	15,342	0.16%	24,270	0.22%	17,959	0.16%	9,027	0.08%	8,805	0.07%	-4.16%
Bank-owned life insurance	71,931	0.75%	75,125	0.77%	76,161	0.70%	75,434	0.66%	77,546	0.67%	78,170	0.63%	1.98%
Goodwill and other intangibles	362,762	3.78%	362,980	3.70%	373,042	3.43%	381,276	3.35%	377,734	3.25%	377,033	3.05%	0.91%
Rabbi trust assets	67,543	0.70%	69,757	0.71%	70,924	0.65%	64,819	0.57%	78,012	0.67%	53,925	0.44%	-5.16%
Deposits	$8,133,730	84.83%	$8,188,950	83.55%	$8,815,452	81.08%	$9,399,493	82.61%	$9,551,392	82.14%	$10,309,011	83.52%	5.73%
Borrowings	53,048	0.55%	154,331	1.57%	526,505	4.84%	334,287	2.94%	235,395	2.02%	31,427	0.25%	-11.59%
Equity	$1,205,014	12.57%	$1,254,927	12.80%	$1,330,514	12.24%	$1,433,141	12.60%	$1,600,153	13.76%	$1,662,734	13.47%	7.87%
Tangible equity	$842,252	8.78%	$891,947	9.10%	$957,472	8.81%	$1,051,865	9.24%	$1,222,419	10.51%	$1,285,701	10.42%	10.46%
Loans/Deposits		86.91%		93.25%		92.50%		93.36%		93.17%		87.03%

(1)	Ratios are as a percent of ending assets.

Sources: Eastern Bankshares’ prospectus tables, audited and unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7

loans totaled $6.368 billion, or 70.08% of total loans, and consisted of $3.524 billion of commercial real estate loans, $1.771 billion of commercial business loans, $779.9 million of business banking loans and $293.1 million of commercial construction loans. Comparatively, commercial loans comprised 62.92% of total loans at yearend 2015. As of March 31, 2020, the balance of the Company’s loan portfolio consisted of $1.420 billion of residential mortgage loans, or 15.62% of total loans, and $1.299 billion of consumer loans, or 14.30% of total loans. Consumer loans held by the Company at March 31, 2020 consisted of $929.6 million of home equity loans and $369.7 million of other consumer loans. Comparatively, at yearend 2015, residential mortgage loans and consumer loans comprised 14.54% and 22.55% of total loans outstanding, respectively. A decline in automobile loans outstanding largely accounted for the lower concentration of consumer loans maintained in the loan portfolio at March 31, 2020 compared to yearend 2105, as the Company exited its indirect auto lending program in 2018.

The intent of the Company’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Eastern Bankshares’ overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level will be invested into liquid funds held as a deposit at Eastern Bank. Since yearend 2015, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 14.07% of assets at yearend 2016 to a high of 18.84% of assets at March 31, 2020. Mortgage-backed securities totaling $1.203 billion comprised the most significant component of the Company’s investment portfolio at March 31, 2020. Other investments held by the Company at March 31, 2020 consisted of municipal bonds ($279.0 million), U.S. Treasury securities ($61.2 million) and a qualified zone academy bond ($6.2 million). The investment securities portfolio is maintained as available for sale and, as of March 31, 2020, the investment portfolio had a net unrealized gain of $61.7 million. Exhibit I-4 provides historical detail of the Company’s investment portfolio. The Company also maintains a trading securities portfolio, which had declined to a nominal balance as of March 31, 2020. The trading securities portfolio consists of municipal bonds and will be eliminated in 2020. As of March 31, 2020, the Company also held $766.4 million of cash and cash equivalents and $8.8 million of FHLB stock.

The Company also maintains an investment in bank-owned life insurance (“BOLI”) policies and rabbi trust investments. The BOLI investment, which was largely obtained in merger and acquisitions that have been completed by the Company, covers the lives of certain participating executives. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. Rabbi trust investments consist primarily of cash and cash

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.8

equivalents, U.S. Government agency obligations, equity securities, mutual funds and other exchange-traded funds. The purpose of the rabbi trust investments is to fund certain executive non-qualified retirement benefits and deferred compensation. As of March 31, 2020, the cash surrender value of the Company’s BOLI equaled $78.2 million and the rabbi trust investments totaled $68.3 million.

Since yearend 2015, Eastern Bankshares’ funding needs have been addressed through a combination of deposits, borrowings and internal cash flows. From yearend 2015 through March 31, 2020, the Company’s deposits increased at a 5.73% annual rate. Deposits as a percent of assets decreased from 84.83% at yearend 2015 to 83.52% at March 31, 2020. Deposits growth was sustained throughout the period covered in Table 1.1. Deposit growth trends in recent years reflect that deposit growth has been largely realized through growth of core deposits, primarily consisting of money market deposits. Core deposits comprised 96.85% of total deposits at March 31, 2020, versus 95.73% of total deposits at December 31, 2017.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support management of deposit costs and interest rate risk. From yearend 2015 through March 31, 2020, borrowings ranged from a low of $31.4 million, or 025% of assets, at March 31, 2020 to a high of $526.5 million, or 4.84% of assets, at yearend 2017. Borrowings currently held by the Company consist of $15.1 million of FHLB advances and $16.4 million of escrow deposits of borrowers.

The Company’s equity increased at a 7.87% annual rate from yearend 2015 through March 31, 2020, which was largely realized through retention of earnings. A stronger rate of equity growth relative to asset growth since yearend 2015 provided for an increase in the Company’s equity-to-assets ratio from 12.57% at yearend 2015 to 13.47% at March 31, 2020. Similarly, the Company’s tangible equity-to-assets ratio increased from 8.78% at yearend 2015 to 10.42% at March 31, 2020. Goodwill and other intangibles, resulting from the numerous acquisitions that have been completed by the Company, totaled $377.0 million, or 3.05% of assets, at March 31, 2020. Eastern Bank maintained capital surpluses relative to all of its regulatory capital requirements at March 31, 2020. The addition of stock proceeds will serve to strengthen the Company’s capital position, as well as support growth opportunities. At the same time, the increase in Eastern Bankshares’ pro forma capital position will initially depress its ROE.

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Income and Expense Trends

Table 1.2 shows the Company’s historical income statements for the past five years and for the twelve months ended March 31, 2020. The Company’s reported earnings ranged from a low of $62.6 million, or 0.65% of average assets, during 2015 to a high of $135.1 million, or 1.18% of average assets, during 2019. For the twelve months ended March 31, 2020, the Company reported net income of $110.6 million, or 0.96% of average assets. Net interest income and operating expenses represent the primary components of the Company’s recurring earnings, while non-interest operating income is also a significant contributor to the Company’s earnings. Loan loss provisions have had a varied impact on the Company’s earnings over the past five and one-quarter years. Non-operating income and losses generally have not been a significant factor in the Company’s earnings over the past five and one -quarter years.

During the period covered in Table 1.2, the Company’s net interest income to average assets ratio ranged from a low of 2.84% during 2015 to a high of 3.61% during 2019. For the twelve months ended March 31, 2020, the Company’s net interest income to average asset ratio equaled 3.55%. The upward trend in the Company’s net interest income ratio from 2015 through 2019 was driven by an increase in the interest income ratio. Notably, loan growth and an upward trend in the average yield earned on the loan portfolio provided for a more significant increase in the yield earned on interest-earning assets relative to the increase in the rate paid on interest-bearing liabilities. Higher yields earned on commercial loans accounted for most of the increase in the weighted average yield earned on loans. Comparatively, the decrease in the net interest income ratio during the most recent twelve month period reflects interest rate spread compression resulting from a more significant decline in the yield earned on interest-earning assets relative to the average rate paid on interest-bearing liabilities, as the Company’s interest-earning asset composition shifted towards a higher concentration of lower yielding liquidity in the first quarter of 2020. Overall, during the past five and one-quarter years, the Company’s interest rate spread (fully tax-equivalent basis) increased from a low of 3.13% during 2015 to a high of 3.74% during 2019 and equaled 3.62% during the three months ended March 31, 2020. The Company’s net interest rate spreads and yields and costs for the past five and one-quarter years are set forth in Exhibit I-3 and Exhibit I-5.

Non-interest operating income has been a significant contributor to the Company’s earnings over the past five and one-quarter years. Throughout the period shown in Table 1.2, non-interest operating income ranged from a low of $150.0 million ,or 1.55% of average assets,

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Table 1.2

Eastern Bankshares , Inc.

Historical Income Statements

	For the Year Ended December 31,										For the 12 Months
	2015		2016		2017		2018		2019		Ended 03/31/2020
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest income	$280,796	2.90%	$299,194	3.02%	$345,406	3.32%	$415,166	3.73%	$445,017	3.90%	$439,693	3.81%
Interest expense	(5,819)	-0.06%	(5,620)	-0.06%	(6,892)	-0.07%	(25,122)	-0.23%	(33,753)	-0.30%	(30,955)	-0.27%

Net interest income	$274,977	2.84%	$293,574	2.96%	$338,514	3.26%	$390,044	3.50%	$411,264	3.61%	$408,738	3.55%
Provision for loan losses	325	0.00%	(7,900)	-0.08%	(5,800)	-0.06%	(15,100)	-0.14%	(6,300)	-0.06%	(31,900)	-0.28%

Net interest income after provisions	$275,302	2.85%	$285,674	2.88%	$332,714	3.20%	$374,944	3.37%	$404,964	3.55%	$376,838	3.27%
Non-interest operating income	$150,006	1.55%	$164,621	1.66%	$171,474	1.65%	$177,942	1.60%	$169,135	1.48%	$166,666	1.45%
Operating expense	(333,695)	-3.45%	(367,643)	-3.71%	(389,413)	-3.75%	(397,928)	-3.57%	(412,684)	-3.62%	(403,027)	-3.50%

Net operating income	$91,613	0.95%	$82,652	0.83%	$114,775	1.10%	$154,958	1.39%	$161,415	1.42%	$140,477	1.22%
Non-Operating Income/(Losses)
Gains (losses) on sales of securities AFS, net	($62)	0.00%	$261	0.00%	$11,356	0.11%	$50	0.00%	$2,016	0.02%	$2,088	0.02%
Trading securities gains, net	2,365	0.02%	2,085	0.02%	2,235	0.02%	2,156	0.02%	1,297	0.01%	153	0.00%
Gains (losses) on sales of other assets, net	—	0.00%	—	0.00%	6,075	0.06%	1,989	0.02%	(15)	0.00%	(15)	0.00%
Income (losses) from investments held in rabbi trusts	698	0.01%	2,161	0.02%	6,587	0.06%	(1,542)	-0.01%	9,866	0.09%	(1,024)	-0.01%

Net non-operating income(loss)	$3,001	0.03%	$4,507	0.05%	$26,253	0.25%	$2,653	0.02%	$13,164	0.12%	$1,202	0.01%
Net income before tax	$94,614	0.98%	$87,159	0.88%	$141,028	1.36%	$157,611	1.42%	$174,579	1.53%	$141,679	1.23%
Income tax provision	(32,050)	-0.33%	(24,445)	-0.25%	(54,331)	-0.52%	(34,884)	-0.31%	(39,481)	-0.35%	(31,101)	-0.27%

Net income (loss)	$62,564	0.65%	$62,714	0.63%	$86,697	0.83%	$122,727	1.10%	$135,098	1.18%	$110,578	0.96%
Adjusted Earnings
Net income	$62,564	0.65%	$62,714	0.63%	$86,697	0.83%	$122,727	1.10%	$135,098	1.18%	$110,578	0.96%
Add(Deduct): Non-operating income	(3,001)	-0.03%	(4,507)	-0.05%	(26,253)	-0.25%	(2,653)	-0.02%	(13,164)	-0.12%	(1,202)	-0.01%
Tax effect (2)	1,200	0.01%	1,803	0.02%	10,501	0.10%	690	0.01%	3,423	0.03%	313	0.00%

Adjusted earnings	$60,763	0.63%	$60,010	0.61%	$70,945	0.68%	$120,764	1.08%	$125,357	1.10%	$109,689	0.95%
Expense Coverage Ratio (3)	0.82x		0.80x		0.87x		0.98x		1.00x		1.01x
Efficiency Ratio (4)	78.59%		80.30%		76.37%		70.00%		71.12%		70.00%

(1)	Ratios are as a percent of average assets.
(2)	Assumes a 40.0% effective tax rate for 2015-2017 and a 26.0% effective tax rate for 2018 through March 31, 2020.
(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources: Eastern Bankshares prospectus tables, audited & unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.11

during 2015 to a high of $177.9 million, or 1.60% of average assets, during 2018. For the twelve months ended March 31, 2020, non-interest operating income totaled $166.7 million, or 1.45% of average assets. Insurance commissions constitute the largest source of non-interest operating income for the Company and accounted for 56% of the Company’s non-interest operating income during the twelve months ended March 31, 2020, while the Eastern Insurance subsidiary accounted for $12.0 million of the Company’s net income during the twelve months ended March 31, 2020. Other significant sources of non-interest operating income include service charges on deposit accounts, debit card processing fees and trust and investment advisory fees.

Operating expenses represent the other major component of the Company’s earnings, which have been maintained at a relatively high ratio as a percent of average assets. The Company’s relatively high operating expense ratios have been largely attributable to the significance of operational areas that are largely off-balance sheet activities, which includes the Company’s insurance business, wealth management services and mortgage banking operations. Notably, as the result of the significance of the Company’s off-balance sheet activities, the Company maintains a relatively low ratio of assets per employee. While operating expenses have trended higher over the past four years, the Company was effective in leveraging the increase in operating expenses through consistent growth of the balance sheet. Further leveraging of the operating expense occurred during the twelve months ended March 31, 2020, which was facilitated by asset growth and a reduction in operating expenses. Overall, the Company’s operating expenses to average assets ratio ranged from a low of 3.45% during 2015 to a high of 3.75% during 2017 and equaled 3.50% during the twelve months ended March 31, 2020.

Overall, during the past five and one-quarter years, the Company’s expense coverage ratios (net interest income divided by operating expenses) ranged from a low of 0.80x during 2016 to a high of 1.01x during the twelve months ended March 31, 2020. Similarly, the Company’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) reflected an improvement in core earnings since 2016, based on a high efficiency ratio of 80.30% during 2016 to a low efficiency ratio of 70.00% during 2018 and the twelve months ended March 31, 2020.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.12

During the period covered in Table 1.2, the amount of loan loss provisions and recoveries recorded by the Company ranged from a recovery of $325,000, or 0.00% of average assets, during 2015 to loan loss provisions of $31.9 million, or 0.28% of average assets, during the twelve months ended March 31, 2020. Significantly higher loan loss provisions were established in the first quarter of 2020 to address the potential negative impact that the Covid-19 recession may have on the Company’s financial condition and results of operations. As of March 31, 2020 the Company maintained loan loss allowances of $109.1 million, equal to 1.20% of total loans receivable and 222.34% of non-performing loans. Exhibit I-6 sets forth the Company’s loan loss allowance activity for the past five and one-quarter years.

Non-operating income and losses generally have not been a significant factor in the Company’s earnings over the past five and one-quarter years. Net non-operating income ranged from a low of $1.2 million, or 0.01% of average assets, during the twelve months ended March 31, 2020 to a high of $26.3 million, or 0.25% of average assets, during 2017. Non-operating income and losses for the twelve months ended March 31, 2020 consisted of a $2.1 million gain on sale of available for sale securities, $1.0 million of losses from investments held in rabbi trusts, $153,000 of trading securities gains and $15,000 of losses on the sale of other assets.

Over the past five and one quarter years, the Company’s effective tax rate ranged from a low of 21.95% for the twelve months ended March 31, 2020 to a high of 38.53% during 2017. As set forth in the Company’s prospectus, the Company’s marginal effective tax rate is 26.0%.

Interest Rate Risk Management

The Company’s balance sheet is asset sensitive in the short-term (less than one year). While financial institutions in general have been experiencing some interest spread compression during recent periods, the Company was effective in increasing its interest rate spread through realizing a more significant increase in the overall yield earned on interest-earning assets relative to the increase in the overall rate paid on interest-bearing liabilities through 2019. The increase in yield was primarily realized through earning higher yields on the loan portfolio, particularly with respect to the commercial loan portfolio. However, in the first quarter of 2020, the Company did experience interest rate spread compression due to a more significant decrease in the overall yield earned on interest-earning assets relative to the overall rate paid on interest-bearing liabilities. As of March 31, 2020, an analysis of the Company’s economic value of equity (“EVE”) and net interest income indicated that in the event of an instantaneous parallel 200 basis point increase in the U.S. Treasury yield curve EVE would increase by 8.5% and net interest income would increase by 5.7% in year one, which were within policy limits (see Exhibit I-7).

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.13

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Company manages interest rate risk from the asset side of the balance sheet through lending diversification that emphasizes origination of adjustable rate or shorter term fixed rate loans, investing in investment securities with short-terms or adjustable interest rates, maintaining the investment portfolio as available for sale and selling originations of longer term 1-4 family fixed rate loans. The Company has also entered in interest rate swap agreements to hedge a portion of its floating rate commercial loans portfolio. As of December 31, 2019, of the Company’s total loans due after December 31, 2020, adjustable rate loans comprised 66.1% of total loans receivable (see Exhibit I-8). On the liability side of the balance sheet, the Company’s interest rate risk is primarily managed through maintaining a very high concentration of deposits in lower costing and less interest rate sensitive transaction and savings account deposits. Transaction and savings account deposits comprised 96.85% of the Company’s total deposits at March 31, 2020.

Management of the Company’s interest rate risk is further supported by the Company’s diversification into activities that generate significant sources of non-interest operating income, which provide a fairly stable source of revenues throughout various interest rate environments.

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Pursuant to the Company’s strategic plan, the Company is pursuing a diversified lending strategy emphasizing commercial real estate loans and commercial business loans as the primary areas of targeted loan growth. Other areas of lending for the Company include 1-4 family residential mortgage loans, commercial construction loans, home equity loans and other consumer loans. Exhibit I-9 provides historical detail of Eastern Bank’s loan portfolio composition for the past five and one-quarter years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of December 31, 2019.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.14

Commercial Real Estate Loans. Commercial real estate loans consist largely of loans originated by the Company, which are generally collateralized by properties in the Company’s regional lending area. On a limited basis, the Company supplements originations of commercial real estate loans with purchased loan participations from local banks. Loan participations are subject to the same underwriting criteria and loan approvals as applied to loans originated by the Company. Eastern Bankshares generally originates commercial real estate loans up to a loan-to-value (“LTV”) ratio of 75% and generally requires a minimum debt-coverage ratio of 1.25 times. Commercial real estate loans are originated with terms and amortization periods up to 30 years. Loan terms offered on commercial real estate loans include fixed rate and adjustable rate loans, which may include a balloon provision. Adjustable rate loans are generally indexed to the 30-day LIBOR. Properties securing the commercial real estate loan portfolio include office, industrial, retail, hotel, affordable housing and multi-family. At March 31, 2020, the Company’s ten largest commercial real estate loans had an average balance of $22.1 million, ranging from $19.2 million to $25.6 million. As of March 31, 2020, the Company’s outstanding balance of commercial real estate loans totaled $3.524 billion equal to 38.78% of total loans outstanding.

Commercial Business Loans. The commercial business loan portfolio is generated through extending loans to businesses operating in the local market area. Further expansion of commercial business lending activities is a desired area of loan growth for the Company, pursuant to which the Company is a full-service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products. The Company offers a variety of secured and unsecured commercial business loans that include term loans and revolving lines of credit. Substantially all commercial business loans are floating rate loans indexed to LIBOR or the prime rate as published in The Wall Street Journal. The commercial business loan portfolio also includes participations in the syndicated loan market and the Shared National Credit (“SNC”) Program. As of March 31, 2020, the SNC portfolio totaled $491.2 million equal to 27.7% of the commercial business loan portfolio. At March 31, 2020, the Company’s ten largest commercial business lending relationships had an average balance of $34.1 million and ranged in size from $29.8 million to $41.4 million. As of March 31, 2020, the Company’s outstanding balance of commercial business loans totaled $1.771 billion equal to 19.49% of total loans outstanding.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.15

1-4 Family Residential Mortgage Loans. Eastern Bankshares offers both fixed rate and adjustable rate 1-4 family residential mortgage loans with terms of up to 30 years. Loans are generally underwritten to secondary market guidelines, so as to allow for the sale of such loans if such a strategy is warranted for purposes of interest rate risk management. The Company’s current practice is to generally sell conforming longer term fixed rate loans on a servicing released basis. ARM loans offered by the Company have initial repricing terms of up to ten years and then reprice annually for the balance of the loan term. As of March 31, 2020, the Company’s outstanding balance of 1-4 family residential mortgage loans totaled $1.420 billion equal to 15.63% of total loans outstanding.

Business Banking Loans. Business banking loans consist of loans to small businesses with exposures of under $1 million and small investment real estate projects with exposures of under $3 million. The business banking loan portfolio includes loans that are guaranteed by the U.S. Small Business Administration (“SBA”), which are originated through the SBA 7(a) loan program. As of March 31, 2020, the Company’s outstanding balance of business banking loans totaled $779.9 million equal to 8.58% of total loans outstanding and consisted of $232.0 million of commercial business loans and $547.9 million of commercial real estate loans.

Home Equity Lines of Credit. The Company’s 1-4 family lending activities include home equity lines of credit. Home equity lines of credit are indexed to the prime rate as published in The Wall Street Journal and are offered for terms of up to a ten year draw period followed by a repayment term of 15 years. The Company will originate home equity lines of credit up to a maximum LTV ratio of 80%, inclusive of other liens on the property. As of March 31, 2020, the Company’s outstanding balance of home equity lines of credit totaled $929.6 million equal to 10.23% of total loans receivable.

Commercial Construction Loans. Construction loans originated by the Company consist of loans to finance the construction and development of 1-4 family residences and commercial real estate properties. Most of the commercial construction loan portfolio consists of commercial real estate properties. The Company also originates loans on unimproved land for purposes of development. Commercial construction loans are generally originated for terms of up to 36 months and are generally offered up to a maximum LTV ratio of 75% of the appraised market value upon completion of the project. As of March 31, 2020, the Company’s outstanding balance of commercial construction loans totaled $293.1 million equal to 3.23% of total loans outstanding and included $19.9 million of land development loans.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.16

Consumer Loans. Consumer lending other than home equity lines of credit has been somewhat of a limited area of lending diversification for the Company, with such loans consisting primarily of automobile loans originated through the Company’s indirect automobile loan program. The Company exited its indirect auto lending program in 2018. The balance of the consumer loan portfolio consists of other types of installment loans, personal loans and unsecured lines of credit. As of March 31, 2020, the Company held $369.7 million of consumer loans equal to 4.07% of total loans outstanding.

Asset Quality

A healthy regional economy and the Company’s emphasis on lending in local markets have generally supported maintenance of relatively favorable credit quality measures. Over the past five and one-quarter years, Eastern Bankshares’ balance of non-performing assets ranged from a low of $18.7 million, or 0.17% of assets, at yearend 2017 to a high of $49.1 million, or 0.40% of assets, at March 31, 2020. With the onset of the coronavirus-induced recession in the first quarter of 2020, the Company’s balance of non-performing assets increased by $5.4 million during the first quarter. As shown in Exhibit I-11, non-performing assets at March 31, 2020 consisted of $47.7 million of non-accruing loans, $1.4 million of accruing loans past due 90 days or more and $40,000 of other real estate owned (“OREO”). Most of the increase in the balance of non-performing loans since yearend 2017 was primarily due to an increase in non-accruing commercial loans, which increased from $10.3 million at yearend 2017 to $38.1 million at March 31, 2020. The substantial portion of the increase in non-accruing commercial loans was related to a $16.0 million SNC participation, which became a non-performing loan in 2019.

To track the Company’s asset quality and the adequacy of valuation allowances, the Company has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Classified assets are reviewed monthly by senior management and the Board. Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of March 31, 2020, the Company maintained loan loss allowances of $109.1 million equal to 1.20% of total loans receivable and 222.34% of non-performing loans.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.17

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at March 31, 2020 deposits accounted for 99.70% of Eastern Bankshares’ combined balance of deposits and borrowings. Exhibit I-12 sets forth the Company’s deposit composition for the past three and one-quarter years. Transaction and savings account deposits constituted 96.85% of total deposits at March 31, 2020, as compared to 95.73% of total deposits at December 31, 2017. The slight increase in the concentration of core deposits comprising total deposits since yearend 2017 was realized through growth of core deposits and a decline in CDs. Since yearend 2017, money market account deposits have been the largest source of core deposit growth for the Company. Demand deposits comprise the largest concentration of the Company’s core deposits, totaling $3.646 billion at March 31, 2020, or 36.52% of total core deposits.

The balance of the Company’s deposits consists of CDs, which equaled 3.15% of total deposits at March 31, 2020 compared to 4.27% of total deposits at December 31, 2017. Eastern Bankshares’ current CD composition reflects a higher concentration of short-term CDs (maturities of one year or less). Exhibit I-13 sets forth the maturity schedule of the Company’s jumbo CDs (CD accounts with balances of $100,000 or more). As of March 31, 2020, jumbo CDs amounted to $155.6 million, or 47.92% of total CDs.

Borrowings serve as an alternative funding source for the Company to facilitate management of funding costs and interest rate risk Borrowings totaled $31.4 million at March 31, 2020 and consisted of $15.1 million of FHLB advances and $16.4 million of escrow deposits of borrowers.

Subsidiary Activities

Upon completion of the stock offering, the only entity controlled directly by Eastern Bankshares will be Eastern Bank, which will be a wholly-owned subsidiary. Eastern Bank’s subsidiaries are as follows:

Eastern Insurance Group LLC is a full service insurance agency headquartered in Natick, Massachusetts. Eastern Insurance’s business consists of insurance-related activities such as acting as an independent agent in offering commercial, personal and employee benefits insurance products to individual and commercial clients. Insurance products include commercial property and liability, workers compensation, life, accident and health and automobile insurance. Eastern Insurance also offer a wide range of employee benefits products and services, including professional advice related to health care cost management, employee engagement and retirement and executive services. As an agency business, Eastern Insurance does not assume any underwriting or insurance risk.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
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Broadway Securities Corporation is engaged in buying, selling, dealing and holding securities.

Market Street Securities Corporation is engaged in buying, selling, dealing and holding securities.

Real Property Services, Inc. provides real estate services.

Shared Value Investments LLC owns BCC Solar III Investment Fund, LLC, which in turn owns BCC NMTC CDE XXII, LLC, a company that invests in a solar community development entity (CDE). Eastern Bank’s investment in this entity provides funding for the construction of solar energy facilities in a manner to qualify for renewable energy investment tax credits. Eastern Bank’s investment in Shared Value Investments LLC at March 31, 2020 totaled $42.5 million.

Legal Proceedings

The Company is not currently party to any pending legal proceedings that the Company’s management believes would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA
II.1

II. MARKET AREA

Introduction

Eastern Bankshares serves the Boston metropolitan area, southeast New Hampshire and southeastern Massachusetts, including the peninsula of Cape Cod through the headquarters office in Boston and 89 full-service branch offices. The Massachusetts branches are located in the counties of Essex (20 offices), Suffolk (10 offices), Middlesex (23 offices), Plymouth (15 offices), Norfolk (9 offices), Barnstable (5 offices) and Bristol (1 office), and the New Hampshire branches are located in the counties of Hillsborough (3 offices), Merrimack (1 office), Rockingham (1 office) and Strafford (1 office). Exhibit II-1 provides information on the Company’s office properties.

With operations in a major metropolitan area, the Company’s competitive environment includes a significant number of thrifts, commercial banks and other financial services companies, some of which have a national presence. The Boston metropolitan area has a highly developed economy, with a relatively high concentration of highly skilled workers who are employed in a number of different industry clusters including healthcare, financial services and technology.

Future growth opportunities for Eastern Bankshares depend in part on the future growth and stability of the national and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Company’s operations is partially dependent upon various national and local economic trends. In assessing national economic trends over the past few quarters, U.S. manufacturing activity for July 2019 declined to an index reading of 51.2, which was its lowest reading in nearly three years. The downward trend in service sector activity also continued in July, based on an index reading of 53.7. Job growth slowed to 164,000 jobs in July, while the July unemployment rate remained at 3.7%. In a sign that lower mortgage rates were starting to spur home buying, existing home sales rose 2.5% in July. However, July new home sales were down 12.8%. Manufacturing activity for August contracted for the first time in three years with an index reading of 49.1. Comparatively, service sector activity for August

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accelerated to an index reading 56.4. Job growth continued to slow in August, as the U.S. economy added 130,000 jobs in August and the August unemployment rate remained at 3.7%. Existing home sales increased 1.3% in August, which was the strongest pace for home sales in nearly a year and a half. New home sales also rebounded in August, increasing 7.1% compared to July. September manufacturing activity contracted further to an index reading of 47.8, which was the lowest level since June 2009. A slowing U.S. economy also impacted service sector activity in September, as September service sector activity expanded at its slowest pace in three years with an index reading of 52.6. The U.S. economy added 136,000 jobs in September, while the September unemployment rate fell to a 50 year low of 3.5%. Existing and new home sales for September declined by 2.2% and 0.7%, respectively. Third quarter GDP slowed to an annualized rate of 1.9% (subsequently revised to 2.1%).

Manufacturing activity contracted for a third straight month in October 2019 with an index reading of 48.3, which was up slightly from September. Comparatively, October service sector activity accelerated to an index reading of 54.7. U.S. employers added 128,000 jobs in October, while the October unemployment rate ticked up to 3.6%. Retail sales for October increased 0.3%. Existing home sales for October climbed 1.9%, versus a 0.7% decline in October new home sales. November manufacturing activity contracted for a fourth straight month, with an index reading of 48.1. November service sector activity continued to expand, although at a slightly lower rate based on an index reading of 53.9. Job growth for November was stronger than expected, as U.S. employers added 266,000 jobs and the November unemployment rate declined to 3.5%. Retail sales for November increased 0.2%. Home sales for November showed a pick-up in both existing and new home sales, based on respective increases of 2.7% and 1.3%. Manufacturing activity declined for the fifth consecutive month in December to an index reading of 47.2, which was the lowest reading since the financial crisis. Comparatively, December service sector activity accelerated to an index reading of 55.0. U.S. employers added 145,000 jobs in December and the December unemployment rate held steady at 3.5%. December retail sales showed a healthy increase of 0.3%. December existing home sales were up 3.6%, while December new home sales slipped 0.4%. Fourth quarter GDP increased at a 2.1% annual rate.

Manufacturing activity for January 2020 expanded for the first time since July 2019, with an index reading of 50.9. January service sector activity also accelerated to an index reading of 55.5, which was its highest reading since August 2019. U.S. employers added 225,000 jobs in January and the unemployment rate for January increased to 3.6%. Low mortgage rates and

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more housing inventory spurred an 11.8% increase in February existing home sales. February new home sales increased 4.9%, which was an 11-month high. Manufacturing activity for February slowed to an index reading of 50.1, while February service sector activity accelerated to a 1-year high index reading of 57.3. February’s employment report showed a pick-up in hiring, as U.S. employers added 275,000 jobs and the February unemployment rate dropped to 3.5%. Retail sales for February showed a decline of 0.5%. February existing home sales showed a healthy increase of 11.8%, while February new home sales declined 4.4%. The significant impact that the Covid-19 pandemic was having on the U.S. economy was evident in the March data. Manufacturing activity for March fell to an index reading of 49.1, while service sector activity for March slowed to a more than three and one-half year low index reading of 52.5. The U.S. economy shed 701,000 jobs in March and the March unemployment rate jumped to 4.4%. Retail sales for March plunged 8.7%. Existing and new home sales for March fell 8.5% and 15.4%, respectively. First quarter GDP contracted at a 4.8% annual rate (subsequently revised to a 5.0% annualized rate of contraction).

April 2020 data showed that the damage the Covid-19 pandemic was having on the U.S. economy was becoming more devastating. Manufacturing activity for April contracted at the sharpest rate since the last recession, with an index reading of 41.5. Similarly, service sector activity for April fell to an index reading of 41.8, its lowest level since March 2009. The U.S. economy shed a record 20.5 million jobs in April and the April unemployment rate jumped to 14.7%, the highest level since the Great Depression. The April consumer price index declined 0.8%, which was the largest monthly decline since December 2008. Retail sales for April plummeted 16.4%. Existing home sales tumbled 17.8% in April, while new home sales for April increased 0.7%. Mortgage delinquencies spiked by 1.6 million in April, which was the largest 1-month increase ever recorded. Durable-goods orders for April fell 17.2%.

In terms of interest rates trends over the past few quarters, the 10-year Treasury yield dipped below 2.0% at the start of the third quarter of 2019 and then stabilized at slightly above 2.0% for the balance of July. The Federal Reserve cut its target rate by 0.25% at the end of July, which was its first rate cut since 2008. Treasury yields dropped to multi-year lows during August, as investor worries that intensifying trade tensions would drag on the economy spurred a flight to safety. In mid-August, the yield on the 10-year Treasury note fell below the yield on the 2-year Treasury note for the first time since 2007. A report that manufacturing activity for August shrank for the first time in three years served to push the 10-year Treasury yield below 1.50% in early-September. An unexpected increase in producer prices for August contributed to long-term Treasury yields trending higher through mid-September. The Federal Reserve concluded its mid-September policy meeting by cutting its target rate by another 0.25%, which was followed by Treasury prices rallying higher through the end of the third quarter.

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Growing concerns about the strength of the global economy continued the downward trend in long-term Treasury yields at the beginning of October 2019, which was followed by long-term Treasury yields edging higher into late-October. The favorable employment report for September, along with an improved outlook for the U.S.-China trade talks, were noted factors contributing to the upturn in long-term Treasury yields. Another rate cut by the Federal Reserve and weak manufacturing data pushed Treasury yields lower at the end of October. Treasury yields reversed course and moved higher in the first week of November, as investors gravitated toward more risky investments following the better-than-expected job growth reported for October. Signs of further progress in U.S.-China trade negotiations pushed the 10-year Treasury yield above 1.90% going into mid-November, which was its highest yield since July. Long-term Treasury yields drifted lower in the second half of November and the beginning of December, as renewed concerns about the prospect for a U.S.-China trade agreement and manufacturing activity contracting for a fourth straight month in November prompted a flight to safe haven investments. An improving outlook for the U.S. economy pushed the 10-year Treasury yield back above 1.90% going into the second half of December, which was followed by a fairly stable interest rate environment in the last two weeks of 2019.

Long-term Treasury yields edged lower at the start of 2020 and then stabilized through mid-January, as investors reacted a report that December manufacturing activity declined to its lowest reading since the financial crisis. The downward trend in long-term Treasury yields resumed during the second half of January, as the Federal Reserve concluded its late-January policy meeting leaving its benchmark interest rate unchanged and reaffirmed its current policy stance. Some favorable economic reports pushed Treasury yields higher in early-February, which was followed by a rally in Treasury bonds in the final week of February and the first week of March as long-term yields fell to record lows. On March 3rd the Federal Reserve executed an emergency half-percentage point rate cut, based on increased recession risks as the result of the coronavirus. Long-term Treasury yields fell to new record lows following the rate cut, as investors moved into safe haven investments amid growing worries that the Covid-19 pandemic could seriously disrupt an already sluggish global economy. The yield on the 30-year Treasury fell below 1% for the first time in its history. The Federal Reserve delivered another emergency rate cut of 1% on March 13th, which slashed its target rate to a range between 0% and 0.25%.

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Long-term Treasury yields spiked higher going into the second of March, as investors dumped long-term bonds for cash and short-term Treasuries. After spiking up to a yield of 1.26% on March 18th, the yield on the 10-year Treasury trended lower as the Federal Reserve took further steps to increase market liquidity by extending loans and buying unlimited amounts of U.S. government debt.

The downward trend in long-term Treasury yields continued into early-April 2020, with the 10-year Treasury yield declining to 0.59% following the release of the March employment report. A stock market rally provided for a slight upward trend in long-term Treasury yields going into mid-April, which was followed by long-term Treasury yields edging lower on news that March retail sales plunged 8.7%. With the collapse in oil prices heading into late-April, the 10-year Treasury yield dipped below 0.6% heading into late-April. The Federal Reserve concluded its end of April policy meeting keeping its benchmark interest rate near zero. Following the Federal Reserve meeting, the 10-year Treasury yield stabilized in the range of 0.6% to 0.7% through the first half of May. The 10-year Treasury yield edged back above 0.7% going into the second half of May, as investors retreated from bonds in favor of stocks on promising data for a coronavirus vaccine. With the release of more economic data showing the significant disruption the Covid-19 pandemic was inflicting on the U.S. economy, the 10-year Treasury yield settled below 0.70% as of May 21st. As of May 21, 2020, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 0.16% and 0.68%, respectively, versus comparable year ago yields of 2.36% and 2.43%. Exhibit II-2 provides historical interest rate trends.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in May 2020, GDP was projected to contract 6.6% in 2020. The U.S. unemployment rate was forecasted to equal 16.9% in June 2020 and 11.4% in December 2020. An average of 150,000 jobs were projected to be lost per month during 2020. On average, the economists forecasted the federal funds rate to equal 0.13% in June 2020 and then increase nominally to 0.19% in December 2020. On average, the economists forecasted that the 10-year Treasury yield would equal 0.71% in June 2020 and then increase slightly to 0.85% by the end of 2020. The surveyed economists also forecasted home prices would decline by 1.8% in 2020 and 2020 housing starts were forecasted to decrease from 1.29 million in 2019 to 1.15 million in 2020.

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The May 2020 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) was for 2020 existing home sales to decrease by 4.4% from 2019 sales, while 2020 new home sales were forecasted to decrease by 2.2% from sales in 2019. The 2020 median sale prices for existing and new homes were both forecasted to increase by 2.7%. Total mortgage production was forecasted to increase in 2020 to $2.439 trillion, compared to $2.173 trillion in 2019. The forecasted increase in 2020 originations was based on a 1.9% decrease in purchase volume and a 32.2% increase in refinancing volume. Purchase mortgage originations were forecasted to total $1.248 trillion in 2020, versus refinancing volume totaling $1.191 trillion. Housing starts for 2020 were projected to decrease by 15.1% to total 1.102 million.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the market area served by Eastern Bankshares. Demographic data for the primary market area counties, as well as for Massachusetts, New Hampshire and the U.S., is provided in Table 2.1.

Population and household data indicate that the market area served by the Company’s branches is a mix of urban and suburban markets. Accordingly, the primary market area counties include densely populated markets, ranking among the largest populations in the states of Massachusetts and New Hampshire. Middlesex County has the largest population among the eleven primary market area counties and is the largest county in Massachusetts, followed by the counties of Suffolk, Essex and Norfolk as the third, fourth and fifth largest counties in Massachusetts. Likewise, the Company’s New Hampshire primary market area counties are the four largest counties in the state of New Hampshire. The primary market area counties maintain populations ranging from 1.6 million in Middlesex County to 131,000 in Strafford County. Population and household growth rates were the strongest in the counties of Suffolk, Rockingham and Strafford, while Barnstable County was the only county that experienced a decline in population and flat household growth. With the exception of the counties of Norfolk, Barnstable and Bristol, population and household growth rates for the primary market area counties were similar to or exceeded the comparable state and U.S. growth rates. Population and household growth trends for the primary market area counties are generally projected to remain fairly consistent with the growth trends recorded during the past five years, although projected population and household growth rates for Suffolk County are projected to show slightly slower growth and Barnstable County is projected to reverse the trend

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Table 2.1

Eastern Bankshares, Inc.

Summary Demographic Data

	Year			Growth Rate
	2015	2020	2025	2015-2020	2020-2025
				(%)	(%)
Population (000)
USA	319,460	330,342	341,133	0.7%	0.6%
Massachusetts	6,759	6,958	7,170	0.6%	0.6%
New Hampshire	1,327	1,365	1,393	0.6%	0.4%
Suffolk, MA	770	820	859	1.3%	0.9%
Essex, MA	772	798	826	0.7%	0.7%
Middlesex, MA	1,576	1,631	1,690	0.7%	0.7%
Plymouth, MA	506	523	538	0.7%	0.6%
Norfolk, MA	696	711	732	0.4%	0.6%
Barnstable, MA	215	213	214	-0.2%	0.1%
Bristol, MA	555	568	582	0.4%	0.5%
Hillsborough, NH	404	417	426	0.6%	0.4%
Merrimack, NH	147	152	155	0.6%	0.4%
Rockingham, NH	300	312	320	0.8%	0.5%
Strafford, NH	125	131	134	0.9%	0.6%
Households (000)
USA	121,099	125,476	129,799	0.7%	0.7%
Massachusetts	2,639	2,731	2,824	0.7%	0.7%
New Hampshire	527	546	560	0.7%	0.5%
Suffolk, MA	314	337	355	1.4%	1.0%
Essex, MA	297	308	320	0.7%	0.7%
Middlesex, MA	611	635	660	0.8%	0.8%
Plymouth, MA	187	195	202	0.9%	0.7%
Norfolk, MA	268	275	284	0.5%	0.6%
Barnstable, MA	96	96	98	0.0%	0.2%
Bristol, MA	216	223	229	0.6%	0.6%
Hillsborough, NH	158	164	169	0.8%	0.5%
Merrimack, NH	58	60	61	0.8%	0.5%
Rockingham, NH	118	124	128	1.0%	0.7%
Strafford, NH	48	51	52	1.0%	0.6%
Median Household Income ($)
USA	53,706	66,010	72,525	4.2%	1.9%
Massachusetts	67,928	85,145	95,032	4.6%	2.2%
New Hampshire	66,776	81,669	91,653	4.1%	2.3%
Suffolk, MA	52,021	72,336	82,544	6.8%	2.7%
Essex, MA	69,051	80,867	87,769	3.2%	1.7%
Middlesex, MA	84,582	107,635	120,732	4.9%	2.3%
Plymouth, MA	74,950	94,893	107,180	4.8%	2.5%
Norfolk, MA	85,104	109,585	122,481	5.2%	2.3%
Barnstable, MA	61,869	78,924	90,101	5.0%	2.7%
Bristol, MA	57,590	74,385	85,179	5.3%	2.7%
Hillsborough, NH	71,522	88,792	100,442	4.4%	2.5%
Merrimack, NH	63,926	77,226	84,784	3.9%	1.9%
Rockingham, NH	80,497	99,103	113,726	4.2%	2.8%
Strafford, NH	57,378	75,461	83,760	5.6%	2.1%

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Table 2.1

Eastern Bankshares, Inc.

Summary Demographic Data

	Year			Growth Rate
	2015	2020	2025	2015-2020	2020-2025
				(%)	(%)
Per Capita Income ($)
USA	28,840	36,492	40,799	4.8%	2.3%
Massachusetts	28,840	48,985	55,084	11.2%	2.4%
New Hampshire	28,840	44,774	51,078	9.2%	2.7%
Suffolk, MA	28,840	46,958	53,703	10.2%	2.7%
Essex, MA	28,840	45,369	49,537	9.5%	1.8%
Middlesex, MA	28,840	60,321	67,592	15.9%	2.3%
Plymouth, MA	28,840	48,264	55,130	10.8%	2.7%
Norfolk, MA	28,840	60,142	67,155	15.8%	2.2%
Barnstable, MA	28,840	48,896	56,526	11.1%	2.9%
Bristol, MA	28,840	40,465	46,781	7.0%	2.9%
Hillsborough, NH	28,840	46,518	53,565	10.0%	2.9%
Merrimack, NH	28,840	40,819	45,441	7.2%	2.2%
Rockingham, NH	28,840	53,093	61,292	13.0%	2.9%
Strafford, NH	28,840	38,518	43,563	6.0%	2.5%
2020 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	18.5	26.8	25.2	18.5	11.0
Massachusetts	16.1	27.1	25.6	19.6	11.5
New Hampshire	15.2	25.2	24.9	22.6	12.2
Suffolk, MA	15.1	34.2	26.8	14.9	8.9
Essex, MA	17.2	25.4	25.1	20.5	11.8
Middlesex, MA	16.2	27.6	26.9	18.5	10.8
Plymouth, MA	16.9	24.0	25.1	21.7	12.3
Norfolk, MA	16.8	25.1	26.3	20.0	11.9
Barnstable, MA	11.8	19.1	20.0	27.6	21.4
Bristol, MA	16.5	25.5	25.9	20.2	11.9
Hillsborough, NH	16.4	25.6	26.2	21.0	10.8
Merrimack, NH	15.2	25.0	25.0	22.6	12.3
Rockingham, NH	15.1	23.2	26.0	23.8	11.8
Strafford, NH	15.1	31.9	23.6	19.1	10.3
	Less Than	$25,000 to	$50,000 to
2020 HH Income Dist. (%)	25,000	50,000	100,000	$100,000+
USA	18.6	20.7	29.2	31.5
Massachusetts	16.1	15.8	25.0	43.1
New Hampshire	12.9	17.2	30.0	39.9
Suffolk, MA	23.4	15.5	23.1	38.0
Essex, MA	16.6	16.7	26.2	40.5
Middlesex, MA	12.2	12.3	22.5	53.0
Plymouth, MA	11.9	15.2	25.3	47.5
Norfolk, MA	11.2	12.3	22.5	54.0
Barnstable, MA	13.5	17.8	30.1	38.6
Bristol, MA	18.2	17.8	26.9	37.2
Hillsborough, NH	11.8	16.0	28.1	44.1
Merrimack, NH	12.6	17.9	33.9	35.5
Rockingham, NH	9.5	13.6	27.3	49.5
Strafford, NH	14.8	17.3	32.5	35.3

Source: S&P Global Market Intelligence.

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of population shrinkage and record a slight increase in population over the next five years.

Age distribution measures reflect that the primary market area counties were generally in-line with the comparable state and U.S. age distribution measures, with the counties of Suffolk and Strafford maintaining comparatively younger populations and the county of Barnstable maintaining a comparatively older population.

Income measures indicate that the primary market area counties include a mix of economic classes. The primary market area counties had 2020 median household incomes ranging from $72,336 in Suffolk County to $109,585 in Norfolk County, as compared to $66,010 for the U.S., $85,145 for Massachusetts and $81,669 for New Hampshire. Per capita income measures for the primary market area counties ranged from $38,518 for Strafford County to $60,321 for Middlesex County, versus $36,492 for the U.S., $48,985 for Massachusetts and $44,774 for New Hampshire. Median household income measures show the counties of Middlesex, Plymouth and Norfolk are relatively affluent markets in Massachusetts, and the counties of Rockingham and Hillsborough are relatively affluent markets in New Hampshire. Comparatively, median household income for the counties of Suffolk, Essex, Barnstable and Bristol fell below Massachusetts’ median household income, and median household income for the counties of Merrimack and Strafford fell below New Hampshire’s median household income. However, all of the primary market area counties maintained median household incomes that exceeded median household income for the U.S. Projected income growth rates for the primary market area counties are generally fairly consistent with the U.S. and state growth rates, with the strongest household income growth projected for Rockingham County and the weakest household income growth projected for Essex County.

The relative affluence of the primary market area counties with the higher income measures is further evidenced by a comparison of household income distribution measures, as these counties maintain a lower percentage of households with incomes of less than $25,000 and a higher percentage of households with incomes over $100,000. Suffolk County is the only primary market area county that maintains a higher percentage of households with incomes of less than $25,000 compared to the U.S., while all of the primary market area counties maintain a higher percent of households with incomes over $100,000 compared to the U.S.

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Regional Economy

Comparative employment data in Table 2.2 shows that employment in services and education, healthcare and social services constitute the two primary sources of employment for all of the primary market area counties. Wholesale/retail jobs were the third largest employment sector for all of the primary market area counties. Other noteworthy sources of employment throughout the Company’s primary area counties include the manufacturing, finance/insurance/real estate and construction sectors.

Table 2.2

Eastern Bankshares, Inc.

Primary Market Area Employment Sectors

(Percent of Labor Force)

			Suffolk	Essex	Middlesex	Plymouth	Norfolk	Barnstable	Bristol	Hillsborough	Merrimack	Rockingham	Strafford
Employment Sector	Massachusetts	Rhode Island	County	County	County	County	County	County	County	County	County	County	County
Services	26.9%	23.5%	31.7%	27.9%	30.0%	25.7%	26.6%	29.9%	22.1%	24.9%	22.2%	22.9%	25.4%
Education,Healthcare, Soc. Serv.	28.1%	24.8%	30.2%	26.2%	28.3%	24.8%	28.2%	22.7%	26.6%	22.7%	27.1%	22.1%	26.3%
Government	3.8%	3.7%	3.9%	3.8%	3.3%	4.4%	3.4%	4.9%	4.2%	3.0%	5.3%	3.6%	4.2%
Wholesale/Retail Trade	12.9%	15.1%	10.7%	13.1%	10.4%	15.3%	12.3%	16.6%	16.8%	14.9%	15.3%	16.3%	14.3%
Finance/Insurance/Real Estate	7.4%	6.3%	8.2%	6.7%	7.1%	8.5%	11.1%	6.5%	5.4%	7.1%	6.4%	6.6%	7.2%
Manufacturing	9.1%	12.9%	4.7%	10.6%	10.0%	7.1%	6.8%	3.9%	11.7%	14.0%	10.7%	14.0%	11.9%
Construction	5.4%	6.8%	3.9%	5.5%	4.8%	6.7%	5.1%	9.0%	7.1%	6.4%	7.5%	6.7%	4.4%
Information	2.4%	2.1%	2.3%	2.4%	3.3%	2.0%	2.6%	1.5%	1.7%	2.7%	1.7%	2.5%	1.5%
Transportation/Utility	3.7%	4.0%	4.1%	3.6%	2.7%	5.3%	3.7%	4.0%	3.8%	4.0%	3.0%	4.8%	4.4%
Agriculture	0.4%	0.8%	0.1%	0.2%	0.2%	0.3%	0.2%	1.1%	0.5%	0.5%	0.8%	0.6%	0.5%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Source: S&P Global Market Intelligence.

The market area served by the Company, characterized primarily as the Boston and Manchester-Nashua MSAs, has a highly developed and diverse economy, with the regions’ many colleges and universities serving to attract industries in need of a highly skilled and educated workforce. Healthcare, high-tech and financial services companies constitute major sources of employment in the Company’s regional market area, as well as the colleges and universities that populate the Boston and Manchester-Nashua MSAs. Tourism also is a prominent component of the Company’s market area economy, as Boston annually ranks as one of the nation’s top tourist destinations. Table 2.3 lists the major employers in the Boston and Manchester-Nashua MSAs.

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Table 2.3

Eastern Bankshares, Inc.

Boston MSA Largest Employers

Company/Institution	Industry	Employees
Massachusetts General Hospital	Health Care	16,999
Brigham and Women’s Hospital	Health Care	13,303
U Mass System Admin Office	Medical Business Admin	10,000
Boston Children’s Hospital	Health Care	8,000
Boston University	Higher Education	8,000
Beth Israel Deaconess Med. Center	Health Care	7,743
Massachusetts Bay Transportation	Transportation	6,001
Boston Medical Center	Health Care	5,335
Boston University Medical Campus	Higher Education-Medical	5,000
Floating Hospital for Children	Health Care	5,000

Source: Infogroup, 2020

Manchester-Nashua MSA Largest Employers

Company/Institution	Industry	Employees
Elliot Hospital	Health Care	4,000
Southern New Hampshire University	Higher Education	3,386
Catholic Medical Center	Health Care	2,854
VA Medical Center	Health Care	850
Comcast	Communications	800
Citizens Bank	Financial	630
Summit Packaging	Manufacturing	600
St. Anselm College	Higher Education	500

Source: www.yourmanchesternh.com (via NHBR Book of Lists 2019)

Unemployment Trends

Comparative unemployment rates for the primary market area counties, as well as for the U.S., Massachusetts and New Hampshire are shown in Table 2.4. March 2020 unemployment rates for the primary market area counties ranged from a low of 2.4% for Merrimack County to a high of 6.0% for Barnstable County. With the exception of the counties of Barnstable and Bristol, all of the primary market area counties reported unemployment rates that were lower than the March 2020 U.S. unemployment rate of 4.5%. The March 2020 unemployment rates for Massachusetts and New Hampshire equaled 3.4% and 2.8%, respectively. Seven out of the eleven primary market area counties reported higher unemployment rates for March 2020 compared to a year ago, which was consistent with the trends for Massachusetts and the U.S. Comparatively, New Hampshire’s March 2020 unemployment was down slightly from a year ago.

RP® Financial, LC.	MARKET AREA
II.12

Table 2.4

Eastern Bankshares, Inc.

Unemployment Trends

	March 2019	March 2020
Region	Unemployment	Unemployment
USA	3.9%	4.5%
Massachusetts	3.3%	3.4%
New Hampshire	2.9%	2.8%
Suffolk, MA	2.7%	2.9%
Essex, MA	3.3%	3.4%
Middlesex, MA	2.5%	2.6%
Plymouth, MA	3.5%	3.7%
Norfolk, MA	2.7%	2.9%
Barnstable, MA	5.7%	6.0%
Bristol, MA	4.4%	4.5%
Hillsborough, NH	3.0%	2.9%
Merrimack, NH	2.6%	2.4%
Rockingham, NH	3.1%	3.1%
Strafford, NH	2.7%	2.5%

Source: S&P Global Market Intelligence.

Market Area Deposit Characteristics and Competition

The Company’s retail deposit base is closely tied to the markets that comprise the Boston and Manchester-Nashua MSAs. Table 2.5 displays deposit market trends from June 30, 2014 through June 30, 2019 for the primary market counties. Additional data is also presented for the states of Massachusetts and New Hampshire. Consistent with Massachusetts and New Hampshire, commercial banks maintained a larger market share of deposits than savings institutions in all of the primary market area counties. Overall, from June 30, 2014 to June 30, 2019, bank and thrift deposits increased in nine out of the eleven primary market area counties.

Eastern Bankshares’ highest balance of deposits is in Suffolk County, where the Company maintains its headquarters. Comparatively, the Company’s largest market share of

RP® Financial, LC.	MARKET AREA
II.13

Table 2.5

Eastern Bankshares, Inc.

Deposit Summary

	As of June 30,
	2014			2019			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2014-2019
	(Dollars in Thousands)						(%)
Massachusetts	$371,438,781	100.0%	2,191	$407,502,167	100.0%	2,137	1.9%
Commercial Banks	316,646,116	85.2%	1,514	341,057,709	83.7%	1,475	1.5%
Savings Institutions	54,792,665	14.8%	677	66,444,458	16.3%	662	3.9%
New Hampshire	$31,273,802	100.0%	430	$35,401,277	100.0%	409	2.5%
Commercial Banks	24,869,973	79.5%	289	28,804,215	81.4%	289	3.0%
Savings Institutions	6,403,829	20.5%	141	6,597,062	18.6%	120	0.6%
Suffolk County, MA	$215,485,770	100.0%	226	$214,171,497	100.0%	238	-0.1%
Commercial Banks	211,556,630	98.2%	191	209,808,495	98.0%	203	-0.2%
Savings Institutions	3,929,140	1.8%	35	4,363,002	2.0%	35	2.1%
Eastern Bank	2,163,655	1.0%	9	2,954,744	1.4%	10	6.4%
Essex County, MA	$19,719,951	100.0%	250	$25,857,003	100.0%	244	5.6%
Commercial Banks	11,209,094	56.8%	156	13,761,566	53.2%	147	4.2%
Savings Institutions	8,510,857	43.2%	94	12,095,437	46.8%	97	7.3%
Eastern Bank	1,941,556	9.8%	24	2,122,562	8.2%	20	1.8%
Middlesex County, MA	$52,221,358	100.0%	511	$65,335,279	100.0%	503	4.6%
Commercial Banks	38,403,365	73.5%	376	49,497,439	75.8%	372	5.2%
Savings Institutions	13,817,993	26.5%	135	15,837,840	24.2%	131	2.8%
Eastern Bank	1,566,257	3.0%	26	1,761,014	2.7%	25	2.4%
Plymouth County, MA	$10,231,123	100.0%	157	$12,864,391	100.0%	149	4.7%
Commercial Banks	7,684,458	75.1%	126	9,186,380	71.4%	118	3.6%
Savings Institutions	2,546,665	24.9%	31	3,678,011	28.6%	31	7.6%
Eastern Bank	969,170	9.5%	16	1,134,730	8.8%	15	3.2%
Norfolk County, MA	$23,347,761	100.0%	245	$29,018,769	100.0%	251	4.4%
Commercial Banks	18,175,564	77.8%	180	23,417,629	80.7%	193	5.2%
Savings Institutions	5,172,197	22.2%	65	5,601,140	19.3%	58	1.6%
Eastern Bank	706,264	3.0%	9	832,378	2.9%	9	3.3%
Barnstable County, MA	$7,245,006	100.0%	114	$8,277,172	100.0%	100	2.7%
Commercial Banks	4,246,964	58.6%	81	4,508,154	54.5%	67	1.2%
Savings Institutions	2,998,042	41.4%	33	3,769,018	45.5%	33	4.7%
Eastern Bank	293,981	4.1%	6	290,937	3.5%	5	-0.2%
Bristol County, MA	$9,167,961	100.0%	156	$11,597,809	100.0%	148	4.8%
Commercial Banks	6,078,583	66.3%	101	7,196,398	62.0%	92	3.4%
Savings Institutions	3,089,378	33.7%	55	4,401,411	38.0%	56	7.3%
Eastern Bank	65,255	0.7%	1	48,271	0.4%	1	-5.9%
Hillsborough County, NH	$12,090,168	100.0%	98	$11,867,264	100.0%	95	-0.4%
Commercial Banks	11,808,002	97.7%	87	11,520,880	97.1%	83	-0.5%
Savings Institutions	282,166	2.3%	11	346,384	2.9%	12	4.2%
Eastern Bank	301,834	2.5%	3	202,074	1.7%	3	-7.7%
Merrimack County, NH	$3,708,639	100.0%	51	$4,429,249	100.0%	51	3.6%
Commercial Banks	2,562,698	69.1%	29	3,227,038	72.9%	31	4.7%
Savings Institutions	1,145,941	30.9%	22	1,202,211	27.1%	20	1.0%
Eastern Bank	60,780	1.6%	1	50,891	1.1%	1	-3.5%
Rockingham County, NH	$6,296,967	100.0%	96	$8,288,169	100.0%	94	5.6%
Commercial Banks	5,430,935	86.2%	79	6,964,532	84.0%	70	5.1%
Savings Institutions	866,032	13.8%	17	1,323,637	16.0%	24	8.9%
Eastern Bank	58,160	0.9%	1	49,594	0.6%	1	-3.1%
Strafford County, NH	$1,466,918	100.0%	31	$1,879,660	100.0%	29	5.1%
Commercial Banks	1,246,880	85.0%	23	1,512,166	80.4%	21	3.9%
Savings Institutions	220,038	15.0%	8	367,494	19.6%	8	10.8%
Eastern Bank	21,226	1.4%	1	20,740	1.1%	1	-0.5%

Source: FDIC.

RP® Financial, LC.	MARKET AREA
II.14

deposits is in Plymouth County. The Company’s $3.0 billion of deposits at the Suffolk County branches represented a 1.4% market share of bank and thrift deposits at June 30, 2019, while the Plymouth County branches accounted for $1.1 billion of the Company’s deposits and an 8.8% market share of Plymouth County’s bank and thrift deposits at June 30, 2019. Overall, the Company’s deposit market share at June 30, 2019 ranged from a low of 0.4% in Bristol County to a high of 8.8% in Plymouth County. Over the past five years, Suffolk County was the only county where the Company realized an increase in deposit market share.

As implied by the Company’s relatively low market share of deposits in the majority of the counties that are served by its branches, the Company faces significant competition. Among the Company’s competitors are much larger institutions. Eastern Bankshares’ financial institution competitors include other locally-based thrifts and banks, as well as regional, super-regional and money center banks. Table 2.6 lists the Company’s largest competitors in the primary market area counties currently served by its branches, based on deposit market share. The Company’s deposit market share and market rank have also been provided in Table 2.6.

RP® Financial, LC.	MARKET AREA
II.15

Table 2.6

Eastern Bankshares, Inc.

Market Area Deposit Competitors

		Market
Location	Name	Share (%)	Rank
Suffolk County, MA	State Street B&T Co (MA)	50.09
	Bank of America, NA (NC)	21.40
	Citizens Bank, NA (RI)	11.62
	Santander Bank, NA (DE)	4.00
	First Republic Bank (CA)	3.99
	Eastern Bank (MA)	1.38	7 out of 41
Essex County, MA	TD Bank, NA (DE)	11.46
	Salem Five Cents Savings Bank (MA)	11.19
	Institution for Savings in Newburyport (MA)	10.69
	Bank of America, NA (NC)	9.79
	Eastern Bank (MA)	8.21	5 out of 34
Middlesex County, MA	Bank of America, NA (NC)	23.22
	Citizens Bank, NA (RI)	12.55
	TD Bank, NA (DE)	5.88
	Middlesex Savings Bank (MA)	5.00
	Century Bank & Trust Co (MA)	4.92
	Eastern Bank (MA)	2.70	11 out of 53
Plymouth County, MA	Rockland Trust Company (MA)	24.10
	HarborOne Bank (MA)	13.35
	Citizens Bank, NA (RI)	11.28
	Hingham Institution for Savings (MA)	9.76
	Eastern Bank (MA)	8.82	5 out of 19
Norfolk County, MA	Bank of America, NA (NC)	23.48
	Citizens Bank, NA (RI)	14.65
	Rockland Trust Company (MA)	5.98
	Needham Bank (MA)	5.25
	Santander Bank, NA (DE)	5.24
	Eastern Bank (MA)	2.87	10 out of 42
Barnstable County, MA	The Cape Cod Five Cents SB (MA)	31.54
	TD Bank, NA (DE)	13.42
	Bank of America, NA (NC)	11.60
	Rockland Trust Company (MA)	10.86
	Cape Cod Co-operative Bank	10.06
	Eastern Bank (MA)	3.51	9 out of 10
Bristol County, MA	Bank of America, NA (NC)	15.83
	Bristol County Savings Bank (MA)	14.31
	BayCoast Bank (MA)	11.68
	Santander Bank, NA (DE)	11.27
	Citizens Bank, NA (RI)	8.07
	Eastern Bank (MA)	0.42	16 out of 16
Hillsborough County, NH	Citizens Bank, NA (RI)	37.45
	TD Bank, NA (DE)	22.32
	Bank of America, NA (NC)	20.86
	People’s United Bank, NA (CT)	3.68
	Santander Bank, NA (DE)	3.67
	Eastern Bank (MA)	1.70	8 out of 20
Merrimack County, NH	TD Bank, NA (DE)	28.93
	Bank of America, NA (NC)	15.51
	Merrimack County Savings Bank (NH)	14.75
	Citizens Bank, NA (RI)	13.54
	Franklin Savings Bank (NH)	5.66
	Eastern Bank (MA)	1.15	13 out of 15
Rockingham County, NH	TD Bank, NA (DE)	25.42
	Citizens Bank, NA (RI)	17.39
	Bank of America, NA (NC)	12.29
	Santander Bank, NA (DE)	7.01
	People’s United Bank, NA (CT)	6.50
	Eastern Bank (MA)	0.60	15 out of 25
Strafford County, NH	Citizens Bank, NA (RI)	28.15
	TD Bank, NA (DE)	24.54
	Federal Savings Bank (NH)	14.37
	People’s United Bank, NA (CT)	11.46
	Bank of America, NA (NC)	7.62
	Eastern Bank (MA)	1.10	9 out of 12

Source: S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Eastern Bankshares’ operations versus a group of comparable savings and banking institutions (the “Peer Group”) selected from the universe of all publicly-traded savings and banking institutions in a manner consistent with the regulatory valuation guidelines and other regulatory guidance. The basis of the pro forma market valuation of Eastern Bankshares’ is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Eastern Bankshares, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process follows the general parameters set forth in the regulatory valuation guidelines and other regulatory guidance. In applying the selection criteria it was appropriate to include public commercial banking companies as well as public thrifts to assemble at least a ten member Peer Group of financial institutions meeting the asset size and regional criteria. Further, recognizing that Eastern Bank is a state-chartered commercial bank operating as a subsidiary of a mutual holding company, we considered the Bank’s operating strategy and financial characteristics in selecting Peer Group members. Since the inclusion of commercial banking companies in the Peer Group was an exception to the applicable regulatory valuation guidelines, RP Financial sought and received prior authorization from the FRB and the Commissioner to include commercial banking companies in the Peer Group along with the comparable public thrifts selected. The inclusion of these commercial banking companies narrows some of the key differences that may have resulted with an all thrift Peer Group, as the asset size range and region of the country would have been broader and their operating strategies and financial characteristics would have been more diverse.

Specifically, we have limited the Peer Group composition to publicly-traded thrift and commercial banking companies whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded banking companies and savings institutions is included as Exhibit III-1.

From the universe of publicly-traded thrifts and commercial banking companies, we selected 11 institutions with characteristics similar to those of Eastern Bankshares. In the selection process, we applied two “screens” to the universe of all public companies that were eligible for consideration:

•

Screen #1 New England thrifts and commercial banking companies with assets between $6.0 billion and $18.0 billion, equity/assets ratios of at least 10.75%, tangible equity/tangible assets ratios of at least 8.75%, non-performing assets/assets ratios of less than 1.25% and reported and core return on average assets (“ROAA”) ratios of greater than 0.50%. Three companies met this criteria and were included in the Peer Group: Brookline Bancorp, Inc. of Massachusetts (commercial bank charter), Independent Bank Corp. of Massachusetts (commercial bank charter), and Meridian Bancorp, Inc. of Massachusetts (thrift charter). Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded New England banks and thrifts.

•

Screen #2 Mid-Atlantic thrifts and commercial banking companies with assets between $6.0 billion and 18.0 billion, equity/assets ratios of at least 10.75%, tangible equity/tangible assets ratios of at least 8.75%, non-performing assets/assets ratios of less than 1.25% and reported and core ROAAs of greater than 0.50%. Eight companies met this criteria and were included in the Peer Group: Eagle Bancorp, Inc. of Maryland (commercial bank charter), First Commonwealth Financial Corporation of Pennsylvania (commercial bank charter), Kearny Financial Corp. of New Jersey (thrift charter), Northwest Bancshares, Inc. of Pennsylvania (commercial bank charter), OceanFirst Financial Corp. of New Jersey (commercial bank charter), Provident Financial Services, Inc. of New Jersey (thrift charter), S&T Bancorp, Inc. of Pennsylvania (commercial bank charter), and WSFS Financial Corporation of Delaware (thrift charter). Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded Mid-Atlantic banks and thrifts.

Table 3.1 shows the general characteristics of the 11 Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas they serve. While there are expectedly some differences between the Peer Group companies and Eastern Bankshares, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections

RP® Financial, LC.	PEER GROUP ANALYSIS
III.3

Table 3.1

Peer Group of Publicly-Traded Thrifts

As of March 31, 2020 or the Most Recent Date Available

										As of
										May 21, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
BRKL	Brookline Bancorp, Inc.	NASDAQ	NE	Boston	MA	$8,462	53	Dec	3/24/1998	9.12	719
INDB	Independent Bank Corp.	NASDAQ	NE	Rockland	MA	$11,980	99	Dec	NA	64.96	2,139
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	$6,349	40	Dec	1/22/2008	10.76	539
EGBN	Eagle Bancorp, Inc.	NASDAQ	MA	Bethesda	MD	$9,992	20	Dec	6/9/1998	30.88	995
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	$6,774	48	Jun	2/23/2005	8.29	669
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	$10,681	217	Dec	11/4/1994	9.64	1,230
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	$10,489	77	Dec	7/2/1996	15.39	921
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	$10,085	85	Dec	1/15/2003	12.72	840
STBA	S&T Bancorp, Inc.	NASDAQ	MA	Indiana	PA	$9,005	74	Dec	NA	22.21	872
FCF	First Commonwealth Financial Corporation	NYSE	MA	Indiana	PA	$8,515	148	Dec	NA	7.91	775
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	$12,279	97	Dec	11/26/1986	26.21	1,328

Source: S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

present a comparison of Eastern Bankshares’ financial condition and growth, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date. Comparative data for all public thrifts and banks, and public Massachusetts banks and thrifts have been included in the Chapter III tables as well.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Eastern Bankshares’ characteristics is detailed below.

•

Brookline Bancorp, Inc. of Massachusetts. Comparable due to Boston market area, similar combined concentration of mortgage-backed securities and 1-4 family loans comprising assets, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

•

Independent Bank Corp. of Massachusetts. Comparable due to Boston market area, similar asset size, similar size of branch network, similar interest-earning asset composition, similar interest-bearing funding composition, similar net interest income to average assets ratio, similar impact of loan loss provisions on earnings, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

•

Meridian Bancorp, Inc. of Massachusetts. Comparable due to Boston market area, similar return on average assets, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.

•

Eagle Bancorp, Inc. of Maryland. Comparable due to similar interest-bearing funding composition, similar net interest income to average assets ratio, similar impact of loan loss provisions on earnings, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

•	Kearny Financial Corp. of New Jersey. Comparable due to lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.

•

Northwest Bancshares, Inc. of Pennsylvania. Comparable due to similar interest-bearing funding composition, similar return on average assets, similar net interest income to average assets ratio and lending diversification emphasis on commercial real estate loans.

•

OceanFirst Financial Corp. of New Jersey. Comparable due to similar size of branch network, similar interest-earning asset composition, similar return on average assets, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.

•

Provident Financial Services, Inc. of New Jersey. Comparable due to similar size of branch network, similar interest-earning asset composition, similar return on average assets, similar impact of loan loss provisions on earnings, similar combined concentration of mortgage-backed securities and 1-4 family loans comprising assets and lending diversification emphasis on commercial real estate loans.

•

S&T Bancorp, Inc. of Pennsylvania. Comparable due to similar interest-bearing funding composition, similar combined concentration of mortgage-backed securities and 1-4 family loans and lending diversification emphasis on commercial real estate and commercial business loans.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

•

First Commonwealth Financial Corporation of Pennsylvania. Comparable due to similar interest-earning asset composition, similar interest-bearing funding composition, similar return on average assets, lending diversification emphasis on commercial real estate and commercial business loans and relatively favorable credit quality measures.

•

WSFS Financial Corporation of Delaware. Comparable due to similar asset size, similar size of branch network, similar interest-bearing funding composition, relatively high earnings contribution from sources of non-interest operating income, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

In aggregate, the Peer Group companies maintained a similar level of tangible equity as the industry average (10.11% of tangible assets versus 9.93% for all public companies), generated a slightly higher ROAA (1.14% core ROAA versus 1.04% for all public companies), and earned a slightly lower ROE (8.42% core ROE versus 8.88% for all public companies). Overall, the Peer Group’s average P/TB ratio and average core P/E multiple were slightly higher and similar compared to the respective averages for all publicly-traded banks and thrifts.

	All Public
	Banks and Thrifts	Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$46,582	$9,510
Market capitalization ($Mil)	$3,465	$1,002
Tangible equity/tangible assets (%)	9.93%	10.11%
Core return on average assets (%)	1.04	1.14
Core return on average equity (%)	8.88	8.42
Pricing Ratios (Averages)(1)
Core price/earnings (x)	10.04x	9.93x
Price/tangible book (%)	100.60%	105.16%
Price/assets (%)	9.58	10.18

(1)	Based on market prices as of May 21, 2020.

Since the Peer Group companies have some key differences to the Company, as will be evaluated in the following pages, it is necessary to determine such differences for the purpose of determining valuation adjustments in the next chapter. However, in general, those selected for the Peer Group are relatively comparable to Eastern Bankshares, and provide a good basis for the valuation analysis incorporated herein. Comparative data for all public banks and thrifts and public Massachusetts banks and thrifts are included in the Chapter III tables as well.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Financial Condition

Table 3.2 shows comparative balance sheet measures for the Company and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Company’s and the Peer Group’s ratios reflect balances as of March 31, 2020. Eastern Bankshares’ equity/assets ratio of 13.47% was slightly above the Peer Group’s average equity/assets ratio of 13.09%. With the infusion of the net proceeds, the Company’s pro forma equity/assets ratio will further exceed the Peer Group’s equity/assets ratio. Tangible equity/assets ratios for the Company and the Peer Group average equaled 10.42% and 9.79%, respectively. The increase in the Company’s pro forma capital will be favorable from a risk perspective and in terms of future earnings potential through leveraging and lower funding costs. At the same time, the Company’s higher pro forma capitalization will initially depress its comparative ROE. Both Eastern Bankshares’ and the Peer Group’s capital ratios reflect capital surpluses over the regulatory capital requirements.

The interest-earning assets (“IEA”) compositions for the Company and the Peer Group were somewhat similar, with loans constituting the greatest percentage for both. The Company’s loans/assets ratio of 72.70% was slightly lower than the comparable Peer Group average of 76.30%. Comparatively, the Company’s cash and investments ratio of 18.84% of assets was slightly higher than the Peer Group average of 15.66%. Overall, Eastern Bankshares’ IEA amounted to 91.54% of assets, which approximated the comparable Peer Group ratio of 91.96%. The Peer Group’s non-interest earning assets included BOLI of 1.58% of assets and goodwill/intangibles of 3.31% of assets, on average, while the Company maintained lesser BOLI of 0.63% of assets and slightly lower goodwill/intangibles of 3.05% of assets.

Eastern Bankshares’ funding strategy reflected greater reliance on deposits and lesser borrowings utilization. Specifically, the Company’s deposits equaled 83.52% of assets, exceeding the Peer Group average of 76.02%. Comparatively, the Company’s lower borrowings represented 0.25% of assets, as compared to an 9.16% average for the Peer Group. Total interest-bearing liabilities (“IBL”) for the Company and the Peer Group equaled 83.77% and 85.18% of assets, respectively.

A key measure of balance sheet strength is the IEA/IBL ratio, and the Company’s ratio marginally exceeded the Peer Group average at 109.28% and 107.96%, respectively. The additional capital realized from net offering proceeds will enhance the Company’s current IEA/IBL ratio, as the increase in new capital will lower the IBL ratio while increasing the IEA ratio through reinvestment of proceeds.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.7

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of March 31, 2020

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equival.	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Invests	Loans	Deposits	&Subdebt	Equity	Equity	Leverage	Risk-Based	Capital
Eastern Bankshares, Inc.		MA
March 31, 2020			6.21%	12.63%	0.63%	72.70%	83.52%	0.25%	0.00%	13.47%	3.05%	10.42%	6.70%	23.09%	1.81%	7.62%	-87.95%	12.50%	17.19%	11.23%	12.38%	13.52%
All Non-MHC Public Companies
Averages			6.03%	15.95%	1.47%	71.23%	78.49%	7.52%	0.86%	11.60%	1.85%	9.75%	12.12%	16.52%	11.73%	11.04%	24.61%	12.13%	1.11%	10.16%	12.77%	14.47%
Medians			4.63%	14.85%	1.54%	72.95%	79.54%	6.07%	0.79%	11.19%	1.27%	9.30%	8.12%	11.66%	7.13%	6.90%	11.83%	6.97%	0.42%	10.01%	12.22%	13.81%
State of MA
Averages			6.68%	13.67%	1.42%	72.99%	76.12%	9.82%	0.46%	11.25%	1.43%	9.75%	15.65%	15.90%	14.54%	12.87%	28.01%	24.74%	-0.16%	9.89%	12.70%	14.07%
Medians			3.98%	10.61%	1.31%	79.56%	76.76%	9.44%	0.52%	10.61%	0.76%	9.23%	9.08%	13.81%	8.47%	8.19%	11.53%	9.39%	0.56%	9.52%	12.60%	13.78%
Comparable Group
Averages			3.81%	11.85%	1.58%	76.30%	76.02%	8.28%	0.88%	13.09%	3.31%	9.79%	12.36%	25.84%	9.54%	10.74%	21.60%	10.44%	-0.10%	10.77%	13.15%	14.76%
Medians			3.67%	10.54%	1.65%	75.62%	78.37%	5.89%	0.94%	13.06%	3.73%	9.57%	6.80%	17.32%	5.98%	4.79%	19.15%	2.82%	-1.04%	10.74%	12.23%	14.00%
Comparable Group
BRKL	Brookline Bancorp, Inc.	MA	4.03%	9.84%	0.50%	79.29%	69.61%	14.57%	0.99%	10.78%	1.94%	8.84%	12.53%	51.68%	5.98%	4.79%	47.57%	1.33%	-4.19%	9.50%	10.60%	12.90%
INDB	Independent Bank Corp.	MA	3.93%	10.54%	1.65%	74.02%	78.60%	3.62%	0.94%	14.02%	4.45%	9.57%	33.15%	25.11%	28.20%	26.16%	59.12%	52.07%	-2.27%	10.74%	12.60%	14.13%
EBSB	Meridian Bancorp, Inc.	MA	7.20%	0.95%	0.65%	88.89%	75.95%	11.75%	0.00%	11.34%	0.35%	10.98%	1.07%	26.99%	-1.15%	-4.00%	37.90%	4.84%	-0.97%	11.10%	NA	NA
EGBN	Eagle Bancorp, Inc.	MD	9.40%	9.00%	0.76%	78.11%	81.48%	4.10%	2.18%	11.64%	1.04%	10.59%	19.12%	97.84%	9.56%	21.83%	19.15%	1.24%	-2.57%	11.33%	12.14%	15.44%
KRNY	Kearny Financial Corp.	NJ	0.88%	23.18%	3.85%	66.97%	62.79%	20.69%	0.00%	15.79%	3.18%	12.61%	1.73%	13.37%	-1.97%	2.80%	5.67%	-7.64%	-2.80%	13.25%	21.89%	22.84%
NWBI	Northwest Bancshares, Inc.	PA	2.59%	7.49%	1.78%	81.86%	82.32%	1.79%	1.14%	12.56%	3.44%	9.12%	3.73%	10.54%	2.70%	2.33%	11.14%	1.94%	-1.00%	11.70%	14.72%	15.73%
OCFC	OceanFirst Financial Corp.	NJ	2.45%	11.12%	2.49%	75.62%	75.24%	9.01%	1.13%	13.44%	5.04%	8.40%	29.61%	14.35%	32.88%	25.46%	75.96%	25.08%	15.54%	9.39%	11.61%	12.66%
PFS	Provident Financial Services, Inc.	NJ	3.67%	14.85%	1.94%	72.35%	71.50%	12.44%	0.00%	14.01%	4.32%	9.69%	2.88%	2.46%	1.79%	4.45%	-13.03%	2.82%	-0.05%	10.21%	12.31%	13.12%
STBA	S&T Bancorp, Inc.	PA	2.08%	9.32%	0.90%	79.48%	78.37%	5.89%	0.71%	13.06%	4.27%	8.79%	24.57%	23.37%	21.79%	20.99%	43.26%	24.71%	-2.19%	10.03%	11.32%	12.73%
FCF	First Commonwealth Financial Corporation	PA	1.58%	15.42%	2.61%	73.52%	81.30%	3.08%	2.00%	12.42%	3.73%	8.70%	6.80%	1.20%	7.37%	12.92%	-46.00%	6.00%	0.43%	9.90%	11.56%	14.18%
WSFS	WSFS Financial Corporation	DE	4.11%	18.63%	0.25%	69.20%	79.07%	4.14%	0.55%	14.93%	4.58%	10.35%	0.78%	17.32%	-2.21%	0.37%	-3.16%	2.44%	-1.04%	11.28%	12.76%	13.87%

(1)	Includes loans held for sale.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information. Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Eastern Bankshares’ growth rates are based on annualized growth rates for the 15 months ended March 31, 2020 and the Peer Group’s growth rates are based on growth for the twelve months ended March 31, 2020. Eastern Bankshares recorded a 6.70% increase in assets, versus asset growth of 12.36% recorded by the Peer Group. The Peer Group’s higher growth rate was in part due to acquisition related growth that was recorded by some of the Peer Group companies during the twelve month period analyzed. Asset growth for Eastern Bankshares was realized through a 1.81% increase in loans and a 23.09% increase in cash and investments. Comparatively, asset growth for the Peer Group was driven by a 9.54% increase in loans and was supplemented with a 25.84% increase in cash and investments.

Asset growth for Eastern Bankshares was funded by a 7.62% increase in deposits, which also funded an 87.95% reduction in borrowings. Asset growth for the Peer Group was funded through deposit growth of 10.74% and a 21.60% increase in borrowings. The Company’s tangible equity growth rate of 17.19% was largely attributable to retention of earnings. Comparatively, the Peer Group’s tangible equity declined by 0.10%. The Company’s post-conversion tangible equity growth rate will be constrained for the foreseeable future by a substantially higher pro forma capital position. Stock repurchases and dividend payments could also slow the Company’s tangible equity growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 summarizes key components of the income statement for the Company and the Peer Group, based on earnings for the twelve months ended March 31, 2020. Eastern Bankshares and the Peer Group reported net income to average assets ratios of 0.96% and 1.02%, respectively. The Peer Group’s slightly higher return on average assets was realized through a lower ratio for operating expenses, which was largely offset by the Company’s higher ratios for net interest income, non-interest operating income and non-operating income and lower ratio for loan loss provisions.

The Company’s higher net interest income ratio was realized through a lower interest expense ratio, which was partially offset by the Peer Group’s higher interest income ratio. The

RP® Financial, LC.	PEER GROUP ANALYSIS
III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended March 31, 2020 or the Most Recent 12 Months Available

				Net Interest Income					Non-Interest Income			NonOp Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Eastern Bankshares, Inc.		MA
March 31, 2020			0.96%	3.81%	0.27%	3.55%	0.28%	3.27%	0.01%	1.44%	3.50%	0.01%	0.00%	0.27%	4.19%	0.49%	3.70%	$6,919	21.95%
All Non-MHC Public Companies
Averages			0.95%	4.19%	0.92%	3.27%	0.28%	2.98%	0.25%	0.71%	2.73%	-0.03%	0.00%	0.27%	4.54%	1.27%	3.22%	$8,965	20.29%
Medians			1.01%	4.14%	0.90%	3.27%	0.21%	3.00%	0.06%	0.59%	2.60%	0.00%	0.00%	0.25%	4.51%	1.29%	3.28%	$7,503	20.43%
State of XX MA
Averages			0.82%	3.84%	0.99%	2.84%	0.25%	2.60%	0.36%	0.78%	2.61%	-0.07%	-0.01%	0.23%	4.13%	1.27%	2.73%	$11,669	20.29%
Medians			0.83%	3.97%	1.09%	2.78%	0.19%	2.63%	0.02%	0.47%	2.47%	-0.05%	0.00%	0.21%	4.34%	1.34%	2.69%	$10,030	22.34%
Comparable Group
Averages			1.02%	4.11%	0.90%	3.21%	0.34%	2.88%	0.05%	0.62%	2.13%	-0.10%	0.00%	0.29%	4.49%	1.23%	3.25%	$9,964	21.76%
Medians			1.03%	4.02%	0.73%	3.28%	0.29%	2.90%	0.03%	0.66%	2.05%	-0.05%	0.00%	0.25%	4.45%	1.06%	3.41%	$9,749	21.75%
Comparable Group
BRKL	Brookline Bancorp, Inc.	MA	0.62%	4.44%	1.21%	3.24%	0.80%	2.44%	0.02%	0.38%	2.03%	0.01%	0.00%	0.19%	4.72%	1.43%	3.29%	$10,768	23.61%
INDB	Independent Bank Corp.	MA	1.36%	4.02%	0.50%	3.51%	0.26%	3.25%	0.10%	0.91%	2.31%	-0.22%	0.00%	0.38%	4.51%	0.84%	3.67%	$8,876	21.75%
EBSB	Meridian Bancorp, Inc.	MA	1.03%	4.23%	1.46%	2.77%	-0.04%	2.82%	0.01%	0.18%	1.59%	-0.06%	0.00%	0.34%	4.38%	1.69%	2.69%	$12,352	24.73%
EGBN	Eagle Bancorp, Inc.	MD	1.45%	4.71%	1.16%	3.55%	0.29%	3.26%	0.09%	0.17%	1.47%	-0.04%	0.00%	0.55%	4.87%	2.06%	2.81%	$20,227	27.53%
KRNY	Kearny Financial Corp.	NJ	0.60%	3.54%	1.34%	2.19%	0.07%	2.12%	0.03%	0.22%	1.57%	-0.05%	0.00%	0.15%	3.88%	1.73%	2.15%	$12,878	19.81%
NWBI	Northwest Bancshares, Inc.	PA	0.89%	3.97%	0.55%	3.42%	0.42%	3.01%	0.03%	0.98%	2.84%	-0.04%	0.00%	0.24%	4.37%	0.73%	3.64%	$4,217	21.12%
OCFC	OceanFirst Financial Corp.	NJ	0.97%	3.81%	0.68%	3.13%	0.13%	3.00%	0.00%	0.53%	2.05%	-0.31%	0.00%	0.21%	4.33%	0.84%	3.49%	$9,749	17.65%
PFS	Provident Financial Services, Inc.	NJ	0.98%	3.72%	0.73%	2.99%	0.29%	2.70%	0.01%	0.68%	2.06%	-0.03%	0.00%	0.32%	4.08%	1.06%	3.02%	$10,035	24.88%
STBA	S&T Bancorp, Inc.	PA	1.13%	4.21%	0.93%	3.28%	0.38%	2.90%	0.03%	0.66%	2.05%	-0.17%	0.00%	0.23%	4.61%	1.20%	3.41%	$8,012	16.64%
FCF	First Commonwealth Financial Corporation	PA	1.05%	3.99%	0.65%	3.34%	0.51%	2.83%	0.14%	0.91%	2.54%	-0.05%	0.00%	0.25%	4.45%	0.97%	3.48%	$5,639	19.42%
WSFS	WSFS Financial Corporation	DE	1.19%	4.54%	0.63%	3.91%	0.61%	3.30%	0.10%	1.23%	2.92%	-0.18%	0.00%	0.34%	5.17%	1.03%	4.14%	$6,856	22.18%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

Company’s lower interest expense ratio was supported by maintaining a lower cost of funds (0.49% versus 1.23% for the Peer Group). Likewise, the Peer Group’s higher interest income ratio was supported by a higher yield earned on interest-earning assets (4.49% versus 4.19% for the Company). Overall, Eastern Bankshares and the Peer Group reported net interest income to average assets ratios of 3.55% and 3.21%, respectively.

The Company maintained a significantly higher level of operating expenses than the Peer Group, at 3.55% and 2.13% of average assets, respectively, reflecting greater off-balance sheet revenue sources. Accordingly, the Company maintains a comparatively higher number of employees relative to its asset size, as assets per full-time equivalent employee equaled $6.919 million for the Company versus $9.964 million for the Peer Group.

When viewed together net interest income and operating expenses provide considerable insight into a financial institution’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were less favorable than the Peer Group’s, at 1.01x and 1.51x, respectively.

Sources of non-interest operating income provided a larger contribution to the Company’s earnings, at 1.45% and 0.67% of Eastern Bankshares’ and the Peer Group’s average assets, respectively. Taking non-interest operating income into account, Eastern Bankshares’ efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 70.00% was less favorable than the Peer Group’s efficiency ratio of 54.90%.

Loan loss provisions had a slightly larger impact on the Peer Group’s earnings at 0.34% of average assets as compared to 0.28% for the Company, reflecting, in part, the Peer Group’s faster loan growth.

Net non-operating gains equaled 0.01% of average assets for the Company, while the Peer Group recorded a net non-operating loss of 0.10% of average assets. Typically, gains and losses from the sale of assets and other non-operating activities are relatively volatile, and thus are excluded from a valuation earnings base. Extraordinary items were not a factor for either the Company or the Peer Group.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Income taxes had a similar impact on the Company’s and the Peer Group’s earnings, with effective tax rates of 21.95% and 21.76%, respectively. As indicated in the prospectus, the Company’s effective marginal federal and state income tax rate is equal to 26.00%.

Loan Composition

Table 3.4 presents a comparison of loan portfolio compositions including the investment in mortgage-backed securities. The Company’s loan portfolio composition reflected a lower combined concentration of 1-4 family permanent mortgage loans and mortgage-backed securities in comparison to the Peer Group average (21.25% of assets versus 28.04% for the Peer Group), recognizing that the Company’s higher concentration of mortgage-backed securities was more than offset by the Peer Group’s higher concentration of 1-4 family loans. The Peer Group on average maintains a notable level of loans serviced for others (“LSFOs”), while the Company maintained a small balance of LSFOs.

Overall, the Company has greater diversification into higher risk and higher yielding lending, reflecting higher concentrations of commercial business loans (16.23% of assets versus 11.31% for the Peer Group) and consumer loans (10.53% of assets versus 2.35% for the Peer Group). Commercial real estate loans constituted the greatest portfolio concentration for the Company and the Peer Group (26.81% of assets versus 28.59% for the Peer Group). The Peer Group also had higher concentrations of construction/land loans and multi-family loans. In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 62.12% and 57.46% of the Company’s and the Peer Group’s assets, respectively. Overall, the Company has a higher risk profile with a risk weighted assets-to-assets ratio of 83.62%, versus the Peer Group average ratio of 78.52%.

Interest Rate Risk

Table 3.5 highlights key measures reflecting interest rate risk. In terms of balance sheet composition, the Company’s ratios for tangible equity-to-assets and IEA/IBL were slightly more favorable than the comparable Peer Group ratios. Comparatively, the Peer Group maintained a slightly lower ratio of non-interest assets as a percent of assets. On a pro forma basis, the infusion of net offering proceeds should improve the Company’s position relative to the Peer Group with higher pro forma equity-to-assets and IEA/IBL ratios. In addition, it is

RP® Financial, LC.	PEER GROUP ANALYSIS
III.12

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of March 31, 2020

			Portfolio Composition as a Percent of Assets
				1-4	Constr.	Multi-		Commerc.		RWA/	Serviced	Servicing
			MBS	Family	& Land	Family	Comm RE	Business	Consumer	Assets	For Others	Assets
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)
Eastern Bankshares, Inc.		MA
March 31, 2020			9.75%	11.50%	2.37%	6.18%	26.81%	16.23%	10.53%	83.62%	$14,965	$0
All Public Companies
Averages			10.05%	16.59%	4.92%	6.40%	21.64%	10.82%	3.46%	76.86%	$17,686,120	$109,421
Medians			8.61%	14.93%	4.24%	3.42%	22.12%	8.18%	1.10%	78.13%	$206,247	$1,314
State of MA
Averages			10.01%	21.18%	4.78%	7.30%	22.27%	9.20%	1.51%	71.50%	$291,596	$3,893
Medians			7.54%	20.57%	3.94%	5.23%	23.11%	7.73%	0.25%	76.95%	$121,001	$426
Comparable Group
Averages			8.29%	19.75%	5.40%	9.81%	28.59%	11.31%	2.35%	78.52%	$223,596	$1,145
Medians			6.16%	17.63%	4.61%	6.74%	29.80%	12.77%	0.42%	79.50%	$92,063	$368
Comparable Group
BRKL	Brookline Bancorp, Inc.	MA	4.63%	14.34%	3.15%	11.34%	29.80%	21.58%	0.42%	83.23%	$8,178	$0
INDB	Independent Bank Corp.	MA	9.87%	25.86%	4.95%	4.65%	25.99%	13.15%	0.19%	77.90%	$610,370	$4,504
EBSB	Meridian Bancorp, Inc.	MA	0.17%	11.65%	11.44%	15.31%	44.05%	7.05%	0.19%	NA	$96,702	$149
EGBN	Eagle Bancorp, Inc.	MD	5.50%	4.43%	14.16%	7.96%	36.95%	15.80%	0.02%	87.29%	$10,873	$300
KRNY	Kearny Financial Corp.	NJ	13.18%	20.82%	0.33%	30.79%	14.43%	1.09%	0.07%	57.96%	$0	$0
NWBI	Northwest Bancshares, Inc.	PA	6.16%	40.68%	2.09%	4.51%	17.72%	6.58%	11.25%	78.51%	$814,495	$1,824
OCFC	OceanFirst Financial Corp.	NJ	5.66%	30.01%	3.82%	6.74%	30.47%	3.96%	0.89%	75.46%	$51,398	$31
PFS	Provident Financial Services, Inc.	NJ	9.52%	14.58%	4.61%	12.12%	33.92%	7.65%	0.21%	78.14%	$92,063	$537
STBA	S&T Bancorp, Inc.	PA	5.50%	17.11%	4.55%	5.66%	32.56%	19.78%	0.89%	82.76%	$524,200	$3,979
FCF	First Commonwealth Financial Corporation	PA	14.31%	20.08%	4.90%	4.01%	21.71%	14.98%	8.77%	80.49%	$34,597	$368
WSFS	WSFS Financial Corporation	DE	16.68%	17.63%	5.37%	4.85%	26.85%	12.77%	2.94%	83.48%	$216,684	$902

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

			Balance Sheet Measures
			Tangible		Non-Earn.	Quarterly Change in Net Interest Income
			Equity/	IEA/	Assets/
			Assets	IBL	Assets	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
			(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Eastern Bankshares, Inc.
March 31, 2020			10.4%	109.3%	8.5%	-11	-12	-1	1	1	10
All Public Thrifts
Average			9.8%	107.3%	6.8%	-6	-5	-3	-2	-7	3
Median			9.3%	107.0%	7.6%	-5	-5	-3	-1	-7	3
State of MA
Average			9.7%	108.0%	6.7%	-5	-3	1	-3	-9	2
Median			9.2%	108.6%	5.8%	-6	-2	1	-3	-9	3
Comparable Group
Average			9.8%	108.0%	8.0%	-5	-7	-7	1	-4	0
Median			9.6%	108.3%	9.0%	-6	-5	-7	-4	-3	2
Comparable Group
BRKL	Brookline Bancorp, Inc.	MA	8.8%	109.4%	6.8%	-16	-1	-7	-5	-3	1
INDB	Independent Bank Corp.	MA	9.6%	106.4%	11.5%	-20	-12	-4	-8	0	10
EBSB	Meridian Bancorp, Inc.	MA	11.0%	110.6%	3.0%	10	-3	7	-4	-10	-6
EGBN	Eagle Bancorp, Inc.	MD	10.6%	110.0%	3.5%	-5	-21	-16	-5	-3	-17
KRNY	Kearny Financial Corp.	NJ	12.6%	109.0%	9.0%	15	-12	-3	-7	-3	-10
NWBI	Northwest Bancshares, Inc.	PA	9.1%	107.8%	8.1%	-11	-4	-12	0	-6	2
OCFC	OceanFirst Financial Corp.	NJ	8.4%	104.4%	10.8%	-1	-5	-7	-7	-1	5
PFS	Provident Financial Services, Inc.	NJ	9.7%	108.3%	9.1%	-6	-1	-15	3	-9	6
STBA	S&T Bancorp, Inc.	PA	8.8%	107.0%	9.1%	-6	-8	-3	1	-1	-2
FCF	First Commonwealth Financial Corporation	PA	8.7%	104.8%	9.5%	-11	-5	4	4	-4	3
WSFS	WSFS Financial Corporation	DE	10.3%	109.8%	8.1%	-3	-5	-17	40	2	8

NA=Change is greater than 100 basis points during the quarter.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

anticipated that the net offering proceeds will increase the Company’s liquidity with initial investment in short- to intermediate-term securities.

To analyze interest rate risk on earnings, we reviewed quarterly changes in net interest income as a percent of average assets for the Company in comparison to the Peer Group average. In general, the quarterly fluctuations in their respective net interest income ratios in recent periods have not been significantly different. As noted above, on a pro forma basis it is reasonable to expect the Company’s quarterly fluctuations in the net income ratio will be less given the higher capitalization and initial investment of the net offering proceeds in short- and intermediate-term securities.

Credit Risk

As noted above, the Company has a higher credit risk profile based on its higher risk weighted assets-to-assets level, and the following analysis continues to underscore this characterization. As shown in Table 3.6, the Company’s ratios for non-performing/assets and non-performing loans/loans equaled 0.74% and 1.00%, respectively, versus the lower Peer Group average ratios of 0.65% and 0.79%, respectively. These ratios include accruing loans that are classified as troubled debt restructurings, which accounted for 46% of the Company’s non-performing loan balance at March 31, 2020. The Company’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 119.98% and 149.23%, respectively. Loss reserves maintained as percent of loans receivable equaled 1.20% for the Company, versus 1.12% for the Peer Group. The Peer Group’s lower reserve ratios in part reflects fair value accounting in recent acquisition transactions. Net loan charge-offs were a larger factor for the Peer Group, as net loan charge-offs for the Company and the Peer Group equaled 0.06% and 0.13% of loans, respectively.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent appropriate.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.15

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of March 31, 2020

				NPAs &	Adj NPAs &				Rsrves/
			REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
			Assets	Assets (1)	Assets (2)	Loans (3)	Loans HFI	NPLs (3)	90+Del (1)	Chargeoffs (4)	Loans
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Eastern Bankshares, Inc.		MA
March 31, 2020			0.00%	0.74%	0.40%	1.00%	1.20%	119.98%	119.92%	$5,255	0.06%
All Public Companies
Averages			0.07%	0.73%	0.52%	0.89%	1.20%	202.93%	171.69%	$98,842	0.15%
Medians			0.03%	0.60%	0.42%	0.71%	1.13%	150.53%	133.77%	$1,859	0.09%
State of MA
Averages			0.02%	0.46%	0.46%	0.54%	1.04%	264.47%	235.09%	$4,894	0.08%
Medians			0.00%	0.42%	0.40%	0.54%	1.00%	194.94%	172.00%	$1,763	0.04%
Comparable Group
Averages			0.02%	0.65%	0.49%	0.79%	1.12%	149.23%	127.96%	$9,429	0.13%
Medians			0.01%	0.66%	0.48%	0.83%	1.05%	121.27%	111.26%	$8,262	0.11%
Comparable Group
BRKL	Brookline Bancorp, Inc.	MA	0.02%	0.80%	0.61%	0.81%	1.66%	203.69%	167.04%	$7,304	0.11%
INDB	Independent Bank Corp.	MA	0.00%	0.55%	0.40%	0.73%	1.04%	141.15%	141.10%	$2,784	0.03%
EBSB	Meridian Bancorp, Inc.	MA	0.00%	0.08%	0.05%	0.09%	0.90%	NA	NA	$372	0.01%
EGBN	Eagle Bancorp, Inc.	MD	0.00%	0.66%	0.48%	0.83%	1.23%	146.83%	146.83%	$8,262	0.11%
KRNY	Kearny Financial Corp.	NJ	0.00%	0.65%	0.53%	0.96%	0.82%	84.93%	84.57%	$601	0.01%
NWBI	Northwest Bancshares, Inc.	PA	0.01%	0.96%	0.81%	1.15%	1.05%	91.61%	90.62%	$17,445	0.20%
OCFC	OceanFirst Financial Corp.	NJ	0.00%	0.39%	0.23%	0.50%	0.37%	74.10%	73.22%	$2,023	0.03%
PFS	Provident Financial Services, Inc.	NJ	0.04%	0.82%	0.39%	1.06%	1.02%	96.18%	91.26%	$15,730	0.22%
STBA	S&T Bancorp, Inc.	PA	0.04%	1.08%	0.92%	1.23%	1.34%	108.83%	99.16%	$19,565	0.30%
FCF	First Commonwealth Financial Corporation	PA	0.04%	0.75%	0.66%	0.93%	1.25%	133.71%	123.36%	$11,983	0.20%
WSFS	WSFS Financial Corporation	DE	0.04%	0.43%	0.31%	0.39%	1.63%	411.20%	262.43%	$17,655	0.21%

(1)	NPAs are defined as nonaccrual loans, accruing loans 90 days or more past due, performing TDRs, and OREO.
(2)	Adjusted NPAs are defined as nonaccrual loans, accruing loans 90 days or more past due and OREO (performing TDRs are excluded).
(3)	NPLs are defined as nonaccrual loans, accruing loans 90 days or more past due and performing TDRs.
(4)	Net loan chargeoffs are shown on a last twelve month basis.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory valuation guidelines, and the valuation adjustments and assumptions incorporated in the determination of the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the FRB, the OCC, the FDIC and state banking agencies, including the Commissioner, specify the pro forma market value methodology for determining the pro forma market value of a converting mutual institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected, which as noted includes public thrifts and commercial banking companies; (2) a financial and operational comparison of the subject company to the peer group is conducted to determine key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences relative to the selected peer group. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed conversions. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS
IV.2

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the application phase and stock issuance process, RP Financial will: (1) review changes in the Company’s operations and financial condition; (2) monitor the Company’s operations and financial condition relative to the Peer Group to identify key fundamental changes; (3) monitor external factors that may impact value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for bank and thrift stocks and the selected Peer Group; and (4) monitor pending conversion offerings. If material changes should occur prior to the close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering regarding the range of value and the proposed closing value.

The appraised value determined herein is based on the current market and operating environment for the Company and for all banks and thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, accounting and income taxes, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all bank and thrift stocks, the selected Peer Group and pending conversion offerings including the pro forma market value of Eastern Bankshares. To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis identifying similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation. Consistent with the regulatory valuation guidelines, key differences have been evaluated in the following areas: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and the effect of government regulations and/or regulatory reform. We have also considered the market for bank and thrift stocks, including new issues, to assess the impact on value of Eastern Bankshares coming to market at this time.

RP® Financial, LC.	VALUATION ANALYSIS
IV.3

1. Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as overall asset/liability (“A/L”) composition, credit quality, balance sheet liquidity, funding liabilities, and capital, in assessing investment attractiveness. The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

•

Overall A/L Composition. Loans funded by retail deposits were the primary components of both Eastern Bankshares’ and the Peer Group’s balance sheets. Based on reported financials, the Company’s IEA composition exhibited a slightly lower concentration of loans and a slightly higher concentration of cash and investments. The Company has greater diversification into higher risk loans than the Peer Group. Overall, the Company’s asset composition provided for a lower yield earned on IEA and a higher risk weighted assets-to-assets ratio in comparison to the Peer Group averages. Eastern Bankshares’ funding composition reflected a higher level of deposits and a lower level of borrowings in comparison to the Peer Group averages, which provided the Company with a lower cost of funds. Overall, as a percent of assets, the Company maintained a similar level of IEAs and a slightly lower level of IBLs relative to the Peer Group averages, which translated into a slightly higher IEA/IBL ratio for the Company. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio will further exceed the Peer Group’s ratio. The Company’s IEA yield can be expected to decline as the offering proceeds will initially be invested into short- to intermediate-term investment securities pending longer term reinvestment at higher yields. On balance, RP Financial concluded that A/L composition was a neutral factor in our adjustment for financial condition.

•

Credit Quality. The Company’s ratios for non-performing assets as a percent of assets and non-performing loans as a percent of loans were slightly higher than the comparable ratios for the Peer Group. In comparison to the Peer Group, the Company maintained lower loss reserves as a percent of non-performing loans and higher loss reserves as a percent of loans. Net loan charge-offs as a percent of loans were higher for the Peer Group. The Company’s risk weighted assets-to-assets ratio was slightly higher than the Peer Group’s ratio. Overall, RP Financial concluded that credit quality was a neutral factor in our adjustment for financial condition.

•

Balance Sheet Liquidity. The Company maintained a slightly higher level of cash and investment securities than the Peer Group. Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase. Net proceeds retained at the holding company level will be deposited at the Bank. The Company’s borrowing capacity appears to be slightly greater than the Peer Group’s borrowing capacity, based on the Company’s lower level of borrowings, and the net offering proceeds should initially reduce the need for borrowings to support balance sheet liquidity. Overall, RP Financial concluded that balance sheet liquidity was a slightly positive factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

•

Funding Liabilities. The Company’s funding liabilities mix reflected higher deposits and lower borrowings relative to the comparable Peer Group averages, which translated into a lower cost of funds for the Company. The Company’s ratio of total IBL as a percent of assets was slightly below the Peer Group’s average. Following the stock offering, the increase in the Company’s capital will reduce the level of IBL funding assets. Overall, RP Financial concluded that funding liabilities were a slightly positive factor in our adjustment for financial condition.

•

Capital. The Company and Peer Group currently operate with similar tangible equity-to-assets ratios. Following the stock offering, Eastern Bankshares’ pro forma tangible capital position will significantly exceed the Peer Group’s tangible equity-to-assets ratio. At the same time, the Company’s post-conversion growth in equity is expected to be lower given the lower profitability and higher equity, and thus the pro forma return on equity (“ROE”) is expected to be substantially lower than the Peer Group’s average ROE for a sustained period. On balance, RP Financial concluded that capital strength was a slightly positive factor in our adjustment for financial condition.

On balance, Eastern Bankshares’ balance sheet strength was considered to be more favorable relative to the Peer Group, and thus, a slight upward adjustment was applied for the Company’s financial condition.

2. Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and prospects to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The comparative summary for profitability, growth and viability of earnings of the Company and the Peer Group appears below.

•

Reported Earnings. The Company’s reported earnings were slightly lower than the Peer Group’s on a ROAA basis. The Peer Group maintained a more favorable operating expense ratio, which was largely offset by the Company’s more favorable ratios for net interest income, non-interest operating income, loan loss provisions and non-operating gains and losses. The Company’s reinvestment of stock proceeds will increase interest income, however this benefit will be mitigated by the increase in operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans. Pro forma earnings should also benefit as annual charitable contributions by the Company are expected to diminish as the Foundation will have greater funds to distribute on a post-offering basis. Overall, the Company’s reported earnings were considered to be similar to the Peer Group’s reported earnings and, thus, RP Financial concluded that this was a neutral factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

•

Core Earnings. The Company operated with a higher net interest income ratio, a higher operating expense ratio and a higher level of non-interest operating income. The Company’s higher net interest income ratio and higher operating expense ratio translated into a lower expense coverage ratio in comparison to the Peer Group’s ratio (equal to 1.01x versus 1.51x for the Peer Group). Similarly, the Company’s efficiency ratio of 70.00% was less favorable than the Peer Group’s efficiency ratio of 54.90%. Loan loss provisions had a slightly larger impact on the Peer Group’s earnings. The Company’s pro forma earnings on a core basis – incorporating the reinvestment of the proceeds in short- to intermediate-term investments, the increased operating expenses from being a public company with stock benefit plans, and the reduction in annual charitable contributions – are expected to remain less favorable relative to the Peer Group. When coupled with the higher pro forma equity, the Company’s pro forma ROE is expected to be substantially lower than the Peer Group’s average ROE for a sustained period. Therefore, RP Financial concluded that this was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

•

Interest Rate Risk. Quarterly changes in the Company’s and the Peer Group’s net interest income to average assets ratios indicated similar volatility. Other factors impacting interest rate risk, such as capital levels, IEA/IBL ratios and levels of non-interest earning assets were also fairly similar for the Company and the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with higher tangible equity and IEA/IBL ratios and perhaps provide greater stability in the quarterly net interest margin. On balance, interest rate risk was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

•

Credit Risk. In terms of future exposure to credit quality related losses, the Peer Group maintained a slightly higher concentration of assets in loans, while the Company’s loan composition reflected a greater degree of diversification into higher risk types of loans. Loan loss provisions were a slightly larger factor in the Peer Group’s earnings. Overall, RP Financial concluded that credit risk was a neutral factor in the adjustment for profitability, growth and viability of earnings.

•

Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Company currently maintains a higher interest rate spread than the Peer Group, suggesting a higher earnings growth potential. The reinvestment of the net proceeds will add to net interest income, but the initial reinvestment yields are expected to reduce the overall spread. Second, the infusion of stock proceeds will provide the Company with greater growth potential; however, the post-conversion plan does not anticipate strong growth or substantially different business lines or A/L mix, so the growth is expected to be moderate. Overall, earnings growth potential was considered to be a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

•

Return on Equity. Currently, the Company’s core ROE is slightly lower than the Peer Group’s core ROE. As the result of the significant increase in capital that will be realized from the infusion of the net stock proceeds, the Company’s pro forma ROE is expected to be substantially below the Peer Group’s average ROE; especially, given that the proceeds reinvestment benefit will be largely offset by an increase in operating expenses (including public company expenses and stock benefit expenses). Accordingly, this was a slightly negative factor in the adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

On balance, a slight downward adjustment has been applied for profitability, growth and viability of earnings.

3. Asset Growth

The Peer Group’s stronger asset growth was in part attributable to acquisition related growth. Specifically, the Company grew at a 6.70% annualized rate over the last fifteen months while the Peer Group on average grew 12.36% during the twelve months ended March 31, 2020. The Company’s organic growth plans are expected to lead to moderate asset growth. The Peer Group recorded a significantly stronger loan growth rate and a slightly stronger cash and investments growth rate compared to the Company’s comparable growth rates. Overall, net of the Peer Group’s acquisition related growth, the Peer Group’s stronger organic growth supports stronger earnings growth potential. However, the much greater capital position of the Company on a pro forma basis positions it with the ability to grow faster than the Peer Group. On balance, no adjustment was applied for asset growth.

4. Primary Market Area

The economic and demographic health, population base and type of the primary market area served can impact an institution’s market value, as well as the competitive environment and market share in the local market served. The Company’s branch network serves the greater Boston metropolitan area, southeast New Hampshire and the peninsula of Cape Cod. Operating in a densely populated market area provides the Company with growth opportunities, but such growth must be achieved in a highly competitive market environment. Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-4.

Despite the Company being among the largest independent banking companies in the region, the competitiveness of the market area is highlighted by the Company’s relatively low market share of deposits in the majority of the market area counties served. The average and median deposit market shares maintained by the Peer Group companies were well above the Company’s market share of deposits in Suffolk County. Overall, the degree of competition faced by the Peer Group companies was viewed as less than the Company’s competitive environment in Suffolk County, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be slightly less favorable than provided by the Company’s primary market area.

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

The Peer Group companies generally operate in markets with similar-sized populations as Suffolk County. Population growth for the primary market area counties served by the Peer Group companies reflected a range of growth rates, but, overall, population growth rates for the markets served by the Peer Group companies were all less than Suffolk County’s historical and projected population growth rates. Suffolk County has a higher per capita income compared to the average per capita income for the markets served by the Peer Group and, on average, the Peer Group’s primary market area counties were similarly affluent markets within their respective states compared to Suffolk County’s per capita income as a percent of Massachusetts’ per capita income (104.2% for the Peer Group versus 105.6% for Suffolk County).

As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was above Suffolk County’s unemployment rate.

Table 4.1

Market Area Unemployment Rates

Eastern Bankshares, Inc. and the Peer Group Companies (1)

		March 2020
	County	Unemployment
Eastern Bankshares, Inc.—MA	Suffolk	2.9%
Peer Group Average		4.7
The Peer Group
Brookline Bancorp, Inc. – MA	Norfolk	2.9
Independent Bank Corp. - MA	Plymouth	3.7
Meridian Bancorp, Inc. - MA	Essex	3.4
Eagle Bancorp, Inc.– MD	Montgomery	2.8
Kearny Financial Corp. - NJ	Essex	4.8
Northwest Bancshares, Inc. - PA	Warren	7.3
OceanFirst Financial Corp. – NJ	Ocean	4.1
Provident Financial Services, Inc. - NJ	Hudson	3.5
S&T Bancorp, Inc. – PA	Indiana	7.2
First Commonwealth Fin. Corp. – PA	Indiana	7.2
WSFS Financial Corporation – DE	New Castle	4.7

(1)	Unemployment rates are not seasonally adjusted.

Source: S&P Global Market Intelligence.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

On balance, we concluded that a slight upward adjustment was appropriate for the Company’s market area.

5. Dividends

At this time the Company has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

All eleven of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 1.83% to 7.88%. The average dividend yield on the stocks of the Peer Group institutions equaled 4.50% as of May 21, 2020. Comparatively, as of May 21, 2020, the average dividend yield on the stocks of all fully-converted publicly-traded banks and thrifts equaled 3.77%.

Overall, while the Company has not established a definitive dividend policy prior to its stock offering, the Company will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization. On balance, we concluded that no adjustment was warranted for this factor.

6. Liquidity of the Shares

The Peer Group is by definition composed of larger thrift and commercial banking companies whose stocks are publicly-traded. Ten of the Peer Group members trade on the NASDAQ system and Provident Financial Services trades on the NYSE. It is anticipated that the Company’s stock will be quoted on the NASDAQ following the stock offering.

The number of shares outstanding and market capitalization provides an indication of the degree of liquidity there will be in a particular stock recognizing that share liquidity may also be impacted by the amount of ownership by institutional shareholders, stock benefit plans, insiders and other shareholders. The market capitalization of the Peer Group companies ranged from $539.3 million to $2.1 billion as of May 21, 2020, with average and median market values of $1.0 billion and $871.6 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 32.2 million to 127.6 million, with average and median

RP® Financial, LC.	VALUATION ANALYSIS
IV.9

shares outstanding of 65.1 million and 50.7 million, respectively. The Company’s stock offering is expected to have a pro forma market value that will be in the upper half of the Peer Group’s range of market values, with shares outstanding that will be above the Peer Group’s range of shares outstanding given that the Company’s $10.00 per share initial public offering (“IPO”) price falls below the average price per share of the Peer Group members.

Overall, we anticipate that the Company’s public stock will have a similar degree of liquidity as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

7. Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the bank and thrift acquisition market. All three of these markets were considered in the valuation of the Company’s to-be-issued stock.

A. The Public Market

The value of publicly-traded bank and thrift stocks is easily measurable and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded banks and thrifts. In general, bank and thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays various stock price indices as of May 21, 2020.

In terms of assessing general stock market conditions, the overall stock market has been mixed in recent quarters. Signs of a thawing in trade relations between the U.S. and China contributed to stock market gains at the start of the third quarter of 2019. Stocks retreated following the release of the June employment report, as better-than-expected job

RP® Financial, LC.	VALUATION ANALYSIS
IV.10

growth diminished hopes that the Federal Reserve would aggressively cut rates. A rally in healthcare stocks and indications from the Federal Reserve that it was poised to cut interest rates to bolster a slowing U.S. economy contributed to major U.S. stock indexes closing at record highs in mid-July. Some better-than-expected second quarter earnings reports helped to sustain gains in the broader stock market going into the second half of July, which was followed by stocks trading lower after the European Central Bank hinted that it was preparing to cut interest rates for the first time since 2016. Stocks dropped sharply at the end of July after the Federal Reserve cut its target rate by 0.25%, but signaled caution on future interest rate cuts. The sell-off in the broader stock market sharpened in early-August, as fresh trade threats between the U.S. and China raised fears of an economic slowdown. The ebbs and flows of U.S.-China trade negotiations provided for a volatile stock market heading into mid-August, which included an 800-point decline in the Dow Jones Industrial Average (“DJIA”). Economically sensitive industries led the downturn, such as banking and manufacturing companies, based on growing concerns of a recession after the yield on the two-year Treasury note briefly fell below the yield on the ten-year Treasury note. Some strong earnings reports posted by some retail issues contributed to stock market gains going in the second half of August, which was followed by a return to volatility with day-to-day swings in the stock market dominated by investors reacting to the most recent developments in the trade dispute between the U.S. and China. A decline in U.S. manufacturing activity for August fueled a stock market sell-off on the first day of trading in September, which was followed by stocks rallying to close out the first week of trading in September on news that the U.S. and China planned to hold trade talks in Washington during October. The unveiling of a sweeping stimulus package by the European Central Bank helped to sustain the broader stock market rally going into mid-September, as the DJIA closed higher for eight consecutive trading sessions. News of an attack on Saudi Arabia’s oil facilities pushed stocks lower going into the second half of September, which was followed by an up and down market in the closing weeks of the third quarter as investors assessed the Federal Reserve’s mixed outlook on future interest rate cuts, the ongoing U.S. trade negotiations with China and the impeachment proceedings against President Trump.

A report showing that manufacturing activity contracted for a second straight month prompted a sharp sell-off in the broader stock market at the start of the fourth quarter of 2019, as worries intensified that a slowdown in U.S. manufacturing activity could presage a possible economic downturn. Stocks closed out the first week of trading in October on an

RP® Financial, LC.	VALUATION ANALYSIS
IV.11

upswing, with investors betting that economic data showing a slowing economy would boost the case for the Federal Reserve to continue to cut interest rates. Following a two-day downturn, stocks surged higher through mid-October on growing optimism over U.S.-China trade talks. Stocks traded unevenly in the second half of October, which was followed by a broad-based rally at the start of November. Sound economic data, including better-than-expected job growth reported for October, and some robust third quarter earnings reports were factors that propelled U.S. stock indexes to record highs. Optimism over a phase-one trade deal between the U.S. and China helped to sustain the upward trend in the broader stock market through mid-November, while a rally in tech, retail and real estate shares led major U.S. indexes to record highs at the end of November. Stocks reversed course at the start of December, as investors reacted to a downbeat report for December manufacturing activity and indications from President Trump that the trade war with China could continue well into next year. The November employment report showing another month of strong job growth, U.S. business activity improving to a five-month high and a preliminary trade truce between the U.S. and China contributed to major U.S. indexes rallying to record highs in mid-December. Fueled by an improving outlook for the U.S. economy, major U.S. stock indexes marched to more record highs in late-December and recorded their best year since 2013.

News that China was planning to further loosen its monetary policy to help re-invigorate China’s economy contributed to major U.S. stock indexes closing at new record highs on the first day of trading in 2020, which was followed by a one day sell-off. A report showing a decline in December manufacturing activity and a U.S. airstrike that killed a top Iranian military official were noted factors that prompted the sell-off. Signs of easing tensions between the U.S. and Iran, as well as reassuring indications that trade negotiations remained on track with China, contributed to major U.S. stock indexes rebounding to record highs heading into mid-January. More record highs were posted by the major U.S. stock indexes in mid-January, with the DJIA closing above 29000 for the first time following the signing of a trade agreement between the U.S. and China. Fears that the spreading Covid-19 pandemic would slow economic growth fueled a sell-off in the broader stock market in the second half of January. An upbeat manufacturing report for January and diminished worries about the economic impact of the coronavirus contributed to stocks rallying in the first week of February. Major U.S. stock indexes closed at record highs heading into mid-February, as investors focused on signs of strength in the U.S. economy. Stocks retreated in mid-February and then plunged sharply lower in last week of February, as Covid-19 pandemic fears fueled the worst weekly loss in the stock market since 2008. All three major U.S. stock indexes slipped into correction territory at the end of February.

RP® Financial, LC.	VALUATION ANALYSIS
IV.12

Volatility prevailed in the broader stock market throughout March 2020, with speculation on the severity of the Covid-19 pandemic and its long-term impact on the global economy continuing to dominate trading activity. After the DJIA posted its worst one-day decline since 1987 on March 12th, stocks rebounded when President Trump declared a national emergency to combat the spread of the coronavirus. Stock market turmoil extended into the third week of March, with the major U.S. stock indexes recording their worst week since the financial crisis. Fears that the emergency measures taken by the Federal Reserve would not be enough to ward off a Covid-19 induced recession, a flight to liquidity and oil prices dropping below $20 a barrel all contributed to the historic sell-off. Stocks traded sharply higher in the fourth week of March, which was fueled by U.S. lawmakers reaching an agreement on a $2 trillion stimulus package. Notwithstanding the end of March rally, the first quarter of 2020 was the worst quarter for major U.S. stock market indexes since the financial crisis.

Stocks opened the second quarter of 2020 with a bruising sell-off after President Trump issued a warning on the coronavirus pandemic, which was followed by major U.S. stock indexes surging higher. News that New York recorded its first daily decline in Covid-19 deaths and the Federal Reserve’s commitment to provide an unprecedent level of support for the economy were noted factors that powered the stock market rally. The second week of April concluded with stocks posting their biggest week of gains since 1974. Stocks advanced a second consecutive week going into mid-April, as investors reacted to reports that an antiviral medicine was showing promise and the growing potential for the gradual reopening of the U.S. economy. Energy shares led stocks lower heading into the second half of April, as oil prices plunged below $0 a barrel. Promising news for a coronavirus drug and the Federal Reserve’s statement that is was in no hurry to end stimulus measures contributed to broader stock market gains through the end of April. Overall, April was the best month for stocks in decades, as the DJIA and S&P 500 posted respective gains of 11% and 13%. Comparatively, the NASDAQ was down 0.3% in April. Following a sell-off at the start of May, the broader stock market trended higher ahead of the April employment report and then rallied sharply higher with the release of the April employment report on May 8th. Stocks fell broadly the first few trading days the following week, as investors reacted to a sharp decline in the April consumer price index and the Federal Reserve’s grim assessment on how long it would take the U.S. economy to recover.

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IV.13

Going into the second half of May, stocks surged higher on positive results reported by a drugmaker’s early study of a potential coronavirus vaccine and optimism that the U.S. economy would start to recover as all 50 states relaxed some of their coronavirus restrictions. On May 21, 2020, the DJIA closed at 24474.12, a decrease of 4.0% from one year ago and a decrease of 14.2% year-to-date, and the NASDAQ closed at 9284.88, an increase of 21.7% from one year ago and an increase of 3.5% year-to-date. The S&P 500 Index closed at 2948.51 on May 21, 2020, an increase of 4.5% from one year ago and a decrease of 8.7% year-to-date.

The market for financial institution stocks has also been mixed in recent quarters. Financial institution shares traded in a fairly narrow range throughout most of July 2019 and then edged higher at the end of July after the Federal Reserve cut its target rate by 0.25%. Mounting concerns of an economic slowdown pressured bank and thrift stocks lower during the first half of August, which was followed by a rebound in financial institution shares as investors gravitated into sectors that experienced the steepest declines during the mid-August sell-off. Financial institution shares retreated at end of August and at the start of September, as investors shied away from economically sensitive stocks after weaker-than-expected manufacturing data raised concerns over the health of the U.S. economy. Financial shares participated in the broader stock market rally at end of the first week of trading in September, which was driven by news that trade talks between the U.S. and China had been scheduled for October. The positive trend in financial institution shares continued going into mid-September, as value stocks led the broader stock market rally that was fueled by a relaxation of trade tensions between the U.S. and China. Financial institution shares closed out the third quarter trading in a narrow range following the Federal Reserve’s mid-September rate cut and signaling a divided outlook for further rate cuts.

Concerns of a slowing U.S. economy pressured bank and thrift stocks lower at the start of the fourth quarter of 2019, which was followed by an upturn in financial institution shares as slowing job growth reflected in the September employment report boosted the case for another rate cut by the Federal Reserve. Solid third quarter earnings posted by some of the large banks helped to sustain the upward trend in financial institution shares through late-October. Financial institution shares sold off at the end of October after the Federal Reserve cut its target rate by 25 basis points and then rallied higher along with the broader stock market in early-November, as the October employment report sparked a more optimistic outlook about the strength of the U.S. economy. Following the upswing, bank and thrift shares traded in a

RP® Financial, LC.	VALUATION ANALYSIS
IV.14

narrow range through the end of November. A downbeat report for manufacturing activity in November pulled bank and thrift shares lower at the beginning of December, which was followed by financial institution shares trending higher going into the second half of December as financial institution shares participated in the broader stock market rally. Profit taking contributed to bank and thrift shares easing lower in the final trading days of 2019.

Growing tensions between the U.S. and Iraq, along with manufacturing activity showing another decline in December, pulled financial institution shares lower during the initial trading days of 2020. Financial institution shares edged higher going into mid-January, as some big banks kicked-off fourth quarter earnings season with mostly favorable results. Financial institution shares traded in a narrow range going into late-January and then pulled back at the end of January, as worries that the Covid-19 pandemic would slow economic growth escalated. After rebounding along with the broader stock market in early-February, bank stocks stabilized going into the second half of February. Driven by worries that the Covid-19 pandemic could have a significant impact on the economy, financial institution shares followed the broader stock market lower in late-February and early-March. The sell-off in bank and thrift shares accelerated through the third week of March, as near zero interest rates and a free-falling U.S. economy threatened to upend almost all of a bank’s business lines. News that U.S. lawmakers were nearing an agreement to approve the stimulus package helped bank stocks to rebound in late-March.

Market volatility continued to prevail for financial institution stocks during the first two weeks of April 2020. Bank and thrift stocks spiked lower with the release of the March employment report, which was followed by bank and thrift stocks rebounding along with the broader stock market ahead of the start of first quarter earnings season. First quarter earnings reports posted by some of the big banks fueled a sell-off in bank and thrift stocks in mid-April, as plunging profits due to significant increases in loan loss provisions sent a message that big banks were preparing for a bad recession and a flood of borrower defaults. Growing expectations of the U.S. economy gradually reopening helped financial stocks rebound along with the broader stock market at the end of April. Financial shares traded lower during the first half of May, amid uncertainty of how quickly the economy would rebound with the gradual easing of social distancing rules. Beaten down financial shares rebounded along with the broader stock market going in the second half of May, as investors reacted to promising early-stage results for a potential coronavirus vaccine and all 50 states entering the initial phase of reopening the U.S. economy. On May 21, 2020, the SNL Thrift Index for all publicly-traded thrifts closed at 628.4, a decrease of 23.7% from one year ago and a decrease of 31.7% year-to-date. On May 21, 2020, the SNL Bank Index for all publicly-traded banks closed at 403.1, a decrease of 27.0% from one year ago and a decrease of 39.3% year-to-date.

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B. The New Issue Market

In addition to bank and thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing bank and thrift stocks the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, two standard conversion offerings have been completed during the past twelve months and no standard conversion offerings have been completed during the past three months. Both of the standard conversion offerings were completed in July 2019. The average closing pro forma price/tangible book ratio of the two standard conversion offerings equaled 66.9%. On average, the two standard conversion offerings reflected price appreciation of 28.0% after the first week of trading. As of May 21, 2020, the two recent standard conversion offerings reflected a 2.0% decrease in price on average from their IPO prices.

Although there is no deal experience in the current market for an offering such as that proposed by the Company, the size and financial characteristics would seem to attract investors even in a weaker market and economic environment, albeit at a lower valuation level given the heightened uncertainty associated with an IPO in the prevailing stock market environment.

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IV.16

Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed Trailing 12 Months

			Pre-Conversion Data								Contribution to		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
Institutional Information			Financial Info.		Asset Quality		Offering Information				Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial								First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core		Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E	P/A	ROA	TE/A	ROE	Price	Day	Chg	Week(3)	Chg	Month(4)	Chg	5/21/2020	Chg
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Eureka Homestead Bancorp, Inc., LA	7/10/19	ERKH-OTC Pink	$98	12.52%	0.00%	NM	$14.3	100%	89%	8.9%	N.A.	N.A.	8.0%	4.0%	10.0%	3.7%	0.00%	60.5%	44.0x	13.0%	0.3%	21.5%	1.4%	$10.00	$12.10	21.0%	$12.10	21.0%	$12.17	21.7%	$9.37	—6.3%
Richmond Mutual Bancorporation, Inc., IN*	7/2/19	RMBI-NASDAQ	$883	9.40%	0.48%	143%	$130.3	100%	132%	2.2%	C/S	3.7%	8.0%	4.0%	10.0%	1.0%	0.00%	73.2%	21.2x	13.7%	0.7%	18.8%	3.6%	$10.00	$13.65	36.5%	$13.50	35.0%	$13.23	32.3%	$10.24	2.4%

Averages - Standard Conversions:			$491	10.96%	0.24%	143%	$72.3	100%	111%	5.5%	N.A.	N.A.	8.0%	4.0%	10.0%	2.3%	0.00%	66.9%	32.6x	13.4%	0.5%	20.2%	2.5%	$10.00	$12.88	28.8%	$12.80	28.0%	$12.70	27.0%	$9.81	-2.0%
Medians - Standard Conversions:			$491	10.96%	0.24%	143%	$72.3	100%	111%	5.5%	N.A.	N.A.	8.0%	4.0%	10.0%	2.3%	0.00%	66.9%	32.6x	13.4%	0.5%	20.2%	2.5%	$10.00	$12.88	28.8%	$12.80	28.0%	$12.70	27.0%	$9.81	-2.0%
Second Step Conversions
Cincinnati Bancorp, Inc., OH	1/24/20	CNNB-NASDAQ	$221	10.60%	0.14%	469%	$16.5	56%	132%	7.9%	N.A.	N.A.	8.0%	4.0%	10.0%	7.1%	0.00%	81.3%	54.3x	12.7%	0.2%	15.6%	1.5%	$10.00	$10.72	7.2%	$10.69	6.9%	$10.70	7.0%	$9.20	-8.0%
FFBW, Inc., WI	1/17/20	FFBW-NASDAQ	$258	23.76%	0.50%	186%	$42.7	55%	115%	3.1%	N.A.	N.A.	8.0%	4.0%	10.0%	0.8%	0.00%	79.1%	64.2x	26.2%	0.4%	33.1%	1.2%	$10.00	$10.75	7.5%	$10.70	7.0%	$10.66	6.6%	$9.05	-9.5%
Provident Bancorp, Inc., MA*	10/17/19	PVBC-NASDAQ	$1,032	12.81%	0.69%	218%	$102.1	52%	89%	2.6%	N.A.	N.A.	8.0%	4.0%	10.0%	2.8%	0.00%	88.8%	20.2x	17.4%	0.9%	19.6%	4.4%	$10.00	$10.82	8.2%	$11.45	14.5%	$11.75	17.5%	$8.61	-13.9%
HarborOne Northeast Bancorp, Inc., MA*	8/15/19	HONE- NASDAQ	$3,656	9.94%	0.53%	116%	$310.4	53%	115%	1.4%	N.A.	N.A.	8.0%	4.0%	10.0%	0.6%	0.00%	105.4%	39.8x	14.9%	0.4%	14.4%	2.3%	$10.00	$10.02	0.2%	$10.17	1.7%	$10.13	1.3%	$8.00	-20.0%

Averages - Second Step Conversions:			$1,292	14.28%	0.47%	247%	$117.9	54%	113%	3.7%	N.A.	N.A.	8.0%	4.0%	10.0%	2.8%	0.00%	88.7%	44.6x	17.8%	0.5%	20.7%	2.4%	$10.00	$10.58	5.8%	$10.75	7.5%	$10.81	8.1%	$8.72	-12.9%
Medians - Second Step Conversions:			$645	11.71%	0.52%	202%	$72.4	54%	115%	2.8%	N.A.	N.A.	8.0%	4.0%	10.0%	1.8%	0.00%	85.1%	47.1x	16.2%	0.4%	17.6%	1.9%	$10.00	$10.74	7.4%	$10.70	6.9%	$10.68	6.8%	$8.83	-11.7%
Mutual Holding Companies
Bogota Financial Corp., NJ*	1/17/20	BSBK-NASDAQ	$666	11.13%	0.08%	375%	$56.6	43%	132%	3.4%	C/S	4.4%	8.7%	4.4%	10.9%	2.2%	0.00%	71.0%	55.6x	16.9%	0.4%	17.0%	2.1%	$10.00	$11.63	16.30%	$11.68	16.8%	$11.25	12.5%	$8.20	-18.0%
Pioneer Bancorp, Inc., NY*	7/18/19	PBFS-NASDAQ	$1,386	9.51%	0.94%	108%	$111.7	43%	132%	2.2%	C/S	2.0%	8.7%	4.4%	10.9%	2.1%	0.00%	76.0%	14.1x	16.2%	1.2%	14.7%	7.9%	$10.00	$15.00	50.00%	$14.29	42.9%	$14.03	40.3%	$9.49	-5.1%
First Seacoast Bancorp, NH	7/17/19	FSEA-NASDAQ	$395	8.47%	0.08%	889%	$26.8	44%	132%	5.6%	C/S	2.2%	8.7%	4.4%	10.9%	2.9%	0.00%	71.6%	52.4x	13.6%	0.3%	13.2%	1.9%	$10.00	$9.43	-5.70%	$9.14	-8.6%	$8.93	-10.7%	$5.75	-42.5%

Averages—MHC Conversions:			$815	9.70%	0.37%	457%	$65.0	43%	132%	3.7%	N.A.	N.A.	8.7%	4.4%	10.9%	2.4%	0.00%	72.9%	40.7x	15.6%	0.6%	15.0%	4.0%	$10.00	$12.02	20.2%	$11.70	17.0%	$11.40	14.0%	$7.81	-21.9%
Medians - MHC Conversions:			$666	9.51%	0.08%	375%	$56.6	43%	132%	3.4%	N.A.	N.A.	8.7%	4.4%	10.9%	2.2%	0.00%	71.6%	52.4x	16.2%	0.4%	14.7%	2.1%	$10.00	$11.63	16.3%	$11.68	16.8%	$11.25	12.5%	$8.20	-18.0%
Averages - All Conversions:			$955	12.02%	0.38%	313%	$90.1	61%	119%	4.1%	N.A.	N.A.	8.2%	4.1%	10.3%	2.6%	0.00%	78.5%	40.6x	16.1%	0.5%	18.7%	2.9%	$10.00	$11.57	15.7%	$11.52	15.2%	$11.43	14.3%	$8.66	-13.4%
Medians—All Conversions:			$666	10.60%	0.48%	202%	$56.6	53%	132%	3.1%	N.A.	N.A.	8.0%	4.0%	10.0%	2.2%	0.00%	76.0%	44.0x	14.9%	0.4%	17.0%	2.1%	$10.00	$10.82	8.2%	$11.45	14.5%	$11.25	12.5%	$9.05	-9.5%

Note: *—Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, “NT”—Not Traded; “NA”—Not Applicable, Not Available; C/S-Cash/Stock.

(1) As a percent of MHC offering for MHC transactions.	(5) Mutual holding company pro forma data on full conversion basis.

(2) Does not take into account the adoption of SOP 93-6.	(6) Simultaneously completed acquisition of another financial institution.

(3) Latest price if offering is less than one week old.	(7) Simultaneously converted to a commercial bank charter.

(4) Latest price if offering is more than one week but less than one month old.	(8) Former credit union.	5/21/2020

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IV.17

C. The Acquisition Market

Also considered in the valuation was the potential impact on Eastern Bankshares’ stock price of recently completed and pending acquisitions of other bank and thrift institutions operating in Massachusetts. As shown in Exhibit IV-4, there were 18 Massachusetts bank and thrift acquisitions completed from the beginning of 2017 through year-to-date 2020 and there are currently three acquisitions pending for Massachusetts bank and thrift institutions. The recent acquisition activity involving Massachusetts bank and savings institutions may imply a certain degree of acquisition speculation for the Company’s stock. To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence Eastern Bankshares’ stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Eastern Bankshares’ stock would tend to be less compared to the stocks of the Peer Group companies.

* * * * * * * * * * *

In determining the valuation adjustment for marketing of the issue, we considered trends in both the overall market for bank and thrift stocks, the new issue market and the local acquisition market for bank and thrift stocks. Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8. Management

Eastern Bankshares’ management team appears to have experience and expertise in all of the key areas of the Company’s operations. Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management. The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure. The Company currently does not have any senior management positions that are vacant.

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IV.18

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9. Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted, federally-insured banking institution Eastern Bankshares will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Company’s pro forma regulatory capital ratios. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

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IV.19

Valuation Approaches

In applying the accepted valuation methodology promulgated by the FRB and the Commissioner, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock – price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches – all performed on a pro forma basis including the effects of the stock proceeds, the stock benefit plans and the contribution to the Foundation. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, taking into consideration the valuation adjustments, as well as the pricing at closing of recent conversions.

RP Financial’s valuation placed an emphasis on the following:

•

P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. The P/E approach in a conversion valuation reflects the expectations that earnings will grow as the proceeds are reinvested and leveraged, which involves assumptions regarding the use of proceeds. As a result, the P/E in conversion pricing typically reflects a premium over the Peer Group companies, and the expectation that such premium will remain for a sustained period as the implementation of the plan to reinvest and leverage the proceeds may take several years. In comparison, the Peer Group members are largely seasoned thrift and banking companies that have already leveraged capital raised in prior offerings (including thrift conversion offerings). Thus, it is typical that other valuation approaches will reflect a valuation discount to the Peer Group pricing to counterbalance the premium P/E multiple. In evaluating earnings, it is essential to evaluate core earnings, that is, earnings adjusted for nonrecurring items on an after-tax basis.

•

P/B Approach. The P/B approach is a valuable valuation method for mutual-to-stock conversions, recognizing that in a conversion scenario the P/B ratios must be discounted from pro forma book value in that the converting mutual already has existing capital. This expected pricing discount to book value is the counterbalance to the expected premium P/E multiple described above. It is essential to modify the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community also adjusts book value to exclude goodwill and other acquisition related intangible assets in making investment decisions.

RP® Financial, LC.	VALUATION ANALYSIS
IV.20

•

P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to balance sheet size given the preference to attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when the pro forma ROE is expected to be low.

The Company will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that as of May 21, 2020, the pro forma market value of Eastern Bankshares’ conversion stock equaled $1,588,541,670 at the midpoint, equal to 158,854,167 shares at $10.00 per share.

1. Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds and the after-tax cost of the stock benefit plans. In deriving Eastern Bankshares’ core earnings, the adjustments we made to reported earnings included the elimination of gains on the sale of securities of $2.088 million, losses from investments held in rabbi trusts of $1.024 million, trading securities gains of $153,000 and losses on sale of other assets of $15,000. As shown below, on an after-tax basis, reflecting the marginal income tax rate of 26.0% for the earnings adjustments, the Company’s core earnings were determined to equal $109.689 million for the twelve months ended March 31, 2020.

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IV.21

Amount
($000)
Net income	$110,578
Deduct: Gain on sale of securities (1)	(1,545)
Add: Losses from investments held in rabbi trusts(1)	758
Deduct: Trading securities gains (1)	(113)
Add: Losses on sale of other assets (1)	11

Core earnings estimate	$109,689

(1) Tax effected at 26.0%.

Based on Eastern Bankshares’ reported and core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples at the $1.589 billion midpoint value equaled 16.89 times and 17.05 times, respectively, which reflected premiums of 54.67% and 71.70% relative to the Peer Group’s average reported and core P/E multiples of 10.92 times and 9.93 times, respectively (see Table 4.3). In comparison to the Peer Group’s median reported and core earnings multiples which equaled 9.39 times and 8.20 times, respectively, the Company’s pro forma reported and core P/E multiples at the midpoint value indicated premiums of 79.87% and 107.93%, respectively. The Company’s pro forma P/E ratios based on reported earnings at the minimum and the super maximum equaled 13.99x and 23.67x, respectively, and based on core earnings at the minimum and the super maximum equaled 14.12x and 23.91x, respectively.

2. Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to Eastern Bankshares’ pro forma book value. Based on the $1.589 billion midpoint valuation, Eastern Bankshares’ pro forma P/B and P/TB ratios equaled 53.39% and 61.12%, respectively. In comparison to the average P/B and P/TB ratios for the Peer Group of 78.00% and 105.16%, respectively, the Company’s ratios reflected a discount of 31.55% on a P/B basis and a discount of 41.88% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 73.88% and 104.34%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 27.73% and 41.42%, respectively. At the top of the super range, the Company’s P/B and P/TB ratios equaled 61.77% and 69.44%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 20.81% and 33.97%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 16.39% and 33.45%, respectively.

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

Table 4.3

Market Pricing Versus Peer Group

Eastern Bank Corporation

As of May 21, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/	Payout		Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Eastern Bank Corporation		MA
Super Maximum			$10.00	$2,100.85	$0.42	$16.19	23.67x	61.77%	14.92%	69.44%	23.91x	$0.00	0.00%	0.00%	$14,084	24.16%	22.07%	0.65%	0.63%	2.61%	0.62%	2.58%	$2,016.81
Maximum			$10.00	$1,826.82	$0.50	$17.37	19.94x	57.57%	13.18%	65.32%	20.14x	$0.00	0.00%	0.00%	$13,855	22.91%	20.75%	0.66%	0.66%	2.89%	0.65%	2.85%	$1,753.75
Midpoint			$10.00	$1,588.54	$0.59	$18.73	16.89x	53.39%	11.63%	61.12%	17.05x	$0.00	0.00%	0.00%	$13,657	21.79%	19.57%	0.67%	0.69%	3.16%	0.68%	3.13%	$1,525.00
Minimum			$10.00	$1,350.26	$0.71	$20.56	13.99x	48.64%	10.03%	56.27%	14.12x	$0.00	0.00%	0.00%	$13,458	20.63%	18.35%	0.68%	0.72%	3.48%	0.71%	3.44%	$1,296.25
All Non-MHC Public Companies(6)
Averages			$22.46	$3,465.29	$2.36	$26.16	10.25x	83.75%	9.58%	100.60%	10.04x	$0.78	3.77%	38.33%	$46,582	11.60%	9.93%	0.71%	0.95%	8.22%	1.04%	8.88%
Median			$16.01	$313.97	$1.85	$21.16	9.36x	78.26%	8.84%	94.57%	8.97x	$0.64	3.78%	35.56%	$3,632	11.19%	9.51%	0.57%	1.01%	8.58%	1.07%	9.04%
All Non-MHC State of MA(6)
Averages			$34.70	$1,924.83	$3.55	$34.66	12.42x	83.59%	9.08%	98.41%	11.16x	$0.82	3.19%	30.96%	$30,995	11.25%	10.04%	0.46%	0.82%	7.70%	0.90%	8.41%
Medians			$10.77	$407.39	$1.57	$20.02	10.45x	78.81%	8.21%	84.31%	9.58x	$0.48	3.07%	30.07%	$4,832	10.61%	9.35%	0.47%	0.83%	8.34%	0.84%	8.63%
State of MA(1)
BHLB	Berkshire Hills Bancorp, Inc.	MA	$10.78	$536.29	$1.83	$33.72	10.07x	31.96%	4.10%	49.41%	5.88x	$0.96	8.91%	65.42%	$13,221	12.96%	8.84%	0.45%	0.41%	3.12%	0.70%	5.31%
BPFH	Boston Private Financial Holdings, Inc.	MA	$6.60	$539.47	$0.74	$10.13	09.03x	65.09%	6.17%	70.77%	8.91x	$0.48	7.28%	65.75%	$8,746	9.48%	8.78%	0.36%	0.71%	7.57%	0.72%	7.70%
BRKL	Brookline Bancorp, Inc.	MA	$9.12	$719.08	$0.61	$11.51	15.20x	79.26%	8.55%	96.70%	14.96x	$0.46	5.04%	75.83%	$8,462	10.78%	9.02%	0.68%	0.62%	5.15%	0.63%	5.23%
CATC	Cambridge Bancorp	MA	$54.75	$296.57	$6.08	$54.96	10.49x	99.62%	10.40%	112.66%	9.00x	$2.12	3.87%	39.85%	$2,853	10.44%	9.34%	0.15%	0.95%	10.43%	1.10%	12.08%
CNBK.A	Century Bancorp, Inc.	MA	$68.24	$379.95	$7.18	$61.19	09.50x	111.53%	6.83%	112.42%	9.51x	$0.48	0.70%	6.69%	$5,562	6.12%	6.08%	0.07%	0.75%	12.24%	0.75%	12.24%
EBTC	Enterprise Bancorp, Inc.	MA	$22.05	$259.58	$2.48	$25.61	08.82x	86.11%	7.79%	87.74%	8.88x	$0.70	3.17%	26.80%	$3,367	9.05%	8.89%	0.83%	0.93%	10.23%	0.92%	10.17%
HONE	HarborOne Bancorp, Inc.	MA	$8.00	$434.83	$0.39	$11.56	20.86x	69.22%	11.40%	77.92%	20.32x	$0.00	0.00%	0.00%	$4,101	16.46%	14.90%	1.13%	0.54%	3.77%	0.56%	3.87%
HIFS	Hingham Institution for Savings	MA	$149.12	$318.65	$15.46	$116.34	10.41x	128.17%	12.00%	128.17%	9.65x	$1.68	1.13%	15.49%	$2,655	9.36%	9.36%	0.24%	1.22%	13.05%	1.32%	14.07%
INDB	Independent Bank Corp.	MA	$64.96	$2,139.44	$5.31	$50.50	14.25x	128.63%	18.03%	188.53%	12.23x	$1.84	2.83%	39.04%	$11,980	14.02%	10.01%	0.55%	1.36%	9.33%	1.58%	10.87%
EBSB	Meridian Bancorp, Inc.	MA	$10.76	$539.28	$1.31	$13.73	08.61x	78.35%	8.88%	80.87%	8.20x	$0.32	2.97%	24.00%	$6,349	11.34%	11.02%	0.08%	1.03%	9.10%	1.08%	9.55%
PVBC	Provident Bancorp, Inc.	MA	$8.61	$155.84	$0.57	$11.95	15.65x	72.08%	13.24%	72.08%	15.04x	$0.12	1.39%	5.45%	$1,267	18.37%	18.37%	0.60%	0.90%	5.77%	0.94%	6.00%
RNDB	Randolph Bancorp, Inc.	MA	$9.41	$47.90	$0.70	$14.44	19.20x	65.15%	7.88%	65.15%	13.39x	$0.00	0.00%	0.00%	$653	12.09%	12.09%	0.81%	0.41%	3.33%	0.58%	4.69%
STT	State Street Corporation	MA	$58.09	$20,445.15	$6.62	$60.78	10.00x	95.58%	5.68%	171.50%	8.77x	$2.08	3.58%	35.80%	$362,527	6.58%	4.08%	0.00%	1.02%	9.49%	1.15%	10.69%
WNEB	Western New England Bancorp, Inc.	MA	$5.28	$135.60	$0.46	$8.88	11.73x	59.44%	6.18%	63.84%	11.45x	$0.20	3.79%	33.33%	$2,190	10.40%	9.75%	0.49%	0.56%	5.20%	0.57%	5.33%
Comparable Group
Averages			$19.83	$1,002.44	$2.13	$23.56	10.92x	78.00%	10.18%	105.16%	9.93x	$0.75	4.50%	46.91%	$9,510	13.09%	10.11%	0.62%	1.02%	7.61%	1.14%	8.42%
Medians			$12.72	$871.58	$1.57	$21.48	9.39x	73.88%	9.65%	104.34%	8.20x	$0.68	4.42%	44.22%	$9,992	13.06%	10.01%	0.66%	1.03%	7.93%	1.12%	9.00%
Comparable Group
BRKL	Brookline Bancorp, Inc.	MA	$9.12	$719.08	$0.61	$11.51	15.20x	79.26%	8.55%	96.70%	14.96x	$0.46	5.04%	75.83%	$8,462	10.78%	9.02%	0.68%	0.62%	5.15%	0.63%	5.23%
INDB	Independent Bank Corp.	MA	$64.96	$2,139.44	$5.31	$50.50	14.25x	128.63%	18.03%	188.53%	12.23x	$1.84	2.83%	39.04%	$11,980	14.02%	10.01%	0.55%	1.36%	9.33%	1.58%	10.87%
EBSB	Meridian Bancorp, Inc.	MA	$10.76	$539.28	$1.31	$13.73	8.61x	78.35%	8.88%	80.87%	8.20x	$0.32	2.97%	24.00%	$6,349	11.34%	11.02%	0.08%	1.03%	9.10%	1.08%	9.55%
EGBN	Eagle Bancorp, Inc.	MD	$30.88	$995.11	$4.02	$36.11	7.90x	85.51%	9.95%	93.94%	7.68x	$0.88	2.85%	16.88%	$9,992	11.64%	10.70%	0.66%	1.45%	11.14%	1.49%	11.45%
KRNY	Kearny Financial Corp.	NJ	$8.29	$668.61	$0.51	$12.79	17.64x	64.84%	10.24%	81.19%	16.19x	$0.32	3.86%	61.70%	$6,774	15.79%	13.03%	0.65%	0.60%	3.60%	0.66%	3.93%
NWBI	Northwest Bancshares, Inc.	PA	$9.64	$1,229.81	$0.95	$12.55	11.08x	76.83%	9.65%	105.81%	10.13x	$0.76	7.88%	85.06%	$10,681	12.56%	9.45%	0.96%	0.89%	6.97%	0.97%	7.63%
OCFC	OceanFirst Financial Corp.	NJ	$15.39	$921.12	$2.06	$23.38	9.62x	65.84%	8.85%	105.30%	7.48x	$0.68	4.42%	42.50%	$10,489	13.44%	8.85%	0.39%	0.97%	6.94%	1.26%	9.00%
PFS	Provident Financial Services, Inc.	NJ	$12.72	$840.09	$1.57	$21.48	8.48x	59.22%	8.30%	85.64%	8.08x	$0.92	7.23%	61.33%	$10,085	14.01%	10.12%	0.82%	0.98%	6.87%	1.03%	7.22%
STBA	S&T Bancorp, Inc.	PA	$22.21	$871.58	$2.83	$30.06	8.85x	73.88%	9.65%	109.76%	7.84x	$1.12	5.04%	44.22%	$9,005	13.06%	9.18%	1.03%	1.13%	8.47%	1.28%	9.60%
FCF	First Commonwealth Financial Corporation	PA	$7.91	$774.89	$0.93	$10.79	9.09x	73.29%	9.11%	104.70%	8.52x	$0.44	5.56%	48.28%	$8,515	12.42%	9.03%	0.74%	1.05%	8.21%	1.12%	8.75%
WSFS	WSFS Financial Corporation	DE	$26.21	$1,327.78	$3.31	$36.23	9.39x	72.34%	10.81%	104.34%	7.93x	$0.48	1.83%	17.20%	$12,279	14.93%	10.85%	0.31%	1.19%	7.93%	1.41%	9.40%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)

Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

RP Financial considered the discounts under the book value approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value given that the Company already has equity. As noted earlier, the discounts reflected under the book value approach counterbalances the premiums over the Peer Group multiples reflected in the Company’s P/E multiples.

3. Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $1.589 billion midpoint of the valuation range, Eastern Bankshares’ pro forma P/A ratio equaled 11.63% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 10.18%, which implies a premium of 14.24% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 9.65%, the Company’s pro forma P/A ratio at the midpoint value reflects a premium of 20.52%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). As discussed previously, two standard conversion offerings were completed during the past twelve months and no standard conversion offerings have been completed during the past three months. In comparison to the 66.90% average closing forma P/TB ratio of the two recent standard conversions, the Company’s P/TB ratio of 61.12% at the midpoint value reflects an implied discount of 8.64%. At the top of the super maximum, the Company’s P/TB ratio of 69.44% reflects an implied premium of 3.80% relative to the two recent standard conversions average P/TB ratio at closing. The current P/TB ratio of the only recent standard conversion that is publicly-traded (Richmond Mutual Bancorporation) equaled 71.70%, based on closing stock prices as of May 21, 2020. In comparison to the current P/TB ratio of Richmond Mutual Bancorporation, the Company’s P/TB ratio at the midpoint value reflects an implied discount of 14.76% and at the top of the super maximum reflects an implied discount of 3.15%.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of May 21, 2020, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including shares to be issued to the Foundation, equaled $1,588,541,670 at the midpoint, equal to 158,854,167 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% valuation range indicates a minimum value of $1,350,260,420 and a maximum value of $1,826,822,920. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 135,026,042 at the minimum and 182,682,292 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $2,100,846,360 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 210,084,636. Based on this valuation range, the offering range is as follows: $1,296,250,000 at the minimum, $1,525,000,000 at the midpoint, $1,753,750,000 at the maximum and $2,016,812,500 at the super maximum. Based on the $10.00 per share offering price, the number of offering shares is as follows: 129,625,000 at the minimum, 152,500,000 at the midpoint, 175,375,000 at the maximum and 201,681,250 at the super maximum. The pro forma valuation calculations relative to the Peer Group are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8.

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description
I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

I-13	Maturity of Jumbo Time Deposits

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit Number	Description
III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of New England Bank and Thrift Institutions

III-3	Public Market Pricing of Mid-Atlantic Bank and Thrift Institutions

III-4	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of May 21, 2020

IV-2	Historical Stock Price Indices

IV-3	Stock Indices as of May 21, 2020

IV-4	Massachusetts Bank and Thrift Acquisitions 2017—Present

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

V-1	Firm Qualifications Statement

EXHIBIT I-1

Eastern Bankshares, Inc.

Map of Office Locations

Exhibit I-1

Eastern Bankshares, Inc.

Map of Office Locations

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-2

Eastern Bankshares, Inc.

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

Eastern Bankshares, Inc.

Key Operating Ratios

Exhibit I-3

Eastern Bankshares, Inc.

Key Operating Ratios

	As of or For the Three Months Ended March 31,		As of or For the Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
Performance Ratios:
Return on average assets (1)	0.07%	0.29%	1.18%	1.10%	0.83%	0.63%	0.65%
Return on average equity (2)	0.43%	1.99%	8.75%	9.02%	6.62%	5.06%	5.33%
Interest rate spread (FTE) (3)	0.90%	0.94%	3.74%	3.68%	3.59%	3.28%	3.13%
Net interest margin (FTE) (4)	0.94%	1.00%	3.96%	3.84%	3.65%	3.33%	3.17%
Noninterest expenses to average assets	0.81%	0.93%	3.62%	3.57%	3.75%	3.71%	3.45%
Efficiency ratio (5)	71.28%	69.67%	69.53%	69.73%	72.62%	79.46%	77.97%
Average interest-earning assets to average interest-bearing liabilities	169.37%	165.51%	167.46%	167.29%	174.98%	174.87%	165.52%
Capital Ratios:
Average equity to average assets	16.56%	14.64%	13.53%	12.22%	12.60%	12.51%	12.15%
Total capital to risk weighted assets .	13.57%	12.68%	13.56%	12.41%	12.04%	11.63%	11.69%
Tier 1 capital to risk weighted assets	12.42%	11.77%	12.65%	11.51%	11.15%	10.76%	10.83%
Common equity tier 1 capital to risk weighted assets	12.42%	11.77%	12.65%	11.51%	11.15%	10.76%	10.83%
Tier 1 capital to average assets	11.28%	10.71%	11.47%	10.39%	9.85%	9.87%	9.56%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.19%	0.92%	0.92%	0.92%	0.91%	0.92%	0.93%
Allowance for loan losses as a percentage of nonperforming loans	222.34%	302.22%	188.00%	303.32%	397.48%	308.02%	387.48%
Net charge-offs (recoveries) to average outstanding loans during the period	0.02%	0.01%	0.05%	0.10%	0.02%	0.04%	(0.03)%
Nonperforming loans as a percentage of total loans	0.54%	0.31%	0.49%	0.30%	0.23%	0.30%	0.24%
Nonperforming loans as a percentage of total assets	0.40%	0.25%	0.38%	0.23%	0.17%	0.23%	0.18%
Total nonperforming assets as a percentage of total assets	0.40%	0.25%	0.38%	0.23%	0.17%	0.38%	0.33%

(1)	Represents net income divided by average total assets.
(2)	Represents net income divided by average equity.
(3)	Represents the difference between average yield on average interest-earning assets and the average cost of interest-bearing liabilities for the periods on a fully tax-equivalent (FTE) basis.
(4)	Represents net interest income as a percentage of average interest-earning assets adjusted on a FTE basis.
(5)	Represents noninterest expenses divided by the sum of net interest income and noninterest income.

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-4

Eastern Bankshares, Inc.

Investment Portfolio Composition

Exhibit I-4

Eastern Bankshares, Inc.

Investment Portfolio Composition

	As of March 31,	As of December 31,
	2020	2019	2018	2017
	(In thousands)
Available for sale securities:
Government-sponsored residential mortgage-backed securities	$1,203,489	$1,167,968	$1,136,137	$1,167,444
U.S. Treasury securities	61,235	50,420	—	—
State and municipal bonds and obligations	278,954	283,538	313,716	331,380
Other	6,249	6,310	6,045	5,986
Trading Securities:
Municipal bonds and obligations	652	961	52,899	46,791

Total	$1,550,579	$1,509,197	$1,508,797	$1,551,601

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-5

Eastern Bankshares, Inc.

Yields and Costs

Exhibit I-5

Eastern Bankshares, Inc.

Yields and Costs

	Three Months Ended March 31,
	2020			2019
	Average Outstanding Balance	Interest	Average Yield/ Cost (5)	Average Outstanding Balance	Interest	Average Yield/ Cost (5)
			(Dollars in thousands)
Interest-earning assets:
Loans (1)
Residential	$1,429,994	$13,303	3.74%	$1,432,364	$13,422	3.80%
Commercial	6,275,057	69,615	4.46%	5,966,791	72,419	4.92%
Consumer	1,311,172	13,407	4.11%	1,475,130	15,357	4.22%

Total loans	9,016,223	96,325	4.30%	8,874,285	101,198	4.62%
Investment securities	1,500,413	10,685	2.86%	1,492,616	11,312	3.07%
Federal funds sold and other short-term investments	240,440	517	0.86%	62,319	353	2.30%

Total interest-earning assets	10,757,076	107,527	4.02%	10,429,220	112,863	4.39%

Non-interest-earning assets	1,022,216			860,592

Total assets	$11,779,292			$11,289,812

Interest-bearing liabilities:
Deposits:
Savings account	$976,881	$54	0.02%	$1,014,321	$53	0.02%
Interest checking account	1,902,128	819	0.17%	1,858,361	898	0.20%
Money market investment	2,981,427	3,904	0.53%	2,598,682	4,290	0.67%
Time account	327,144	638	0.78%	460,744	1,279	1.13%

Total interest-bearing deposits	6,187,580	5,415	0.35%	5,932,108	6,520	0.45%
Borrowings	163,463	599	1.47%	369,186	2,292	2.52%

Total interest-bearing liabilities .	6,351,043	6,014	0.38%	6,301,294	8,812	0.57%
Demand accounts	3,477,377			3,335,453

Total liabilities	9,828,420			9,636,747
Total net worth	1,950,872			1,653,065

Total liabilities and retained earnings	$11,779,292			$11,289,812

Net interest income—FTE		$101,513			$104,051

Net interest rate spread (2)			3.64%			3.82%

Net interest-earning assets (3)	$4,406,033			$4,127,926

Net interest margin—FTE (4)			3.80%			4.05%

Average interest-earning assets to interest-bearing liabilities	169.37%			165.51%

(1)	Non-accrual loans are included in loans.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.
(5)	Rates have been annualized.

Exhibit I-5 (continued)

Eastern Bankshares, Inc.

Yields and Costs

	Year Ended December 31,
	2019			2018			2017
	Average Outstanding Balance	Interest	Average Yield / Cost (5)	Average Outstanding Balance	Interest	Average Yield / Cost (5)	Average Outstanding Balance	Interest	Average Yield / Cost (5)
				(Dollars in thousands)
Interest-earning assets:
Loans (1)
Residential	$1,439,845	$53,736	3.73%	$1,358,387	$49,840	3.67%	$1,221,924	$43,968	3.60%
Commercial	6,089,410	291,055	4.78%	5,653,675	262,234	4.64%	5,203,327	213,078	4.10%
Consumer	1,419,692	60,009	4.23%	1,554,087	59,669	3.84%	1,543,107	52,629	3.41%

Total loans.	8,948,947	404,800	4.52%	8,566,149	371,743	4.34%	7,968,358	309,675	3.89%
Investment securities	1,435,719	42,494	2.96%	1,539,901	45,707	2.97%	1,353,286	43,538	3.22%
Federal funds sold and other short-term investments	144,856	2,977	2.06%	192,112	3,412	1.78%	244,900	2,800	1.14%

Total interest-earning assets	10,529,522	450,271	4.28%	10,298,162	420,862	4.09%	9,566,544	356,013	3.72%

Non-interest-earning assets	874,588			839,208			825,252

Total assets	$11,404,110			$11,137,370			$10,391,796

Interest-bearing liabilities:
Deposits:
Interest checking	$1,842,993	$3,947	0.21%	$1,821,854	$3,325	0.18%	$1,602,995	$1,011	0.06%
Savings	991,244	210	0.02%	1,048,289	229	0.02%	1,021,419	240	0.02%
Money market investments	2,769,934	19,150	0.69%	2,422,531	9,988	0.41%	2,261,096	2,023	0.09%
Certificate of deposits	392,035	3,994	1.02%	452,885	3,843	0.85%	377,276	962	0.25%

Total interest-bearing deposits	5,996,206	27,301	0.46%	5,745,559	17,385	0.30%	5,262,786	4,236	0.08%
Borrowings	291,413	6,452	2.21%	410,312	7,737	1.89%	204,294	2,656	1.30%

Total interest-bearing liabilities	6,287,619	33,753	0.54%	6,155,871	25,122	0.41%	5,467,080	6,892	0.13%
Non-interest-bearing liabilities	3,573,300			3,620,937			3,615,296

Total liabilities	9,860,919			9,776,808			9,082,376
Total net worth	1,543,191			1,360,562			1,309,420

Total liabilities and net worth	$11,404,110			$11,137,370			$10,391,796

Exhibit I-5 (continued)

Eastern Bankshares, Inc.

Yields and Costs

Net interest income - FTE		$416,518			$395,740			$349,121

Net interest rate spread (2)			3.74%			3.68%			3.59%

Net interest-earning assets (3)	$4,241,903			$4,142,291			$4,099,464

Net interest margin - FTE (4)			3.96%			3.84%			3.65%

Average interest- earning assets to interest- bearing liabilities	167.46%			167.29%			174.98%

(1)	Non-accrual loans are included in loans.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.
(5)	Rates have been annualized.

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-6

Eastern Bankshares, Inc.

Loan Loss Allowance Activity

Exhibit I-6

Eastern Bankshares, Inc.

Loan Loss Allowance Activity

	As of March 31,		As of December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in thousands)
Average total loans	$9,016,223	$8,874,285	$8,948,947	$8,566,149	$7,968,358	$7,397,564	$6,950,760

Allowance for loan losses, beginning of period	$82,297	$80,655	$80,655	$74,111	$70,188	$65,500	$64,083
Charged-off loans:
Commercial and industrial	—	—	1,123	3,646	1,104	1,859	75
Commercial real estate	—	—	—	49	—	368	—
Commercial construction	—	—	—	—	—	—	—
Business banking	1,337	1,439	5,974	6,345	5,414	1,547	1,489
Residential real estate	—	17	66	27	207	206	939
Consumer home equity	473	—	205	285	21	202	250
Other consumer	533	468	2,131	2,109	2,234	1,709	1,986

Total charged-off loans	2,343	1,924	9,499	12,461	8,980	5,891	4,739

Recoveries on loans previously charged-off
Commercial and industrial	322	460	3,748	2,753	5,593	1,470	514
Commercial real estate	1	2	12	132	147	—	4,058
Commercial construction	—	—	—	—	21	—	444
Business banking	127	127	604	375	614	244	275
Residential real estate	60	59	105	152	164	274	395
Consumer home equity	14	8	52	61	37	104	97
Other consumer	60	106	320	432	527	587	698

Total recoveries	584	762	4,841	3,905	7,103	2,679	6,481

Net loans charged-off (recoveries)
Commercial and industrial	(322)	(460)	(2,625)	893	(4,489)	389	(439)
Commercial real estate	(1)	(2)	(12)	(83)	(147)	368	(4,058)
Commercial construction	—	—	—	—	(21)	—	(444)
Business banking	1,210	1,312	5,370	5,970	4,800	1,303	1,214
Residential real estate	(60)	(42)	(39)	(125)	43	(68)	544
Consumer home equity	459	(8)	153	224	(16)	98	153
Other consumer	473	362	1,811	1,677	1,707	1,122	1,288

Total net loans charged-off .	1,759	1,162	4,658	8,556	1,877	3,212	(1,742)

Provision for loan losses	28,600	3,000	6,300	15,100	5,800	7,900	(325)

Total allowance for loan losses, end of period	$109,138	$82,493	$82,297	$80,655	$74,111	$70,188	$65,500

Net charge-offs to average total loans outstanding during this period	0.02%	0.01%	0.05%	0.10%	0.02%	0.04%	(0.03)%
Allowance for loan losses as a percent of total loans	1.20%	0.92%	0.92%	0.92%	0.91%	0.92%	0.93%
Allowance for loan losses as a percent of nonperforming loans	222.34%	302.22%	188.00%	303.32%	397.48%	308.02%	387.48%

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-7

Eastern Bankshares, Inc.

Interest Rate Risk Analysis

Exhibit I-7

Eastern Bankshares, Inc.

Interest Rate Risk Analysis

Interest Rate Sensitivity

	As of March 31, 2020
Change in Interest Rates	Net Interest Income Year 1
(basis points) (1)	Forecast	Year 1 Change from Level
	(Dollars in thousands)
400	$424,264	10.9%
300	414,212	8.3%
200	404,348	5.7%
Flat	382,610	—%
-100	360,367	(5.8)%

EVE Interest Rate Sensitivity

		As of March 31, 2020
		Estimated Increase (Decrease in EVE) from		EVE as a
Change in		Level		Percentage
Interest Rate (basis points) (1)	Estimated EVE	Amount	Percent	of Total Assets
		(Dollars in thousands)
400	$2,539,206	$281,268	12.5%	20.57%
300	2,502,817	244,879	10.8%	20.28%
200	2,450,858	192,920	8.5%	19.86%
Flat	2,257,938	—	—%	18.29%
-100	2,115,641	(142,297)	(6.3)%	17.14%

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-8

Eastern Bankshares, Inc.

Fixed and Adjustable Rate Loans

Exhibit I-8

Eastern Bankshares, Inc.

Fixed and Adjustable Rate Loans

Loan Interest Rate Risk

	Due After December 31, 2020
	Fixed	Adjustable	Total
	(In thousands)
Commercial and industrial	$388,622	$882,943	$1,271,565
Commercial real estate	654,310	2,686,063	3,340,373
Commercial construction	51,392	172,146	223,538
Business banking	194,736	488,992	683,728
Residential real estate	890,682	537,293	1,427,975
Consumer home equity	247,477	683,039	930,516
Other consumer	365,838	6,152	371,990

Total loans	$2,793,057	$5,456,628	$8,249,685

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-9

Eastern Bankshares, Inc.

Loan Portfolio Composition

Exhibit I-9

Eastern Bankshares, Inc.

Loan Portfolio Composition

	March 31,	December 31
	2020	2019	2018	2017	2016	2015
	Amount	Amount	Amount	Amount	Amount	Amount
	(In thousands)
Commercial and industrial	$1,771,122	$1,642,184	$1,658,765	$1,395,597	$1,268,980	$1,125,247
Commercial real estate	3,523,721	3,535,441	3,211,118	2,830,496	2,757,539	2,452,814
Commercial construction	293,135	273,774	313,209	400,971	257,207	299,298
Business banking	779,916	771,498	740,938	761,229	728,616	609,595
Residential real estate	1,420,003	1,428,630	1,430,764	1,290,461	1,153,255	1,036,710
Consumer home equity	929,554	933,088	949,410	931,496	892,241	850,677
Other consumer	369,652	402,431	551,799	616,791	647,293	757,127

Total loans	$9,087,103	$8,987,046	$8,856,003	$8,227,041	$7,705,131	$7,131,468
Less:
Allowance for Loan Losses	(109,138)	(82,297)	(80,655)	(74,111)	(70,188)	(65,500)
Unamortized premiums, net of unearned discounts and deferred fees	(6,360)	(5,565)	(435)	1,056	895	3,098

Total Loans Receivable, net	$8,971,605	$8,899,184	$8,774,913	$8,153,986	$7,635,838	$7,069,066

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-10

Eastern Bankshares, Inc.

Contractual Maturity by Loan Type

Exhibit I-10

Eastern Bankshares, Inc.

Contractual Maturity by Loan Type

	One Year	One to	After
	or Less	Five Years	Five Years
	(In thousands)
Commercial and industrial	$370,619	$829,690	$441,875
Commercial real estate	195,213	1,015,518	2,324,711
Commercial construction	50,110	106,296	117,368
Business banking	87,770	253,550	430,179
Residential real estate	656	5,171	1,422,802
Consumer home equity	2,572	21,413	909,103
Other consumer	30,441	287,121	84,868

Total loans	$737,381	$2,518,759	$5,730,906

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-11

Eastern Bankshares, Inc.

Non-Performing Assets

Exhibit I-11

Eastern Bankshares, Inc.

Non-Performing Assets

	As of March 31,	As of December 31,
	2020	2019	2018	2017	2016	2015
	(Dollars in thousands)
Non-accrual loans:
Commercial	$38,054	$34,093	$17,599	$10,273	$13,056	$8,016
Residential	5,594	5,598	5,535	6,680	6,512	5,666
Consumer	4,085	2,760	3,038	1,212	722	789

Total non-accrual loans	47,733	42,451	26,172	18,165	20,290	14,471

Accruing loans past due 90 days or more:
Commercial	1,345	1,315	410	471	1,978	2,258
Residential	—	—	—		510	132
Consumer	9	9	9	9	9	43

Total accruing loans past due 90 days or more	1,354	1,324	419	480	2,497	2,433

Total non-performing loans	49,087	43,775	26,591	18,645	22,787	16,904
Total other real estate owned	40	—	35	35	653	772

Other non-performing assets	—	—	—	—	13,834	13,853

Total non-performing assets	$49,127	$43,775	$26,626	$18,680	$37,274	$31,529

Total accruing troubled debt restructured loans	$41,880	$48,623	$41,465	$46,448	$43,687	$40,491
Total non-performing loans to total loans	0.54%	0.49%	0.30%	0.23%	0.30%	0.24%
Total non-performing assets to total assets	0.40%	0.38%	0.23%	0.17%	0.38%	0.33%

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-12

Eastern Bankshares, Inc.

Deposit Composition

Exhibit I-12

Eastern Bankshares, Inc.

Deposit Composition

	As of March 31,		As of December 31,
	2020		2019		2018		2017
	Amount	% Change	Amount	% Change	Amount	% Change	Amount
	(Dollars in thousands)
Demand	$3,646,052	3.66%	$3,517,447	2.11%	$3,444,804	(0.46)%	$3,460,597
Interest checking	2,318,609	27.79%	1,814,327	(4.48)%	1,899,336	8.36%	1,752,837
Savings	1,002,709	3.25%	971,119	(2.85)%	999,649	(3.28)%	1,033,520
Money market investments	3,016,932	3.34%	2,919,360	13.12%	2,580,756	17.71%	2,192,504
Certificate of deposits	324,709	(1.35)%	329,139	(30.70)%	474,948	26.32%	375,994

Total deposits	$10,309,011	7.93%	$9,551,392	1.62%	$9,399,493	6.63%	$8,815,452

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-13

Eastern Bankshares, Inc.

Maturity of Jumbo Time Deposits

Exhibit I-13

Eastern Bankshares, Inc.

Maturity of Jumbo Time Deposits

	As of	As of
	March 31,	December 31,
	2020	2019
Maturing in	Amount	Amount
	(In thousands)
Three months or less	$69,864	$58,958
Over three months through six months	43,850	43,008
Over six months through 12 months	29,134	44,643
Over 12 months	12,751	11,029

Total	$155,599	$157,638

Source: Eastern Bankshares’ prospectus.

EXHIBIT II-1

Description of Office Properties

Exhibit II-1

Eastern Bankshares, Inc.

Description of Office Properties

Properties

At March 31, 2020, we conducted our banking business through our main office and 89 branch offices located in eastern Massachusetts and southern New Hampshire. In addition, Eastern Bank occupies two administrative/operational offices, in Lynn and Brockton, Massachusetts. Eastern Insurance Group LLC represents many leading insurance companies. Eastern Insurance Group LLC operates through 23 non-branch offices in eastern Massachusetts, one office in Keene, New Hampshire, and one office in Providence, Rhode Island. At March 31, 2020, we leased 103 of our offices, and the total net book value of our land, buildings, furniture, fixtures and equipment was $41.8 million.

Source: Eastern Bankshares’ prospectus.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note
2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%
2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%
2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%
2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%
2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%
2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%
2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%
2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%
2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%
2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%
2015:	Quarter 1	3.25%	0.03%	0.26%	1.94%
	Quarter 2	3.25%	0.01%	0.28%	2.35%
	Quarter 3	3.25%	0.00%	0.33%	2.06%
	Quarter 4	3.50%	0.16%	0.65%	2.27%
2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%
2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	Quarter 3	4.25%	1.06%	1.31%	2.33%
	Quarter 4	4.50%	1.39%	1.76%	2.40%
2018:	Quarter 1	4.75%	1.73%	2.09%	2.74%
	Quarter 2	5.00%	1.93%	2.33%	2.85%
	Quarter 3	5.25%	2.19%	2.59%	3.05%
	Quarter 4	5.50%	2.45%	2.63%	2.69%
2019:	Quarter 1	5.50%	2.40%	2.40%	2.41%
	Quarter 2	5.00%	2.12%	1.92%	2.00%
	Quarter 3	4.75%	1.88%	1.75%	1.68%
	Quarter 4	4.75%	1.55%	1.59%	1.92%
2020:	Quarter 1	3.25%	0.11%	0.17%	0.70%
	As of May 21, 2020	3.25%	0.12%	0.16%	0.68%

(1)	End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

May 21, 2020

										As of May 21, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
FCCY	1st Constitution Bancorp	NASDAQ	MA	Cranbury	NJ	$1,611	27	Dec		$11.78	$120
SRCE	1st Source Corporation	NASDAQ	MW	South Bend	IN	$6,735	82	Dec		$31.82	$813
ACNB	ACNB Corporation	NASDAQ	MA	Gettysburg	PA	$2,180	33	Dec		$23.93	$207
ALRS	Alerus Financial Corporation	NASDAQ	MW	Grand Forks	ND	$2,512	15	Dec	9/12/19	$17.81	$305
ABTX	Allegiance Bancshares, Inc.	NASDAQ	SW	Houston	TX	$5,002	27	Dec	10/7/15	$24.86	$507
AMAL	Amalgamated Bank	NASDAQ	MA	New York	NY	$5,752	12	Dec	8/8/18	$10.30	$319
AMTB	Amerant Bancorp Inc.	NASDAQ	SE	Coral Gables	FL	$8,099	29	Dec		$11.86	$500
AMNB	American National Bankshares Inc.	NASDAQ	SE	Danville	VA	$2,495	27	Dec		$24.31	$266
AMRB	American River Bankshares	NASDAQ	WE	Rancho Cordova	CA	$716	11	Dec	8/29/83	$10.00	$59
ABCB	Ameris Bancorp	NASDAQ	SE	Atlanta	GA	$18,225	177	Dec	5/19/94	$21.52	$1,490
ASRV	AmeriServ Financial, Inc.	NASDAQ	MA	Johnstown	PA	$1,168	17	Dec		$2.82	$48
ATLO	Ames National Corporation	NASDAQ	MW	Ames	IA	$1,798	22	Dec		$19.59	$179
AROW	Arrow Financial Corporation	NASDAQ	MA	Glens Falls	NY	$3,291	41	Dec		$27.44	$411
ASB	Associated Banc-Corp	NYSE	MW	Green Bay	WI	$33,908	257	Dec		$13.15	$1,987
ACBI	Atlantic Capital Bancshares, Inc.	NASDAQ	SE	Atlanta	GA	$2,720	3	Dec		$10.90	$234
AUB	Atlantic Union Bankshares Corporation	NASDAQ	SE	Richmond	VA	$17,847	149	Dec		$21.19	$1,668
AUBN	Auburn National Bancorporation, Inc.	NASDAQ	SE	Auburn	AL	$856	8	Dec		$51.50	$184
AX	Axos Financial, Inc.	NYSE	WE	Las Vegas	NV	$12,160	1	Jun	3/14/05	$20.62	$1,230
BANC	Banc of California, Inc.	NYSE	WE	Santa Ana	CA	$7,663	32	Dec	8/22/02	$10.59	$526
BANF	BancFirst Corporation	NASDAQ	SW	Oklahoma City	OK	$8,669	119	Dec		$35.63	$1,163
BCTF	Bancorp 34, Inc.	NASDAQ	SW	Alamogordo	NM	$408	4	Dec	5/16/00	$10.95	$33
TBBK	Bancorp, Inc.	NASDAQ	MA	Wilmington	DE	$5,458	1	Dec		$7.16	$410
BXS	BancorpSouth Bank	NYSE	SE	Tupelo	MS	$21,033	316	Dec		$20.48	$2,102
BFC	Bank First Corporation	NASDAQ	MW	Manitowoc	WI	$2,200	26	Dec		$57.16	$409
BAC	Bank of America Corporation	NYSE	SE	Charlotte	NC	$2,619,954	4,236	Dec		$22.90	$198,671
BOCH	Bank of Commerce Holdings	NASDAQ	WE	Sacramento	CA	$1,456	11	Dec		$7.51	$125
BOH	Bank of Hawaii Corporation	NYSE	WE	Honolulu	HI	$18,542	66	Dec		$61.78	$2,472
BMRC	Bank of Marin Bancorp	NASDAQ	WE	Novato	CA	$2,698	24	Dec		$30.85	$416
BK	Bank of New York Mellon Corporation	NYSE	MA	New York	NY	$468,155	52	Dec		$34.98	$30,973
BPRN	Bank of Princeton	NASDAQ	MA	Princeton	NJ	$1,425	21	Dec		$19.74	$134
BKSC	Bank of South Carolina Corporation	NASDAQ	SE	Charleston	SC	$500	5	Dec		$16.22	$90
BOTJ	Bank of the James Financial Group, Inc.	NASDAQ	SE	Lynchburg	VA	$746	18	Dec		$9.84	$43
OZK	Bank OZK	NASDAQ	SE	Little Rock	AR	$24,566	243	Dec	7/17/97	$21.63	$2,797
BSVN	Bank7 Corp.	NASDAQ	SW	Oklahoma City	OK	$974	9	Dec	9/19/18	$8.91	$82
BFIN	BankFinancial Corporation	NASDAQ	MW	Burr Ridge	IL	$1,450	20	Dec	6/23/05	$7.74	$116
BKU	BankUnited, Inc.	NYSE	SE	Miami Lakes	FL	$33,596	79	Dec	1/27/11	$16.00	$1,478
BWFG	Bankwell Financial Group, Inc.	NASDAQ	NE	New Canaan	CT	$2,054	12	Dec	5/15/14	$14.45	$112
BANR	Banner Corporation	NASDAQ	WE	Walla Walla	WA	$12,781	178	Dec	10/31/95	$34.20	$1,202
BCML	BayCom Corp	NASDAQ	WE	Walnut Creek	CA	$2,169	34	Dec	5/3/18	$12.35	$149
BCBP	BCB Bancorp, Inc.	NASDAQ	MA	Bayonne	NJ	$2,942	30	Dec	12/31/00	$9.59	$166
BHLB	Berkshire Hills Bancorp, Inc.	NYSE	NE	Boston	MA	$13,221	132	Dec	6/27/00	$10.78	$536
BOKF	BOK Financial Corporation	NASDAQ	SW	Tulsa	OK	$47,119	128	Dec	6/7/91	$48.61	$3,418
BPFH	Boston Private Financial Holdings, Inc.	NASDAQ	NE	Boston	MA	$8,746	23	Dec		$6.60	$539
BDGE	Bridge Bancorp, Inc.	NASDAQ	MA	Bridgehampton	NY	$5,061	38	Dec		$20.17	$392
BWB	Bridgewater Bancshares, Inc.	NASDAQ	MW	Bloomington	MN	$2,419	9	Dec	3/13/18	$9.82	$283
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	$506	3	Dec	1/8/96	$1.36	$25
BRKL	Brookline Bancorp, Inc.	NASDAQ	NE	Boston	MA	$8,462	53	Dec	3/24/98	$9.12	$719
BMTC	Bryn Mawr Bank Corporation	NASDAQ	MA	Bryn Mawr	PA	$4,923	44	Dec	8/8/86	$26.08	$520
BFST	Business First Bancshares, Inc.	NASDAQ	SW	Baton Rouge	LA	$2,288	48	Dec		$12.65	$261
BY	Byline Bancorp, Inc.	NYSE	MW	Chicago	IL	$5,735	61	Dec	6/29/17	$11.45	$439
CFFI	C&F Financial Corporation	NASDAQ	SE	Toano	VA	$1,877	30	Dec		$33.28	$121
CADE	Cadence Bancorporation	NYSE	SW	Houston	TX	$17,238	101	Dec	4/12/17	$7.14	$899
CALB	California BanCorp	NASDAQ	WE	Oakland	CA	$1,207	2	Dec	7/17/07	$15.10	$123
CATC	Cambridge Bancorp	NASDAQ	NE	Cambridge	MA	$2,853	17	Dec		$54.75	$297

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

May 21, 2020

										As of May 21, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
CAC	Camden National Corporation	NASDAQ	NE	Camden	ME	$4,595	59	Dec		$30.90	$462
CBNK	Capital Bancorp, Inc.	NASDAQ	MA	Rockville	MD	$1,508	6	Dec	9/25/18	$10.81	$149
CCBG	Capital City Bank Group, Inc.	NASDAQ	SE	Tallahassee	FL	$3,087	64	Dec		$18.54	$312
COF	Capital One Financial Corporation	NYSE	SE	McLean	VA	$396,878	470	Dec	11/15/94	$60.92	$27,737
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	$9,371	54	Sep	3/31/99	$11.34	$1,565
CSTR	CapStar Financial Holdings, Inc.	NASDAQ	SE	Nashville	TN	$2,073	13	Dec	9/21/16	$11.13	$204
CARE	Carter Bank & Trust	NASDAQ	SE	Martinsville	VA	$4,002	100	Dec		$7.48	$197
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	$569	7	Mar	10/24/94	$1.65	$6
CATY	Cathay General Bancorp	NASDAQ	WE	Los Angeles	CA	$18,296	61	Dec		$25.26	$2,010
CBFV	CB Financial Services, Inc.	NASDAQ	MA	Carmichaels	PA	$1,313	28	Dec		$22.45	$121
CBMB	CBM Bancorp, Inc.	NASDAQ	MA	Baltimore	MD	$228	4	Dec	9/27/18	$11.90	$46
CBTX	CBTX, Inc.	NASDAQ	SW	Houston	TX	$3,426	35	Dec	11/7/17	$18.39	$459
CFBK	Central Federal Corporation	NASDAQ	MW	Worthington	OH	$945	7	Dec	12/30/98	$10.55	$56
CPF	Central Pacific Financial Corp.	NYSE	WE	Honolulu	HI	$6,109	35	Dec		$15.55	$437
CVCY	Central Valley Community Bancorp	NASDAQ	WE	Fresno	CA	$1,619	21	Dec		$14.10	$176
CNBK.A	Century Bancorp, Inc.	NASDAQ	NE	Medford	MA	$5,562	27	Dec		$68.24	$249
CHMG	Chemung Financial Corporation	NASDAQ	MA	Elmira	NY	$1,841	32	Dec		$24.93	$120
COFS	ChoiceOne Financial Services, Inc.	NASDAQ	MW	Sparta	MI	$1,398	27	Dec		$29.77	$216
CNNB	Cincinnati Bancorp, Inc.	NASDAQ	MW	Cincinnati	OH	$228	6	Dec	10/14/15	$9.20	$27
CIT	CIT Group Inc.	NYSE	MA	New York	NY	$58,937	92	Dec	7/1/02	$16.81	$1,654
C	Citigroup Inc.	NYSE	MA	New York	NY	$2,219,770	706	Dec		$45.00	$93,681
CZNC	Citizens & Northern Corporation	NASDAQ	MA	Wellsboro	PA	$1,629	27	Dec		$18.26	$252
CZWI	Citizens Community Bancorp, Inc.	NASDAQ	MW	Eau Claire	WI	$1,505	29	Dec	3/30/04	$7.30	$81
CFG	Citizens Financial Group, Inc.	NYSE	NE	Providence	RI	$176,719	1,053	Dec	9/23/14	$21.35	$9,108
CIZN	Citizens Holding Company	NASDAQ	SE	Philadelphia	MS	$1,216	25	Dec		$21.35	$119
CHCO	City Holding Company	NASDAQ	SE	Cross Lanes	WV	$5,088	95	Dec		$58.86	$951
CIVB	Civista Bancshares, Inc.	NASDAQ	MW	Sandusky	OH	$2,576	35	Dec		$14.49	$232
CCNE	CNB Financial Corporation	NASDAQ	MA	Clearfield	PA	$3,779	42	Dec		$16.30	$250
CCB	Coastal Financial Corporation	NASDAQ	WE	Everett	WA	$1,184	14	Dec	7/17/18	$12.88	$154
CVLY	Codorus Valley Bancorp, Inc.	NASDAQ	MA	York	PA	$1,922	37	Dec		$12.06	$118
CBAN	Colony Bankcorp, Inc.	NASDAQ	SE	Fitzgerald	GA	$1,510	29	Dec		$10.56	$100
COLB	Columbia Banking System, Inc.	NASDAQ	WE	Tacoma	WA	$14,039	150	Dec	6/30/92	$22.92	$1,620
CMA	Comerica Incorporated	NYSE	SW	Dallas	TX	$76,337	439	Dec		$33.02	$4,591
CBSH	Commerce Bancshares, Inc.	NASDAQ	MW	Kansas City	MO	$26,793	163	Dec		$60.05	$6,698
CBU	Community Bank System, Inc.	NYSE	MA	De Witt	NY	$11,809	231	Dec		$56.14	$2,925
ESXB	Community Bankers Trust Corporation	NASDAQ	SE	Richmond	VA	$1,454	24	Dec	6/5/06	$5.50	$123
TCFC	Community Financial Corporation	NASDAQ	MA	Waldorf	MD	$1,827	12	Dec		$22.84	$135
CTBI	Community Trust Bancorp, Inc.	NASDAQ	MW	Pikeville	KY	$4,353	80	Dec	7/1/81	$31.07	$553
CWBC	Community West Bancshares	NASDAQ	WE	Goleta	CA	$925	9	Dec		$6.25	$53
CNOB	ConnectOne Bancorp, Inc.	NASDAQ	MA	Englewood Cliffs	NJ	$7,279	31	Dec		$13.50	$535
CLDB	Cortland Bancorp	NASDAQ	MW	Cortland	OH	$713	14	Dec		$14.00	$59
ICBK	County Bancorp, Inc.	NASDAQ	MW	Manitowoc	WI	$1,355	5	Dec	1/15/15	$21.57	$139
CFB	CrossFirst Bankshares, Inc.	NASDAQ	MW	Leawood	KS	$5,067	7	Dec	8/14/19	$9.27	$483
CFR	Cullen/Frost Bankers, Inc.	NYSE	SW	San Antonio	TX	$34,147	155	Dec		$70.39	$4,403
CUBI	Customers Bancorp, Inc.	NYSE	MA	Wyomissing	PA	$12,019	15	Dec		$10.37	$326
CVBF	CVB Financial Corp.	NASDAQ	WE	Ontario	CA	$11,607	59	Dec		$18.11	$2,454
DBCP	Delmar Bancorp	NASDAQ	MA	Salisbury	MD	$1,262	20	Dec		$6.90	$123
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	$6,348	28	Dec	6/26/96	$13.84	$461
EBMT	Eagle Bancorp Montana, Inc.	NASDAQ	WE	Helena	MT	$1,159	23	Dec	4/4/00	$17.16	$117
EGBN	Eagle Bancorp, Inc.	NASDAQ	MA	Bethesda	MD	$9,992	20	Dec	6/9/98	$30.88	$995
EWBC	East West Bancorp, Inc.	NASDAQ	WE	Pasadena	CA	$45,949	110	Dec	2/8/99	$33.67	$4,764
ESBK	Elmira Savings Bank	NASDAQ	MA	Elmira	NY	$598	12	Dec	3/1/85	$11.52	$41
EMCF	Emclaire Financial Corp	NASDAQ	MA	Emlenton	PA	$944	20	Dec	12/12/96	$19.07	$52
EBTC	Enterprise Bancorp, Inc.	NASDAQ	NE	Lowell	MA	$3,367	25	Dec		$22.05	$260

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

May 21, 2020

										As of May 21, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
EFSC	Enterprise Financial Services Corp	NASDAQ	MW	Clayton	MO	$7,501	37	Dec	2/14/97	$26.87	$703
EQBK	Equity Bancshares, Inc.	NASDAQ	MW	Wichita	KS	$3,944	51	Dec	11/10/15	$15.51	$236
ESQ	Esquire Financial Holdings, Inc.	NASDAQ	MA	Jericho	NY	$821	3	Dec	6/26/17	$15.90	$118
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	$1,955	23	Sep	4/3/07	$12.65	$130
FNB	F.N.B. Corporation	NYSE	MA	Pittsburgh	PA	$35,049	357	Dec		$7.16	$2,278
FMAO	Farmers & Merchants Bancorp, Inc.	NASDAQ	MW	Archbold	OH	$1,655	30	Dec		$22.17	$245
FMNB	Farmers National Banc Corp.	NASDAQ	MW	Canfield	OH	$2,668	39	Dec	8/4/82	$11.09	$312
FBSS	Fauquier Bankshares, Inc.	NASDAQ	SE	Warrenton	VA	$727	11	Dec		$12.31	$47
FBK	FB Financial Corporation	NYSE	SE	Nashville	TN	$6,656	79	Dec	9/15/16	$22.30	$715
FFBW	FFBW, Inc.	NASDAQ	MW	Brookfield	WI	$278	4	Dec	10/10/17	$9.05	$64
FDBC	Fidelity D & D Bancorp, Inc.	NASDAQ	MA	Dunmore	PA	$1,062	23	Dec		$35.81	$178
FITB	Fifth Third Bancorp	NASDAQ	MW	Cincinnati	OH	$185,391	1,141	Dec		$17.45	$12,423
FISI	Financial Institutions, Inc.	NASDAQ	MA	Warsaw	NY	$4,472	53	Dec	6/25/99	$16.36	$259
FBNC	First Bancorp	NASDAQ	SE	Southern Pines	NC	$6,376	102	Dec		$22.92	$666
FNLC	First Bancorp, Inc.	NASDAQ	NE	Damariscotta	ME	$2,136	16	Dec		$19.90	$217
FBP	First BanCorp.	NYSE	MA	San Juan	PR	$13,048	68	Dec		$5.32	$1,154
FBMS	First Bancshares, Inc.	NASDAQ	SE	Hattiesburg	MS	$4,062	83	Dec	8/27/96	$20.08	$430
FRBA	First Bank	NASDAQ	MA	Hamilton	NJ	$2,092	19	Dec	3/27/07	$7.14	$140
BUSE	First Busey Corporation	NASDAQ	MW	Champaign	IL	$9,721	86	Dec		$16.71	$909
FBIZ	First Business Financial Services, Inc.	NASDAQ	MW	Madison	WI	$2,196	4	Dec		$15.21	$130
FCAP	First Capital, Inc.	NASDAQ	MW	Corydon	IN	$831	18	Dec	2/1/93	$57.55	$194
FCBP	First Choice Bancorp	NASDAQ	WE	Cerritos	CA	$1,776	10	Dec		$14.01	$164
FCNC.A	First Citizens BancShares, Inc.	NASDAQ	SE	Raleigh	NC	$41,594	565	Dec		$362.26	$3,684
FCF	First Commonwealth Financial Corporation	NYSE	MA	Indiana	PA	$8,515	148	Dec		$7.91	$775
FCBC	First Community Bankshares, Inc.	NASDAQ	SE	Bluefield	VA	$2,739	63	Dec		$20.28	$359
FCCO	First Community Corporation	NASDAQ	SE	Lexington	SC	$1,185	21	Dec	6/29/98	$14.73	$110
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	$6,541	78	Dec	7/19/93	$15.82	$590
FFBC	First Financial Bancorp.	NASDAQ	MW	Cincinnati	OH	$15,058	149	Dec		$12.41	$1,216
FFIN	First Financial Bankshares, Inc.	NASDAQ	SW	Abilene	TX	$9,701	84	Dec		$28.26	$3,988
THFF	First Financial Corporation	NASDAQ	MW	Terre Haute	IN	$4,062	82	Dec		$33.20	$455
FFNW	First Financial Northwest, Inc.	NASDAQ	WE	Renton	WA	$1,331	13	Dec	10/9/07	$9.10	$90
FFWM	First Foundation Inc.	NASDAQ	WE	Irvine	CA	$6,514	21	Dec		$13.87	$619
FGBI	First Guaranty Bancshares, Inc.	NASDAQ	SW	Hammond	LA	$2,251	34	Dec	11/5/15	$12.65	$123
FHB	First Hawaiian, Inc.	NASDAQ	WE	Honolulu	HI	$20,756	58	Dec	8/3/16	$16.27	$2,112
FHN	First Horizon National Corporation	NYSE	SE	Memphis	TN	$47,197	271	Dec		$8.82	$2,751
INBK	First Internet Bancorp	NASDAQ	MW	Fishers	IN	$4,168	1	Dec		$14.37	$141
FIBK	First Interstate BancSystem, Inc.	NASDAQ	WE	Billings	MT	$14,411	152	Dec	3/24/10	$29.84	$1,267
FRME	First Merchants Corporation	NASDAQ	MW	Muncie	IN	$12,694	136	Dec		$25.37	$1,373
FMBH	First Mid Bancshares, Inc.	NASDAQ	MW	Mattoon	IL	$3,865	65	Dec		$24.23	$405
FMBI	First Midwest Bancorp, Inc.	NASDAQ	MW	Chicago	IL	$19,753	125	Dec	3/31/83	$12.05	$1,376
FXNC	First National Corporation	NASDAQ	SE	Strasburg	VA	$816	14	Dec	9/7/83	$13.56	$66
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	$1,397	12	Dec	1/29/15	$12.19	$118
FLIC	First of Long Island Corporation	NASDAQ	MA	Glen Head	NY	$4,094	52	Dec		$15.03	$358
FRC	First Republic Bank	NYSE	WE	San Francisco	CA	$123,915	83	Dec	12/9/10	$98.55	$16,898
FSFG	First Savings Financial Group	NASDAQ	MW	Jeffersonville	IN	$1,368	15	Sep	10/6/08	$41.61	$98
FUNC	First United Corporation	NASDAQ	MA	Oakland	MD	$1,462	25	Dec		$14.00	$98
FUSB	First US Bancshares, Inc.	NASDAQ	SE	Birmingham	AL	$789	20	Dec		$7.34	$45
MYFW	First Western Financial, Inc.	NASDAQ	SW	Denver	CO	$1,354	13	Dec	7/18/18	$12.71	$101
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	$26,805	161	Dec	4/30/97	$26.78	$1,519
FFIC	Flushing Financial Corporation	NASDAQ	MA	Uniondale	NY	$7,245	21	Dec	11/21/95	$11.00	$310
FNCB	FNCB Bancorp, Inc.	NASDAQ	MA	Dunmore	PA	$1,248	17	Dec		$6.20	$125
FRAF	Franklin Financial Services Corporation	NASDAQ	MA	Chambersburg	PA	$1,262	24	Dec		$25.21	$109
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	$1,847	23	Dec	7/9/12	$40.01	$168
FULT	Fulton Financial Corporation	NASDAQ	MA	Lancaster	PA	$22,930	229	Dec		$10.58	$1,712

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

May 21, 2020

										As of May 21, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
FVCB	FVCBankcorp, Inc.	NASDAQ	SE	Fairfax	VA	$1,603	11	Dec	9/13/18	$11.35	$153
GABC	German American Bancorp, Inc.	NASDAQ	MW	Jasper	IN	$4,324	71	Dec		$28.86	$766
GBCI	Glacier Bancorp, Inc.	NASDAQ	WE	Kalispell	MT	$15,158	178	Dec		$38.99	$3,720
GLBZ	Glen Burnie Bancorp	NASDAQ	MA	Glen Burnie	MD	$381	8	Dec		$8.97	$25
GSBC	Great Southern Bancorp, Inc.	NASDAQ	MW	Springfield	MO	$5,073	103	Dec		$38.55	$543
GWB	Great Western Bancorp, Inc.	NYSE	MW	Sioux Falls	SD	$12,388	177	Sep	10/14/14	$12.96	$713
GNTY	Guaranty Bancshares, Inc.	NASDAQ	SW	Addison	TX	$2,391	31	Dec	5/8/17	$24.97	$275
GFED	Guaranty Federal Bancshares, Inc.	NASDAQ	MW	Springfield	MO	$1,028	16	Dec	4/10/95	$14.09	$62
HWC	Hancock Whitney Corporation	NASDAQ	SE	Gulfport	MS	$31,762	224	Dec		$19.31	$1,666
HAFC	Hanmi Financial Corporation	NASDAQ	WE	Los Angeles	CA	$5,618	35	Dec		$8.79	$267
HONE	HarborOne Bancorp, Inc.	NASDAQ	NE	Brockton	MA	$4,101	29	Dec	6/29/16	$8.00	$435
HWBK	Hawthorn Bancshares, Inc.	NASDAQ	MW	Jefferson City	MO	$1,526	21	Dec		$18.28	$114
HBT	HBT Financial, Inc.	NASDAQ	MW	Bloomington	IL	$3,213	64	Dec	10/10/19	$12.07	$331
HTLF	Heartland Financial USA, Inc.	NASDAQ	MW	Dubuque	IA	$13,295	121	Dec		$30.05	$1,106
HTBK	Heritage Commerce Corp	NASDAQ	WE	San Jose	CA	$4,078	18	Dec		$7.69	$459
HFWA	Heritage Financial Corporation	NASDAQ	WE	Olympia	WA	$5,587	64	Dec	1/31/94	$18.25	$655
HTH	Hilltop Holdings Inc.	NYSE	SW	Dallas	TX	$15,706	63	Dec		$16.74	$1,510
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	$2,655	12	Dec	12/13/88	$149.12	$319
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	$784	14	Dec	6/30/94	$14.50	$70
HBCP	Home Bancorp, Inc.	NASDAQ	SW	Lafayette	LA	$2,249	40	Dec	10/2/08	$23.61	$213
HOMB	Home BancShares, Inc.	NASDAQ	SE	Conway	AR	$15,532	167	Dec	6/22/06	$13.70	$2,263
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	$460	8	Jun	1/18/05	$25.05	$41
HMST	HomeStreet, Inc.	NASDAQ	WE	Seattle	WA	$6,807	63	Dec	2/10/12	$22.33	$522
HTBI	HomeTrust Bancshares, Inc.	NASDAQ	SE	Asheville	NC	$3,548	41	Jun	7/10/12	$14.55	$245
HOPE	Hope Bancorp, Inc.	NASDAQ	WE	Los Angeles	CA	$16,021	58	Dec		$9.10	$1,121
HBNC	Horizon Bancorp, Inc.	NASDAQ	MW	Michigan City	IN	$5,351	74	Dec		$9.86	$432
HBMD	Howard Bancorp, Inc.	NASDAQ	MA	Baltimore	MD	$2,508	16	Dec		$10.11	$189
HBAN	Huntington Bancshares Incorporated	NASDAQ	MW	Columbus	OH	$113,897	872	Dec		$8.17	$8,286
HVBC	HV Bancorp, Inc.	NASDAQ	MA	Doylestown	PA	$356	6	Dec	1/11/17	$12.23	$27
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	$684	8	Jun	7/7/11	$15.73	$51
INDB	Independent Bank Corp.	NASDAQ	NE	Rockland	MA	$11,980	99	Dec		$64.96	$2,139
IBCP	Independent Bank Corporation	NASDAQ	MW	Grand Rapids	MI	$3,632	69	Dec		$13.30	$291
IBOC	International Bancshares Corporation	NASDAQ	SW	Laredo	TX	$12,506	194	Dec		$28.96	$1,832
ISTR	Investar Holding Corporation	NASDAQ	SW	Baton Rouge	LA	$2,199	31	Dec	6/30/14	$12.05	$129
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	$26,678	155	Dec	10/11/05	$8.29	$1,981
JPM	JPMorgan Chase & Co.	NYSE	MA	New York	NY	$3,139,431	5,011	Dec		$90.17	$274,707
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	$6,774	48	Jun	2/23/05	$8.29	$669
KEY	KeyCorp	NYSE	MW	Cleveland	OH	$156,197	1,101	Dec		$10.71	$10,447
LBAI	Lakeland Bancorp, Inc.	NASDAQ	MA	Oak Ridge	NJ	$7,014	53	Dec		$10.54	$532
LKFN	Lakeland Financial Corporation	NASDAQ	MW	Warsaw	IN	$5,030	52	Dec		$39.23	$990
LARK	Landmark Bancorp, Inc.	NASDAQ	MW	Manhattan	KS	$989	29	Dec	3/28/94	$24.01	$108
LCNB	LCNB Corp.	NASDAQ	MW	Lebanon	OH	$1,636	33	Dec		$13.86	$180
LEVL	Level One Bancorp, Inc.	NASDAQ	MW	Farmington Hills	MI	$1,937	17	Dec	4/19/18	$17.25	$133
LMST	Limestone Bancorp, Inc.	NASDAQ	MW	Louisville	KY	$1,274	21	Dec	9/21/06	$11.64	$72
LOB	Live Oak Bancshares, Inc.	NASDAQ	SE	Wilmington	NC	$5,276	1	Dec	7/23/15	$13.05	$493
LBC	Luther Burbank Corporation	NASDAQ	WE	Santa Rosa	CA	$7,074	14	Dec	12/7/17	$9.94	$526
MTB	M&T Bank Corporation	NYSE	MA	Buffalo	NY	$124,578	785	Dec		$96.77	$12,413
MCBC	Macatawa Bank Corporation	NASDAQ	MW	Holland	MI	$2,031	29	Dec	4/1/98	$7.00	$239
MFNC	Mackinac Financial Corporation	NASDAQ	MW	Manistique	MI	$1,356	30	Dec		$9.50	$100
MNSB	MainStreet Bancshares, Inc.	NASDAQ	SE	Fairfax	VA	$1,330	7	Dec	8/31/05	$13.39	$109
MLVF	Malvern Bancorp, Inc.	NASDAQ	MA	Paoli	PA	$1,236	10	Sep	5/19/08	$11.12	$84
MRLN	Marlin Business Services Corp.	NASDAQ	MA	Mount Laurel	NJ	$1,264	1	Dec	11/11/03	$7.61	$89
MBWM	Mercantile Bank Corporation	NASDAQ	MW	Grand Rapids	MI	$3,657	42	Dec	10/23/97	$21.50	$348
MBIN	Merchants Bancorp	NASDAQ	MW	Carmel	IN	$7,908	11	Dec	10/26/17	$16.03	$461

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

May 21, 2020

										As of May 21, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	$6,349	40	Dec	1/22/08	$10.76	$539
MRBK	Meridian Corporation	NASDAQ	MA	Malvern	PA	$1,303	7	Dec	11/6/17	$15.78	$96
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	$5,844	1	Sep	9/20/93	$17.02	$589
MCBS	MetroCity Bankshares, Inc.	NASDAQ	SE	Doraville	GA	$1,605	19	Dec	10/2/19	$10.04	$256
MCB	Metropolitan Bank Holding Corp.	NYSE	MA	New York	NY	$3,612	8	Dec	11/7/17	$24.86	$206
MPB	Mid Penn Bancorp, Inc.	NASDAQ	MA	Millersburg	PA	$2,300	39	Dec	12/31/91	$19.12	$162
MBCN	Middlefield Banc Corp.	NASDAQ	MW	Middlefield	OH	$1,214	16	Dec		$17.85	$114
MSBI	Midland States Bancorp, Inc.	NASDAQ	MW	Effingham	IL	$6,208	74	Dec	5/23/16	$14.47	$336
MSVB	Mid-Southern Bancorp, Inc.	NASDAQ	MW	Salem	IN	$208	3	Dec	4/8/98	$11.78	$39
MOFG	MidWestOne Financial Group, Inc.	NASDAQ	MW	Iowa City	IA	$4,764	58	Dec		$18.12	$292
MVBF	MVB Financial Corp.	NASDAQ	SE	Fairmont	WV	$2,100	15	Dec		$13.42	$160
NBHC	National Bank Holdings Corporation	NYSE	SW	Greenwood Village	CO	$6,028	101	Dec	9/19/12	$25.31	$774
NKSH	National Bankshares, Inc.	NASDAQ	SE	Blacksburg	VA	$1,319	25	Dec		$28.20	$183
NBTB	NBT Bancorp Inc.	NASDAQ	MA	Norwich	NY	$9,954	148	Dec		$29.83	$1,300
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	$54,261	238	Dec	11/23/93	$9.39	$4,356
NCBS	Nicolet Bankshares, Inc.	NASDAQ	MW	Green Bay	WI	$3,733	39	Dec		$53.55	$557
NBN	Northeast Bank	NASDAQ	NE	Lewiston	ME	$1,231	12	Jun	8/19/87	$17.43	$150
NTRS	Northern Trust Corporation	NASDAQ	MW	Chicago	IL	$161,709	55	Dec		$73.94	$15,383
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	$4,997	38	Dec	11/7/07	$10.68	$526
NRIM	Northrim BanCorp, Inc.	NASDAQ	WE	Anchorage	AK	$1,691	16	Dec	11/6/90	$22.18	$141
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	$10,681	217	Dec	11/4/94	$9.64	$1,230
NWFL	Norwood Financial Corp.	NASDAQ	MA	Honesdale	PA	$1,242	27	Dec		$23.00	$145
OVLY	Oak Valley Bancorp	NASDAQ	WE	Oakdale	CA	$1,157	18	Dec		$12.51	$102
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	$10,489	77	Dec	7/2/96	$15.39	$921
OFG	OFG Bancorp	NYSE	MA	San Juan	PR	$9,239	58	Dec		$12.07	$620
OVBC	Ohio Valley Banc Corp.	NASDAQ	MW	Gallipolis	OH	$1,036	15	Dec		$26.12	$125
ONB	Old National Bancorp	NASDAQ	MW	Evansville	IN	$20,741	164	Dec		$13.11	$2,164
OPOF	Old Point Financial Corporation	NASDAQ	SE	Hampton	VA	$1,065	22	Dec		$14.74	$77
OSBC	Old Second Bancorp, Inc.	NASDAQ	MW	Aurora	IL	$2,657	29	Dec		$7.18	$213
OPBK	OP Bancorp	NASDAQ	WE	Los Angeles	CA	$1,210	9	Dec	3/27/18	$6.23	$94
OPHC	OptimumBank Holdings, Inc.	NASDAQ	SE	Fort Lauderdale	FL	$141	3	Dec		$1.91	$6
OBNK	Origin Bancorp, Inc.	NASDAQ	SW	Ruston	LA	$6,050	45	Dec	5/8/18	$19.04	$447
ORRF	Orrstown Financial Services, Inc.	NASDAQ	MA	Shippensburg	PA	$2,388	32	Dec	11/19/87	$12.39	$139
OTTW	Ottawa Bancorp, Inc.	NASDAQ	MW	Ottawa	IL	$307	3	Dec	7/11/05	$10.25	$31
PMBC	Pacific Mercantile Bancorp	NASDAQ	WE	Costa Mesa	CA	$1,600	6	Dec	6/14/00	$3.40	$75
PPBI	Pacific Premier Bancorp, Inc.	NASDAQ	WE	Irvine	CA	$11,976	41	Dec	6/24/97	$19.36	$1,161
PACW	PacWest Bancorp	NASDAQ	WE	Beverly Hills	CA	$26,143	77	Dec		$16.66	$1,941
PKBK	Parke Bancorp, Inc.	NASDAQ	MA	Sewell	NJ	$1,816	7	Dec	11/26/02	$12.30	$146
PBHC	Pathfinder Bancorp, Inc.	NASDAQ	MA	Oswego	NY	$1,108	10	Dec	11/15/95	$10.45	$48
PNBK	Patriot National Bancorp, Inc.	NASDAQ	NE	Stamford	CT	$980	9	Dec	9/1/94	$5.60	$22
PCB	PCB Bancorp	NASDAQ	WE	Los Angeles	CA	$1,800	13	Dec	8/9/18	$8.79	$135
PCSB	PCSB Financial Corporation	NASDAQ	MA	Yorktown Heights	NY	$1,696	16	Jun	4/20/17	$12.87	$203
PGC	Peapack-Gladstone Financial Corporation	NASDAQ	MA	Bedminster	NJ	$5,831	22	Dec		$17.52	$314
PWOD	Penns Woods Bancorp, Inc.	NASDAQ	MA	Williamsport	PA	$1,689	27	Dec		$21.30	$150
PEBO	Peoples Bancorp Inc.	NASDAQ	MW	Marietta	OH	$4,469	80	Dec	12/31/90	$21.50	$424
PEBK	Peoples Bancorp of North Carolina, Inc.	NASDAQ	SE	Newton	NC	$1,245	20	Dec		$16.01	$93
PFIS	Peoples Financial Services Corp.	NASDAQ	MA	Scranton	PA	$2,544	30	Dec		$34.72	$255
PBCT	People’s United Financial, Inc.	NASDAQ	NE	Bridgeport	CT	$60,433	422	Dec	7/6/88	$11.17	$4,676
PUB	People’s Utah Bancorp	NASDAQ	SW	American Fork	UT	$2,477	26	Dec	6/10/15	$20.49	$385
PNFP	Pinnacle Financial Partners, Inc.	NASDAQ	SE	Nashville	TN	$29,264	113	Dec	8/18/00	$37.32	$2,815
PLBC	Plumas Bancorp	NASDAQ	WE	Quincy	CA	$880	14	Dec		$18.66	$97
PNC	PNC Financial Services Group, Inc.	NYSE	MA	Pittsburgh	PA	$445,493	2,327	Dec		$103.19	$43,779
BPOP	Popular, Inc.	NASDAQ	MA	Hato Rey	PR	$52,804	228	Dec		$37.71	$3,232
PFBC	Preferred Bank	NASDAQ	WE	Los Angeles	CA	$4,728	13	Dec	2/14/05	$35.84	$533

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

May 21, 2020

										As of May 21, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
PFBI	Premier Financial Bancorp, Inc.	NASDAQ	SE	Huntington	WV	$1,759	50	Dec	5/17/96	$12.52	$184
PFHD	Professional Holding Corp.	NASDAQ	SE	Coral Gables	FL	$1,672	8	Dec	2/6/20	$15.27	$205
PB	Prosperity Bancshares, Inc.	NYSE	SW	Houston	TX	$31,743	308	Dec	11/12/98	$61.57	$5,705
PVBC	Provident Bancorp, Inc.	NASDAQ	NE	Amesbury	MA	$1,267	7	Dec	7/15/15	$8.61	$156
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	$1,108	13	Jun	6/27/96	$12.55	$93
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	$10,085	85	Dec	1/15/03	$12.72	$840
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	$1,267	10	Sep	3/29/05	$11.40	$94
QCRH	QCR Holdings, Inc.	NASDAQ	MW	Moline	IL	$5,232	24	Dec	10/6/93	$28.59	$451
RNDB	Randolph Bancorp, Inc.	NASDAQ	NE	Stoughton	MA	$653	5	Dec	7/1/16	$9.41	$48
RBB	RBB Bancorp	NASDAQ	WE	Los Angeles	CA	$3,129	24	Dec	7/26/17	$12.32	$243
RRBI	Red River Bancshares, Inc.	NASDAQ	SW	Alexandria	LA	$2,011	25	Dec	5/2/19	$40.77	$299
RF	Regions Financial Corporation	NYSE	SE	Birmingham	AL	$133,542	1,428	Dec		$9.94	$9,539
RBNC	Reliant Bancorp, Inc.	NASDAQ	SE	Brentwood	TN	$2,178	31	Dec		$13.17	$219
RNST	Renasant Corporation	NASDAQ	SE	Tupelo	MS	$13,901	173	Dec		$22.48	$1,262
RBCA.A	Republic Bancorp, Inc.	NASDAQ	MW	Louisville	KY	$5,722	43	Dec	7/21/98	$30.84	$577
FRBK	Republic First Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	$3,300	32	Dec		$2.40	$141
RMBI	Richmond Mutual Bancorporation, Inc.	NASDAQ	MW	Richmond	IN	$1,008	13	Dec	7/1/19	$10.24	$139
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	$1,181	19	Mar	10/26/93	$5.03	$113
RIVE	Riverview Financial Corporation	NASDAQ	MA	Harrisburg	PA	$1,117	29	Dec		$5.97	$55
STBA	S&T Bancorp, Inc.	NASDAQ	MA	Indiana	PA	$9,005	74	Dec		$22.21	$872
SAL	Salisbury Bancorp, Inc.	NASDAQ	NE	Lakeville	CT	$1,146	14	Dec		$34.36	$96
SASR	Sandy Spring Bancorp, Inc.	NASDAQ	MA	Olney	MD	$8,930	67	Dec		$23.00	$1,080
SBFG	SB Financial Group, Inc.	NASDAQ	MW	Defiance	OH	$1,088	20	Dec		$15.12	$116
SBCF	Seacoast Banking Corporation of Florida	NASDAQ	SE	Stuart	FL	$7,353	51	Dec	2/1/84	$20.16	$1,058
SLCT	Select Bancorp, Inc.	NASDAQ	SE	Dunn	NC	$1,263	22	Dec	4/20/00	$7.27	$131
SFBS	ServisFirst Bancshares, Inc.	NASDAQ	SE	Birmingham	AL	$9,365	20	Dec	5/13/14	$32.68	$1,760
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	$857	7	Dec		$5.76	$74
SHBI	Shore Bancshares, Inc.	NASDAQ	MA	Easton	MD	$1,571	22	Dec		$8.61	$108
BSRR	Sierra Bancorp	NASDAQ	WE	Porterville	CA	$2,670	41	Dec		$18.16	$276
SBNY	Signature Bank	NASDAQ	MA	New York	NY	$53,075	33	Dec	3/22/04	$97.95	$5,154
SI	Silvergate Capital Corporation	NYSE	WE	La Jolla	CA	$2,311	2	Dec	11/6/19	$14.79	$272
SFNC	Simmons First National Corporation	NASDAQ	SE	Pine Bluff	AR	$20,841	244	Dec		$15.90	$1,733
SMBK	SmartFinancial, Inc.	NASDAQ	SE	Knoxville	TN	$2,874	34	Dec		$14.85	$226
SFBC	Sound Financial Bancorp, Inc.	NASDAQ	WE	Seattle	WA	$738	10	Dec	1/8/08	$24.95	$64
SPFI	South Plains Financial, Inc.	NASDAQ	SW	Lubbock	TX	$3,217	29	Dec	5/8/19	$12.67	$229
SSB	South State Corporation	NASDAQ	SE	Columbia	SC	$16,643	156	Dec		$46.94	$1,570
SFST	Southern First Bancshares, Inc.	NASDAQ	SE	Greenville	SC	$2,372	13	Dec	10/25/99	$26.44	$204
SMBC	Southern Missouri Bancorp, Inc.	NASDAQ	MW	Poplar Bluff	MO	$2,374	49	Jun	4/13/94	$21.92	$200
SONA	Southern National Bancorp of Virginia, Inc.	NASDAQ	SE	McLean	VA	$2,763	48	Dec	10/31/06	$9.85	$239
SBSI	Southside Bancshares, Inc.	NASDAQ	SW	Tyler	TX	$7,274	64	Dec		$27.00	$891
STXB	Spirit of Texas Bancshares, Inc.	NASDAQ	SW	Conroe	TX	$2,544	38	Dec	5/3/18	$11.76	$207
STND	Standard AVB Financial Corp.	NASDAQ	MA	Monroeville	PA	$992	19	Dec	10/6/10	$23.63	$106
STT	State Street Corporation	NYSE	NE	Boston	MA	$362,527	3	Dec		$58.09	$20,445
STL	Sterling Bancorp	NYSE	MA	Montebello	NY	$30,335	80	Dec	1/7/99	$11.37	$2,211
SBT	Sterling Bancorp, Inc.	NASDAQ	MW	Southfield	MI	$3,240	30	Dec	11/16/17	$2.76	$138
SYBT	Stock Yards Bancorp, Inc.	NASDAQ	MW	Louisville	KY	$3,785	42	Dec	10/27/95	$31.21	$707
SMMF	Summit Financial Group, Inc.	NASDAQ	SE	Moorefield	WV	$2,513	44	Dec		$15.92	$206
SSBI	Summit State Bank	NASDAQ	WE	Santa Rosa	CA	$722	5	Dec	7/13/06	$9.66	$59
SIVB	SVB Financial Group	NASDAQ	WE	Santa Clara	CA	$75,010	6	Dec		$190.85	$9,831
SNV	Synovus Financial Corp.	NYSE	SE	Columbus	GA	$50,620	298	Dec		$17.85	$2,629
TCF	TCF Financial Corporation	NASDAQ	MW	Detroit	MI	$48,594	521	Dec		$26.50	$4,031
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	$2,110	30	Dec	7/13/09	$24.82	$225
TCBI	Texas Capital Bancshares, Inc.	NASDAQ	SW	Dallas	TX	$35,879	12	Dec	8/13/03	$28.65	$1,445
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	$1,323	24	Sep	1/12/98	$17.70	$147

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

May 21, 2020

										As of May 21, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
TOWN	TowneBank	NASDAQ	SE	Portsmouth	VA	$12,624	44	Dec	10/7/98	$17.73	$1,287
TCBK	TriCo Bancshares	NASDAQ	WE	Chico	CA	$6,474	77	Dec		$26.48	$787
TSC	TriState Capital Holdings, Inc.	NASDAQ	MA	Pittsburgh	PA	$8,990	2	Dec	5/8/13	$13.77	$411
TBK	Triumph Bancorp, Inc.	NASDAQ	SW	Dallas	TX	$5,354	62	Dec	11/6/14	$23.36	$559
TFC	Truist Financial Corporation	NYSE	SE	Charlotte	NC	$506,229	2,954	Dec		$33.47	$45,100
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	$5,257	148	Dec		$6.02	$581
TRMK	Trustmark Corporation	NASDAQ	SE	Jackson	MS	$14,020	200	Dec		$22.85	$1,449
USB	U.S. Bancorp	NYSE	MW	Minneapolis	MN	$542,909	2,798	Dec		$32.92	$49,587
UMBF	UMB Financial Corporation	NASDAQ	MW	Kansas City	MO	$26,245	95	Dec		$47.31	$2,277
UMPQ	Umpqua Holdings Corporation	NASDAQ	WE	Portland	OR	$27,540	246	Dec		$11.05	$2,433
UNB	Union Bankshares, Inc.	NASDAQ	NE	Morrisville	VT	$883	19	Dec		$17.77	$79
UBCP	United Bancorp, Inc.	NASDAQ	MW	Martins Ferry	OH	$715	20	Dec		$9.87	$56
UBOH	United Bancshares, Inc.	NASDAQ	MW	Columbus Grove	OH	$902	19	Dec	6/23/98	$15.01	$49
UBSI	United Bankshares, Inc.	NASDAQ	SE	Charleston	WV	$20,371	211	Dec	6/16/87	$26.13	$3,388
UCBI	United Community Banks, Inc.	NASDAQ	SE	Blairsville	GA	$13,086	143	Dec		$18.35	$1,437
UBFO	United Security Bancshares	NASDAQ	WE	Fresno	CA	$977	13	Dec		$5.90	$100
UNTY	Unity Bancorp, Inc.	NASDAQ	MA	Clinton	NJ	$1,740	19	Dec		$14.06	$153
UVSP	Univest Financial Corporation	NASDAQ	MA	Souderton	PA	$5,465	47	Dec	9/28/73	$15.66	$457
VLY	Valley National Bancorp	NASDAQ	MA	Wayne	NJ	$39,121	240	Dec		$7.67	$3,097
VBTX	Veritex Holdings, Inc.	NASDAQ	SW	Dallas	TX	$8,532	40	Dec	10/8/14	$16.28	$820
VBFC	Village Bank and Trust Financial Corp.	NASDAQ	SE	Midlothian	VA	$570	9	Dec		$28.00	$41
WAFD	Washington Federal, Inc.	NASDAQ	WE	Seattle	WA	$17,376	235	Sep	11/17/82	$25.01	$1,893
WASH	Washington Trust Bancorp, Inc.	NASDAQ	NE	Westerly	RI	$5,621	24	Dec		$29.86	$515
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	$2,057	15	Dec	10/4/05	$14.24	$355
WBS	Webster Financial Corporation	NYSE	NE	Waterbury	CT	$31,655	157	Dec		$25.12	$2,265
WFC	Wells Fargo & Company	NYSE	WE	San Francisco	CA	$1,981,349	5,431	Dec		$24.46	$100,286
WSBC	WesBanco, Inc.	NASDAQ	SE	Wheeling	WV	$15,996	237	Dec		$20.33	$1,363
WTBA	West Bancorporation, Inc.	NASDAQ	MW	West Des Moines	IA	$2,520	13	Dec	4/24/94	$16.69	$275
WABC	Westamerica Bancorporation	NASDAQ	WE	San Rafael	CA	$5,628	80	Dec		$55.95	$1,507
WAL	Western Alliance Bancorporation	NYSE	WE	Phoenix	AZ	$29,158	38	Dec	6/29/05	$33.20	$3,316
WNEB	Western New England Bancorp, Inc.	NASDAQ	NE	Westfield	MA	$2,190	25	Dec	12/27/01	$5.28	$136
WTFC	Wintrust Financial Corporation	NASDAQ	MW	Rosemont	IL	$38,800	182	Dec		$38.77	$2,232
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	$12,279	97	Dec	11/26/86	$26.21	$1,328
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	$374	6	Jun	11/29/93	$13.25	$23
ZION	Zions Bancorporation, National Association	NASDAQ	SW	Salt Lake City	UT	$71,467	426	Dec		$30.73	$5,035
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	NASDAQ	MW	Greenfield	WI	$448	6	Dec	1/8/19	$8.30	$40
BSBK	Bogota Financial Corp. (MHC)	NASDAQ	MA	Teaneck	NJ	$709	4	Dec	1/15/20	$8.20	$108
CLBK	Columbia Financial, Inc. (MHC)	NASDAQ	MA	Fair Lawn	NJ	$8,325	62	Dec	4/19/18	$13.46	$1,506
CFBI	Community First Bancshares, Inc. (MHC)	NASDAQ	SE	Covington	GA	$643	3	Dec	4/27/17	$7.00	$53
FSEA	First Seacoast Bancorp (MHC)	NASDAQ	NE	Dover	NH	$412	5	Dec	7/16/19	$5.75	$34
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	$1,584	18	Jun	12/30/98	$21.18	$180
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	$331	7	Jun	3/2/05	$6.20	$51
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	$628	12	Dec	4/3/06	$12.59	$73
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	$658	7	Sep	1/23/06	$9.44	$55
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	$502	8	Jun	1/13/11	$20.30	$114
PDLB	PDL Community Bancorp (MHC)	NASDAQ	MA	Bronx	NY	$1,151	14	Dec	9/29/17	$8.65	$145
PBFS	Pioneer Bancorp, Inc. (MHC)	NASDAQ	MA	Albany	NY	$1,500	23	Jun	7/17/19	$9.49	$237
RBKB	Rhinebeck Bancorp, Inc. (MHC)	NASDAQ	MA	Poughkeepsie	NY	$1,007	15	Dec	1/16/19	$6.90	$74
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	$15,002	37	Sep	4/20/07	$14.63	$4,037

Source: S&P Global Market Intelligence.

EXHIBIT III-2

Public Market Pricing of New England Bank and Thrift Institutions

Exhibit III-2

Public Market Pricing of New England Institutions

As of May 21, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
All Non-MHC Public Companies(6)
Averages			$22.46	$3,465.29	$2.36	$26.16	10.25x	83.75%	9.58%	100.60%	10.04x	$0.78	3.77%	38.33%	$46,582	11.60%	9.93%	0.71%	0.95%	8.22%	1.04%	8.88%
Median			$16.01	$313.97	$1.85	$21.16	9.36x	78.26%	8.84%	94.57%	8.97x	$0.64	3.78%	35.56%	$3,632	11.19%	9.51%	0.57%	1.01%	8.58%	1.07%	9.04%
Comparable Group
Averages			$28.55	$1,786.05	$3.05	$31.21	10.90x	81.47%	8.57%	96.42%	9.99x	$0.92	3.86%	35.29%	$28,855	10.75%	9.30%	0.75%	0.87%	8.16%	0.94%	8.74%
Medians			$17.77	$379.95	$2.13	$21.62	9.30x	79.26%	8.48%	95.60%	8.88x	$0.72	3.79%	35.07%	$4,101	10.40%	8.82%	0.62%	0.93%	9.10%	0.93%	9.41%
Comparable Group
BWFG	Bankwell Financial Group, Inc.	CT	$14.45	$111.52	$1.84	$21.62	7.85x	66.82%	5.54%	67.93%	7.85x	$0.56	3.88%	29.35%	$2,054	8.29%	8.16%	0.90%	0.77%	8.08%	0.77%	8.08%
BHLB	Berkshire Hills Bancorp, Inc.	MA	$10.78	$536.29	$1.83	$33.72	10.07x	31.96%	4.10%	49.41%	5.88x	$0.96	8.91%	65.42%	$13,221	12.96%	8.84%	0.45%	0.41%	3.12%	0.70%	5.31%
BPFH	Boston Private Financial Holdings, Inc.	MA	$6.60	$539.47	$0.74	$10.13	9.03x	65.09%	6.17%	70.77%	8.91x	$0.48	7.28%	65.75%	$8,746	9.48%	8.78%	0.36%	0.71%	7.57%	0.72%	7.70%
BRKL	Brookline Bancorp, Inc.	MA	$9.12	$719.08	$0.61	$11.51	15.20x	79.26%	8.55%	96.70%	14.96x	$0.46	5.04%	75.83%	$8,462	10.78%	9.02%	0.68%	0.62%	5.15%	0.63%	5.23%
CATC	Cambridge Bancorp	MA	$54.75	$296.57	$6.08	$54.96	10.49x	99.62%	10.40%	112.66%	9.00x	$2.12	3.87%	39.85%	$2,853	10.44%	9.34%	0.15%	0.95%	10.43%	1.10%	12.08%
CAC	Camden National Corporation	ME	$30.90	$462.10	$3.68	$32.95	8.42x	93.77%	10.06%	117.07%	8.41x	$1.32	4.27%	34.33%	$4,595	10.72%	8.78%	0.23%	1.27%	12.02%	1.27%	12.04%
CNBK.A	Century Bancorp, Inc.	MA	$68.24	$379.95	$7.18	$61.19	9.50x	111.53%	6.83%	112.42%	9.51x	$0.48	0.70%	6.69%	$5,562	6.12%	6.08%	0.07%	0.75%	12.24%	0.75%	12.24%
CFG	Citizens Financial Group, Inc.	RI	$21.35	$9,108.32	$3.09	$47.77	7.29x	44.69%	5.20%	68.66%	6.91x	$1.56	7.31%	51.19%	$176,719	12.42%	8.75%	0.85%	0.85%	6.38%	0.89%	6.70%
EBTC	Enterprise Bancorp, Inc.	MA	$22.05	$259.58	$2.48	$25.61	8.82x	86.11%	7.79%	87.74%	8.88x	$0.70	3.17%	26.80%	$3,367	9.05%	8.89%	0.83%	0.93%	10.23%	0.92%	10.17%
FNLC	First Bancorp, Inc.	ME	$19.90	$217.43	$2.30	$19.71	8.40x	100.96%	10.17%	117.27%	8.64x	$1.20	6.03%	50.63%	$2,136	10.08%	8.80%	1.07%	1.27%	12.35%	1.23%	12.00%
HONE	HarborOne Bancorp, Inc.	MA	$8.00	$434.83	$0.39	$11.56	20.86x	69.22%	11.40%	77.92%	20.32x	$0.00	0.00%	0.00%	$4,101	16.46%	14.90%	1.13%	0.54%	3.77%	0.56%	3.87%
HIFS	Hingham Institution for Savings	MA	$149.12	$318.65	$15.46	$116.34	10.41x	128.17%	12.00%	128.17%	9.65x	$1.68	1.13%	15.49%	$2,655	9.36%	9.36%	0.24%	1.22%	13.05%	1.32%	14.07%
INDB	Independent Bank Corp.	MA	$64.96	$2,139.44	$5.31	$50.50	14.25x	128.63%	18.03%	188.53%	12.23x	$1.84	2.83%	39.04%	$11,980	14.02%	10.01%	0.55%	1.36%	9.33%	1.58%	10.87%
EBSB	Meridian Bancorp, Inc.	MA	$10.76	$539.28	$1.31	$13.73	8.61x	78.35%	8.88%	80.87%	8.20x	$0.32	2.97%	24.00%	$6,349	11.34%	11.02%	0.08%	1.03%	9.10%	1.08%	9.55%
NBN	Northeast Bank	ME	$17.43	$150.49	$1.97	$18.48	14.65x	94.33%	12.22%	95.60%	8.87x	$0.04	0.23%	3.36%	$1,231	12.95%	12.80%	3.20%	0.93%	6.88%	1.49%	11.10%
PNBK	Patriot National Bancorp, Inc.	CT	$5.60	$21.92	($0.61)	$17.04	NM	32.86%	2.25%	33.83%	NM	$0.00	0.00%	NA	$980	6.84%	6.65%	2.25%	-0.29%	-4.05%	-0.25%	-3.44%
PBCT	People’s United Financial, Inc.	CT	$11.17	$4,676.10	$1.45	$17.63	8.80x	63.37%	7.88%	112.42%	7.70x	$0.72	6.45%	56.10%	$60,433	12.78%	7.80%	0.62%	0.99%	7.27%	1.13%	8.30%
PVBC	Provident Bancorp, Inc.	MA	$8.61	$155.84	$0.57	$11.95	15.65x	72.08%	13.24%	72.08%	15.04x	$0.12	1.39%	5.45%	$1,267	18.37%	18.37%	NA	0.90%	5.77%	0.94%	6.00%
RNDB	Randolph Bancorp, Inc.	MA	$9.41	$47.90	$0.70	$14.44	19.20x	65.15%	7.88%	65.15%	13.39x	$0.00	0.00%	0.00%	$653	12.09%	NA	0.81%	0.41%	3.33%	0.58%	4.69%
SAL	Salisbury Bancorp, Inc.	CT	$34.36	$95.82	$3.64	$41.05	9.09x	83.69%	8.48%	95.84%	9.44x	$1.16	3.38%	30.16%	$1,146	10.14%	8.97%	0.95%	0.96%	9.61%	0.92%	9.26%
STT	State Street Corporation	MA	$58.09	$20,445.15	$6.62	$60.78	10.00x	95.58%	5.68%	171.50%	8.77x	$2.08	3.58%	35.80%	$362,527	6.58%	4.08%	0.00%	1.02%	9.49%	1.15%	10.69%
UNB	Union Bankshares, Inc.	VT	$17.77	$79.49	$2.33	$16.50	7.79x	107.73%	9.00%	111.38%	7.64x	$1.28	7.20%	55.26%	$883	8.36%	8.10%	0.52%	1.23%	14.59%	1.25%	14.88%
WASH	Washington Trust Bancorp, Inc.	RI	$29.86	$515.34	$3.68	$29.48	8.20x	101.28%	9.16%	117.69%	8.10x	$2.04	6.83%	56.04%	$5,621	9.05%	7.89%	0.33%	1.21%	12.90%	1.23%	13.05%
WBS	Webster Financial Corporation	CT	$25.12	$2,265.06	NA	$32.66	7.39x	76.91%	7.19%	94.94%	NM	$1.60	6.37%	47.06%	$31,655	9.76%	8.14%	1.03%	1.08%	10.26%	NA	NA
WNEB	Western New England Bancorp, Inc.	MA	$5.28	$135.60	$0.46	$8.88	11.73x	59.44%	6.18%	63.84%	11.45x	$0.20	3.79%	33.33%	$2,190	10.40%	9.75%	NA	0.56%	5.20%	0.57%	5.33%
MHCs
FSEA	First Seacoast Bancorp (MHC)	NH	$5.75	$33.69	NA	$9.46	NM	60.78%	8.48%	60.78%	NM	$0.00	0.00%	0.00%	$412	13.96%	13.96%	0.25%	0.00%	0.00%	0.12%	0.96%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)

Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

EXHIBIT III-3

Public Market Pricing of Mid-Atlantic Bank and Thrift Institutions

Exhibit III-3

Public Market Pricing of Mid-Atlantic Institutions

As of May 21, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
All Non-MHC Public Companies(6)
Averages			$22.46	$3,465.29	$2.36	$26.16	10.25x	83.75%	9.58%	100.60%	10.04x	$0.78	3.77%	38.33%	$46,582	11.60%	9.93%	0.71%	0.95%	8.22%	1.04%	8.88%
Median			$16.01	$313.97	$1.85	$21.16	9.36x	78.26%	8.84%	94.57%	8.97x	$0.64	3.78%	35.56%	$3,632	11.19%	9.51%	0.57%	1.01%	8.58%	1.07%	9.04%
Comparable Group
Averages			$19.42	$5,590.90	$2.01	$24.58	10.24x	77.17%	8.35%	92.30%	9.85x	$0.82	4.17%	44.37%	$77,783	11.10%	9.61%	0.83%	0.87%	7.71%	0.91%	8.05%
Medians			$13.25	$251.74	$1.61	$18.22	9.50x	73.88%	7.82%	88.60%	8.98x	$0.62	4.17%	41.84%	$3,300	10.53%	9.18%	0.65%	0.89%	8.01%	0.94%	8.32%
Comparable Group
FCCY	1st Constitution Bancorp	NJ	$11.78	$120.17	$1.65	$16.97	7.96x	69.42%	7.46%	88.66%	7.15x	$0.36	3.06%	22.30%	$1,611	10.75%	8.62%	1.23%	0.99%	9.17%	1.10%	10.22%
ACNB	ACNB Corporation	PA	$23.93	$207.47	$3.11	$28.49	10.01x	84.00%	9.52%	104.99%	7.69x	$1.00	4.18%	41.84%	$2,180	11.33%	9.27%	0.43%	0.94%	8.68%	1.29%	11.87%
AMAL	Amalgamated Bank	NY	$10.30	$319.30	$1.48	$15.26	7.20x	67.49%	5.55%	70.36%	6.97x	$0.32	3.11%	20.98%	$5,752	8.23%	7.92%	1.07%	0.90%	9.48%	0.93%	9.81%
ASRV	AmeriServ Financial, Inc.	PA	$2.82	$48.06	$0.34	$5.92	8.81x	47.66%	4.11%	54.07%	8.34x	$0.10	3.55%	31.25%	$1,168	8.63%	7.69%	0.19%	0.47%	5.52%	0.50%	5.82%
AROW	Arrow Financial Corporation	NY	$27.44	$411.15	$2.48	$20.65	11.15x	132.87%	12.49%	143.62%	11.06x	$1.04	3.79%	41.84%	$3,291	9.40%	8.76%	0.18%	1.20%	12.58%	1.21%	12.69%
TBBK	Bancorp, Inc.	DE	$7.16	$410.45	$0.97	$8.69	8.84x	82.40%	7.52%	82.88%	7.39x	NA	NA	NA	$5,458	9.13%	9.08%	NA	0.93%	9.77%	1.12%	11.79%
BK	Bank of New York Mellon Corporation	NY	$34.98	$30,972.79	$4.76	$42.47	7.52x	82.37%	6.67%	179.11%	7.35x	$1.24	3.54%	26.67%	$468,155	8.81%	4.67%	0.03%	1.25%	10.80%	1.28%	11.10%
BPRN	Bank of Princeton	NJ	$19.74	$133.66	$1.97	$29.39	10.50x	67.16%	9.38%	71.63%	10.03x	$0.40	2.03%	17.55%	$1,425	13.97%	13.21%	0.83%	0.93%	6.71%	0.97%	7.03%
BCBP	BCB Bancorp, Inc.	NJ	$9.59	$165.57	$1.03	$12.40	9.50x	77.37%	5.72%	79.40%	9.32x	$0.56	5.84%	55.45%	$2,942	8.18%	8.01%	0.76%	0.64%	8.02%	0.65%	8.17%
BDGE	Bridge Bancorp, Inc.	NY	$20.17	$392.37	$2.43	$25.01	8.37x	80.65%	7.86%	103.29%	8.29x	$0.96	4.76%	39.00%	$5,061	9.75%	7.78%	0.62%	1.00%	9.87%	1.01%	9.96%
BMTC	Bryn Mawr Bank Corporation	PA	$26.08	$519.67	$1.99	$29.81	14.17x	87.49%	10.55%	132.66%	13.11x	$1.04	3.99%	56.52%	$4,923	12.05%	8.28%	0.25%	0.79%	6.23%	0.85%	6.74%
CBNK	Capital Bancorp, Inc.	MD	$10.81	$149.42	$1.18	$9.85	9.16x	109.76%	9.91%	109.76%	9.17x	NA	NA	NA	$1,508	9.02%	9.02%	0.59%	1.28%	12.77%	1.28%	12.75%
CARV	Carver Bancorp, Inc.	NY	$1.65	$6.10	($1.44)	$1.26	NM	130.96%	1.17%	130.96%	NM	$0.00	0.00%	NA	$569	8.75%	8.75%	1.59%	-0.90%	-10.14%	-0.92%	-10.39%
CBFV	CB Financial Services, Inc.	PA	$22.45	$121.09	$2.50	$28.09	10.07x	79.91%	9.22%	107.06%	8.97x	$0.96	4.28%	43.05%	$1,313	11.54%	8.87%	0.42%	0.92%	8.21%	1.04%	9.22%
CBMB	CBM Bancorp, Inc.	MD	$11.90	$45.73	$0.20	$14.51	NM	82.02%	20.11%	82.02%	NM	NA	NA	238.10%	$228	24.52%	24.52%	0.50%	0.37%	1.35%	0.35%	1.28%
CHMG	Chemung Financial Corporation	NY	$24.93	$120.34	$2.93	$39.04	8.90x	63.85%	6.60%	72.38%	8.50x	$1.04	4.17%	37.14%	$1,841	10.34%	9.24%	1.04%	0.77%	7.52%	0.80%	7.87%
CIT	CIT Group Inc.	NY	$16.81	$1,653.54	$1.03	$54.24	NM	30.99%	2.83%	32.88%	16.25x	$1.40	8.33%	NA	$58,937	9.94%	9.47%	NA	-0.42%	-3.48%	0.22%	1.84%
C	Citigroup Inc.	NY	$45.00	$93,681.36	$6.60	$83.75	6.23x	53.73%	4.26%	62.92%	6.82x	$2.04	4.53%	28.25%	$2,219,770	8.69%	7.63%	0.37%	0.86%	8.82%	0.79%	8.15%
CZNC	Citizens & Northern Corporation	PA	$18.26	$251.74	$1.61	$18.22	13.43x	100.21%	15.45%	113.58%	11.37x	$1.08	5.91%	79.41%	$1,629	15.42%	13.85%	0.88%	1.14%	7.68%	1.34%	9.05%
CCNE	CNB Financial Corporation	PA	$16.30	$250.06	$2.59	$21.10	6.32x	77.27%	6.64%	87.75%	6.28x	$0.68	4.17%	26.36%	$3,779	8.59%	7.65%	1.03%	1.11%	13.29%	1.12%	13.36%
CVLY	Codorus Valley Bancorp, Inc.	PA	$12.06	$117.75	$1.16	$19.42	10.44x	62.11%	6.13%	62.95%	10.44x	$0.64	5.31%	53.43%	$1,922	9.86%	9.75%	1.55%	0.62%	6.08%	0.62%	6.08%
CBU	Community Bank System, Inc.	NY	$56.14	$2,924.61	$3.48	$38.01	17.60x	147.71%	24.72%	255.29%	16.14x	$1.64	2.92%	51.41%	$11,809	16.74%	10.42%	0.20%	1.49%	9.10%	1.62%	9.92%
TCFC	Community Financial Corporation	MD	$22.84	$135.03	$2.51	$31.35	9.10x	72.86%	7.39%	78.27%	9.12x	$0.50	2.19%	19.92%	$1,827	10.14%	9.51%	1.28%	0.80%	8.30%	0.80%	8.28%
CNOB	ConnectOne Bancorp, Inc.	NJ	$13.50	$535.34	$2.20	$21.50	7.14x	62.79%	7.36%	84.75%	6.15x	$0.36	2.67%	19.05%	$7,279	11.73%	8.96%	1.15%	1.07%	9.02%	1.26%	10.58%
CUBI	Customers Bancorp, Inc.	PA	$10.37	$326.34	$1.82	$23.74	6.28x	43.68%	2.77%	44.56%	5.70x	NA	NA	NA	$12,019	8.03%	7.91%	0.50%	0.60%	6.61%	0.65%	7.16%
DBCP	Delmar Bancorp	MD	$6.90	$122.87	$0.58	$7.46	12.97x	92.48%	9.74%	102.15%	11.97x	$0.10	1.45%	18.80%	$1,262	10.58%	9.68%	1.27%	0.72%	7.15%	0.79%	7.91%
DCOM	Dime Community Bancshares, Inc.	NY	$13.84	$460.94	$0.98	$16.93	15.04x	81.76%	7.47%	90.55%	14.08x	$0.56	4.05%	60.87%	$6,348	10.17%	9.38%	0.29%	0.52%	5.40%	0.56%	5.78%
EGBN	Eagle Bancorp, Inc.	MD	$30.88	$995.11	$4.02	$36.11	7.90x	85.51%	9.95%	93.94%	7.68x	$0.88	2.85%	16.88%	$9,992	11.64%	10.70%	0.66%	1.45%	11.14%	1.49%	11.45%
ESBK	Elmira Savings Bank	NY	$11.52	$40.52	$1.01	$16.77	11.18x	68.69%	6.78%	86.82%	11.43x	$0.60	5.21%	81.55%	$598	9.87%	7.98%	NA	0.59%	6.09%	0.57%	5.97%
EMCF	Emclaire Financial Corp	PA	$19.07	$51.66	$2.54	$30.77	7.54x	61.98%	5.50%	82.42%	7.49x	$1.20	6.29%	58.10%	$944	9.27%	7.24%	0.31%	0.77%	8.28%	0.77%	8.32%
ESQ	Esquire Financial Holdings, Inc.	NY	$15.90	$117.83	$1.77	$14.98	8.98x	106.14%	14.84%	106.14%	8.98x	NA	NA	NA	$821	13.99%	13.99%	0.09%	1.79%	12.96%	1.79%	12.96%
ESSA	ESSA Bancorp, Inc.	PA	$12.65	$129.78	$1.29	$17.44	9.73x	72.54%	7.19%	78.51%	9.79x	$0.44	3.48%	40.77%	$1,955	9.91%	9.22%	0.57%	0.75%	7.13%	0.75%	7.09%
FNB	F.N.B. Corporation	PA	$7.16	$2,278.22	$1.13	$14.67	6.95x	48.79%	6.61%	95.92%	6.35x	$0.48	6.70%	46.60%	$35,049	13.82%	7.69%	0.62%	1.00%	7.08%	1.09%	7.73%
FDBC	Fidelity D & D Bancorp, Inc.	PA	$35.81	$178.20	NA	$29.53	11.98x	121.27%	12.80%	121.50%	NM	$1.12	3.13%	36.79%	$1,062	10.55%	10.54%	0.45%	1.14%	10.95%	NA	NA
FISI	Financial Institutions, Inc.	NY	$16.36	$258.91	$2.28	$26.35	7.08x	62.09%	5.88%	75.43%	7.16x	$1.04	6.36%	43.72%	$4,472	9.83%	8.30%	0.26%	0.89%	8.93%	0.88%	8.84%
FBP	First BanCorp.	PR	$5.32	$1,153.62	$0.58	$9.92	9.33x	53.64%	8.92%	54.52%	9.23x	$0.20	3.76%	22.81%	$13,048	16.86%	16.64%	5.51%	1.01%	5.79%	1.04%	5.96%
FRBA	First Bank	NJ	$7.14	$140.43	$0.79	$11.23	11.52x	63.56%	6.87%	69.13%	9.06x	$0.12	1.68%	19.35%	$2,092	10.81%	10.03%	0.71%	0.64%	5.77%	0.80%	7.22%
FCF	First Commonwealth Financial Corporation	PA	$7.91	$774.89	$0.93	$10.79	9.09x	73.29%	9.11%	104.70%	8.52x	$0.44	5.56%	48.28%	$8,515	12.42%	9.03%	0.74%	1.05%	8.21%	1.12%	8.75%
FLIC	First of Long Island Corporation	NY	$15.03	$358.40	$1.63	$15.80	9.22x	95.11%	8.74%	95.17%	9.22x	$0.72	4.79%	43.56%	$4,094	9.19%	9.18%	0.14%	0.96%	10.16%	0.96%	10.16%
FUNC	First United Corporation	MD	$14.00	$97.54	$1.54	$17.02	8.43x	82.28%	6.67%	90.69%	9.11x	$0.52	3.71%	28.92%	$1,462	8.11%	7.41%	1.29%	0.82%	9.23%	0.76%	8.54%
FFIC	Flushing Financial Corporation	NY	$11.00	$309.64	$1.16	$19.48	9.65x	56.46%	4.28%	58.18%	9.44x	$0.84	7.64%	73.68%	$7,245	7.59%	7.38%	0.28%	0.47%	5.79%	0.48%	5.91%
FNCB	FNCB Bancorp, Inc.	PA	$6.20	$125.08	$0.47	$6.84	11.92x	90.68%	10.02%	90.68%	13.28x	$0.22	3.55%	40.38%	$1,248	11.05%	11.05%	1.47%	0.88%	8.00%	0.79%	7.18%
FRAF	Franklin Financial Services Corporation	PA	$25.21	$109.43	$3.01	$29.74	7.57x	84.76%	8.66%	91.13%	8.36x	$1.20	4.76%	36.04%	$1,262	10.22%	9.58%	1.03%	1.15%	11.65%	1.04%	10.54%
FULT	Fulton Financial Corporation	PA	$10.58	$1,711.78	$1.21	$14.16	9.04x	74.72%	7.45%	97.57%	8.71x	$0.52	4.91%	36.75%	$22,930	9.97%	7.82%	0.76%	0.90%	8.42%	0.94%	8.75%
GLBZ	Glen Burnie Bancorp	MD	$8.97	$25.42	$0.60	$12.67	14.95x	70.80%	6.67%	70.80%	14.96x	$0.40	4.46%	66.67%	$381	9.42%	9.42%	1.26%	0.45%	4.87%	0.45%	4.87%
HBMD	Howard Bancorp, Inc.	MD	$10.11	$189.22	$1.11	$16.85	12.04x	60.00%	7.54%	78.30%	9.14x	NA	NA	NA	$2,508	12.57%	9.93%	0.78%	0.70%	5.16%	0.92%	6.80%
HVBC	HV Bancorp, Inc.	PA	$12.23	$27.40	$0.45	$14.97	23.08x	81.71%	7.77%	81.71%	27.28x	NA	NA	NA	$356	9.51%	9.51%	1.13%	0.32%	3.34%	0.27%	2.82%
ISBC	Investors Bancorp, Inc.	NJ	$8.29	$1,980.61	$0.79	$10.49	11.20x	79.04%	7.69%	81.73%	10.48x	$0.48	5.79%	62.16%	$26,678	9.73%	9.44%	0.45%	0.70%	6.54%	0.75%	7.01%
JPM	JPMorgan Chase & Co.	NY	$90.17	$274,707.41	$8.82	$75.88	10.19x	118.84%	8.84%	150.47%	10.23x	$3.60	3.99%	40.68%	$3,139,431	8.32%	6.88%	NA	1.08%	11.49%	1.07%	11.45%
KRNY	Kearny Financial Corp.	NJ	$8.29	$668.61	$0.51	$12.79	17.64x	64.84%	10.24%	81.19%	16.19x	$0.32	3.86%	61.70%	$6,774	15.79%	13.03%	0.65%	0.60%	3.60%	0.66%	3.93%
LBAI	Lakeland Bancorp, Inc.	NJ	$10.54	$531.88	$1.35	$14.60	7.98x	72.17%	7.58%	92.24%	7.83x	$0.50	4.74%	28.41%	$7,014	10.51%	8.41%	0.53%	1.05%	9.46%	1.07%	9.64%
MTB	M&T Bank Corporation	NY	$96.77	$12,412.95	$12.40	$113.54	7.84x	85.23%	10.07%	124.79%	7.80x	$4.40	4.55%	34.85%	$124,578	12.70%	9.33%	1.08%	1.42%	10.89%	1.43%	10.94%
MLVF	Malvern Bancorp, Inc.	PA	$11.12	$83.85	$1.03	$18.67	10.59x	59.57%	6.90%	59.57%	10.81x	$0.00	0.00%	NA	$1,236	11.58%	11.58%	1.43%	0.65%	5.67%	0.64%	5.55%
MRLN	Marlin Business Services Corp.	NJ	$7.61	$89.44	$1.52	$15.86	9.76x	47.98%	7.16%	49.90%	5.01x	$0.56	7.36%	71.79%	$1,264	14.92%	14.43%	NA	0.82%	4.91%	1.53%	9.17%
MRBK	Meridian Corporation	PA	$15.78	$96.17	$1.80	$19.37	9.23x	81.48%	7.38%	84.86%	8.75x	NA	NA	NA	$1,303	9.06%	8.73%	0.77%	1.02%	9.35%	1.07%	9.87%
MCB	Metropolitan Bank Holding Corp.	NY	$24.86	$206.21	$3.16	$36.53	7.63x	68.05%	5.72%	70.31%	7.86x	NA	NA	NA	$3,612	8.54%	8.29%	0.21%	0.88%	9.49%	0.86%	9.21%
MPB	Mid Penn Bancorp, Inc.	PA	$19.12	$162.22	NA	$28.23	9.28x	67.73%	7.05%	94.73%	NM	$0.72	3.77%	37.38%	$2,300	10.41%	7.67%	0.56%	0.79%	7.45%	NA	NA
NBTB	NBT Bancorp Inc.	NY	$29.83	$1,300.21	$2.38	$25.52	12.91x	116.91%	13.06%	157.37%	12.54x	$1.08	3.62%	46.32%	$9,954	11.17%	8.55%	0.48%	1.06%	9.34%	1.09%	9.62%

Exhibit III-3

Public Market Pricing of Mid-Atlantic Institutions

As of May 21, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
NYCB	New York Community Bancorp, Inc.	NY	$9.39	$4,356.37	$0.76	$13.15	12.04x	71.38%	8.15%	118.09%	12.41x	$0.68	7.24%	87.18%	$54,261	12.23%	8.12%	0.11%	0.76%	5.95%	0.74%	5.79%
NFBK	Northfield Bancorp, Inc.	NJ	$10.68	$526.19	$0.72	$14.25	14.05x	74.92%	10.53%	79.34%	14.73x	$0.44	4.12%	57.89%	$4,997	14.06%	13.38%	0.46%	0.75%	5.21%	0.72%	4.97%
NWBI	Northwest Bancshares, Inc.	PA	$9.64	$1,229.81	$0.95	$12.55	11.08x	76.83%	9.65%	105.81%	10.13x	$0.76	7.88%	85.06%	$10,681	12.56%	9.45%	0.96%	0.89%	6.97%	0.97%	7.63%
NWFL	Norwood Financial Corp.	PA	$23.00	$144.73	$2.22	$22.46	10.27x	102.40%	11.72%	111.45%	10.38x	$1.00	4.35%	43.75%	$1,242	11.45%	10.62%	0.31%	1.15%	10.43%	1.14%	10.31%
OCFC	OceanFirst Financial Corp.	NJ	$15.39	$921.12	$2.06	$23.38	9.62x	65.84%	8.85%	105.30%	7.48x	$0.68	4.42%	42.50%	$10,489	13.44%	8.85%	0.39%	0.97%	6.94%	1.26%	9.00%
OFG	OFG Bancorp	PR	$12.07	$619.68	$0.74	$18.13	24.63x	66.57%	6.77%	78.39%	16.40x	$0.28	2.32%	57.14%	$9,239	11.07%	9.70%	3.38%	0.45%	3.06%	0.61%	4.14%
ORRF	Orrstown Financial Services, Inc.	PA	$12.39	$138.73	$1.97	$18.81	7.20x	65.88%	5.81%	75.51%	6.29x	$0.68	5.49%	37.21%	$2,388	8.82%	7.78%	0.38%	0.81%	8.63%	0.92%	9.77%
PKBK	Parke Bancorp, Inc.	NJ	$12.30	$145.74	$2.64	$15.44	4.58x	79.65%	8.04%	79.65%	4.66x	$0.64	5.20%	22.23%	$1,816	10.18%	10.18%	1.45%	1.84%	17.47%	1.81%	17.48%
PBHC	Pathfinder Bancorp, Inc.	NY	$10.45	$48.32	NA	$15.32	11.12x	68.20%	NA	72.90%	NM	$0.24	2.30%	25.53%	$1,108	NA	NA	NA	0.53%	NA	NA	NA
PCSB	PCSB Financial Corporation	NY	$12.87	$202.83	$0.50	$16.12	25.74x	79.83%	12.82%	81.74%	25.61x	$0.16	1.24%	32.00%	$1,696	16.06%	15.75%	NA	0.50%	2.89%	0.50%	2.90%
PGC	Peapack- Gladstone Financial Corporation	NJ	$17.52	$313.97	$1.97	$26.33	9.08x	66.53%	5.66%	72.60%	8.87x	$0.20	1.14%	10.36%	$5,831	8.51%	7.86%	0.54%	0.76%	7.51%	0.78%	7.69%
PWOD	Penns Woods Bancorp, Inc.	PA	$21.30	$149.99	$2.11	$22.23	10.21x	95.80%	8.88%	108.19%	10.12x	$1.28	6.01%	60.70%	$1,689	9.27%	8.30%	0.96%	0.89%	9.63%	0.89%	9.75%
PFIS	Peoples Financial Services Corp.	PA	$34.72	$254.96	$3.36	$41.68	10.46x	83.30%	10.02%	105.67%	10.33x	$1.44	4.15%	42.47%	$2,544	12.03%	9.73%	0.46%	1.03%	8.33%	1.04%	8.44%
PNC	PNC Financial Services Group, Inc.	PA	$103.19	$43,779.43	NA	$106.77	9.61x	96.65%	9.91%	122.06%	NM	$4.60	4.46%	42.83%	$445,493	11.06%	9.14%	0.57%	1.24%	10.33%	NA	NA
BPOP	Popular, Inc.	PR	$37.71	$3,232.34	$5.43	$64.08	6.79x	58.84%	6.30%	67.14%	6.94x	$1.60	4.24%	25.23%	$52,804	10.74%	9.54%	4.27%	1.05%	9.46%	1.03%	9.27%
PFS	Provident Financial Services, Inc.	NJ	$12.72	$840.09	$1.57	$21.48	8.48x	59.22%	8.30%	85.64%	8.08x	$0.92	7.23%	61.33%	$10,085	14.01%	10.12%	0.82%	0.98%	6.87%	1.03%	7.22%
PBIP	Prudential Bancorp, Inc.	PA	$11.40	$93.51	$0.88	$15.06	9.66x	75.70%	7.90%	79.61%	12.99x	$0.28	2.46%	58.47%	$1,267	10.44%	9.97%	1.09%	0.85%	7.39%	0.63%	5.48%
FRBK	Republic First Bancorp, Inc.	PA	$2.40	$141.24	($0.09)	$4.28	NM	56.02%	4.28%	58.25%	NM	NA	NA	NA	$3,300	7.64%	7.37%	0.65%	-0.15%	-1.81%	-0.19%	-2.32%
RIVE	Riverview Financial Corporation	PA	$5.97	$63.13	$0.67	$12.82	9.63x	46.55%	4.94%	60.51%	8.87x	$0.30	5.03%	52.42%	$1,117	10.60%	8.36%	0.45%	0.51%	4.77%	0.55%	5.18%
STBA	S&T Bancorp, Inc.	PA	$22.21	$871.58	$2.83	$30.06	8.85x	73.88%	9.65%	109.76%	7.84x	$1.12	5.04%	44.22%	$9,005	13.06%	9.18%	1.03%	1.13%	8.47%	1.28%	9.60%
SASR	Sandy Spring Bancorp, Inc.	MD	$23.00	$1,080.31	$2.79	$32.68	8.55x	70.37%	8.80%	108.09%	8.24x	$1.20	5.22%	44.61%	$8,930	12.50%	8.51%	0.62%	1.13%	8.56%	1.18%	8.89%
SVBI	Severn Bancorp, Inc.	MD	$5.76	$73.80	$0.49	$8.25	11.76x	69.81%	8.61%	70.55%	11.65x	$0.16	2.78%	30.61%	$857	12.33%	12.22%	2.07%	0.73%	6.06%	0.73%	6.11%
SHBI	Shore Bancshares, Inc.	MD	$8.61	$107.83	$1.27	$15.62	7.00x	55.10%	6.86%	61.25%	6.80x	$0.48	5.57%	37.40%	$1,571	12.45%	11.35%	1.21%	1.02%	8.09%	1.05%	8.32%
SBNY	Signature Bank	NY	$97.95	$5,154.05	$10.12	$88.94	9.67x	110.13%	9.89%	111.20%	9.68x	$2.24	2.29%	22.11%	$53,075	8.98%	8.90%	0.49%	1.09%	11.56%	1.09%	11.56%
STND	Standard AVB Financial Corp.	PA	$23.63	$106.35	$1.84	$30.21	14.23x	78.23%	11.10%	97.29%	12.86x	$0.88	3.74%	53.25%	$992	14.19%	11.74%	NA	0.79%	5.49%	0.87%	6.08%
STL	Sterling Bancorp	NY	$11.37	$2,210.96	$1.66	$22.04	6.98x	51.60%	7.32%	88.60%	6.87x	$0.28	2.46%	17.18%	$30,335	14.58%	9.22%	0.99%	1.13%	7.57%	1.15%	7.69%
TSC	TriState Capital Holdings, Inc.	PA	$13.77	$410.91	$1.83	$16.74	7.69x	82.25%	4.62%	94.66%	7.53x	NA	NA	NA	$8,990	6.83%	6.15%	0.05%	0.81%	9.86%	0.83%	10.05%
TRST	TrustCo Bank Corp NY	NY	$6.02	$580.52	$0.57	$5.68	10.31x	105.90%	11.04%	106.01%	10.50x	$0.27	4.53%	58.33%	$5,257	10.43%	10.42%	0.62%	1.09%	10.77%	1.07%	10.57%
UNTY	Unity Bancorp, Inc.	NJ	$14.06	$153.02	$2.05	$15.10	6.66x	93.13%	8.79%	94.53%	6.87x	$0.32	2.28%	15.17%	$1,740	9.44%	9.32%	0.66%	1.48%	15.05%	1.44%	14.61%
UVSP	Univest Financial Corporation	PA	$15.66	$457.07	$1.75	$22.34	9.10x	70.10%	8.36%	96.02%	8.94x	$0.80	5.11%	46.51%	$5,465	11.92%	8.99%	0.68%	0.95%	7.62%	0.97%	7.75%
VLY	Valley National Bancorp	NJ	$7.67	$3,097.15	$0.89	$10.43	9.96x	73.53%	7.96%	111.50%	8.58x	$0.44	5.74%	57.14%	$39,121	11.30%	7.93%	0.69%	0.81%	7.45%	0.94%	8.59%
WSFS	WSFS Financial Corporation	DE	$26.21	$1,327.78	$3.31	$36.23	9.39x	72.34%	10.81%	104.34%	7.93x	$0.48	1.83%	17.20%	$12,279	14.93%	10.85%	0.31%	1.19%	7.93%	1.41%	9.40%
WVFC	WVS Financial Corp.	PA	$13.25	$23.16	$1.57	$16.82	8.49x	78.78%	6.80%	78.78%	8.45x	$0.40	3.02%	19.23%	$374	8.63%	8.63%	0.00%	0.77%	7.67%	0.77%	7.71%
MHCs
BSBK	Bogota Financial Corp. (MHC)	NJ	$8.20	$107.89	NA	NA	NM	NA	NA	NA	NM	NA	NA	NA	$709	17.59%	17.59%	NA	NA	NA	NA	NA
CLBK	Columbia Financial, Inc. (MHC)	NJ	$13.46	$1,506.00	$0.44	$8.64	32.05x	155.74%	17.98%	167.55%	30.73x	NA	NA	NA	$8,325	11.54%	10.82%	NA	0.62%	4.68%	0.65%	4.89%
GCBC	Greene County Bancorp, Inc. (MHC)	NY	$21.18	$180.31	$2.13	$14.56	9.94x	145.42%	11.38%	145.42%	9.94x	$0.44	2.08%	20.66%	$1,584	7.83%	7.83%	0.30%	1.32%	15.63%	1.32%	15.63%
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	$12.59	$72.91	NA	$14.16	19.37x	88.88%	11.86%	88.88%	NM	$0.48	3.81%	73.85%	$628	13.34%	13.34%	NA	0.66%	4.75%	NA	NA
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	$9.44	$54.82	$0.39	$9.55	23.01x	98.77%	8.33%	98.77%	24.20x	NA	NA	NA	$658	8.43%	8.43%	2.92%	0.37%	4.42%	0.36%	4.20%
PDLB	PDL Community Bancorp (MHC)	NY	$8.65	$144.74	$0.04	$9.00	NM	96.08%	13.00%	96.08%	NM	NA	NA	NA	$1,151	13.53%	13.53%	1.39%	-0.67%	-4.29%	0.08%	0.51%
PBFS	Pioneer Bancorp, Inc. (MHC)	NY	$9.49	$237.47	NA	$8.80	NM	107.87%	16.44%	112.58%	NM	NA	NA	NA	$1,500	15.24%	14.70%	0.76%	-0.21%	-1.49%	0.26%	1.87%
RBKB	Rhinebeck Bancorp, Inc. (MHC)	NY	$6.90	$74.00	$0.58	$10.23	12.11x	67.45%	7.63%	68.43%	11.89x	NA	NA	NA	$1,007	11.31%	11.16%	NA	0.65%	5.67%	0.66%	5.78%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)

Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

EXHIBIT III-4

Peer Group Market Area Comparative Analysis

Exhibit III-4

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2012-2020	2020-2025		% State	Market
Institution	County	2012	2020	2025	% Change	% Change	2020	Average	Share(1)
Brookline Bancorp, Inc.	Norfolk, MA	674,623	710,869	732,203	0.7%	0.6%	60,142	135.2%	4.51%
Independent Bank Corp.	Plymouth, MA	499,828	522,509	538,315	0.6%	0.6%	48,264	108.5%	24.10%
Meridian Bancorp, Inc.	Essex, MA	745,584	798,315	825,652	0.9%	0.7%	45,369	102.0%	7.95%
Eagle Bancorp, Inc.	Montgomery, MD	986,694	1,062,998	1,100,926	0.9%	0.7%	58,725	139.8%	8.00%
Kearny Financial Corp.	Essex, NJ	781,981	803,742	815,095	0.3%	0.3%	42,146	100.4%	0.71%
Northwest Bancshares, Inc.	Warren, PA	41,657	39,086	38,207	-0.8%	-0.5%	28,282	82.0%	69.14%
OceanFirst Financial Corp.	Ocean, NJ	583,493	607,982	623,306	0.5%	0.5%	39,452	94.0%	11.95%
Provident Financial Services, Inc.	Hudson, NJ	640,926	681,795	699,303	0.8%	0.5%	46,024	109.6%	2.99%
S&T Bancorp, Inc.	Indiana, PA	89,257	83,604	81,801	-0.8%	-0.4%	28,118	81.5%	53.90%
First Commonwealth Financial Corporation	Indiana, PA	89,257	83,604	81,801	-0.8%	-0.4%	28,118	81.8%	17.64%
WSFS Financial Corporation	New Castle, DE	542,053	562,663	580,279	0.5%	0.6%	38,330	111.5%	1.34%

	Averages:	515,941	541,561	556,081	0.2%	0.3%	42,088	104.2%	18.38%
	Medians:	583,493	607,982	623,306	0.5%	0.5%	42,146	102.0%	8.00%
Eastern Bank Corporation	Suffolk, MA	727,188	819,759	858,540	1.5%	0.9%	46,958	105.6%	1.38%

(1)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2019.

Sources: S&P Global Market Intelligence, FDIC.

EXHIBIT IV-1

Stock Prices:

As of May 21, 2020

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of May 21, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
FCCY	1st Constitution Bancorp	MA	11.78	10,201	120.2	22.91	9.01	11.50	2.43	-37.97	-46.77	1.48	1.65	16.97	13.29	157.91
SRCE	1st Source Corporation	MW	31.82	25,536	812.5	53.42	26.07	28.35	12.24	-31.61	-38.67	3.36	3.35	33.32	30.03	263.75
ACNB	ACNB Corporation	MA	23.93	8,670	207.5	39.57	20.05	21.92	9.17	-36.74	-36.73	2.39	3.11	28.49	22.79	251.45
ALRS	Alerus Financial Corporation	MW	17.81	17,106	304.7	24.00	15.05	16.61	7.22	-5.27	-22.06	1.80	1.87	17.16	14.55	146.86
ABTX	Allegiance Bancshares, Inc.	SW	24.86	20,403	507.2	38.95	20.88	22.47	10.64	-29.81	-33.88	2.07	2.18	34.71	22.70	245.18
AMAL	Amalgamated Bank	MA	10.30	31,000	319.3	20.00	7.90	9.05	13.81	-42.23	-47.04	1.43	1.48	15.26	14.64	185.55
AMTB	Amerant Bancorp Inc.	SE	11.86	42,166	465.8	23.59	10.05	10.64	11.47	-36.51	-45.57	0.97	0.78	19.95	19.43	192.07
AMNB	American National Bankshares Inc.	SE	24.31	10,958	266.4	41.50	18.53	22.15	9.75	-33.34	-38.56	2.11	2.98	29.50	21.08	227.70
AMRB	American River Bankshares	WE	10.00	5,864	58.6	16.43	8.00	9.74	2.67	-18.77	-32.75	0.99	0.97	14.68	11.92	122.11
ABCB	Ameris Bancorp	SE	21.52	69,257	1,490.4	44.90	17.12	18.97	13.44	-40.78	-49.41	2.29	3.36	35.10	20.44	263.14
ASRV	AmeriServ Financial, Inc.	MA	2.82	17,044	48.1	4.30	2.36	3.14	-10.19	-32.86	-32.86	0.32	0.34	5.92	5.22	68.55
ATLO	Ames National Corporation	MW	19.59	9,123	178.7	29.30	17.25	17.89	9.50	-27.98	-30.19	1.80	1.84	20.51	18.75	197.06
AROW	Arrow Financial Corporation	MA	27.44	14,984	411.2	38.31	20.79	25.04	9.58	-16.13	-27.41	2.46	2.48	20.65	19.11	219.66
ASB	Associated Banc-Corp	MW	13.15	151,076	1,986.6	22.60	10.23	12.23	7.52	-39.90	-40.34	1.68	1.72	22.99	14.64	224.44
ACBI	Atlantic Capital Bancshares, Inc.	SE	10.90	21,461	233.9	20.21	8.89	9.80	11.22	-37.64	-40.60	1.04	1.07	15.47	14.41	126.73
AUB	Atlantic Union Bankshares Corporation	SE	21.19	78,709	1,667.8	40.20	18.55	19.53	8.50	-40.79	-43.57	2.02	2.35	30.81	18.05	226.75
AUBN	Auburn National Bancorporation, Inc.	SE	51.50	3,566	183.7	61.60	22.51	49.00	5.10	41.44	-2.83	2.51	2.25	29.04	29.04	240.17
AX	Axos Financial, Inc.	WE	20.62	59,656	1,230.1	30.89	13.69	18.97	8.70	-29.86	-31.90	2.90	3.12	19.77	17.63	203.84
BANC	Banc of California, Inc.	WE	10.59	50,158	531.2	19.12	6.44	8.40	26.07	-23.48	-38.36	-0.21	-0.07	12.93	12.09	152.77
BANF	BancFirst Corporation	SW	35.63	32,647	1,163.2	63.96	26.00	31.97	11.45	-36.14	-42.94	3.77	3.91	31.35	26.09	265.54
BCTF	Bancorp 34, Inc.	SW	10.95	3,005	32.9	16.10	9.12	10.83	1.12	-27.53	-28.29	0.61	0.62	14.37	14.33	135.91
TBBK	Bancorp, Inc.	MA	7.16	57,326	410.5	13.73	3.36	5.62	27.52	-27.90	-44.80	0.83	0.97	8.69	8.64	95.21
BXS	BancorpSouth Bank	SE	20.48	102,640	2,102.1	32.97	17.21	18.44	11.06	-29.01	-34.80	2.00	2.21	24.50	15.66	204.92
BFC	Bank First Corporation	MW	57.16	7,156	409.0	76.90	43.63	49.85	14.66	-16.43	-18.35	3.89	3.81	33.21	26.44	307.49
BAC	Bank of America Corporation	SE	22.90	8,675,611	198,671.5	35.72	17.95	21.71	5.48	-20.18	-34.98	2.44	NA	27.84	19.70	301.99
BOCH	Bank of Commerce Holdings	WE	7.51	16,647	125.0	12.31	5.68	6.76	11.09	-29.28	-35.09	0.75	0.84	9.86	8.89	87.46
BOH	Bank of Hawaii Corporation	WE	61.78	40,011	2,471.9	95.68	46.70	57.48	7.48	-23.68	-35.08	5.01	5.09	33.20	32.41	463.43
BMRC	Bank of Marin Bancorp	WE	30.85	13,501	416.5	47.77	23.80	28.32	8.93	-26.37	-31.52	2.48	2.45	25.50	22.95	199.82
BK	Bank of New York Mellon Corporation	MA	34.98	885,443	30,972.8	51.60	26.40	32.44	7.83	-24.30	-30.50	4.65	4.76	42.47	19.53	528.72
BPRN	Bank of Princeton	MA	19.74	6,771	133.7	32.25	17.51	17.98	9.79	-29.07	-37.31	1.88	1.97	29.39	27.56	210.39
BKSC	Bank of South Carolina Corporation	SE	16.22	5,530	89.7	19.80	11.43	15.88	2.14	-15.30	-13.63	1.28	1.27	9.48	9.48	90.36
BOTJ	Bank of the James Financial Group, Inc.	SE	9.84	4,339	42.7	16.15	8.00	8.94	10.13	-32.05	-35.56	1.23	1.08	14.59	14.59	171.92
OZK	Bank OZK	SE	21.63	129,319	2,797.2	32.35	14.20	19.98	8.26	-33.49	-29.09	2.54	2.57	31.57	26.30	189.96
BSVN	Bank7 Corp.	SW	8.91	9,226	82.2	20.04	5.58	9.07	-1.76	-49.09	-53.01	0.82	1.75	10.54	10.35	105.61
BFIN	BankFinancial Corporation	MW	7.74	15,042	116.4	14.57	6.73	7.54	2.65	-46.69	-40.83	0.69	0.69	11.48	11.48	96.41
BKU	BankUnited, Inc.	SE	16.00	92,390	1,478.2	37.60	13.47	14.87	7.60	-53.53	-56.24	2.16	2.16	27.23	26.37	363.63
BWFG	Bankwell Financial Group, Inc.	NE	14.45	7,717	111.5	30.00	12.07	13.59	6.33	-51.38	-49.90	1.84	1.84	21.62	21.27	266.10
BANR	Banner Corporation	WE	34.20	35,195	1,203.7	60.21	27.12	30.03	13.89	-36.45	-39.57	3.71	4.06	45.63	34.23	363.15
BCML	BayCom Corp	WE	12.35	12,097	149.4	24.89	10.08	10.38	18.98	-48.09	-45.69	1.26	2.02	20.73	16.77	179.28
BCBP	BCB Bancorp, Inc.	MA	9.59	17,265	165.6	14.96	8.34	8.72	9.98	-23.65	-30.46	1.01	1.03	12.40	12.08	170.40
BHLB	Berkshire Hills Bancorp, Inc.	NE	10.78	49,749	536.3	33.72	9.15	9.96	8.23	-65.03	-67.21	1.30	1.83	33.72	21.82	265.76
BOKF	BOK Financial Corporation	SW	48.61	70,309	3,417.7	88.28	34.57	41.90	16.01	-40.33	-44.38	6.37	6.59	71.49	54.85	670.18
BPFH	Boston Private Financial Holdings, Inc.	NE	6.60	81,801	539.5	13.08	5.18	6.18	6.72	-41.53	-45.18	0.73	0.74	10.13	9.32	106.92
BDGE	Bridge Bancorp, Inc.	MA	20.17	19,453	392.4	34.25	17.17	18.53	8.85	-32.32	-39.84	2.41	2.43	25.01	19.53	260.15
BWB	Bridgewater Bancshares, Inc.	MW	9.82	28,813	282.9	13.90	7.99	8.93	9.97	-12.32	-28.74	1.07	1.06	8.61	8.49	83.95
BYFC	Broadway Financial Corporation	WE	1.36	27,446	37.3	2.03	1.04	1.42	-4.18	-2.16	-11.69	-0.02	-0.02	1.75	1.75	18.44
BRKL	Brookline Bancorp, Inc.	NE	9.12	78,847	719.1	16.96	8.13	8.57	6.48	-39.92	-44.59	0.60	0.61	11.51	9.43	107.32
BMTC	Bryn Mawr Bank Corporation	MA	26.08	19,926	519.7	41.41	22.20	23.83	9.44	-31.06	-36.76	1.84	1.99	29.81	19.66	247.06
BFST	Business First Bancshares, Inc.	SW	12.65	20,667	261.4	26.64	9.17	11.08	14.17	-49.94	-49.26	1.66	1.81	21.58	17.38	110.69
BY	Byline Bancorp, Inc.	MW	11.45	38,383	439.5	20.73	8.13	9.33	22.72	-41.40	-41.49	1.21	1.41	19.60	14.74	149.41
CFFI	C&F Financial Corporation	SE	33.28	3,648	121.4	57.61	28.00	32.61	2.05	-31.23	-39.85	5.36	5.77	48.98	41.40	514.65
CADE	Cadence Bancorporation	SW	7.14	125,930	899.1	21.21	4.63	5.80	23.10	-66.08	-60.62	-2.04	0.91	16.79	15.65	136.89
CALB	California BanCorp	WE	15.10	8,122	122.6	21.00	9.11	15.45	-2.27	-21.64	-24.50	0.69	0.85	16.15	15.21	148.67
CATC	Cambridge Bancorp	NE	54.75	5,417	296.6	85.68	44.20	49.74	10.07	-36.14	-31.69	5.22	6.08	54.96	48.60	526.62
CAC	Camden National Corporation	NE	30.90	14,955	462.1	48.48	25.74	27.58	12.04	-30.23	-32.91	3.67	3.68	32.95	26.39	307.23
CBNK	Capital Bancorp, Inc.	MA	10.81	13,822	149.4	15.07	6.98	9.46	14.27	-10.14	-27.40	1.18	1.18	9.85	9.85	109.09
CCBG	Capital City Bank Group, Inc.	SE	18.54	16,812	311.7	30.95	15.61	17.44	6.31	-20.63	-39.21	1.70	1.67	19.54	14.23	183.59
COF	Capital One Financial Corporation	SE	60.92	455,310	27,737.5	107.59	38.00	59.16	2.97	-33.93	-40.80	5.05	6.24	113.37	80.87	871.67
CFFN	Capitol Federal Financial, Inc.	MW	11.34	138,012	1,565.1	14.57	10.01	10.62	6.78	-16.37	-17.41	0.52	0.53	9.10	8.99	67.90
CSTR	CapStar Financial Holdings, Inc.	SE	11.13	18,307	203.8	17.48	7.44	9.52	16.91	-26.39	-33.15	1.02	NA	15.06	12.66	113.21
CARE	Carter Bank & Trust	SE	7.48	26,386	197.4	24.25	6.44	6.90	8.41	-62.60	-68.47	0.90	0.80	18.00	15.64	151.67
CARV	Carver Bancorp, Inc.	MA	1.65	3,700	6.1	3.75	1.25	1.70	-3.11	-47.45	-32.13	-1.40	-1.44	1.26	1.26	153.82
CATY	Cathay General Bancorp	WE	25.26	79,556	2,009.6	38.91	17.58	23.00	9.85	-30.76	-33.61	3.24	3.29	29.12	24.37	229.98
CBFV	CB Financial Services, Inc.	MA	22.45	5,394	121.1	30.95	16.25	21.81	2.93	-5.27	-25.51	2.23	2.50	28.09	20.97	243.46
CBMB	CBM Bancorp, Inc.	MA	11.90	3,843	45.7	15.30	10.61	12.30	-3.25	-11.52	-15.72	0.21	0.20	14.51	14.51	59.45
CBTX	CBTX, Inc.	SW	18.39	24,949	458.8	31.73	12.50	16.71	10.05	-35.41	-40.91	1.89	1.81	21.70	18.23	137.31
CFBK	Central Federal Corporation	MW	10.55	5,317	56.1	15.00	8.44	10.08	4.66	-16.65	-24.37	1.95	1.95	15.53	15.53	177.81
CPF	Central Pacific Financial Corp.	WE	15.55	28,115	437.2	30.56	12.40	13.84	12.36	-46.95	-47.43	1.77	1.76	18.99	18.99	217.27
CVCY	Central Valley Community Bancorp	WE	14.10	12,475	175.9	22.15	10.59	12.39	13.80	-30.75	-34.93	1.73	1.25	17.53	13.08	129.75
CNBK.A	Century Bancorp, Inc.	NE	68.24	5,568	380.0	93.49	51.40	60.29	13.19	-25.73	-24.14	7.18	7.18	61.19	60.70	998.99
CHMG	Chemung Financial Corporation	MA	24.93	4,827	120.3	49.00	21.75	24.39	2.21	-47.87	-41.34	2.80	2.93	39.04	34.44	381.46

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of May 21, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
COFS	ChoiceOne Financial Services, Inc.	MW	29.77	7,254	215.9	34.00	16.86	29.50	0.92	2.66	-6.85	1.58	2.07	27.01	18.97	192.80
CNNB	Cincinnati Bancorp, Inc.	MW	9.20	2,976	27.4	11.01	6.33	8.76	5.02	9.80	-10.19	0.19	0.20	12.74	12.68	76.49
CIT	CIT Group Inc.	MA	16.81	98,367	1,653.5	53.40	12.02	14.64	14.82	-67.45	-63.16	-2.31	1.03	54.24	51.12	599.15
C	Citigroup Inc.	MA	45.00	2,081,808	93,681.4	83.11	32.00	42.06	6.99	-31.90	-43.67	7.23	6.60	83.75	71.52	1066.27
CZNC	Citizens & Northern Corporation	MA	18.26	13,786	251.7	29.06	15.69	17.28	5.67	-35.66	-35.36	1.36	1.61	18.22	16.08	118.19
CZWI	Citizens Community Bancorp, Inc.	MW	7.30	11,151	81.4	12.75	5.26	7.25	0.69	-36.19	-40.26	0.99	1.17	13.27	9.80	134.98
CFG	Citizens Financial Group, Inc.	NE	21.35	426,619	9,108.3	41.29	14.12	20.15	5.96	-39.47	-47.43	2.93	3.09	47.77	31.09	414.23
CIZN	Citizens Holding Company	SE	21.35	5,590	119.3	22.99	16.02	21.89	-2.47	-2.95	-2.42	1.11	1.08	21.27	18.79	217.55
CHCO	City Holding Company	SE	58.86	16,149	950.5	83.07	53.06	55.83	5.43	-23.99	-28.18	5.90	5.14	42.45	35.03	315.10
CIVB	Civista Bancshares, Inc.	MW	14.49	16,039	232.4	24.32	11.62	12.64	14.64	-36.67	-39.63	1.91	1.95	20.43	15.24	0.00
CCNE	CNB Financial Corporation	MA	16.30	15,341	250.1	33.78	13.25	13.92	17.10	-40.94	-50.12	2.58	2.59	21.10	18.58	0.00
CCB	Coastal Financial Corporation	WE	12.88	11,926	153.6	18.59	8.41	12.08	6.62	-21.42	-21.80	1.08	1.07	10.66	10.66	0.00
CVLY	Codorus Valley Bancorp, Inc.	MA	12.06	9,764	117.8	23.60	10.62	11.15	8.16	-44.09	-47.63	1.16	1.16	19.42	19.16	0.00
CBAN	Colony Bankcorp, Inc.	SE	10.56	9,499	100.3	17.40	8.70	9.79	7.87	-37.88	-36.00	0.96	1.30	14.33	12.29	0.00
COLB	Columbia Banking System, Inc.	WE	22.92	70,686	1,620.1	41.40	19.11	20.64	11.05	-36.23	-43.66	2.25	2.25	30.93	19.76	0.00
CMA	Comerica Incorporated	SW	33.02	139,035	4,590.9	74.14	24.28	31.56	4.63	-55.68	-53.98	5.29	NA	53.24	48.65	0.00
CBSH	Commerce Bancshares, Inc.	MW	60.05	111,533	6,697.6	71.92	45.51	54.70	9.78	4.60	-11.61	3.21	3.19	27.85	26.59	0.00
CBU	Community Bank System, Inc.	MA	56.14	52,095	2,924.6	72.63	47.01	52.82	6.29	-13.91	-20.86	3.19	3.48	38.01	21.99	0.00
ESXB	Community Bankers Trust Corporation	SE	5.50	22,317	122.7	9.75	4.00	4.72	16.53	-27.63	-38.06	0.60	0.60	6.97	6.97	0.00
TCFC	Community Financial Corporation	MA	22.84	5,912	135.0	36.23	17.50	20.50	11.41	-26.84	-35.79	2.51	2.51	31.35	29.18	0.00
CTBI	Community Trust Bancorp, Inc.	MW	31.07	17,795	552.9	47.54	26.45	28.21	10.14	-25.95	-33.38	3.16	3.13	34.46	30.78	0.00
CWBC	Community West Bancshares	WE	6.25	8,472	53.0	11.86	5.27	6.27	-0.32	-37.50	-43.69	0.94	0.94	9.82	9.70	0.00
CNOB	ConnectOne Bancorp, Inc.	MA	13.50	39,655	535.3	26.50	8.86	11.70	15.38	-38.97	-47.51	1.89	2.20	21.50	15.93	0.00
CLDB	Cortland Bancorp	MW	14.00	4,228	59.2	25.00	11.70	12.61	11.02	-40.21	-35.80	1.51	1.52	17.32	17.32	0.00
ICBK	County Bancorp, Inc.	MW	21.57	6,453	139.2	27.98	13.55	17.40	23.97	21.45	-15.84	1.04	1.75	24.17	24.15	0.00
CFB	CrossFirst Bankshares, Inc.	MW	9.27	52,114	483.1	15.50	5.66	8.28	11.96	-36.07	-35.71	0.47	0.44	11.75	11.60	0.00
CFR	Cullen/Frost Bankers, Inc.	SW	70.39	62,553	4,403.1	100.79	47.69	63.17	11.43	-29.43	-28.01	5.80	4.43	61.17	50.67	0.00
CUBI	Customers Bancorp, Inc.	MA	10.37	31,470	326.3	25.72	8.36	8.82	17.57	-50.69	-56.45	1.65	1.82	23.74	23.27	0.00
CVBF	CVB Financial Corp.	WE	18.11	135,511	2,454.1	22.23	14.92	16.88	7.29	-15.88	-16.08	1.39	1.43	14.33	9.13	0.00
DBCP	Delmar Bancorp	MA	6.90	17,808	122.9	8.25	5.00	6.56	5.18	-6.25	-14.81	0.53	0.58	7.46	6.75	0.00
DCOM	Dime Community Bancshares, Inc.	MA	13.84	33,305	460.9	22.50	11.43	12.72	8.81	-25.03	-33.75	0.92	0.98	16.93	15.29	0.00
EBMT	Eagle Bancorp Montana, Inc.	WE	17.16	6,792	116.6	22.98	11.74	16.08	6.72	2.51	-19.78	2.07	2.19	19.61	16.14	0.00
EGBN	Eagle Bancorp, Inc.	MA	30.88	32,225	995.1	55.97	23.08	28.28	9.19	-44.48	-36.50	3.91	4.02	36.11	32.87	0.00
EWBC	East West Bancorp, Inc.	WE	33.67	141,486	4,763.8	51.88	22.55	31.77	5.98	-29.47	-30.86	4.49	4.49	34.67	31.31	0.00
ESBK	Elmira Savings Bank	MA	11.52	3,518	40.5	17.40	10.73	12.50	-7.84	-29.03	-23.71	1.03	1.01	16.77	13.27	0.00
EMCF	Emclaire Financial Corp	MA	19.07	2,709	51.7	37.75	17.25	18.10	5.36	-39.84	-41.38	2.53	2.54	30.77	23.14	0.00
EBTC	Enterprise Bancorp, Inc.	NE	22.05	11,772	259.6	34.75	19.28	20.67	6.68	-28.22	-34.90	2.50	2.48	25.61	25.13	0.00
EFSC	Enterprise Financial Services Corp	MW	26.87	26,161	702.9	48.81	21.70	24.13	11.36	-36.45	-44.26	3.33	3.81	32.36	23.38	0.00
EQBK	Equity Bancshares, Inc.	MW	15.51	15,199	235.7	31.91	12.49	13.25	17.06	-42.34	-49.76	1.96	2.13	31.41	21.10	0.00
ESQ	Esquire Financial Holdings, Inc.	MA	15.90	7,410	117.8	28.89	10.83	11.70	35.90	-31.47	-39.01	1.77	1.77	14.98	14.98	0.00
ESSA	ESSA Bancorp, Inc.	MA	12.65	10,259	129.8	17.73	9.70	11.74	7.75	-16.78	-25.37	1.30	1.29	17.44	16.11	0.00
FNB	F.N.B. Corporation	MA	7.16	318,187	2,278.2	12.93	5.05	6.45	11.01	-38.54	-43.62	1.03	1.13	14.67	7.46	0.00
FMAO	Farmers & Merchants Bancorp, Inc.	MW	22.17	11,041	244.8	31.80	17.40	20.39	8.73	-28.14	-26.47	1.74	1.78	21.25	16.69	0.00
FMNB	Farmers National Banc Corp.	MW	11.09	28,177	312.5	16.50	9.82	10.28	7.88	-23.94	-32.05	1.29	1.36	10.79	8.94	0.00
FBSS	Fauquier Bankshares, Inc.	SE	12.31	3,795	46.7	22.16	11.27	12.16	1.23	-41.82	-42.04	1.74	1.74	18.25	18.25	0.00
FBK	FB Financial Corporation	SE	22.30	32,082	715.4	40.33	14.38	19.35	15.25	-36.59	-43.67	2.05	2.37	24.40	18.35	0.00
FFBW	FFBW, Inc.	MW	9.05	7,101	64.3	12.30	6.74	8.72	3.80	-13.77	-21.65	0.26	0.26	13.11	13.10	0.00
FDBC	Fidelity D & D Bancorp, Inc.	MA	35.81	4,976	178.2	70.00	30.50	32.01	11.87	-41.10	-42.44	2.99	NA	29.53	29.47	0.00
FITB	Fifth Third Bancorp	MW	17.45	711,912	12,422.9	31.64	11.10	16.33	6.86	-36.36	-43.23	2.28	1.94	28.26	22.01	0.00
FISI	Financial Institutions, Inc.	MA	16.36	15,826	258.9	33.28	12.78	14.40	13.61	-42.54	-49.03	2.31	2.28	26.35	21.69	0.00
FBNC	First Bancorp	SE	22.92	29,041	665.6	41.34	17.32	20.52	11.70	-37.43	-42.57	2.97	3.09	29.69	21.25	0.00
FNLC	First Bancorp, Inc.	NE	19.90	10,926	217.4	30.64	17.62	18.30	8.74	-23.31	-34.17	2.37	2.30	19.71	16.97	0.00
FBP	First BanCorp.	MA	5.32	216,846	1,153.6	11.24	3.50	4.64	14.66	-49.04	-49.76	0.57	0.58	9.92	9.76	0.00
FBMS	First Bancshares, Inc.	SE	20.08	21,399	429.7	35.88	15.27	17.15	17.08	-36.48	-43.47	2.48	2.75	29.49	19.52	0.00
FRBA	First Bank	MA	7.14	19,668	140.4	11.82	6.00	6.48	10.19	-36.98	-35.38	0.62	0.79	11.23	10.33	0.00
BUSE	First Busey Corporation	MW	16.71	54,401	909.0	28.00	11.00	15.09	10.74	-35.68	-39.24	1.68	2.06	22.38	15.55	0.00
FBIZ	First Business Financial Services, Inc.	MW	15.21	8,524	129.6	27.35	12.86	13.79	10.30	-35.39	-42.23	2.39	2.40	22.83	21.44	0.00
FCAP	First Capital, Inc.	MW	57.55	3,378	194.4	75.79	42.72	48.25	19.27	14.52	-21.16	3.08	3.24	30.43	28.28	0.00
FCBP	First Choice Bancorp	WE	14.01	11,672	163.5	27.39	10.25	13.08	7.11	-35.38	-48.03	2.16	2.25	22.58	NA	0.00
FCNC.A	First Citizens BancShares, Inc.	SE	362.26	10,169	3,621.2	542.12	276.08	331.32	9.34	-18.70	-31.93	36.84	40.64	384.97	346.62	0.00
FCF	First Commonwealth Financial Corporation	MA	7.91	97,963	774.9	14.93	6.77	7.20	9.86	-41.06	-45.49	0.87	0.93	10.79	7.55	0.00
FCBC	First Community Bankshares, Inc.	SE	20.28	17,701	359.0	34.37	18.06	18.61	8.97	-39.88	-34.62	2.29	2.25	23.25	15.47	0.00
FCCO	First Community Corporation	SE	14.73	7,462	109.9	22.00	12.60	14.90	-1.14	-17.39	-31.84	1.36	1.42	16.70	14.55	0.00
FDEF	First Defiance Financial Corp.	MW	15.82	37,286	589.9	32.39	10.98	13.72	15.31	-45.16	-49.76	1.19	1.58	24.58	15.11	0.00
FFBC	First Financial Bancorp.	MW	12.41	97,964	1,215.7	26.19	10.83	11.80	5.17	-48.85	-51.22	1.82	2.06	22.25	11.93	0.00
FFIN	First Financial Bankshares, Inc.	SW	28.26	141,123	3,988.1	36.45	20.70	25.62	10.30	-7.39	-19.49	1.19	1.21	10.73	8.48	0.00
THFF	First Financial Corporation	MW	33.20	13,715	455.3	46.93	27.62	30.99	7.13	-16.10	-27.38	3.90	4.13	42.42	35.94	0.00
FFNW	First Financial Northwest, Inc.	WE	9.10	9,851	89.6	15.82	7.90	8.40	8.33	-42.11	-39.09	1.01	1.01	15.03	14.85	0.00
FFWM	First Foundation Inc.	WE	13.87	44,615	618.8	17.64	8.01	12.32	12.58	-2.73	-20.29	1.30	NA	13.97	11.80	0.00
FGBI	First Guaranty Bancshares, Inc.	SW	12.65	9,741	123.2	22.38	11.29	11.96	5.77	-35.13	-41.89	1.53	1.57	17.35	15.34	0.00
FHB	First Hawaiian, Inc.	WE	16.27	129,828	2,112.3	31.25	13.56	14.20	14.58	-40.29	-43.60	1.92	1.96	20.52	12.86	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of May 21, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
FHN	First Horizon National Corporation	SE	8.82	311,863	2,750.6	17.42	6.27	7.85	12.36	-38.02	-46.74	1.11	1.34	14.96	9.96	0.00
INBK	First Internet Bancorp	MW	14.37	9,802	140.9	28.50	10.47	12.71	13.06	-35.42	-39.39	2.57	2.56	31.13	30.62	0.00
FIBK	First Interstate BancSystem, Inc.	WE	29.84	64,553	1,926.2	43.83	24.50	27.83	7.22	-24.26	-28.82	2.60	2.96	30.30	19.32	0.00
FRME	First Merchants Corporation	MW	25.37	54,116	1,372.9	42.48	21.18	22.97	10.45	-29.55	-39.00	3.03	3.23	33.07	22.33	0.00
FMBH	First Mid Bancshares, Inc.	MW	24.23	16,702	404.7	36.25	18.60	22.84	6.09	-30.67	-31.26	2.68	2.97	31.91	24.08	0.00
FMBI	First Midwest Bancorp, Inc.	MW	12.05	114,259	1,376.3	23.64	10.31	11.00	9.50	-41.78	-47.77	1.57	1.83	21.33	13.14	0.00
FXNC	First National Corporation	SE	13.56	4,850	65.8	24.55	13.56	14.55	-6.80	-35.27	-36.64	1.81	1.85	16.19	16.17	0.00
FNWB	First Northwest Bancorp	WE	12.19	9,648	117.6	18.25	8.77	10.68	14.14	-24.98	-32.76	0.78	0.71	16.02	16.02	0.00
FLIC	First of Long Island Corporation	MA	15.03	23,846	358.4	25.53	12.16	13.17	14.12	-33.85	-40.07	1.63	1.63	15.80	15.79	0.00
FRC	First Republic Bank	WE	98.55	171,469	16,898.3	122.34	70.06	96.18	2.46	-2.37	-16.09	5.14	5.19	53.76	52.40	0.00
FSFG	First Savings Financial Group	MW	41.61	2,365	98.4	68.77	29.50	41.30	0.75	-28.82	-37.99	5.27	4.97	49.11	NA	0.00
FUNC	First United Corporation	MA	14.00	6,967	97.5	24.99	11.00	14.47	-3.25	-23.50	-41.88	1.66	1.54	17.02	15.44	0.00
FUSB	First US Bancshares, Inc.	SE	7.34	6,143	45.1	12.00	5.18	7.69	-4.55	-26.16	-36.78	0.62	0.67	13.73	12.31	0.00
MYFW	First Western Financial, Inc.	SW	12.71	7,917	100.6	18.98	10.75	12.70	0.08	-3.57	-22.83	0.97	1.14	16.26	13.77	0.00
FBC	Flagstar Bancorp, Inc.	MW	26.78	56,730	1,519.2	40.00	16.76	24.31	10.16	-16.18	-29.99	3.97	3.72	32.47	29.52	0.00
FFIC	Flushing Financial Corporation	MA	11.00	28,149	309.6	22.97	8.86	9.40	17.02	-50.27	-49.09	1.14	1.16	19.48	18.91	0.00
FNCB	FNCB Bancorp, Inc.	MA	6.20	20,175	125.1	9.41	5.10	5.33	16.32	-20.31	-26.63	0.52	0.47	6.84	6.84	0.00
FRAF	Franklin Financial Services Corporation	MA	25.21	4,341	109.4	39.56	20.27	22.94	9.90	-34.84	-34.84	3.33	3.01	29.74	27.66	0.00
FSBW	FS Bancorp, Inc.	WE	40.01	4,196	167.9	64.41	27.50	35.85	11.60	-20.08	-37.28	5.00	5.11	46.36	44.60	0.00
FULT	Fulton Financial Corporation	MA	10.58	161,794	1,711.8	18.00	8.91	9.77	8.29	-37.65	-39.30	1.17	1.21	14.16	10.84	0.00
FVCB	FVCBankcorp, Inc.	SE	11.35	13,453	152.7	19.64	9.27	10.65	6.57	-34.47	-35.03	1.07	1.09	13.21	12.57	0.00
GABC	German American Bancorp, Inc.	MW	28.86	26,540	765.9	36.17	23.54	25.77	11.99	-3.41	-18.98	2.16	2.28	21.99	16.98	0.00
GBCI	Glacier Bancorp, Inc.	WE	38.99	95,401	3,719.7	46.51	26.66	35.06	11.21	-4.46	-15.22	2.26	2.45	22.39	16.35	0.00
GLBZ	Glen Burnie Bancorp	MA	8.97	2,834	25.4	11.80	7.05	8.25	8.73	-15.70	-22.00	0.60	0.60	12.67	12.67	0.00
GSBC	Great Southern Bancorp, Inc.	MW	38.55	14,084	543.0	64.48	32.23	34.75	10.94	-32.51	-39.12	4.94	5.07	43.61	43.06	0.00
GWB	Great Western Bancorp, Inc.	MW	12.96	55,014	713.0	36.65	10.86	11.79	9.92	-61.79	-62.69	-11.12	-0.51	20.97	20.84	0.00
GNTY	Guaranty Bancshares, Inc.	SW	24.97	11,014	275.0	34.16	20.02	22.82	9.42	-15.36	-24.06	2.35	2.41	22.79	19.58	0.00
GFED	Guaranty Federal Bancshares, Inc.	MW	14.09	4,365	61.5	26.93	12.70	14.23	-0.98	-37.83	-44.09	2.13	2.19	19.19	18.31	0.00
HWC	Hancock Whitney Corporation	SE	19.31	86,283	1,666.1	44.42	14.32	16.71	15.56	-52.44	-55.99	1.53	2.11	39.65	28.56	0.00
HAFC	Hanmi Financial Corporation	WE	8.79	30,321	266.5	22.60	7.15	7.84	12.12	-60.83	-56.04	0.67	0.67	18.06	17.63	0.00
HONE	HarborOne Bancorp, Inc.	NE	8.00	54,354	434.8	11.20	6.45	7.42	7.82	-21.85	-27.21	0.38	0.39	11.56	10.27	0.00
HWBK	Hawthorn Bancshares, Inc.	MW	18.28	6,241	114.1	27.75	13.45	15.94	14.68	-30.36	-28.31	1.97	1.96	18.69	18.69	0.00
HBT	HBT Financial, Inc.	MW	12.07	27,457	331.4	20.71	9.11	10.45	15.50	-24.56	-36.44	2.62	2.87	12.38	11.38	0.00
HTLF	Heartland Financial USA, Inc.	MW	30.05	36,808	1,106.1	51.85	25.26	26.91	11.67	-30.33	-39.59	3.77	3.47	42.21	28.81	0.00
HTBK	Heritage Commerce Corp	WE	7.69	59,737	459.4	13.14	6.04	6.83	12.67	-37.33	-40.06	0.65	0.86	9.59	6.45	0.00
HFWA	Heritage Financial Corporation	WE	18.25	35,868	654.6	30.40	14.65	15.81	15.47	-39.89	-35.51	1.71	1.76	22.25	15.10	0.00
HTH	Hilltop Holdings Inc.	SW	16.74	90,208	1,510.1	26.28	11.05	13.98	19.74	-18.42	-32.85	2.44	2.38	23.71	20.47	0.00
HIFS	Hingham Institution for Savings	NE	149.12	2,137	318.7	216.82	125.55	142.01	5.01	-22.33	-29.06	14.33	15.46	116.34	116.34	0.00
HMNF	HMN Financial, Inc.	MW	14.50	4,848	70.3	23.00	13.86	14.00	3.57	-34.09	-30.99	1.64	1.66	19.68	19.49	0.00
HBCP	Home Bancorp, Inc.	SW	23.61	9,008	212.7	40.80	18.57	19.99	18.11	-36.14	-39.76	2.41	2.49	34.35	27.28	0.00
HOMB	Home BancShares, Inc.	SE	13.70	165,148	2,262.5	21.04	9.71	12.40	10.48	-25.83	-30.32	1.31	1.32	14.72	8.61	0.00
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	25.05	1,642	41.1	37.99	20.00	24.00	4.36	-25.25	-29.94	2.16	2.06	28.55	28.55	0.00
HMST	HomeStreet, Inc.	WE	22.33	23,396	522.4	35.44	18.44	20.45	9.19	-22.81	-34.32	1.70	1.92	28.97	27.52	0.00
HTBI	HomeTrust Bancshares, Inc.	SE	14.55	16,871	245.5	27.79	11.75	12.92	12.62	-42.87	-45.77	1.52	1.59	23.71	22.13	0.00
HOPE	Hope Bancorp, Inc.	WE	9.10	123,192	1,121.0	15.51	7.06	8.13	11.93	-34.53	-38.76	1.23	1.24	16.38	12.52	0.00
HBNC	Horizon Bancorp, Inc.	MW	9.86	43,772	431.6	19.48	7.42	8.42	17.10	-39.99	-48.11	1.50	1.58	14.41	10.37	0.00
HBMD	Howard Bancorp, Inc.	MA	10.11	18,716	189.2	19.20	8.44	9.28	8.94	-30.42	-40.11	0.84	1.11	16.85	12.91	0.00
HBAN	Huntington Bancshares Incorporated	MW	8.17	1,014,218	8,286.2	15.63	6.82	7.71	5.97	-39.26	-45.82	0.98	1.04	10.42	8.21	0.00
HVBC	HV Bancorp, Inc.	MA	12.23	2,241	27.4	17.25	9.75	12.20	0.25	-22.74	-28.06	0.53	0.45	14.97	14.97	0.00
IROQ	IF Bancorp, Inc.	MW	15.73	3,240	51.0	24.05	15.07	16.00	-1.69	-22.51	-31.67	1.20	1.16	24.51	24.51	0.00
INDB	Independent Bank Corp.	NE	64.96	32,935	2,139.4	87.11	50.45	56.81	14.35	-16.00	-21.97	4.56	5.31	50.50	34.46	0.00
IBCP	Independent Bank Corporation	MW	13.30	21,893	291.2	23.93	9.19	11.63	14.36	-38.62	-41.28	1.83	1.86	15.33	13.81	0.00
IBOC	International Bancshares Corporation	SW	28.96	63,271	1,832.3	44.00	15.60	26.22	10.45	-29.62	-32.76	2.85	2.81	33.47	29.06	0.00
ISTR	Investar Holding Corporation	SW	12.05	10,727	129.3	26.46	8.49	10.59	13.79	-49.62	-49.79	1.31	1.53	21.32	18.38	0.00
ISBC	Investors Bancorp, Inc.	MA	8.29	238,916	1,980.6	12.74	6.31	7.61	9.01	-23.45	-30.42	0.74	0.79	10.49	10.14	0.00
JPM	JPMorgan Chase & Co.	MA	90.17	3,046,550	274,707.4	141.10	76.91	87.52	3.03	-19.30	-35.32	8.85	8.82	75.88	59.93	0.00
KRNY	Kearny Financial Corp.	MA	8.29	80,653	668.6	14.40	7.29	7.84	5.74	-39.53	-40.06	0.47	0.51	12.79	10.21	0.00
KEY	KeyCorp	MW	10.71	975,406	10,446.6	20.53	7.45	9.92	7.96	-36.81	-47.08	1.35	1.35	15.90	12.93	0.00
LBAI	Lakeland Bancorp, Inc.	MA	10.54	50,463	531.9	17.63	8.31	9.45	11.53	-36.08	-39.36	1.32	1.35	14.60	11.43	0.00
LKFN	Lakeland Financial Corporation	MW	39.23	25,235	990.0	50.00	30.49	36.62	7.13	-16.85	-19.82	3.21	3.19	24.03	23.84	0.00
LARK	Landmark Bancorp, Inc.	MW	24.01	4,494	107.9	26.00	14.95	23.20	3.49	5.00	-4.15	2.57	2.34	24.64	20.68	0.00
LCNB	LCNB Corp.	MW	13.86	12,970	179.8	19.94	10.03	11.87	16.76	-19.32	-28.19	1.48	1.50	18.00	13.18	0.00
LEVL	Level One Bancorp, Inc.	MW	17.25	7,731	133.4	26.69	13.45	15.88	8.63	-29.96	-31.44	2.14	2.20	22.74	17.54	0.00
LMST	Limestone Bancorp, Inc.	MW	11.64	7,424	86.4	18.49	6.83	11.62	0.17	-23.62	-35.33	1.29	1.38	13.95	12.79	0.00
LOB	Live Oak Bancshares, Inc.	SE	13.05	40,509	528.6	20.46	7.57	11.91	9.57	-21.67	-31.35	0.19	0.28	13.22	12.67	0.00
LBC	Luther Burbank Corporation	WE	9.94	52,951	526.3	11.99	6.76	8.54	16.39	-2.55	-13.79	0.80	0.80	11.11	11.05	0.00
MTB	M&T Bank Corporation	MA	96.77	128,273	12,412.9	174.93	85.09	92.38	4.75	-41.81	-42.99	12.34	12.40	113.54	77.54	0.00
MCBC	Macatawa Bank Corporation	MW	7.00	34,108	238.8	11.42	6.01	6.38	9.72	-34.21	-37.11	0.91	0.91	6.56	6.56	0.00
MFNC	Mackinac Financial Corporation	MW	9.50	10,534	100.1	17.75	6.52	8.70	9.20	-40.96	-45.59	1.28	1.31	15.20	12.87	0.00
MNSB	MainStreet Bancshares, Inc.	SE	13.39	8,104	108.5	24.60	12.31	12.70	5.43	-45.24	-41.78	1.72	1.72	16.98	16.98	0.00
MLVF	Malvern Bancorp, Inc.	MA	11.12	7,541	83.9	23.75	10.06	10.66	4.32	-44.79	-51.84	1.05	1.03	18.67	18.67	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of May 21, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
MRLN	Marlin Business Services Corp.	MA	7.61	11,753	89.4	25.44	4.66	7.05	7.94	-67.38	-65.38	0.78	1.52	15.86	15.25	0.00
MBWM	Mercantile Bank Corporation	MW	21.50	16,206	348.4	37.32	18.64	19.99	7.55	-34.27	-41.05	2.94	2.94	25.82	22.55	0.00
MBIN	Merchants Bancorp	MW	16.03	28,742	460.7	21.90	12.37	14.64	9.49	-26.47	-18.67	2.76	2.79	16.02	15.35	0.00
EBSB	Meridian Bancorp, Inc.	NE	10.76	50,119	539.3	20.86	8.88	10.02	7.39	-37.91	-46.44	1.25	1.31	13.73	13.31	0.00
MRBK	Meridian Corporation	MA	15.78	6,094	96.2	20.89	10.68	15.65	0.83	-6.90	-21.84	1.71	1.80	19.37	18.60	0.00
CASH	Meta Financial Group, Inc.	MW	17.02	34,608	589.0	40.00	13.09	14.28	19.19	-38.06	-53.38	3.29	3.24	23.15	12.86	0.00
MCBS	MetroCity Bankshares, Inc.	SE	10.04	25,530	256.3	19.07	8.31	8.43	19.10	-26.98	-42.66	1.83	1.83	8.76	8.47	0.00
MCB	Metropolitan Bank Holding Corp.	MA	24.86	8,295	206.2	51.09	15.52	21.81	13.98	-39.50	-48.46	3.26	3.16	36.53	35.36	0.00
MPB	Mid Penn Bancorp, Inc.	MA	19.12	8,484	162.2	29.88	15.50	16.90	13.14	-22.43	-33.61	2.06	NA	28.23	20.18	0.00
MBCN	Middlefield Banc Corp.	MW	17.85	6,369	113.7	28.80	12.00	17.31	3.12	-9.11	-31.58	1.64	1.67	20.83	18.16	0.00
MSBI	Midland States Bancorp, Inc.	MW	14.47	23,203	335.7	29.50	12.49	13.43	7.74	-45.06	-50.03	1.75	2.36	26.99	18.19	0.00
MSVB	Mid-Southern Bancorp, Inc.	MW	11.78	3,308	39.0	13.85	9.71	11.69	0.77	-6.88	-12.29	0.30	0.37	13.99	13.99	0.00
MOFG	MidWestOne Financial Group, Inc.	MW	18.12	16,090	291.5	39.03	15.25	16.20	11.85	-37.84	-49.99	2.19	2.95	31.11	23.39	0.00
MVBF	MVB Financial Corp.	SE	13.42	11,950	160.4	27.00	8.22	12.49	7.45	-14.36	-46.15	1.90	1.07	17.08	15.16	0.00
NBHC	National Bank Holdings Corporation	SW	25.31	30,562	773.5	37.97	20.25	23.18	9.19	-32.60	-28.14	2.45	2.49	24.95	20.91	0.00
NKSH	National Bankshares, Inc.	SE	28.20	6,490	183.0	48.82	25.69	26.38	6.90	-30.71	-37.24	2.61	2.54	29.52	28.28	0.00
NBTB	NBT Bancorp Inc.	MA	29.83	43,587	1,300.2	41.50	26.32	27.60	8.08	-21.04	-26.45	2.31	2.38	25.52	18.96	0.00
NYCB	New York Community Bancorp, Inc.	MA	9.39	463,937	4,356.4	13.79	8.19	9.00	4.33	-9.36	-21.88	0.78	0.76	13.15	7.95	0.00
NCBS	Nicolet Bankshares, Inc.	MW	53.55	10,392	556.5	75.99	45.33	48.62	10.14	-11.78	-27.49	5.47	5.45	49.00	33.18	0.00
NBN	Northeast Bank	NE	17.43	8,634	150.5	27.58	6.20	14.90	16.98	-18.78	-20.74	1.19	1.97	18.48	18.23	0.00
NTRS	Northern Trust Corporation	MW	73.94	208,052	15,383.4	110.48	60.67	72.26	2.32	-21.81	-30.40	6.69	6.86	48.04	44.18	0.00
NFBK	Northfield Bancorp, Inc.	MA	10.68	49,292	526.2	17.55	9.38	9.84	8.49	-30.05	-37.06	0.76	0.72	14.25	13.45	0.00
NRIM	Northrim BanCorp, Inc.	WE	22.18	6,366	141.2	42.28	17.32	19.63	12.99	-37.31	-42.09	2.58	NA	31.06	28.53	0.00
NWBI	Northwest Bancshares, Inc.	MA	9.64	127,573	1,229.8	17.74	8.52	9.07	6.28	-44.37	-42.03	0.87	0.95	12.55	9.11	0.00
NWFL	Norwood Financial Corp.	MA	23.00	6,293	144.7	39.69	21.20	22.92	0.35	-31.14	-40.87	2.24	2.22	22.46	20.64	0.00
OVLY	Oak Valley Bancorp	WE	12.51	8,115	101.5	19.95	10.72	12.40	0.89	-35.38	-35.71	1.49	1.49	13.92	13.46	0.00
OCFC	OceanFirst Financial Corp.	MA	15.39	59,852	921.1	26.09	11.60	13.44	14.51	-38.17	-39.74	1.60	2.06	23.38	14.62	0.00
OFG	OFG Bancorp	MA	12.07	51,341	619.7	24.95	8.63	10.41	15.95	-38.67	-48.88	0.49	0.74	18.13	15.40	0.00
OVBC	Ohio Valley Banc Corp.	MW	26.12	4,787	125.0	41.50	20.38	24.50	6.61	-31.84	-34.07	2.04	1.43	27.26	25.70	0.00
ONB	Old National Bancorp	MW	13.11	165,109	2,163.8	18.74	11.19	12.07	8.57	-21.76	-28.35	1.19	1.48	17.10	10.48	0.00
OPOF	Old Point Financial Corporation	SE	14.74	5,220	76.9	30.05	10.86	15.00	-1.73	-31.28	-46.38	1.36	1.32	21.16	20.77	0.00
OSBC	Old Second Bancorp, Inc.	MW	7.18	29,684	213.1	13.77	5.96	6.31	13.79	-44.38	-46.70	1.03	0.91	8.95	8.23	0.00
OPBK	OP Bancorp	WE	6.23	15,053	93.8	10.84	5.54	5.81	7.23	-41.72	-39.92	0.94	0.94	9.14	NA	0.00
OPHC	OptimumBank Holdings, Inc.	SE	1.91	2,951	5.6	4.91	1.68	1.94	-1.55	-46.20	-31.05	-0.62	-0.53	2.54	2.54	0.00
OBNK	Origin Bancorp, Inc.	SW	19.04	23,476	447.0	38.14	15.98	17.23	10.50	-44.26	-49.68	1.72	1.75	25.84	24.51	0.00
ORRF	Orrstown Financial Services, Inc.	MA	12.39	11,197	138.7	23.48	11.40	12.49	-0.80	-41.25	-45.23	1.72	1.97	18.81	16.41	0.00
OTTW	Ottawa Bancorp, Inc.	MW	10.25	2,984	30.6	14.50	9.33	11.15	-8.07	-25.78	-25.89	0.53	0.54	15.63	15.37	0.00
PMBC	Pacific Mercantile Bancorp	WE	3.40	22,134	75.3	8.49	2.95	3.24	4.94	-57.07	-58.13	0.11	0.11	6.25	NA	0.00
PPBI	Pacific Premier Bancorp, Inc.	WE	19.36	59,967	1,161.0	34.90	13.93	17.04	13.62	-35.27	-40.62	2.43	2.46	33.40	18.60	0.00
PACW	PacWest Bancorp	WE	16.66	116,480	1,940.6	40.14	13.84	15.96	4.39	-56.85	-56.47	-9.26	0.59	28.75	19.30	0.00
PKBK	Parke Bancorp, Inc.	MA	12.30	11,849	145.7	23.46	9.05	10.63	15.71	-36.33	-46.71	2.68	2.64	15.44	15.44	0.00
PBHC	Pathfinder Bancorp, Inc.	MA	10.45	4,624	48.3	16.25	9.26	9.72	7.57	-31.57	-24.82	0.94	NA	15.32	14.34	0.00
PNBK	Patriot National Bancorp, Inc.	NE	5.60	3,914	21.9	16.30	3.83	5.60	0.00	-65.57	-56.11	-0.72	-0.61	17.04	16.55	0.00
PCB	PCB Bancorp	WE	8.79	15,376	135.2	17.75	7.31	8.75	0.46	-48.45	-49.13	1.31	1.27	14.58	14.53	0.00
PCSB	PCSB Financial Corporation	MA	12.87	15,760	202.8	20.78	11.41	11.85	8.61	-34.40	-36.44	0.50	0.50	16.12	15.74	0.00
PGC	Peapack-Gladstone Financial Corporation	MA	17.52	17,921	314.0	31.72	11.15	15.26	14.81	-36.96	-43.30	1.93	1.97	26.33	24.13	0.00
PWOD	Penns Woods Bancorp, Inc.	MA	21.30	7,042	150.0	36.27	18.72	20.01	6.45	-26.43	-40.10	2.09	2.11	22.23	19.69	0.00
PEBO	Peoples Bancorp Inc.	MW	21.50	19,732	424.2	39.28	17.91	19.69	9.19	-33.99	-37.97	1.86	2.24	28.69	20.09	0.00
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	16.01	5,788	92.7	34.32	13.30	14.15	13.14	-42.18	-51.26	2.15	2.15	23.13	23.13	0.00
PFIS	Peoples Financial Services Corp.	MA	34.72	7,343	255.0	53.88	29.01	30.24	14.81	-20.88	-31.04	3.32	3.36	41.68	32.86	0.00
PBCT	People’s United Financial, Inc.	NE	11.17	418,630	4,676.1	17.22	9.37	10.91	2.38	-31.85	-33.91	1.27	1.45	17.63	9.94	0.00
PUB	People’s Utah Bancorp	SW	20.49	18,788	385.0	31.34	13.55	18.22	12.46	-31.95	-31.97	2.35	2.37	18.10	16.59	0.00
PNFP	Pinnacle Financial Partners, Inc.	SE	37.32	75,419	2,814.7	65.00	27.80	34.79	7.27	-33.72	-41.69	4.38	4.58	57.85	33.20	0.00
PLBC	Plumas Bancorp	WE	18.66	5,179	96.6	29.23	15.00	17.93	4.07	-25.81	-29.26	2.87	2.89	17.43	17.26	0.00
PNC	PNC Financial Services Group, Inc.	MA	103.19	424,260	43,779.4	161.79	79.41	97.84	5.47	-21.87	-35.36	10.74	NA	106.77	84.54	0.00
BPOP	Popular, Inc.	MA	37.71	85,716	3,232.3	61.46	23.69	34.37	9.72	-31.81	-35.81	5.55	5.43	64.08	56.17	0.00
PFBC	Preferred Bank	WE	35.84	14,876	533.2	64.50	20.04	31.53	13.67	-24.32	-40.36	5.02	5.02	31.76	31.71	0.00
PFBI	Premier Financial Bancorp, Inc.	SE	12.52	14,662	183.6	20.38	8.21	11.37	10.11	-23.38	-30.98	1.59	1.64	16.98	13.38	0.00
PFHD	Professional Holding Corp.	SE	15.27	14,145	216.0	20.63	12.32	15.15	0.79	-13.34	-19.63	0.19	NA	14.84	13.44	0.00
PB	Prosperity Bancshares, Inc.	SW	61.57	92,661	5,705.1	75.22	42.02	56.35	9.26	-12.28	-14.36	4.77	5.29	63.20	27.52	0.00
PVBC	Provident Bancorp, Inc.	NE	8.61	18,100	155.8	14.08	7.60	7.98	7.89	-27.49	-30.84	0.55	0.57	11.95	11.95	0.00
PROV	Provident Financial Holdings, Inc.	WE	12.55	7,436	93.3	22.99	11.78	12.31	1.95	-39.05	-42.69	0.90	1.02	16.56	16.56	0.00
PFS	Provident Financial Services, Inc.	MA	12.72	66,045	840.1	25.86	9.05	11.32	12.37	-49.12	-48.40	1.50	1.57	21.48	14.85	0.00
PBIP	Prudential Bancorp, Inc.	MA	11.40	8,202	93.5	19.57	9.90	10.43	9.30	-34.33	-38.48	1.18	0.88	15.06	14.32	0.00
QCRH	QCR Holdings, Inc.	MW	28.59	15,774	451.0	44.76	22.39	24.95	14.59	-16.35	-34.82	3.48	3.53	34.18	28.56	0.00
RNDB	Randolph Bancorp, Inc.	NE	9.41	5,090	47.9	18.34	7.92	9.00	4.56	-37.48	-46.69	0.49	0.70	14.44	NA	0.00
RBB	RBB Bancorp	WE	12.32	19,739	243.2	21.90	10.61	11.30	9.03	-37.90	-41.80	1.74	1.83	20.67	16.62	0.00
RRBI	Red River Bancshares, Inc.	SW	40.77	7,323	298.5	59.00	29.90	37.15	9.74	-18.00	-27.27	3.55	3.48	36.08	35.87	0.00
RF	Regions Financial Corporation	SE	9.94	959,680	9,539.2	17.54	6.94	9.34	6.42	-31.73	-42.07	1.28	1.35	16.73	11.57	0.00
RBNC	Reliant Bancorp, Inc.	SE	13.17	16,618	218.9	25.00	9.45	11.69	12.66	-40.62	-40.78	1.09	1.47	19.53	14.44	0.00
RNST	Renasant Corporation	SE	22.48	56,158	1,262.4	36.94	18.22	20.81	8.02	-36.57	-36.53	2.15	2.31	36.88	19.48	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of May 21, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
RBCA.A	Republic Bancorp, Inc.	MW	30.84	20,896	644.4	52.68	27.05	28.54	8.06	-36.32	-34.10	4.25	3.93	37.54	36.74	0.00
FRBK	Republic First Bancorp, Inc.	MA	2.40	58,851	141.2	5.12	1.80	2.12	13.21	-52.29	-42.58	-0.07	-0.09	4.28	4.12	0.00
RMBI	Richmond Mutual Bancorporation, Inc.	MW	10.24	13,527	138.5	16.02	8.95	9.97	2.71	2.40	-35.84	NA	NA	14.28	14.28	0.00
RVSB	Riverview Bancorp, Inc.	WE	5.03	22,544	113.4	8.70	4.05	4.87	3.29	-36.01	-38.73	0.69	NA	6.60	5.37	0.00
RIVE	Riverview Financial Corporation	MA	5.97	10,575	63.1	13.60	4.00	5.86	1.88	-44.72	-52.20	0.62	0.67	12.82	9.87	0.00
STBA	S&T Bancorp, Inc.	MA	22.21	39,243	871.6	41.54	18.97	20.50	8.34	-43.51	-44.87	2.51	2.83	30.06	20.23	0.00
SAL	Salisbury Bancorp, Inc.	NE	34.36	2,789	95.8	49.85	24.58	33.25	3.34	-11.35	-24.76	3.78	3.64	41.05	35.85	0.00
SASR	Sandy Spring Bancorp, Inc.	MA	23.00	46,980	1,080.3	38.45	18.00	20.14	14.18	-32.82	-39.30	2.69	2.79	32.68	21.27	0.00
SBFG	SB Financial Group, Inc.	MW	15.12	7,699	116.4	20.49	9.02	14.31	5.66	-15.01	-23.21	1.32	1.30	17.54	15.24	0.00
SBCF	Seacoast Banking Corporation of Florida	SE	20.16	52,495	1,058.3	31.42	13.30	18.37	9.74	-21.13	-34.05	1.47	1.61	18.82	14.47	0.00
SLCT	Select Bancorp, Inc.	SE	7.27	18,056	131.3	12.47	5.98	6.65	9.32	-37.60	-40.89	0.57	0.62	11.75	10.31	0.00
SFBS	ServisFirst Bancshares, Inc.	SE	32.68	53,844	1,759.6	40.90	21.76	30.16	8.36	-2.88	-13.27	2.75	2.75	16.37	16.11	0.00
SVBI	Severn Bancorp, Inc.	MA	5.76	12,813	73.8	9.50	4.26	5.57	3.41	-34.40	-38.13	0.49	0.49	8.25	8.16	0.00
SHBI	Shore Bancshares, Inc.	MA	8.61	12,524	107.8	17.90	7.63	8.55	0.70	-46.75	-50.40	1.23	1.27	15.62	14.06	0.00
BSRR	Sierra Bancorp	WE	18.16	15,190	275.9	30.15	13.05	16.42	10.60	-31.63	-37.64	2.26	2.31	21.03	18.89	0.00
SBNY	Signature Bank	MA	97.95	52,619	5,154.0	148.64	68.98	91.01	7.63	-17.47	-28.30	10.13	10.12	88.94	88.08	0.00
SI	Silvergate Capital Corporation	WE	14.79	18,668	276.1	16.95	7.60	14.44	2.42	23.25	-7.04	1.06	0.94	13.11	13.11	0.00
SFNC	Simmons First National Corporation	SE	15.90	108,969	1,732.6	27.29	13.75	14.78	7.58	-35.31	-40.65	2.59	2.26	26.11	15.22	0.00
SMBK	SmartFinancial, Inc.	SE	14.85	15,217	226.0	23.99	11.05	12.56	18.23	-31.25	-37.21	1.74	1.66	22.09	16.40	0.00
SFBC	Sound Financial Bancorp, Inc.	WE	24.95	2,564	64.0	43.20	17.00	22.05	13.15	-30.46	-30.69	2.39	2.39	30.19	NA	0.00
SPFI	South Plains Financial, Inc.	SW	12.67	18,059	228.8	22.00	11.30	11.94	6.11	-30.95	-39.29	1.75	1.75	18.10	16.54	0.00
SSB	South State Corporation	SE	46.94	33,442	1,569.8	88.10	40.42	43.69	7.44	-35.03	-45.89	4.83	5.47	69.40	38.01	0.00
SFST	Southern First Bancshares, Inc.	SE	26.44	7,718	204.1	44.43	20.89	24.32	8.72	-26.47	-37.77	3.16	3.16	27.27	27.27	0.00
SMBC	Southern Missouri Bancorp, Inc.	MW	21.92	9,128	200.1	39.05	17.30	19.73	11.10	-34.74	-42.86	3.05	3.24	27.37	25.12	0.00
SONA	Southern National Bancorp of Virginia, Inc.	SE	9.85	24,298	239.3	16.85	7.58	8.14	21.01	-33.67	-39.76	1.11	1.09	15.59	11.11	0.00
SBSI	Southside Bancshares, Inc.	SW	27.00	33,012	891.3	37.89	23.74	26.00	3.85	-22.61	-27.30	1.76	1.71	24.11	17.64	0.00
STXB	Spirit of Texas Bancshares, Inc.	SW	11.76	17,613	207.1	23.48	8.96	10.05	17.01	-47.90	-48.87	1.32	1.57	19.25	14.09	0.00
STND	Standard AVB Financial Corp.	MA	23.63	4,501	106.4	31.40	17.01	23.70	-0.30	-14.63	-21.15	1.66	1.84	30.21	24.29	0.00
STT	State Street Corporation	NE	58.09	351,956	20,445.1	85.89	42.10	54.70	6.20	-2.79	-26.56	5.81	6.62	60.78	33.87	0.00
STL	Sterling Bancorp	MA	11.37	194,455	2,211.0	22.17	7.01	10.01	13.59	-44.81	-46.06	1.63	1.66	22.04	12.83	0.00
SBT	Sterling Bancorp, Inc.	MW	2.76	49,944	137.8	10.55	2.53	3.02	-8.61	-72.59	-65.93	1.11	NA	7.21	NA	0.00
SYBT	Stock Yards Bancorp, Inc.	MW	31.21	22,664	707.4	42.60	22.98	27.86	12.02	-10.47	-23.99	2.79	2.83	18.08	17.43	0.00
SMMF	Summit Financial Group, Inc.	SE	15.92	12,912	205.6	27.83	13.48	14.12	12.75	-38.32	-41.23	2.33	2.21	19.72	17.09	0.00
SSBI	Summit State Bank	WE	9.66	6,070	58.6	13.21	6.50	10.04	-3.78	-16.22	-25.49	1.23	1.12	11.24	10.40	0.00
SIVB	SVB Financial Group	WE	190.85	51,513	9,831.3	270.95	127.39	173.28	10.14	-19.42	-23.98	18.84	16.05	130.02	126.41	0.00
SNV	Synovus Financial Corp.	SE	17.85	147,286	2,629.1	40.32	10.91	16.45	8.51	-49.07	-54.46	2.96	3.21	30.75	26.99	0.00
TCF	TCF Financial Corporation	MW	26.50	152,109	4,030.9	47.46	16.96	23.49	12.81	-35.70	-43.38	2.26	3.75	35.85	26.16	0.00
TBNK	Territorial Bancorp Inc.	WE	24.82	9,066	225.0	32.45	20.25	22.55	10.07	-11.83	-19.78	2.12	2.09	25.43	25.43	0.00
TCBI	Texas Capital Bancshares, Inc.	SW	28.65	50,426	1,444.7	64.88	19.10	24.56	16.65	-53.82	-49.53	4.24	4.41	52.64	52.28	0.00
TSBK	Timberland Bancorp, Inc.	WE	17.70	8,309	147.1	31.00	13.60	16.05	10.28	-33.81	-40.48	2.83	2.97	21.42	19.38	0.00
TOWN	TowneBank	SE	17.73	72,615	1,287.5	29.02	15.03	16.21	9.38	-32.74	-36.27	1.85	1.86	22.77	15.91	0.00
TCBK	TriCo Bancshares	WE	26.48	29,722	787.0	41.42	23.05	24.40	8.52	-33.30	-35.11	2.79	2.91	28.91	20.80	0.00
TSC	TriState Capital Holdings, Inc.	MA	13.77	29,841	410.9	26.43	7.59	12.41	10.96	-36.60	-47.28	1.79	1.83	16.74	14.55	0.00
TBK	Triumph Bancorp, Inc.	SW	23.36	23,950	559.5	43.15	19.03	20.84	12.09	-23.31	-38.56	1.52	1.77	24.45	16.64	0.00
TFC	Truist Financial Corporation	SE	33.47	1,347,468	45,099.8	56.92	24.01	32.06	4.40	-31.39	-40.57	3.52	4.38	45.49	25.38	0.00
TRST	TrustCo Bank Corp NY	MA	6.02	96,433	580.5	9.10	4.30	5.16	16.67	-22.52	-30.57	0.58	0.57	5.68	5.68	0.00
TRMK	Trustmark Corporation	SE	22.85	63,421	1,449.2	36.04	20.26	21.42	6.68	-32.38	-33.79	2.17	2.27	26.06	19.92	0.00
USB	U.S. Bancorp	MW	32.92	1,506,289	49,587.0	61.11	28.36	31.17	5.61	-36.57	-44.48	3.86	3.99	30.24	23.22	0.00
UMBF	UMB Financial Corporation	MW	47.31	48,137	2,277.4	70.26	39.47	43.98	7.57	-30.28	-31.08	3.71	3.76	55.33	51.04	0.00
UMPQ	Umpqua Holdings Corporation	WE	11.05	220,215	2,433.4	18.94	8.88	9.64	14.63	-35.72	-37.57	-7.14	-0.97	11.39	11.29	0.00
UNB	Union Bankshares, Inc.	NE	17.77	4,473	79.5	38.79	16.50	18.80	-5.48	-51.88	-50.99	2.28	2.33	16.50	15.95	0.00
UBCP	United Bancorp, Inc.	MW	9.87	5,680	56.1	15.56	7.64	9.73	1.44	-11.32	-30.98	1.19	1.20	10.69	10.43	0.00
UBOH	United Bancshares, Inc.	MW	15.01	3,270	49.1	24.54	12.60	13.48	11.35	-34.60	-33.91	3.03	NA	30.11	21.13	0.00
UBSI	United Bankshares, Inc.	SE	26.13	129,650	3,387.7	40.70	19.67	23.60	10.72	-30.32	-32.41	2.33	2.41	32.87	18.06	0.00
UCBI	United Community Banks, Inc.	SE	18.35	78,290	1,436.6	31.66	14.95	15.96	14.97	-33.68	-40.58	2.16	2.28	20.96	16.52	0.00
UBFO	United Security Bancshares	WE	5.90	16,974	100.1	11.45	5.04	5.50	7.27	-43.81	-45.01	0.82	0.81	6.92	6.65	0.00
UNTY	Unity Bancorp, Inc.	MA	14.06	10,883	153.0	24.70	8.76	12.94	8.66	-32.86	-37.70	2.11	2.05	15.10	14.87	0.00
UVSP	Univest Financial Corporation	MA	15.66	29,187	457.1	27.80	13.20	14.21	10.20	-38.54	-41.52	1.72	1.75	22.34	16.31	0.00
VLY	Valley National Bancorp	MA	7.67	403,801	3,097.2	12.14	6.00	6.87	11.64	-25.39	-33.01	0.77	0.89	10.43	6.88	0.00
VBTX	Veritex Holdings, Inc.	SW	16.28	50,379	820.2	29.41	10.02	14.51	12.24	-38.31	-44.11	1.64	1.92	23.19	14.31	0.00
VBFC	Village Bank and Trust Financial Corp.	SE	28.00	1,454	40.7	48.39	24.75	27.25	2.75	-20.00	-24.55	3.15	3.60	30.38	30.38	0.00
WAFD	Washington Federal, Inc.	WE	25.01	75,706	1,893.4	38.26	20.92	22.74	9.98	-24.30	-31.76	2.66	2.37	26.23	22.12	0.00
WASH	Washington Trust Bancorp, Inc.	NE	29.86	17,258	515.3	54.96	25.86	28.34	5.36	-43.28	-44.49	3.64	3.68	29.48	25.37	0.00
WSBF	Waterstone Financial, Inc.	MW	14.24	24,963	355.5	19.48	12.10	12.50	13.92	-15.19	-25.17	1.37	1.37	14.15	14.13	0.00
WBS	Webster Financial Corporation	NE	25.12	90,170	2,265.1	54.04	18.16	22.33	12.49	-49.59	-52.92	3.40	NA	32.66	26.46	0.00
WFC	Wells Fargo & Company	WE	24.46	4,099,998	100,285.9	54.75	22.00	24.06	1.66	-47.20	-54.54	2.83	2.98	39.71	33.05	0.00
WSBC	WesBanco, Inc.	SE	20.33	67,058	1,363.3	39.33	17.46	18.95	7.28	-46.84	-46.20	2.45	2.77	38.56	21.12	0.00
WTBA	West Bancorporation, Inc.	MW	16.69	16,447	274.5	25.93	13.74	15.43	8.17	-23.65	-34.88	1.82	1.82	12.20	12.20	0.00
WABC	Westamerica Bancorporation	WE	55.95	26,939	1,507.3	69.08	46.94	53.40	4.78	-10.57	-17.44	2.88	2.89	26.20	21.63	0.00
WAL	Western Alliance Bancorporation	WE	33.20	99,891	3,316.4	58.94	20.90	29.21	13.66	-26.63	-41.75	4.51	4.49	29.65	26.72	0.00
WNEB	Western New England Bancorp, Inc.	NE	5.28	25,682	135.6	10.10	4.45	4.85	8.87	-43.65	-45.17	0.45	0.46	8.88	8.27	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of May 21, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
WTFC	Wintrust Financial Corporation	MW	38.77	57,569	2,232.0	74.46	22.02	33.11	17.09	-46.70	-45.32	5.55	NA	62.13	50.18	0.00
WSFS	WSFS Financial Corporation	MA	26.21	50,659	1,327.8	46.05	17.84	23.82	10.03	-37.30	-40.42	2.79	3.31	36.23	25.12	0.00
WVFC	WVS Financial Corp.	MA	13.25	1,748	23.2	17.81	13.00	13.75	-3.64	-23.81	-19.45	1.56	1.57	16.82	16.82	0.00
ZION	Zions Bancorporation, National Association	SW	30.73	163,862	5,035.5	52.48	23.58	27.54	11.58	-32.87	-40.81	3.17	3.26	42.15	35.96	0.00
MHCs
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	MW	8.30	4,776	39.6	12.01	7.43	8.35	-0.60	-11.80	-23.01	0.26	0.26	12.07	12.07	0.00
BSBK	Bogota Financial Corp. (MHC)	MA	8.20	13,158	107.9	11.97	6.07	7.82	4.86	-18.00	-18.00	NA	NA	NA	NA	0.00
CLBK	Columbia Financial, Inc. (MHC)	MA	13.46	111,887	1,506.0	17.34	12.00	12.90	4.34	-14.54	-20.54	0.42	0.44	8.64	8.03	0.00
CFBI	Community First Bancshares, Inc. (MHC)	SE	7.00	7,571	53.0	12.05	5.36	7.00	0.00	-30.46	-38.86	-0.14	0.12	10.12	7.58	0.00
FSEA	First Seacoast Bancorp (MHC)	NE	5.75	5,860	33.7	10.37	5.07	5.55	3.60	-42.50	-38.96	NA	NA	9.46	9.46	0.00
GCBC	Greene County Bancorp, Inc. (MHC)	MA	21.18	8,513	180.3	30.35	15.01	20.51	3.27	-29.91	-26.43	2.13	2.13	14.56	14.56	0.00
KFFB	Kentucky First Federal Bancorp (MHC)	MW	6.20	8,229	51.0	8.22	4.40	6.07	2.14	-23.08	-20.00	0.13	0.13	7.94	6.18	0.00
LSBK	Lake Shore Bancorp, Inc. (MHC)	MA	12.59	5,791	72.9	15.90	8.95	12.53	0.47	-16.20	-17.71	0.65	NA	14.16	14.16	0.00
MGYR	Magyar Bancorp, Inc. (MHC)	MA	9.44	5,811	54.8	12.87	8.26	10.00	-5.65	-18.66	-23.29	0.41	0.39	9.55	9.55	0.00
OFED	Oconee Federal Financial Corp. (MHC)	SE	20.30	5,631	114.3	27.25	15.25	19.50	4.10	-14.02	-22.25	0.69	0.70	15.76	15.26	0.00
PDLB	PDL Community Bancorp (MHC)	MA	8.65	16,733	144.7	14.85	7.31	7.87	9.91	-39.47	-41.16	-0.41	0.04	9.00	9.00	0.00
PBFS	Pioneer Bancorp, Inc. (MHC)	MA	9.49	25,023	237.5	15.35	8.06	8.67	9.46	-5.10	-38.01	NA	NA	8.80	8.43	0.00
RBKB	Rhinebeck Bancorp, Inc. (MHC)	MA	6.90	10,724	74.0	11.44	5.90	6.91	-0.14	-38.50	-38.99	0.57	0.58	10.23	10.08	0.00
TFSL	TFS Financial Corporation (MHC)	MW	14.63	275,915	4,036.6	22.47	12.65	13.74	6.48	-14.64	-25.66	0.29	NA	5.91	5.87	0.00
Under Acquisition
CSFL	CenterState Bank Corporation	SE	14.17	124,132	1,759.0	26.79	12.10	13.26	6.86	-39.37	-43.27	1.69	2.02	23.12	12.69	0.00
FSB	Franklin Financial Network, Inc.	SE	23.38	14,919	348.8	39.00	14.86	20.64	13.28	-16.41	-31.90	0.70	0.64	27.51	26.26	0.00
IBKC	IBERIABANK Corporation	SW	40.17	52,664	2,115.5	79.68	25.65	35.65	12.68	-48.51	-46.32	5.78	6.28	78.27	53.70	0.00
IBTX	Independent Bank Group, Inc.	SW	31.33	43,042	1,348.5	63.16	20.35	27.69	13.15	-43.17	-43.49	4.65	5.29	55.44	30.08	0.00
MSBF	MSB Financial Corp.	MA	11.41	5,019	57.3	18.51	9.96	11.00	3.77	-30.94	-36.61	0.82	0.88	12.74	12.74	0.00
OPB	Opus Bank	WE	17.49	36,375	636.2	28.37	13.07	15.30	14.31	-17.81	-32.39	-1.01	1.33	26.86	19.48	0.00
SBBX	SB One Bancorp	MA	16.73	9,432	157.8	25.24	10.96	14.75	13.42	-28.20	-32.87	2.33	2.29	20.70	17.62	0.00
WEBK	Wellesley Bancorp, Inc.	NE	31.52	2,539	80.0	45.97	22.79	28.94	8.91	-10.20	-30.35	2.44	2.43	28.79	28.79	0.00

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of May 21, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
FCCY	1st Constitution Bancorp	MA	10.75	8.62	0.99	9.17	1.10	10.22	1.23	51.79	7.96	69.42	7.46	88.66	7.15	0.36	3.06	22.30
SRCE	1st Source Corporation	MW	13.03	11.93	1.31	10.38	1.30	10.53	0.53	453.51	9.47	95.49	12.11	105.95	9.50	1.12	3.52	33.63
ACNB	ACNB Corporation	MA	11.33	9.27	0.94	8.68	1.29	11.87	0.43	184.67	10.01	84.00	9.52	104.99	7.69	1.00	4.18	41.84
ALRS	Alerus Financial Corporation	MW	11.69	10.09	1.25	11.18	1.31	11.71	0.32	342.66	9.89	103.76	12.13	122.41	9.51	0.60	3.37	32.78
ABTX	Allegiance Bancshares, Inc.	SW	14.12	9.71	0.90	6.17	0.95	6.51	1.05	93.71	12.01	71.62	10.12	109.51	11.39	0.40	1.61	9.66
AMAL	Amalgamated Bank	MA	8.23	7.92	0.90	9.48	0.93	9.81	1.07	69.49	7.20	67.49	5.55	70.36	6.97	0.32	3.11	20.98
AMTB	Amerant Bancorp Inc.	SE	10.39	10.14	0.53	5.09	0.42	4.09	NA	NA	12.23	59.45	6.17	61.03	15.26	NA	NA	NM
AMNB	American National Bankshares Inc.	SE	12.96	9.61	0.95	7.41	1.35	10.48	0.14	545.37	11.52	82.39	10.68	115.34	8.16	1.08	4.44	51.18
AMRB	American River Bankshares	WE	12.13	10.08	0.81	7.06	0.80	6.95	NA	NA	10.10	68.14	8.27	83.91	10.26	0.28	2.80	28.28
ABCB	Ameris Bancorp	SE	13.37	8.25	0.87	6.37	1.31	9.61	NA	131.11	9.40	61.32	8.20	105.29	6.40	0.60	2.79	24.02
ASRV	AmeriServ Financial, Inc.	MA	8.63	7.69	0.47	5.52	0.50	5.82	0.19	415.95	8.81	47.66	4.11	54.07	8.34	0.10	3.55	31.25
ATLO	Ames National Corporation	MW	10.48	9.67	1.05	8.90	1.07	9.10	1.08	84.17	10.88	95.50	10.01	104.46	10.65	1.00	5.10	40.56
AROW	Arrow Financial Corporation	MA	9.40	8.76	1.20	12.58	1.21	12.69	0.18	465.39	11.15	132.87	12.49	143.62	11.06	1.04	3.79	41.84
ASB	Associated Banc-Corp	MW	11.18	7.68	0.87	7.37	0.89	7.55	0.57	207.11	7.83	57.19	6.01	89.84	7.64	0.72	5.48	31.55
ACBI	Atlantic Capital Bancshares, Inc.	SE	12.22	11.48	1.83	13.98	0.96	7.36	0.75	127.31	5.48	70.46	8.61	75.63	10.17	NA	NA	NM
AUB	Atlantic Union Bankshares Corporation	SE	13.59	8.43	0.95	6.59	1.11	7.65	0.35	239.51	10.49	68.77	9.35	117.41	9.03	1.00	4.72	49.50
AUBN	Auburn National Bancorporation, Inc.	SE	12.09	12.09	1.08	9.32	0.97	8.36	0.03	NM	20.52	177.34	21.44	177.34	22.89	1.02	1.98	30.08
AX	Axos Financial, Inc.	WE	9.74	8.78	1.54	15.88	1.66	17.07	0.54	150.33	7.11	104.30	10.12	116.99	6.61	NA	NA	NM
BANC	Banc of California, Inc.	WE	10.90	10.41	0.12	1.08	0.21	1.86	0.82	125.04	NM	81.91	7.09	87.59	NM	0.24	2.27	NM
BANF	BancFirst Corporation	SW	11.80	10.02	1.54	12.73	1.59	13.20	0.58	159.73	9.45	113.66	13.42	136.59	9.12	1.28	3.59	33.42
BCTF	Bancorp 34, Inc.	SW	11.29	11.27	0.24	2.06	0.49	4.10	0.85	97.61	35.32	76.18	8.60	76.39	17.69	0.20	1.83	48.39
TBBK	Bancorp, Inc.	MA	9.13	9.08	0.93	9.77	1.12	11.79	NA	NA	8.84	82.40	7.52	82.88	7.39	NA	NA	NM
BXS	BancorpSouth Bank	SE	12.75	8.82	1.04	8.35	1.15	9.21	0.62	179.80	10.24	83.58	10.07	130.77	9.28	0.74	3.61	37.00
BFC	Bank First Corporation	MW	10.80	8.79	1.33	12.58	1.30	12.31	0.57	163.75	14.69	172.09	18.59	216.21	15.01	0.80	1.40	20.57
BAC	Bank of America Corporation	SE	10.11	7.62	0.99	9.02	NA	NA	0.49	124.22	9.39	82.27	7.65	116.25	NA	0.72	3.14	29.51
BOCH	Bank of Commerce Holdings	WE	11.38	10.38	0.93	8.01	1.04	9.03	0.68	151.40	10.01	76.14	8.66	84.45	8.89	0.20	2.66	26.67
BOH	Bank of Hawaii Corporation	WE	7.16	7.00	1.14	15.63	1.15	15.88	0.44	173.72	12.33	186.08	13.33	190.60	12.14	2.68	4.34	53.09
BMRC	Bank of Marin Bancorp	WE	12.82	11.69	1.32	10.24	1.30	10.11	0.47	148.30	12.44	120.98	15.51	134.43	12.60	0.92	2.98	35.48
BK	Bank of New York Mellon Corporation	MA	8.81	4.67	1.25	10.80	1.28	11.10	0.03	116.67	7.52	82.37	6.67	179.11	7.35	1.24	3.54	26.67
BPRN	Bank of Princeton	MA	13.97	13.21	0.93	6.71	0.97	7.03	0.83	104.04	10.50	67.16	9.38	71.63	10.03	0.40	2.03	17.55
BKSC	Bank of South Carolina Corporation	SE	10.49	10.49	1.58	14.25	1.57	14.17	0.62	128.90	12.67	171.10	17.95	171.10	12.74	0.64	3.95	57.81
BOTJ	Bank of the James Financial Group, Inc.	SE	8.49	8.49	0.75	8.97	0.66	7.88	0.49	293.83	8.00	67.43	5.72	67.43	9.11	0.28	2.85	24.39
OZK	Bank OZK	SE	16.63	14.25	1.42	8.07	1.43	8.18	0.19	903.01	8.52	68.51	11.39	82.24	8.42	1.08	4.99	40.16
BSVN	Bank7 Corp.	SW	10.02	9.86	0.99	8.15	2.13	17.62	0.28	314.83	10.87	84.56	8.47	86.09	5.09	0.40	4.49	73.17
BFIN	BankFinancial Corporation	MW	11.93	11.93	0.70	6.02	0.71	6.06	0.06	NM	11.22	67.44	8.04	67.45	11.15	0.40	5.17	57.97
BKU	BankUnited, Inc.	SE	7.49	7.27	0.65	7.27	0.66	7.28	NA	NA	7.41	58.76	4.40	60.69	7.40	0.92	5.75	39.81
BWFG	Bankwell Financial Group, Inc.	NE	8.29	8.16	0.77	8.08	0.77	8.08	0.90	89.93	7.85	66.82	5.54	67.93	7.85	0.56	3.88	29.35
BANR	Banner Corporation	WE	12.53	9.70	1.06	8.29	1.16	9.07	0.38	279.38	9.22	74.95	9.39	99.92	8.43	1.64	4.80	71.16
BCML	BayCom Corp	WE	11.69	9.67	0.83	6.33	1.32	10.07	0.39	114.77	9.80	59.57	6.96	73.66	6.12	NA	NA	NM
BCBP	BCB Bancorp, Inc.	MA	8.18	8.01	0.64	8.02	0.65	8.17	0.76	123.31	9.50	77.37	5.72	79.40	9.32	0.56	5.84	55.45
BHLB	Berkshire Hills Bancorp, Inc.	NE	12.96	8.84	0.41	3.12	0.70	5.31	0.45	194.94	10.07	31.96	4.10	49.41	5.88	0.96	8.91	65.42
BOKF	BOK Financial Corporation	SW	10.68	8.41	1.04	9.46	1.07	9.76	0.41	199.35	7.63	68.00	7.25	88.63	7.38	2.04	4.20	31.87
BPFH	Boston Private Financial Holdings, Inc.	NE	9.48	8.78	0.71	7.57	0.72	7.70	0.36	217.48	9.03	65.09	6.17	70.77	8.91	0.48	7.28	65.75
BDGE	Bridge Bancorp, Inc.	MA	9.75	7.78	1.00	9.87	1.01	9.96	0.62	124.46	8.37	80.65	7.86	103.29	8.29	0.96	4.76	39.00
BWB	Bridgewater Bancshares, Inc.	MW	10.26	10.13	1.45	13.33	1.44	13.22	0.05	NM	9.18	114.00	11.70	115.60	9.25	NA	NA	NM
BYFC	Broadway Financial Corporation	WE	9.70	9.70	-0.12	-1.05	-0.12	-1.05	0.90	70.49	NM	77.70	7.54	77.70	NM	0.00	0.00	NM
BRKL	Brookline Bancorp, Inc.	NE	10.78	9.02	0.62	5.15	0.63	5.23	0.68	203.69	15.20	79.26	8.55	96.70	14.96	0.46	5.04	75.83
BMTC	Bryn Mawr Bank Corporation	MA	12.05	8.28	0.79	6.23	0.85	6.74	0.25	435.73	14.17	87.49	10.55	132.66	13.11	1.04	3.99	56.52
BFST	Business First Bancshares, Inc.	SW	12.33	10.17	1.04	8.11	1.13	8.85	0.67	109.63	7.62	58.61	7.23	72.80	6.98	0.40	3.16	24.10
BY	Byline Bancorp, Inc.	MW	13.30	10.38	0.87	6.45	1.02	7.50	0.96	91.49	9.46	58.42	7.68	77.69	8.12	0.12	1.05	4.96
CFFI	C&F Financial Corporation	SE	9.55	8.20	1.14	11.49	1.22	12.37	0.41	543.82	6.21	67.95	6.47	80.39	5.77	1.52	4.57	28.17
CADE	Cadence Bancorporation	SW	12.26	11.53	-1.44	-10.54	0.67	4.88	1.11	138.96	NM	42.53	5.21	45.61	7.88	0.20	2.80	NM
CALB	California BanCorp	WE	10.87	10.30	0.51	4.36	0.62	5.33	0.27	353.24	21.88	93.48	10.16	99.28	17.78	NA	NA	NM
CATC	Cambridge Bancorp	NE	10.44	9.34	0.95	10.43	1.10	12.08	0.15	NM	10.49	99.62	10.40	112.66	9.00	2.12	3.87	39.85
CAC	Camden National Corporation	NE	10.72	8.78	1.27	12.02	1.27	12.04	0.23	256.86	8.42	93.77	10.06	117.07	8.41	1.32	4.27	34.33
CBNK	Capital Bancorp, Inc.	MA	9.02	9.02	1.28	12.77	1.28	12.75	0.59	285.29	9.16	109.76	9.91	109.76	9.17	NA	NA	NM
CCBG	Capital City Bank Group, Inc.	SE	10.87	8.22	0.95	8.77	0.93	8.62	0.72	101.32	10.91	94.88	10.12	130.29	11.10	0.56	3.02	30.00
COF	Capital One Financial Corporation	SE	14.32	11.00	0.74	4.89	0.88	5.84	0.60	599.62	11.99	53.73	7.08	75.33	9.77	1.60	2.63	31.50
CFFN	Capitol Federal Financial, Inc.	MW	13.74	13.60	0.76	5.40	0.78	5.52	NA	NA	21.81	124.61	17.12	126.16	21.31	0.34	3.00	178.85
CSTR	CapStar Financial Holdings, Inc.	SE	13.31	11.43	0.94	7.05	1.10	8.23	0.25	405.20	10.91	73.88	9.83	87.91	NA	0.20	1.80	19.61
CARE	Carter Bank & Trust	SE	11.86	10.47	0.58	5.01	0.51	4.42	4.15	28.99	8.31	41.57	4.93	47.83	9.41	0.00	0.00	15.56
CARV	Carver Bancorp, Inc.	MA	8.75	8.75	-0.90	-10.14	-0.92	-10.39	1.59	51.58	NM	130.96	1.17	130.96	NM	0.00	0.00	NM
CATY	Cathay General Bancorp	WE	12.64	10.80	1.47	11.52	1.49	11.69	0.53	168.31	7.80	86.73	10.96	103.66	7.68	1.24	4.91	28.70
CBFV	CB Financial Services, Inc.	MA	11.54	8.87	0.92	8.21	1.04	9.22	0.42	235.51	10.07	79.91	9.22	107.06	8.97	0.96	4.28	43.05
CBMB	CBM Bancorp, Inc.	MA	24.52	24.52	0.37	1.35	0.35	1.28	0.50	510.20	56.67	82.02	20.11	82.02	59.69	NA	NA	238.10
CBTX	CBTX, Inc.	SW	15.67	13.51	1.39	9.05	1.33	8.68	0.48	190.81	9.73	84.76	13.28	100.85	10.14	0.40	2.18	21.16
CFBK	Central Federal Corporation	MW	8.77	8.77	1.25	15.62	1.25	15.62	0.38	195.39	5.41	67.94	5.96	67.94	5.41	0.00	0.00	NM
CPF	Central Pacific Financial Corp.	WE	8.74	8.74	0.85	9.66	0.85	9.60	0.18	552.27	8.79	81.91	7.16	81.91	8.84	0.92	5.92	51.98
CVCY	Central Valley Community Bancorp	WE	13.51	10.44	1.44	9.94	1.05	7.22	1.00	65.45	8.15	80.43	10.87	107.77	11.25	0.44	3.12	25.43
CNBK.A	Century Bancorp, Inc.	NE	6.12	6.08	0.75	12.24	0.75	12.24	0.07	762.85	9.50	111.53	6.83	112.42	9.51	0.48	0.70	6.69
CHMG	Chemung Financial Corporation	MA	10.34	9.24	0.77	7.52	0.80	7.87	1.04	140.34	8.90	63.85	6.60	72.38	8.50	1.04	4.17	37.14

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of May 21, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
COFS	ChoiceOne Financial Services, Inc.	MW	14.00	10.26	0.93	6.96	1.21	9.04	0.50	79.11	18.84	110.22	15.43	156.90	14.35	0.80	2.69	88.61
CNNB	Cincinnati Bancorp, Inc.	MW	16.66	16.59	0.26	2.36	0.27	2.43	0.68	95.28	48.65	72.21	12.03	72.58	47.04	NA	NA	NM
CIT	CIT Group Inc.	MA	9.94	9.47	-0.42	-3.48	0.22	1.84	NA	NA	NM	30.99	2.83	32.88	16.25	1.40	8.33	NM
C	Citigroup Inc.	MA	8.69	7.63	0.86	8.82	0.79	8.15	0.37	254.84	6.23	53.73	4.26	62.92	6.82	2.04	4.53	28.25
CZNC	Citizens & Northern Corporation	MA	15.42	13.85	1.14	7.68	1.34	9.05	0.88	89.35	13.43	100.21	15.45	113.58	11.37	1.08	5.91	79.41
CZWI	Citizens Community Bancorp, Inc.	MW	9.83	7.45	0.77	7.59	0.91	8.97	1.45	57.82	7.37	55.03	5.41	74.50	6.25	0.21	2.88	21.21
CFG	Citizens Financial Group, Inc.	NE	12.42	8.75	0.85	6.38	0.89	6.70	0.85	149.68	7.29	44.69	5.20	68.66	6.91	1.56	7.31	51.19
CIZN	Citizens Holding Company	SE	9.76	8.73	0.52	5.70	0.50	5.49	1.29	31.73	19.23	100.37	9.80	113.62	19.84	0.96	4.50	64.86
CHCO	City Holding Company	SE	13.47	11.38	1.94	14.75	1.69	12.88	0.88	59.36	9.98	138.64	18.67	168.03	11.45	2.28	3.87	37.97
CIVB	Civista Bancshares, Inc.	MW	12.74	9.82	1.38	9.83	1.42	10.06	0.31	210.19	7.59	70.93	9.04	95.08	7.42	0.44	3.04	23.04
CCNE	CNB Financial Corporation	MA	8.59	7.65	1.11	13.29	1.12	13.36	1.03	56.08	6.32	77.27	6.64	87.75	6.28	0.68	4.17	26.36
CCB	Coastal Financial Corporation	WE	10.74	10.74	1.23	10.87	1.22	10.75	0.06	NM	11.93	120.83	12.98	120.83	12.05	NA	NA	NM
CVLY	Codorus Valley Bancorp, Inc.	MA	9.86	9.75	0.62	6.08	0.62	6.08	1.55	78.98	10.44	62.11	6.13	62.95	10.44	0.64	5.31	53.43
CBAN	Colony Bankcorp, Inc.	SE	9.01	7.83	0.61	7.10	0.82	9.57	1.54	37.55	11.00	73.72	6.64	85.94	8.14	0.40	3.79	36.46
COLB	Columbia Banking System, Inc.	WE	15.77	10.68	1.20	7.58	1.20	7.57	0.40	220.61	10.19	74.11	11.69	115.97	10.19	1.12	4.89	59.56
CMA	Comerica Incorporated	SW	9.70	8.94	1.10	10.87	NA	NA	0.38	328.32	6.24	62.02	6.01	67.87	NA	2.72	8.24	51.04
CBSH	Commerce Bancshares, Inc.	MW	12.14	11.68	1.47	11.95	1.46	11.89	0.34	190.43	18.71	215.62	25.14	225.84	18.82	1.08	1.80	32.64
CBU	Community Bank System, Inc.	MA	16.74	10.42	1.49	9.10	1.62	9.92	0.20	245.41	17.60	147.71	24.72	255.29	16.14	1.64	2.92	51.41
ESXB	Community Bankers Trust Corporation	SE	10.70	10.70	0.96	8.94	0.95	8.88	0.98	123.59	9.17	78.95	8.44	78.95	9.23	0.20	3.64	33.33
TCFC	Community Financial Corporation	MA	10.14	9.51	0.80	8.30	0.80	8.28	1.28	88.65	9.10	72.86	7.39	78.27	9.12	0.50	2.19	19.92
CTBI	Community Trust Bancorp, Inc.	MW	14.08	12.77	1.29	9.24	1.28	9.15	2.34	60.40	9.83	90.17	12.70	100.95	9.93	1.52	4.89	48.10
CWBC	Community West Bancshares	WE	8.99	8.89	0.92	10.07	0.92	10.07	NA	NA	6.65	63.68	5.72	64.43	6.65	0.18	2.88	22.34
CNOB	ConnectOne Bancorp, Inc.	MA	11.73	8.96	1.07	9.02	1.26	10.58	1.15	64.74	7.14	62.79	7.36	84.75	6.15	0.36	2.67	19.05
CLDB	Cortland Bancorp	MW	10.27	10.27	0.93	8.85	0.94	8.90	1.15	61.81	9.27	80.85	8.31	80.85	9.22	0.56	4.00	37.09
ICBK	County Bancorp, Inc.	MW	12.18	12.17	0.53	4.48	0.87	7.36	4.22	32.55	20.74	89.23	10.40	89.33	12.32	0.28	1.30	21.15
CFB	CrossFirst Bankshares, Inc.	MW	12.08	11.94	0.49	4.09	0.45	3.80	0.59	195.99	19.72	78.92	9.53	79.92	21.05	NA	NA	NM
CFR	Cullen/Frost Bankers, Inc.	SW	11.21	9.46	1.17	9.94	0.91	7.71	0.20	395.46	12.14	115.06	12.89	138.92	15.89	2.84	4.03	36.72
CUBI	Customers Bancorp, Inc.	MA	8.03	7.91	0.60	6.61	0.65	7.16	0.50	248.35	6.28	43.68	2.77	44.56	5.70	NA	NA	NM
CVBF	CVB Financial Corp.	WE	16.73	11.35	1.72	9.85	1.76	10.11	0.12	894.29	13.03	126.41	21.14	198.37	12.69	0.72	3.98	51.80
DBCP	Delmar Bancorp	MA	10.58	9.68	0.72	7.15	0.79	7.91	1.27	57.59	12.97	92.48	9.74	102.15	11.97	0.10	1.45	18.80
DCOM	Dime Community Bancshares, Inc.	MA	10.17	9.38	0.52	5.40	0.56	5.78	0.29	200.82	15.04	81.76	7.47	90.55	14.08	0.56	4.05	60.87
EBMT	Eagle Bancorp Montana, Inc.	WE	11.54	9.70	1.29	11.17	1.37	11.84	0.44	185.26	8.29	87.51	10.10	106.30	7.82	0.38	2.21	18.36
EGBN	Eagle Bancorp, Inc.	MA	11.64	10.70	1.45	11.14	1.49	11.45	0.66	146.83	7.90	85.51	9.95	93.94	7.68	0.88	2.85	16.88
EWBC	East West Bancorp, Inc.	WE	10.67	9.74	1.51	13.42	1.51	13.42	0.48	286.27	7.50	97.13	10.36	107.54	7.50	1.10	3.27	24.50
ESBK	Elmira Savings Bank	MA	9.87	7.98	0.59	6.09	0.57	5.97	NA	99.93	11.18	68.69	6.78	86.82	11.43	0.60	5.21	81.55
EMCF	Emclaire Financial Corp	MA	9.27	7.24	0.77	8.28	0.77	8.32	0.31	279.20	7.54	61.98	5.50	82.42	7.49	1.20	6.29	58.10
EBTC	Enterprise Bancorp, Inc.	NE	9.05	8.89	0.93	10.23	0.92	10.17	0.83	141.99	8.82	86.11	7.79	87.74	8.88	0.70	3.17	26.80
EFSC	Enterprise Financial Services Corp	MW	11.28	8.42	1.23	10.58	1.41	12.11	0.56	248.63	8.07	83.05	9.37	114.95	7.06	0.72	2.68	20.72
EQBK	Equity Bancshares, Inc.	MW	12.10	8.47	0.78	6.59	0.85	7.17	1.22	52.11	7.91	49.38	5.98	73.52	7.27	NA	NA	NM
ESQ	Esquire Financial Holdings, Inc.	MA	13.99	13.99	1.79	12.96	1.79	12.96	0.09	NM	8.98	106.14	14.84	106.14	8.98	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	MA	9.91	9.22	0.75	7.13	0.75	7.09	0.57	123.05	9.73	72.54	7.19	78.51	9.79	0.44	3.48	40.77
FNB	F.N.B. Corporation	MA	13.82	7.69	1.00	7.08	1.09	7.73	0.62	173.23	6.95	48.79	6.61	95.92	6.35	0.48	6.70	46.60
FMAO	Farmers & Merchants Bancorp, Inc.	MW	14.29	11.58	1.23	8.49	1.25	8.67	NA	NA	12.74	104.35	14.91	132.81	12.47	0.64	2.89	35.63
FMNB	Farmers National Banc Corp.	MW	11.38	9.61	1.46	12.31	1.55	13.02	0.56	100.18	8.60	102.75	11.69	124.08	8.13	0.44	3.97	31.01
FBSS	Fauquier Bankshares, Inc.	SE	9.52	9.52	0.92	10.00	0.92	10.00	0.66	162.85	7.07	67.47	6.42	67.47	7.07	0.50	4.06	28.45
FBK	FB Financial Corporation	SE	11.75	9.11	1.07	8.75	1.24	10.18	0.73	285.53	10.88	91.41	10.74	121.49	9.40	0.36	1.61	16.59
FFBW	FFBW, Inc.	MW	36.34	36.32	0.63	2.51	0.63	2.53	0.80	123.37	34.81	69.03	25.08	69.08	34.63	NA	NA	NM
FDBC	Fidelity D & D Bancorp, Inc.	MA	10.55	10.54	1.14	10.95	NA	NA	0.45	215.79	11.98	121.27	12.80	121.50	NA	1.12	3.13	36.79
FITB	Fifth Third Bancorp	MW	11.80	9.63	1.05	8.43	0.91	7.29	0.65	204.17	7.65	61.74	6.76	79.27	8.98	1.08	6.19	43.42
FISI	Financial Institutions, Inc.	MA	9.83	8.30	0.89	8.93	0.88	8.84	0.26	402.64	7.08	62.09	5.88	75.43	7.16	1.04	6.36	43.72
FBNC	First Bancorp	SE	13.52	10.06	1.44	10.55	1.50	10.99	0.60	70.37	7.72	77.20	10.44	107.87	7.41	0.72	3.14	16.16
FNLC	First Bancorp, Inc.	NE	10.08	8.80	1.27	12.35	1.23	12.00	1.07	52.72	8.40	100.96	10.17	117.27	8.64	1.20	6.03	50.63
FBP	First BanCorp.	MA	16.86	16.64	1.01	5.79	1.04	5.96	5.51	47.69	9.33	53.64	8.92	54.52	9.23	0.20	3.76	22.81
FBMS	First Bancshares, Inc.	SE	13.69	9.50	1.21	8.93	1.35	9.93	1.27	46.49	8.10	68.09	9.32	102.87	7.29	0.40	1.99	14.52
FRBA	First Bank	MA	10.81	10.03	0.64	5.77	0.80	7.22	0.71	142.30	11.52	63.56	6.87	69.13	9.06	0.12	1.68	19.35
BUSE	First Busey Corporation	MW	12.52	9.05	0.96	7.66	1.18	9.39	0.35	275.58	9.95	74.66	9.35	107.46	8.11	0.88	5.27	51.19
FBIZ	First Business Financial Services, Inc.	MW	8.91	8.41	0.99	10.98	1.00	11.02	1.35	81.15	6.36	66.63	5.94	70.93	6.34	0.66	4.34	26.36
FCAP	First Capital, Inc.	MW	12.38	11.61	1.24	10.65	1.31	11.21	0.35	180.39	18.69	189.12	23.39	203.47	17.77	0.96	1.67	31.17
FCBP	First Choice Bancorp	WE	14.83	NA	1.53	9.81	1.60	10.21	0.53	171.55	6.49	62.05	9.20	89.35	6.22	1.00	7.14	43.98
FCNC.A	First Citizens BancShares, Inc.	SE	9.51	8.65	1.05	11.22	1.15	12.33	0.84	71.14	9.83	94.10	8.95	104.51	8.91	1.60	0.44	3.26
FCF	First Commonwealth Financial Corporation	MA	12.42	9.03	1.05	8.21	1.12	8.75	0.74	133.71	9.09	73.29	9.11	104.70	8.52	0.44	5.56	48.28
FCBC	First Community Bankshares, Inc.	SE	15.03	10.53	1.58	10.32	1.56	10.21	1.16	72.10	8.86	87.21	13.11	131.06	9.00	1.00	4.93	43.67
FCCO	First Community Corporation	SE	10.51	9.29	0.90	8.60	0.95	9.01	0.41	228.04	10.83	88.21	9.27	101.22	10.34	0.48	3.26	33.82
FDEF	First Defiance Financial Corp.	MW	14.01	9.10	0.40	3.05	0.70	5.33	0.62	214.29	13.29	64.37	9.02	104.72	10.02	0.88	5.56	71.43
FFBC	First Financial Bancorp.	MW	14.47	8.32	1.26	8.21	1.42	9.27	0.48	203.42	6.82	55.79	8.07	104.06	6.04	0.92	7.41	37.91
FFIN	First Financial Bankshares, Inc.	SW	15.73	12.87	1.97	13.11	2.01	13.37	0.41	153.98	23.75	263.49	41.46	333.17	23.31	0.52	1.84	41.18
THFF	First Financial Corporation	MW	14.32	12.41	1.39	9.75	1.47	10.32	0.49	130.28	8.51	78.26	11.21	92.37	8.04	1.04	3.13	26.67
FFNW	First Financial Northwest, Inc.	WE	11.50	11.38	0.77	6.51	0.77	6.51	0.58	187.40	9.01	60.54	6.96	61.27	9.02	0.40	4.40	37.62
FFWM	First Foundation Inc.	WE	9.57	8.20	0.93	9.76	NA	NA	0.19	187.97	10.67	99.32	9.50	117.55	NA	0.28	2.02	13.08
FGBI	First Guaranty Bancshares, Inc.	SW	7.51	6.70	0.77	9.14	0.78	9.35	0.70	105.79	8.25	72.90	5.47	82.45	8.07	0.64	5.06	30.37
FHB	First Hawaiian, Inc.	WE	12.84	8.45	1.25	9.60	1.28	9.81	0.12	670.79	8.47	79.27	10.18	126.55	8.29	1.04	6.39	54.17

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of May 21, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
FHN	First Horizon National Corporation	SE	10.71	7.66	0.86	7.36	1.03	9.34	0.78	125.65	7.95	58.97	5.88	88.53	6.60	0.60	6.80	52.25
INBK	First Internet Bancorp	MW	7.32	7.21	0.64	8.49	0.64	8.47	0.24	297.00	5.59	46.16	3.38	46.94	5.61	0.24	1.67	9.34
FIBK	First Interstate BancSystem, Inc.	WE	13.57	9.10	1.17	8.57	1.33	9.76	0.45	230.12	11.48	98.47	13.37	154.44	10.07	1.36	4.56	73.08
FRME	First Merchants Corporation	MW	14.01	9.91	1.37	9.60	1.45	10.22	0.19	609.62	8.37	76.71	10.74	113.60	7.85	1.04	4.10	34.32
FMBH	First Mid Bancshares, Inc.	MW	13.79	10.77	1.17	8.62	1.29	9.55	0.71	134.39	9.04	75.92	10.47	100.63	8.16	0.80	3.30	29.85
FMBI	First Midwest Bancorp, Inc.	MW	12.33	7.97	0.98	7.42	1.14	8.65	0.85	148.80	7.67	56.48	6.96	91.68	6.57	0.56	4.65	35.67
FXNC	First National Corporation	SE	9.62	9.60	1.14	11.98	1.17	12.26	0.19	366.89	7.49	83.75	8.05	83.88	7.32	0.44	3.24	16.02
FNWB	First Northwest Bancorp	WE	11.97	11.97	0.61	4.33	0.55	3.93	0.41	208.99	15.63	76.09	9.10	76.09	17.25	0.20	1.64	21.79
FLIC	First of Long Island Corporation	MA	9.19	9.18	0.96	10.16	0.96	10.16	0.14	593.85	9.22	95.11	8.74	95.17	9.22	0.72	4.79	43.56
FRC	First Republic Bank	WE	8.36	8.19	0.83	9.67	0.84	9.76	0.11	390.32	19.17	183.30	13.76	188.06	18.98	0.80	0.81	14.98
FSFG	First Savings Financial Group	MW	8.50	NA	1.06	11.01	1.00	10.44	1.58	59.01	7.90	84.72	7.22	NA	8.37	0.68	1.63	12.33
FUNC	First United Corporation	MA	8.11	7.41	0.82	9.23	0.76	8.54	1.29	101.46	8.43	82.28	6.67	90.69	9.11	0.52	3.71	28.92
FUSB	First US Bancshares, Inc.	SE	10.69	9.70	0.53	4.98	0.57	5.35	NA	NA	11.84	53.47	5.72	59.63	11.02	0.12	1.63	16.13
MYFW	First Western Financial, Inc.	SW	9.51	8.17	0.64	6.12	0.75	7.16	0.82	78.86	13.10	78.19	7.43	92.33	11.17	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MW	6.87	6.29	1.04	12.94	0.98	12.42	0.30	185.92	6.75	82.48	5.67	90.71	7.19	0.20	0.75	4.53
FFIC	Flushing Financial Corporation	MA	7.59	7.38	0.47	5.79	0.48	5.91	0.28	139.27	9.65	56.46	4.28	58.18	9.44	0.84	7.64	73.68
FNCB	FNCB Bancorp, Inc.	MA	11.05	11.05	0.88	8.00	0.79	7.18	1.47	60.76	11.92	90.68	10.02	90.68	13.28	0.22	3.55	40.38
FRAF	Franklin Financial Services Corporation	MA	10.22	9.58	1.15	11.65	1.04	10.54	1.03	113.20	7.57	84.76	8.66	91.13	8.36	1.20	4.76	36.04
FSBW	FS Bancorp, Inc.	WE	10.87	10.50	1.35	11.61	1.38	11.86	0.18	528.57	8.00	86.31	9.38	89.70	7.83	0.84	2.10	15.40
FULT	Fulton Financial Corporation	MA	9.97	7.82	0.90	8.42	0.94	8.75	0.76	142.64	9.04	74.72	7.45	97.57	8.71	0.52	4.91	36.75
FVCB	FVCBankcorp, Inc.	SE	11.09	10.61	1.04	8.96	1.06	9.12	0.71	148.49	10.61	85.92	9.53	90.30	10.43	NA	NA	NM
GABC	German American Bancorp, Inc.	MW	13.50	10.75	1.34	10.36	1.41	10.93	NA	201.16	13.36	131.26	17.71	169.99	12.66	0.76	2.63	33.33
GBCI	Glacier Bancorp, Inc.	WE	14.10	10.70	1.54	10.89	1.67	11.81	0.49	213.74	17.25	174.10	24.54	238.47	15.91	1.16	2.98	59.29
GLBZ	Glen Burnie Bancorp	MA	9.42	9.42	0.45	4.87	0.45	4.87	1.26	46.92	14.95	70.80	6.67	70.80	14.96	0.40	4.46	66.67
GSBC	Great Southern Bancorp, Inc.	MW	12.11	11.97	1.44	12.07	1.48	12.38	0.18	667.70	7.80	88.39	10.70	89.53	7.61	1.36	3.53	47.37
GWB	Great Western Bancorp, Inc.	MW	9.31	9.26	-4.83	-32.75	-0.21	-1.44	2.26	53.88	NM	61.81	5.76	62.17	NM	0.60	4.63	NM
GNTY	Guaranty Bancshares, Inc.	SW	10.61	9.25	1.17	10.79	1.20	11.06	1.02	93.59	10.63	109.55	11.62	127.56	10.36	0.76	3.04	30.64
GFED	Guaranty Federal Bancshares, Inc.	MW	8.15	7.81	0.94	11.12	0.97	11.44	NA	NA	6.62	73.42	5.98	76.93	6.43	0.60	4.26	26.29
HWC	Hancock Whitney Corporation	SE	10.77	8.00	0.46	4.04	0.63	5.51	0.97	147.76	12.62	48.70	5.25	67.61	9.16	1.08	5.59	70.59
HAFC	Hanmi Financial Corporation	WE	9.84	9.63	0.37	3.62	0.38	3.65	0.84	141.07	13.12	48.68	4.79	49.87	13.04	0.48	5.46	125.37
HONE	HarborOne Bancorp, Inc.	NE	16.46	14.90	0.54	3.77	0.56	3.87	1.13	57.46	20.86	69.22	11.40	77.92	20.32	NA	NA	NM
HWBK	Hawthorn Bancshares, Inc.	MW	7.64	7.64	0.84	10.94	0.83	10.90	1.51	151.52	9.28	97.79	7.47	97.79	9.32	0.48	2.63	24.37
HBT	HBT Financial, Inc.	MW	10.58	9.81	1.69	15.98	1.84	17.40	0.87	111.64	4.61	97.53	10.31	106.06	4.20	0.60	4.97	11.45
HTLF	Heartland Financial USA, Inc.	MW	11.69	8.28	1.10	8.92	1.02	8.24	0.53	151.55	7.97	71.19	8.32	104.29	8.65	0.80	2.66	20.16
HTBK	Heritage Commerce Corp	WE	14.01	9.87	0.84	6.32	1.17	8.80	0.29	380.48	11.83	80.16	11.23	119.30	8.92	0.52	6.76	76.92
HFWA	Heritage Financial Corporation	WE	14.29	10.16	1.16	7.91	1.19	8.14	NA	NA	10.67	82.03	11.72	120.89	10.37	0.80	4.38	51.46
HTH	Hilltop Holdings Inc.	SW	13.78	12.14	1.72	11.87	1.59	11.08	0.67	118.98	6.51	70.60	9.62	81.79	7.05	0.36	2.15	9.73
HIFS	Hingham Institution for Savings	NE	9.36	9.36	1.22	13.05	1.32	14.07	0.24	564.26	10.41	128.17	12.00	128.17	9.65	1.68	1.13	15.49
HMNF	HMN Financial, Inc.	MW	12.12	12.01	1.01	8.29	1.02	8.41	0.55	248.31	8.84	73.66	8.93	74.39	8.72	0.00	0.00	NM
HBCP	Home Bancorp, Inc.	SW	13.85	11.32	0.99	6.98	1.03	7.23	1.39	99.60	9.80	68.73	9.52	86.55	9.47	0.88	3.73	36.10
HOMB	Home BancShares, Inc.	SE	15.65	9.79	1.45	8.95	1.56	9.59	0.47	358.25	10.46	93.10	14.57	159.09	10.34	0.52	3.80	39.69
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	10.78	10.78	0.88	8.01	0.84	7.67	1.50	55.73	11.60	87.74	9.46	87.74	12.13	0.64	2.56	29.63
HMST	HomeStreet, Inc.	WE	9.95	9.50	0.38	3.73	0.69	6.84	0.35	255.96	20.68	77.07	7.67	81.13	11.63	0.60	2.69	27.78
HTBI	HomeTrust Bancshares, Inc.	SE	11.43	10.75	0.77	6.61	0.80	6.91	0.89	88.33	9.57	61.37	7.01	65.76	9.15	0.28	1.92	17.76
HOPE	Hope Bancorp, Inc.	WE	12.60	9.92	1.01	7.68	1.02	7.73	0.87	124.47	7.40	55.54	7.00	72.70	7.35	0.56	6.15	45.53
HBNC	Horizon Bancorp, Inc.	MW	11.79	8.77	1.30	10.43	1.38	11.00	0.50	203.91	6.57	68.40	8.06	95.07	6.24	0.48	4.87	32.00
HBMD	Howard Bancorp, Inc.	MA	12.57	9.93	0.70	5.16	0.92	6.80	0.78	77.80	12.04	60.00	7.54	78.30	9.14	NA	NA	NM
HBAN	Huntington Bancshares Incorporated	MW	10.33	8.53	1.01	9.43	1.07	9.99	NA	116.74	8.34	78.42	7.35	99.55	7.84	0.60	7.34	61.22
HVBC	HV Bancorp, Inc.	MA	9.51	9.51	0.32	3.34	0.27	2.82	1.13	38.39	23.08	81.71	7.77	81.71	27.28	NA	NA	NM
IROQ	IF Bancorp, Inc.	MW	11.61	11.61	0.57	4.89	0.55	4.74	0.13	NM	13.11	64.17	7.45	64.17	13.54	0.30	1.91	25.00
INDB	Independent Bank Corp.	NE	14.02	10.01	1.36	9.33	1.58	10.87	0.55	141.15	14.25	128.63	18.03	188.53	12.23	1.84	2.83	39.04
IBCP	Independent Bank Corporation	MW	9.24	8.40	1.20	12.22	1.22	12.41	1.83	50.03	7.27	86.75	8.02	96.33	7.16	0.80	6.02	41.53
IBOC	International Bancshares Corporation	SW	17.26	15.35	1.57	9.11	1.55	9.05	0.67	785.13	10.16	86.52	14.84	99.66	10.32	1.10	3.80	38.60
ISTR	Investar Holding Corporation	SW	10.61	9.28	0.66	6.19	0.78	7.31	0.38	173.91	9.20	56.51	5.99	65.57	7.88	0.24	1.99	17.95
ISBC	Investors Bancorp, Inc.	MA	9.73	9.44	0.70	6.54	0.75	7.01	0.45	218.70	11.20	79.04	7.69	81.73	10.48	0.48	5.79	62.16
JPM	JPMorgan Chase & Co.	MA	8.32	6.88	1.08	11.49	1.07	11.45	NA	NA	10.19	118.84	8.84	150.47	10.23	3.60	3.99	40.68
KRNY	Kearny Financial Corp.	MA	15.79	13.03	0.60	3.60	0.66	3.93	0.65	84.93	17.64	64.84	10.24	81.19	16.19	0.32	3.86	61.70
KEY	KeyCorp	MW	11.15	9.47	1.00	8.56	0.99	8.49	0.65	152.87	7.88	67.34	6.77	82.83	7.95	0.74	6.91	54.41
LBAI	Lakeland Bancorp, Inc.	MA	10.51	8.41	1.05	9.46	1.07	9.64	0.53	131.68	7.98	72.17	7.58	92.24	7.83	0.50	4.74	28.41
LKFN	Lakeland Financial Corporation	MW	12.06	11.97	1.67	14.23	1.65	14.14	0.40	271.64	12.22	163.23	19.68	164.58	12.30	1.20	3.06	37.38
LARK	Landmark Bancorp, Inc.	MW	11.24	9.60	1.18	11.25	1.07	10.21	1.13	70.57	9.33	97.42	10.95	116.09	10.28	0.80	3.33	30.35
LCNB	LCNB Corp.	MW	14.27	10.87	1.17	8.51	1.19	8.64	0.43	72.01	9.36	76.99	10.99	105.12	9.22	0.72	5.19	47.97
LEVL	Level One Bancorp, Inc.	MW	9.08	7.15	1.04	9.98	1.07	10.26	0.95	79.38	8.06	75.87	6.89	98.36	7.84	0.20	1.16	7.94
LMST	Limestone Bancorp, Inc.	MW	8.20	7.57	0.82	9.19	0.88	9.83	0.41	465.41	9.02	83.41	6.84	90.98	8.43	0.00	0.00	NM
LOB	Live Oak Bancshares, Inc.	SE	10.12	9.74	0.18	1.52	0.25	2.18	0.36	202.03	68.68	98.72	9.99	102.99	46.86	0.12	0.92	63.16
LBC	Luther Burbank Corporation	WE	8.53	8.49	0.63	7.32	0.63	7.32	0.10	591.89	12.43	89.44	7.63	89.93	12.43	0.23	2.31	28.75
MTB	M&T Bank Corporation	MA	12.70	9.33	1.42	10.89	1.43	10.94	1.08	111.32	7.84	85.23	10.07	124.79	7.80	4.40	4.55	34.85
MCBC	Macatawa Bank Corporation	MW	11.01	11.01	1.52	14.58	1.52	14.58	1.14	92.40	7.69	106.79	11.76	106.79	7.69	0.32	4.57	32.97
MFNC	Mackinac Financial Corporation	MW	11.80	10.18	1.03	8.58	1.05	8.81	NA	NA	7.42	62.52	7.38	73.79	7.23	0.56	5.89	42.19
MNSB	MainStreet Bancshares, Inc.	SE	10.55	10.55	1.15	10.64	1.15	10.64	0.22	587.42	7.78	78.84	8.32	78.84	7.79	NA	NA	NM
MLVF	Malvern Bancorp, Inc.	MA	11.58	11.58	0.65	5.67	0.64	5.55	1.43	88.72	10.59	59.57	6.90	59.57	10.81	0.00	0.00	NM

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of May 21, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
MRLN	Marlin Business Services Corp.	MA	14.92	14.43	0.82	4.91	1.53	9.17	NA	177.57	9.76	47.98	7.16	49.90	5.01	0.56	7.36	71.79
MBWM	Mercantile Bank Corporation	MW	11.44	10.14	1.34	11.91	1.34	11.92	0.59	115.78	7.31	83.27	9.53	95.33	7.31	1.12	5.21	37.41
MBIN	Merchants Bancorp	MW	8.51	8.29	1.53	15.37	1.54	15.53	0.09	282.09	5.81	100.09	5.99	104.46	5.74	0.32	2.00	7.97
EBSB	Meridian Bancorp, Inc.	NE	11.34	11.02	1.03	9.10	1.08	9.55	0.08	NM	8.61	78.35	8.88	80.87	8.20	0.32	2.97	24.00
MRBK	Meridian Corporation	MA	9.06	8.73	1.02	9.35	1.07	9.87	0.77	110.48	9.23	81.48	7.38	84.86	8.75	NA	NA	NM
CASH	Meta Financial Group, Inc.	MW	13.78	8.18	2.04	15.33	2.02	15.31	0.57	249.57	5.17	73.51	10.09	132.35	5.26	0.20	1.18	7.60
MCBS	MetroCity Bankshares, Inc.	SE	13.94	13.53	2.87	23.33	2.87	23.33	0.89	49.47	5.49	114.56	15.97	118.59	5.49	0.44	4.38	24.04
MCB	Metropolitan Bank Holding Corp.	MA	8.54	8.29	0.88	9.49	0.86	9.21	0.21	408.99	7.63	68.05	5.72	70.31	7.86	NA	NA	NM
MPB	Mid Penn Bancorp, Inc.	MA	10.41	7.67	0.79	7.45	NA	NA	0.56	89.78	9.28	67.73	7.05	94.73	NA	0.72	3.77	37.38
MBCN	Middlefield Banc Corp.	MW	10.93	9.66	0.89	7.78	0.91	7.93	1.03	77.00	10.88	85.69	9.37	98.32	10.67	0.60	3.36	35.98
MSBI	Midland States Bancorp, Inc.	MW	10.17	7.08	0.73	6.69	0.98	9.02	1.07	67.17	8.27	53.60	5.45	79.56	6.13	1.07	7.39	58.29
MSVB	Mid-Southern Bancorp, Inc.	MW	23.77	23.77	0.47	1.95	0.58	2.40	1.19	65.74	39.27	84.22	20.02	84.22	32.20	0.08	0.68	26.67
MOFG	MidWestOne Financial Group, Inc.	MW	10.51	8.11	0.76	7.04	1.02	9.51	1.03	105.91	8.27	58.24	6.12	77.46	6.14	0.88	4.86	38.58
MVBF	MVB Financial Corp.	SE	10.06	9.06	1.31	12.16	0.73	6.78	0.54	109.33	6.95	78.55	7.65	88.51	12.52	0.36	2.68	15.54
NBHC	National Bank Holdings Corporation	SW	12.66	10.84	1.32	10.24	1.34	10.40	0.64	161.19	10.33	101.46	12.85	121.03	10.18	0.80	3.16	32.24
NKSH	National Bankshares, Inc.	SE	14.52	14.00	1.33	9.16	1.29	8.91	0.50	143.54	10.80	95.54	13.87	99.73	11.10	1.34	4.75	53.26
NBTB	NBT Bancorp Inc.	MA	11.17	8.55	1.06	9.34	1.09	9.62	0.48	222.37	12.91	116.91	13.06	157.37	12.54	1.08	3.62	46.32
NYCB	New York Community Bancorp, Inc.	MA	12.23	8.12	0.76	5.95	0.74	5.79	0.11	323.54	12.04	71.38	8.15	118.09	12.41	0.68	7.24	87.18
NCBS	Nicolet Bankshares, Inc.	MW	13.71	9.72	1.70	12.20	1.70	12.17	0.42	177.41	9.79	109.30	14.97	161.41	9.83	NA	NA	NM
NBN	Northeast Bank	NE	12.95	12.80	0.93	6.88	1.49	11.10	3.20	24.31	14.65	94.33	12.22	95.60	8.87	0.04	0.23	3.36
NTRS	Northern Trust Corporation	MW	6.73	6.26	1.27	14.02	1.30	14.36	0.08	124.74	11.05	153.91	9.57	167.38	10.78	2.80	3.79	41.85
NFBK	Northfield Bancorp, Inc.	MA	14.06	13.38	0.75	5.21	0.72	4.97	0.46	161.55	14.05	74.92	10.53	79.34	14.73	0.44	4.12	57.89
NRIM	Northrim BanCorp, Inc.	WE	11.69	10.84	1.09	8.36	NA	NA	1.42	118.13	8.60	71.41	8.35	77.74	NA	1.36	6.13	50.39
NWBI	Northwest Bancshares, Inc.	MA	12.56	9.45	0.89	6.97	0.97	7.63	0.96	91.61	11.08	76.83	9.65	105.81	10.13	0.76	7.88	85.06
NWFL	Norwood Financial Corp.	MA	11.45	10.62	1.15	10.43	1.14	10.31	0.31	331.32	10.27	102.40	11.72	111.45	10.38	1.00	4.35	43.75
OVLY	Oak Valley Bancorp	WE	9.89	9.59	1.10	11.06	1.10	11.07	0.08	998.54	8.40	89.86	8.89	92.96	8.39	0.28	2.24	18.46
OCFC	OceanFirst Financial Corp.	MA	13.44	8.85	0.97	6.94	1.26	9.00	0.39	74.10	9.62	65.84	8.85	105.30	7.48	0.68	4.42	42.50
OFG	OFG Bancorp	MA	11.07	9.70	0.45	3.06	0.61	4.14	3.38	81.79	24.63	66.57	6.77	78.39	16.40	0.28	2.32	57.14
OVBC	Ohio Valley Banc Corp.	MW	12.60	11.96	0.94	7.73	0.66	5.42	1.57	54.83	12.80	95.83	12.07	101.65	18.25	0.84	3.22	41.18
ONB	Old National Bancorp	MW	13.61	8.81	1.01	7.28	1.26	9.05	0.70	73.86	11.01	76.64	10.43	125.06	8.87	0.56	4.27	45.38
OPOF	Old Point Financial Corporation	SE	10.33	10.16	0.68	6.47	0.66	6.30	0.76	123.09	10.84	69.66	7.20	70.95	11.14	0.48	3.26	35.29
OSBC	Old Second Bancorp, Inc.	MW	10.00	9.28	1.19	11.63	1.05	10.22	0.96	147.06	6.97	80.25	8.03	87.19	7.93	0.04	0.56	3.88
OPBK	OP Bancorp	WE	11.42	NA	1.34	11.17	1.34	11.17	0.13	701.11	6.63	68.19	7.79	69.80	6.63	0.28	4.49	25.53
OPHC	OptimumBank Holdings, Inc.	SE	5.30	5.30	-1.05	-21.74	-0.91	-18.81	NA	NA	NM	75.25	3.99	75.25	NM	NA	NA	NM
OBNK	Origin Bancorp, Inc.	SW	10.03	9.56	0.77	6.82	0.79	6.93	0.68	156.79	11.07	73.68	7.39	77.68	10.90	0.37	1.94	21.51
ORRF	Orrstown Financial Services, Inc.	MA	8.82	7.78	0.81	8.63	0.92	9.77	0.38	180.05	7.20	65.88	5.81	75.51	6.29	0.68	5.49	37.21
OTTW	Ottawa Bancorp, Inc.	MW	15.88	15.66	0.54	2.88	0.56	2.96	NA	NA	19.38	65.58	10.41	66.69	18.87	0.32	3.12	103.97
PMBC	Pacific Mercantile Bancorp	WE	9.22	NA	0.17	1.64	0.17	1.64	1.28	87.51	30.91	54.41	5.02	NA	30.91	NA	NA	NM
PPBI	Pacific Premier Bancorp, Inc.	WE	16.72	10.06	1.27	7.31	1.29	7.41	0.19	503.81	7.97	57.97	9.70	104.11	7.86	1.00	5.17	38.68
PACW	PacWest Bancorp	WE	12.97	9.09	-4.07	-21.99	0.29	1.58	0.35	249.82	NM	57.94	7.51	86.30	28.30	1.00	6.00	NM
PKBK	Parke Bancorp, Inc.	MA	10.18	10.18	1.84	17.47	1.81	17.48	1.45	104.05	4.58	79.65	8.04	79.65	4.66	0.64	5.20	22.23
PBHC	Pathfinder Bancorp, Inc.	MA	NA	NA	0.53	NA	NA	NA	NA	NA	11.12	68.20	NA	72.90	NA	0.24	2.30	25.53
PNBK	Patriot National Bancorp, Inc.	NE	6.84	6.65	-0.29	-4.05	-0.25	-3.44	2.25	51.44	NM	32.86	2.25	33.83	NM	0.00	0.00	NM
PCB	PCB Bancorp	WE	12.45	12.41	1.21	9.41	1.18	9.13	0.29	350.15	6.71	60.28	7.51	60.48	6.92	0.40	4.55	18.32
PCSB	PCSB Financial Corporation	MA	16.06	15.75	0.50	2.89	0.50	2.90	NA	NA	25.74	79.83	12.82	81.74	25.61	0.16	1.24	32.00
PGC	Peapack-Gladstone Financial Corporation	MA	8.51	7.86	0.76	7.51	0.78	7.69	0.54	201.13	9.08	66.53	5.66	72.60	8.87	0.20	1.14	10.36
PWOD	Penns Woods Bancorp, Inc.	MA	9.27	8.30	0.89	9.63	0.89	9.75	0.96	78.38	10.21	95.80	8.88	108.19	10.12	1.28	6.01	60.70
PEBO	Peoples Bancorp Inc.	MW	13.06	9.52	0.89	6.60	1.07	7.95	NA	NA	11.56	74.94	9.79	107.00	9.60	1.36	6.33	73.12
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	10.75	10.75	1.09	9.68	1.09	9.68	0.32	204.54	7.45	69.22	7.44	69.22	7.44	0.60	3.75	26.98
PFIS	Peoples Financial Services Corp.	MA	12.03	9.73	1.03	8.33	1.04	8.44	0.46	238.74	10.46	83.30	10.02	105.67	10.33	1.44	4.15	42.47
PBCT	People’s United Financial, Inc.	NE	12.78	7.80	0.99	7.27	1.13	8.30	0.62	96.20	8.80	63.37	7.88	112.42	7.70	0.72	6.45	56.10
PUB	People’s Utah Bancorp	SW	13.73	12.73	1.90	13.84	1.91	13.95	0.45	367.61	8.72	113.18	15.54	123.54	8.65	0.56	2.73	22.98
PNFP	Pinnacle Financial Partners, Inc.	SE	14.98	9.19	1.23	7.82	1.29	8.17	0.35	297.26	8.52	64.51	9.67	112.40	8.16	0.64	1.71	14.61
PLBC	Plumas Bancorp	WE	10.26	10.17	1.74	18.48	1.75	18.61	0.45	243.12	6.50	107.05	10.98	108.09	6.46	0.48	2.57	12.20
PNC	PNC Financial Services Group, Inc.	MA	11.06	9.14	1.24	10.33	NA	NA	0.57	163.18	9.61	96.65	9.91	122.06	NA	4.60	4.46	42.83
BPOP	Popular, Inc.	MA	10.74	9.54	1.05	9.46	1.03	9.27	4.27	43.21	6.79	58.84	6.30	67.14	6.94	1.60	4.24	25.23
PFBC	Preferred Bank	WE	10.02	10.01	1.71	16.43	1.71	16.45	0.06	NM	7.14	112.83	11.31	113.03	7.13	1.20	3.35	23.90
PFBI	Premier Financial Bancorp, Inc.	SE	14.15	11.49	1.35	9.87	1.39	10.16	1.72	79.17	7.87	73.75	10.43	93.59	7.65	0.60	4.79	28.30
PFHD	Professional Holding Corp.	SE	12.01	11.01	NA	0.75	NA	NA	0.11	391.16	80.37	102.92	12.36	113.59	NA	NA	NA	NM
PB	Prosperity Bancshares, Inc.	SW	18.45	8.96	1.45	7.76	1.62	8.65	0.20	561.99	12.91	97.42	17.97	223.76	11.65	1.84	2.99	37.53
PVBC	Provident Bancorp, Inc.	NE	18.37	18.37	0.90	5.77	0.94	6.00	NA	NA	15.65	72.08	13.24	72.08	15.04	0.12	1.39	5.45
PROV	Provident Financial Holdings, Inc.	WE	11.12	11.12	0.63	5.64	0.71	6.41	0.33	214.86	13.94	75.78	8.43	75.78	12.30	0.56	4.46	62.22
PFS	Provident Financial Services, Inc.	MA	14.01	10.12	0.98	6.87	1.03	7.22	0.82	96.18	8.48	59.22	8.30	85.64	8.08	0.92	7.23	61.33
PBIP	Prudential Bancorp, Inc.	MA	10.44	9.97	0.85	7.39	0.63	5.48	1.09	44.34	9.66	75.70	7.90	79.61	12.99	0.28	2.46	58.47
QCRH	QCR Holdings, Inc.	MW	10.30	8.76	1.09	10.65	1.11	10.80	0.29	355.59	8.22	83.65	8.62	100.11	8.10	0.24	0.84	6.90
RNDB	Randolph Bancorp, Inc.	NE	12.09	NA	0.41	3.33	0.58	4.69	0.81	96.43	19.20	65.15	7.88	NA	13.39	NA	NA	NM
RBB	RBB Bancorp	WE	13.04	10.76	1.24	8.88	1.30	9.36	0.66	99.29	7.08	59.62	7.77	74.11	6.74	0.24	1.95	21.84
RRBI	Red River Bancshares, Inc.	SW	13.14	13.07	1.34	10.63	1.31	10.42	0.38	215.30	11.48	113.01	14.85	113.67	11.72	0.24	0.59	1.69
RF	Regions Financial Corporation	SE	12.98	9.63	1.08	8.23	1.14	8.67	0.82	150.72	7.77	59.40	7.20	85.90	7.35	0.62	6.24	48.44
RBNC	Reliant Bancorp, Inc.	SE	10.78	8.20	0.64	5.45	0.82	7.03	NA	NA	12.08	67.43	7.27	91.22	8.97	0.40	3.04	34.86
RNST	Renasant Corporation	SE	14.90	8.46	0.95	5.88	1.02	6.28	0.43	233.31	10.46	60.95	9.08	115.41	9.75	0.88	3.91	40.93

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of May 21, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
RBCA.A	Republic Bancorp, Inc.	MW	13.70	13.45	1.58	11.82	1.46	10.93	0.74	166.67	7.26	82.16	11.26	83.95	7.85	1.14	3.71	25.88
FRBK	Republic First Bancorp, Inc.	MA	7.64	7.37	-0.15	-1.81	-0.19	-2.32	0.65	50.28	NM	56.02	4.28	58.25	NM	NA	NA	NM
RMBI	Richmond Mutual Bancorporation, Inc.	MW	19.17	19.17	-1.31	-8.39	0.85	5.42	0.12	621.26	NA	71.70	13.75	71.70	NA	NA	NA	NA
RVSB	Riverview Bancorp, Inc.	WE	12.61	10.50	1.35	10.96	NA	NA	NA	NA	7.29	76.19	9.60	93.71	NA	0.20	3.98	27.54
RIVE	Riverview Financial Corporation	MA	10.60	8.36	0.51	4.77	0.55	5.18	0.45	175.78	9.63	46.55	4.94	60.51	8.87	0.30	5.03	52.42
STBA	S&T Bancorp, Inc.	MA	13.06	9.18	1.13	8.47	1.28	9.60	1.03	108.83	8.85	73.88	9.65	109.76	7.84	1.12	5.04	44.22
SAL	Salisbury Bancorp, Inc.	NE	10.14	8.97	0.96	9.61	0.92	9.26	0.95	97.87	9.09	83.69	8.48	95.84	9.44	1.16	3.38	30.16
SASR	Sandy Spring Bancorp, Inc.	MA	12.50	8.51	1.13	8.56	1.18	8.89	0.62	159.04	8.55	70.37	8.80	108.09	8.24	1.20	5.22	44.61
SBFG	SB Financial Group, Inc.	MW	12.49	11.03	1.00	7.74	0.98	7.63	0.61	135.77	11.45	86.19	10.76	99.20	11.63	0.40	2.65	28.79
SBCF	Seacoast Banking Corporation of Florida	SE	13.49	10.71	1.11	8.02	1.24	8.91	0.69	234.55	13.71	107.14	14.45	139.29	12.52	0.00	0.00	NM
SLCT	Select Bancorp, Inc.	SE	16.79	15.04	0.85	5.04	0.92	5.47	1.31	82.57	12.75	61.89	10.39	70.54	11.74	NA	NA	NM
SFBS	ServisFirst Bancshares, Inc.	SE	9.42	9.28	1.68	18.36	1.68	18.40	0.40	285.77	11.88	199.64	18.79	202.89	11.87	0.70	2.14	23.64
SVBI	Severn Bancorp, Inc.	MA	12.33	12.22	0.73	6.06	0.73	6.11	2.07	49.39	11.76	69.81	8.61	70.55	11.65	0.16	2.78	30.61
SHBI	Shore Bancshares, Inc.	MA	12.45	11.35	1.02	8.09	1.05	8.32	1.21	54.67	7.00	55.10	6.86	61.25	6.80	0.48	5.57	37.40
BSRR	Sierra Bancorp	WE	11.96	10.88	1.35	11.50	1.38	11.75	0.61	73.70	8.04	86.35	10.33	96.12	7.87	0.80	4.41	34.51
SBNY	Signature Bank	MA	8.98	8.90	1.09	11.56	1.09	11.56	0.49	168.87	9.67	110.13	9.89	111.20	9.68	2.24	2.29	22.11
SI	Silvergate Capital Corporation	WE	10.59	10.59	0.92	8.68	0.82	7.70	0.25	114.31	13.95	112.81	11.95	112.81	15.70	NA	NA	NM
SFNC	Simmons First National Corporation	SE	13.65	8.44	1.41	10.48	1.23	9.16	0.88	151.19	6.14	60.91	8.31	104.50	7.03	0.68	4.28	25.48
SMBK	SmartFinancial, Inc.	SE	11.70	8.96	1.02	7.93	0.97	7.58	0.31	437.63	8.53	67.24	7.87	90.53	8.95	0.20	1.35	8.62
SFBC	Sound Financial Bancorp, Inc.	WE	10.61	NA	0.88	8.13	0.88	8.13	NA	NA	10.44	82.63	8.77	83.42	10.44	0.60	2.40	32.64
SPFI	South Plains Financial, Inc.	SW	10.16	9.37	1.07	10.79	1.07	10.77	0.30	378.81	7.24	69.98	7.11	76.59	7.25	0.12	0.95	6.86
SSB	South State Corporation	SE	13.95	8.15	1.06	7.05	1.20	7.99	0.48	215.32	9.72	67.64	9.43	123.48	8.59	1.88	4.01	37.89
SFST	Southern First Bancshares, Inc.	SE	8.87	8.87	1.15	12.50	1.15	12.51	0.75	125.68	8.37	96.95	8.60	96.95	8.36	NA	NA	NM
SMBC	Southern Missouri Bancorp, Inc.	MW	10.52	9.74	1.25	11.61	1.32	12.32	1.22	91.74	7.19	80.08	8.43	87.27	6.77	0.60	2.74	19.67
SONA	Southern National Bancorp of Virginia, Inc.	SE	13.71	10.17	1.00	7.35	1.16	8.55	0.46	188.59	8.87	63.18	8.66	88.64	9.03	0.40	4.06	34.23
SBSI	Southside Bancshares, Inc.	SW	10.94	8.25	0.91	7.42	0.89	7.24	0.24	321.78	15.34	112.00	12.25	153.07	15.76	1.24	4.59	72.16
STXB	Spirit of Texas Bancshares, Inc.	SW	13.59	10.33	1.02	7.43	1.22	8.85	0.46	96.20	8.91	61.11	8.30	83.45	7.49	NA	NA	NM
STND	Standard AVB Financial Corp.	MA	14.19	11.74	0.79	5.49	0.87	6.08	NA	NA	14.23	78.23	11.10	97.29	12.86	0.88	3.74	53.25
STT	State Street Corporation	NE	6.58	4.08	1.02	9.49	1.15	10.69	0.00	NM	10.00	95.58	5.68	171.50	8.77	2.08	3.58	35.80
STL	Sterling Bancorp	MA	14.58	9.22	1.13	7.57	1.15	7.69	0.99	113.02	6.98	51.60	7.32	88.60	6.87	0.28	2.46	17.18
SBT	Sterling Bancorp, Inc.	MW	11.12	NA	1.74	16.37	NA	NA	NA	NA	2.49	38.26	4.25	39.62	NA	0.00	0.00	2.70
SYBT	Stock Yards Bancorp, Inc.	MW	10.83	10.48	1.77	16.13	1.80	16.34	0.13	983.04	11.19	172.65	18.69	179.09	11.04	1.08	3.46	47.67
SMMF	Summit Financial Group, Inc.	SE	10.19	8.95	1.25	11.98	1.19	11.36	2.07	73.07	6.83	80.72	8.22	93.13	7.20	0.68	4.27	26.61
SSBI	Summit State Bank	WE	9.45	8.81	1.13	11.25	1.03	10.22	0.37	278.62	7.85	85.97	8.12	92.85	8.65	0.48	4.97	39.02
SIVB	SVB Financial Group	WE	9.58	9.35	1.53	16.71	1.32	14.70	0.10	741.17	10.13	146.79	13.19	150.98	11.89	0.00	0.00	NM
SNV	Synovus Financial Corp.	SE	10.01	9.01	1.01	9.96	1.09	10.74	0.66	155.95	6.03	58.05	5.25	66.14	5.57	1.32	7.39	41.55
TCF	TCF Financial Corporation	MW	11.64	8.87	0.73	6.16	1.27	10.68	0.67	148.65	11.73	73.91	8.33	101.32	7.07	1.40	5.28	61.95
TBNK	Territorial Bancorp Inc.	WE	11.56	11.56	0.96	8.16	0.94	8.04	0.06	227.61	11.71	97.62	11.29	97.62	11.88	0.92	3.71	71.23
TCBI	Texas Capital Bancshares, Inc.	SW	7.81	7.77	0.68	8.11	0.70	8.41	0.61	109.94	6.76	54.42	4.04	54.80	6.50	NA	NA	NM
TSBK	Timberland Bancorp, Inc.	WE	13.45	12.33	1.91	14.07	2.01	14.79	0.60	195.14	6.25	82.62	11.12	91.32	5.95	0.80	4.52	21.20
TOWN	TowneBank	SE	13.19	9.63	1.17	8.56	1.18	8.64	0.35	208.44	9.58	77.88	10.21	111.47	9.56	0.72	4.06	38.92
TCBK	TriCo Bancshares	WE	13.38	10.00	1.32	9.57	1.38	9.99	NA	NA	9.49	91.61	12.26	127.31	9.09	0.88	3.32	30.47
TSC	TriState Capital Holdings, Inc.	MA	6.83	6.15	0.81	9.86	0.83	10.05	0.05	NM	7.69	82.25	4.62	94.66	7.53	NA	NA	NM
TBK	Triumph Bancorp, Inc.	SW	11.01	7.77	0.81	6.11	0.94	7.12	0.96	94.26	15.37	95.53	10.52	140.35	13.17	NA	NA	NM
TFC	Truist Financial Corporation	SE	13.05	8.13	1.13	8.18	1.41	9.81	NA	NA	9.51	73.58	8.99	131.87	7.64	1.80	5.38	51.14
TRST	TrustCo Bank Corp NY	MA	10.43	10.42	1.09	10.77	1.07	10.57	0.62	146.79	10.31	105.90	11.04	106.01	10.50	0.27	4.53	58.33
TRMK	Trustmark Corporation	SE	11.79	9.27	1.03	8.53	1.08	8.92	0.57	180.71	10.53	87.67	10.33	114.68	10.06	0.92	4.03	31.80
USB	U.S. Bancorp	MW	9.61	7.81	1.33	12.08	1.37	12.60	0.56	214.72	8.53	108.85	9.24	141.78	8.25	1.68	5.10	42.23
UMBF	UMB Financial Corporation	MW	10.15	9.44	0.74	7.09	0.75	7.18	0.38	192.89	12.75	85.50	8.68	92.69	12.60	1.24	2.62	24.80
UMPQ	Umpqua Holdings Corporation	WE	9.11	9.03	-5.52	-37.01	-0.75	-5.03	0.23	488.39	NM	97.02	8.83	97.87	NM	0.84	7.60	NM
UNB	Union Bankshares, Inc.	NE	8.36	8.10	1.23	14.59	1.25	14.88	0.52	138.39	7.79	107.73	9.00	111.38	7.64	1.28	7.20	55.26
UBCP	United Bancorp, Inc.	MW	8.80	8.61	1.01	11.44	1.02	11.55	NA	NA	8.29	92.35	8.13	94.61	8.22	0.57	5.78	47.27
UBOH	United Bancshares, Inc.	MW	10.91	7.92	1.14	10.85	NA	NA	NA	138.26	4.95	49.85	5.44	71.03	NA	0.28	1.87	15.51
UBSI	United Bankshares, Inc.	SE	16.41	9.74	1.21	7.06	1.25	7.31	0.69	123.44	11.21	79.49	13.05	144.67	10.83	1.40	5.36	59.66
UCBI	United Community Banks, Inc.	SE	12.54	10.15	1.35	10.84	1.43	11.42	0.63	100.48	8.50	87.56	10.98	111.09	8.06	0.72	3.92	32.87
UBFO	United Security Bancshares	WE	12.01	11.61	1.45	12.03	1.42	11.82	2.04	64.44	7.20	85.30	10.25	88.69	7.32	0.44	7.46	53.66
UNTY	Unity Bancorp, Inc.	MA	9.44	9.32	1.48	15.05	1.44	14.61	0.66	175.13	6.66	93.13	8.79	94.53	6.87	0.32	2.28	15.17
UVSP	Univest Financial Corporation	MA	11.92	8.99	0.95	7.62	0.97	7.75	0.68	185.98	9.10	70.10	8.36	96.02	8.94	0.80	5.11	46.51
VLY	Valley National Bancorp	MA	11.30	7.93	0.81	7.45	0.94	8.59	0.69	111.57	9.96	73.53	7.96	111.50	8.58	0.44	5.74	57.14
VBTX	Veritex Holdings, Inc.	SW	13.47	8.76	1.09	7.30	1.28	8.58	0.56	249.48	9.93	70.20	9.46	113.80	8.46	0.68	4.18	35.98
VBFC	Village Bank and Trust Financial Corp.	SE	7.74	7.74	0.85	10.97	0.97	12.53	1.63	39.19	8.89	92.17	7.14	92.17	7.78	NA	NA	NM
WAFD	Washington Federal, Inc.	WE	11.43	9.82	1.28	10.33	1.14	9.23	0.82	104.35	9.40	95.34	10.90	113.04	10.54	0.88	3.52	32.33
WASH	Washington Trust Bancorp, Inc.	NE	9.05	7.89	1.21	12.90	1.23	13.05	0.33	216.86	8.20	101.28	9.16	117.69	8.10	2.04	6.83	56.04
WSBF	Waterstone Financial, Inc.	MW	18.08	18.05	1.77	9.09	1.77	9.09	0.51	134.70	10.39	100.63	18.19	100.81	10.39	0.48	3.37	71.53
WBS	Webster Financial Corporation	NE	9.76	8.14	1.08	10.26	NA	NA	1.03	104.82	7.39	76.91	7.19	94.94	NA	1.60	6.37	47.06
WFC	Wells Fargo & Company	WE	9.25	7.99	0.76	7.47	0.79	7.80	0.70	82.10	8.64	61.60	5.11	74.01	8.21	2.04	8.34	72.08
WSBC	WesBanco, Inc.	SE	16.17	9.55	1.04	6.26	1.18	7.11	0.25	287.90	8.30	52.72	8.52	96.28	7.35	1.28	6.30	51.43
WTBA	West Bancorporation, Inc.	MW	7.97	7.97	1.22	14.62	1.22	14.62	0.02	NM	9.17	136.78	10.89	136.78	9.17	0.84	5.03	46.15
WABC	Westamerica Bancorporation	WE	12.54	10.58	1.39	11.30	1.39	11.32	0.13	340.06	19.43	213.57	26.77	258.66	19.38	1.64	2.93	56.94
WAL	Western Alliance Bancorporation	WE	10.29	9.36	1.78	15.73	1.77	15.66	0.41	216.64	7.36	111.96	11.52	124.27	7.39	1.00	3.01	22.17
WNEB	Western New England Bancorp, Inc.	NE	10.40	9.75	0.56	5.20	0.57	5.33	NA	NA	11.73	59.44	6.18	63.84	11.45	0.20	3.79	33.33

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of May 21, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
WTFC	Wintrust Financial Corporation	MW	9.54	7.90	0.95	9.25	NA	NA	0.56	104.14	6.99	62.40	5.77	77.26	NA	1.12	2.89	19.10
WSFS	WSFS Financial Corporation	MA	14.93	10.85	1.19	7.93	1.41	9.40	0.31	411.20	9.39	72.34	10.81	104.34	7.93	0.48	1.83	17.20
WVFC	WVS Financial Corp.	MA	8.63	8.63	0.77	7.67	0.77	7.71	0.00	NM	8.49	78.78	6.80	78.78	8.45	0.40	3.02	19.23
ZION	Zions Bancorporation, National Association	SW	10.46	9.17	0.88	8.21	0.91	8.44	0.50	206.80	9.69	72.91	7.10	85.46	9.42	1.36	4.43	42.90
MHCs
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	MW	13.10	13.10	0.27	2.29	0.24	2.07	0.46	97.33	31.92	68.74	9.00	68.74	31.72	NA	NA	NM
BSBK	Bogota Financial Corp. (MHC)	MA	17.59	17.59	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
CLBK	Columbia Financial, Inc. (MHC)	MA	11.54	10.82	0.62	4.68	0.65	4.89	NA	NA	32.05	155.74	17.98	167.55	30.73	NA	NA	NM
CFBI	Community First Bancshares, Inc. (MHC)	SE	11.81	9.12	-0.28	-1.38	0.24	1.20	NA	NA	NM	69.15	8.17	92.35	60.22	NA	NA	NM
FSEA	First Seacoast Bancorp (MHC)	NE	13.96	13.96	0.00	0.00	0.12	0.96	0.25	291.57	NA	60.78	8.48	60.78	NA	NA	NA	NA
GCBC	Greene County Bancorp, Inc. (MHC)	MA	7.83	7.83	1.32	15.63	1.32	15.63	0.30	316.90	9.94	145.42	11.38	145.42	9.94	0.44	2.08	20.66
KFFB	Kentucky First Federal Bancorp (MHC)	MW	19.81	16.13	0.31	1.55	0.31	1.54	NA	NA	47.69	78.12	15.48	100.32	48.04	0.40	6.45	307.69
LSBK	Lake Shore Bancorp, Inc. (MHC)	MA	13.34	13.34	0.66	4.75	NA	NA	NA	NA	19.37	88.88	11.86	88.88	NA	0.48	3.81	73.85
MGYR	Magyar Bancorp, Inc. (MHC)	MA	8.43	8.43	0.37	4.42	0.36	4.20	2.92	44.29	23.01	98.77	8.33	98.77	24.20	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SE	17.81	17.34	0.77	4.46	0.78	4.52	0.82	33.80	29.42	128.83	22.94	133.03	29.01	0.40	1.97	57.97
PDLB	PDL Community Bancorp (MHC)	MA	13.53	13.53	-0.67	-4.29	0.08	0.51	1.39	84.09	NM	96.08	13.00	96.08	202.68	NA	NA	NM
PBFS	Pioneer Bancorp, Inc. (MHC)	MA	15.24	14.70	-0.21	-1.49	0.26	1.87	0.76	186.40	NA	107.87	16.44	112.58	NA	NA	NA	NA
RBKB	Rhinebeck Bancorp, Inc. (MHC)	MA	11.31	11.16	0.65	5.67	0.66	5.78	NA	NA	12.11	67.45	7.63	68.43	11.89	NA	NA	NM
TFSL	TFS Financial Corporation (MHC)	MW	11.03	10.97	0.57	4.77	NA	NA	1.09	27.66	50.45	247.62	27.32	249.08	NA	1.12	7.66	368.97
Under Acquisition
CSFL	CenterState Bank Corporation	SE	15.43	9.11	1.27	7.53	1.51	9.03	0.52	183.69	8.38	61.28	9.46	111.65	7.01	0.56	3.95	29.59
FSB	Franklin Financial Network, Inc.	SE	10.78	10.34	0.27	2.66	0.25	2.44	0.91	111.84	33.40	84.99	9.16	89.04	36.68	0.24	1.03	31.43
IBKC	IBERIABANK Corporation	SW	13.48	9.87	1.01	7.47	1.09	8.07	0.78	122.16	6.95	51.32	6.60	74.80	6.40	1.88	4.68	23.70
IBTX	Independent Bank Group, Inc.	SW	15.32	8.94	1.35	8.67	1.53	9.85	0.20	213.44	6.74	56.51	8.66	104.16	5.93	1.00	3.19	21.51
MSBF	MSB Financial Corp.	MA	11.00	11.00	0.71	6.24	0.76	6.67	2.10	47.34	13.91	89.59	9.85	89.59	12.99	0.00	0.00	87.80
OPB	Opus Bank	WE	12.00	9.09	-0.43	-3.13	0.66	4.76	0.07	891.69	NM	65.10	7.62	89.77	13.10	0.44	2.52	NM
SBBX	SB One Bancorp	MA	9.37	8.09	1.13	11.10	1.11	10.90	0.85	74.90	7.18	80.84	7.57	94.94	7.31	0.34	2.03	14.59
WEBK	Wellesley Bancorp, Inc.	NE	7.82	7.82	0.65	8.66	0.65	8.64	NA	NA	12.92	109.48	8.56	109.48	12.96	0.24	0.76	9.84

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

Year/Qtr. Ended		DJIA	S&P 500	NASDAQ Composite	SNL Thrift Index	SNL Bank Index
2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80
2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60
2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85
2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3
2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8
2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1
2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3
2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7
2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
	Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
	Quarter 4	16576.7	1848.4	4176.6	706.5	394.4
2014:	Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
	Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
	Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
	Quarter 4	17823.1	2058.9	4736.1	738.7	432.8
2015:	Quarter 1	17776.1	2067.9	4900.9	749.3	418.8
	Quarter 2	17619.5	2063.1	4986.9	795.7	448.4
	Quarter 3	16284.7	1920.0	4620.2	811.7	409.4
	Quarter 4	17425.0	2043.9	5007.4	809.1	431.5
2016:	Quarter 1	17685.1	2059.7	4869.9	788.1	381.4
	Quarter 2	17930.0	2098.9	4842.7	780.9	385.6
	Quarter 3	18308.2	2168.3	5312.0	827.2	413.7
	Quarter 4	19762.6	2238.8	5383.1	966.7	532.7
2017:	Quarter 1	20663.2	2362.7	5911.7	918.9	535.8
	Quarter 2	21349.6	2423.4	6140.4	897.1	552.4
	Quarter 3	22405.1	2519.4	6496.0	939.3	573.2
	Quarter 4	24719.2	2673.6	6903.4	937.6	617.7
2018:	Quarter 1	24103.1	2640.9	7063.5	941.5	606.8
	Quarter 2	24271.4	2718.4	7510.3	961.2	597.8
	Quarter 3	26458.3	2914.0	8046.4	905.6	597.8
	Quarter 4	23327.5	2506.9	6635.3	772.0	502.9
2019:	Quarter 1	25928.7	2834.4	7729.3	837.8	543.8
	Quarter 2	26600.0	2941.8	8006.2	845.3	573.0
	Quarter 3	26916.8	2976.7	7999.3	890.5	584.5
	Quarter 4	28538.4	3230.8	8972.6	920.7	663.9
2020:	Quarter 1	21917.2	2584.6	7700.1	632.8	392.9
As of May 21, 2020		24474.1	2948.5	9284.9	628.4	403.1

(1)	End of period data.

Sources: S&P Global Market Intelligence and The Wall Street Journal.

EXHIBIT IV-3

Stock Indices as of May 21, 2020

Index Summary (Current Data)

Industry Banking

Geography All

Index Name	Current Value	As Of	Day’s Change	Day’s Change (%)
SNL Banking Indexes
SNL U.S. Bank and Thrift	384.89	5/21/2020	(2.51)	(0.65)
SNL U.S. Bank	403.14	5/21/2020	(2.63)	(0.65)
SNL U.S. Thrift	628.44	5/21/2020	(3.88)	(0.61)
SNL TARP Participants	66.28	5/21/2020	(0.39)	(0.58)
KBW Nasdaq Bank Index	68.60	5/21/2020	(0.47)	(0.69)
KBW Nasdaq Regional Bank Index	67.91	5/21/2020	(0.10)	(0.15)
S&P 500 Bank	227.49	5/21/2020	(1.76)	(0.77)
NASDAQ Bank	2,530.32	5/21/2020	(16.41)	(0.64)
S&P 500 Commercial Banks	325.01	5/21/2020	(2.51)	(0.77)
S&P 500 Diversified Banks	393.88	5/21/2020	(2.88)	(0.73)
S&P 500 Regional Banks	75.99	5/21/2020	(0.70)	(0.91)
S&P 500 Thrifts & Mortgage Finance	4.56	11/2/2015	(0.01)	(0.31)
SNL Asset Size Indexes
SNL U.S. Bank < $250M	17.77	5/21/2020	(0.65)	(3.54)
SNL U.S. Bank $250M-$500M	384.88	5/21/2020	(11.15)	(2.81)
SNL U.S. Thrift < $250M	1,275.93	5/21/2020	(26.15)	(2.01)
SNL U.S. Thrift $250M-$500M	4,849.59	5/21/2020	(41.03)	(0.84)
SNL U.S. Bank < $500M	730.77	5/21/2020	(21.43)	(2.85)
SNL U.S. Thrift < $500M	1,707.36	5/20/2020	14.09
SNL U.S. Bank $500M-$1B	895.87	5/21/2020	(18.31)	(2.00)
SNL U.S. Thrift $500M-$1B	2,812.63	5/21/2020	(33.30)	(1.17)
SNL U.S. Bank $1B-$5B	799.43	5/21/2020	(6.58)	(0.82)
SNL U.S. Thrift $1B-$5B	1,860.28	5/21/2020	(19.26)	(1.02)
SNL U.S. Bank $5B-$10B	946.22	5/21/2020	(5.25)	(0.55)
SNL U.S. Thrift $5B-$10B	761.59	5/21/2020	(3.54)	(0.46)
SNL U.S. Bank > $10B	350.04	5/21/2020	(2.27)	(0.65)
SNL U.S. Thrift > $10B	109.90	5/21/2020	(0.56)	(0.51)
SNL Market Cap Indexes
SNL Micro Cap U.S. Bank	474.39	5/20/2020	9.62
SNL Micro Cap U.S. Thrift	852.34	5/20/2020	22.43
SNL Micro Cap U.S. Bank & Thrift	552.41	5/20/2020	11.63
SNL Small Cap U.S. Bank	458.76	5/20/2020	23.35
SNL Small Cap U.S. Thrift	476.94	5/20/2020	19.51
SNL Small Cap U.S. Bank & Thrift	469.23	5/21/2020	(1.95)	(0.41)
SNL Mid Cap U.S. Bank	258.18	5/21/2020	(0.80)	(0.31)
SNL Mid Cap U.S. Thrift	231.33	5/20/2020	8.55	3.84
SNL Mid Cap U.S. Bank & Thrift	259.57	5/20/2020	13.39
SNL Large Cap U.S. Bank	256.98	5/21/2020	(1.78)	(0.69)
SNL Large Cap U.S. Thrift	111.61	5/1/2020	4.77	4.47
SNL Large Cap U.S. Bank & Thrift	259.05	5/21/2020	(1.80)	(0.69)
SNL Geographic Indexes
SNL Mid-Atlantic U.S. Bank	426.32	5/21/2020	(4.32)	(1.00)
SNL Mid-Atlantic U.S. Thrift	2,302.58	5/21/2020	(14.87)	(0.64)
SNL Midwest U.S. Bank	422.68	5/21/2020	(2.32)	(0.55)
SNL Midwest U.S. Thrift	2,474.92	5/21/2020	(23.60)	(0.94)
SNL New England U.S. Bank	380.93	5/21/2020	(2.93)	(0.76)
SNL New England U.S. Thrift	2,201.56	5/21/2020	(12.55)	(0.57)
SNL Southeast U.S. Bank	275.13	5/21/2020	(0.83)	(0.30)
SNL Southeast U.S. Thrift	345.90	5/21/2020	(3.95)	(1.13)
SNL Southwest U.S. Bank	727.95	5/21/2020	(3.52)	(0.48)
SNL Southwest U.S. Thrift	593.72	5/21/2020	2.79	0.47
SNL Western U.S. Bank	763.44	5/21/2020	(2.96)	(0.39)
SNL Western U.S. Thrift	107.66	5/21/2020	0.45	0.42
SNL Stock Exchange Indexes
SNL U.S. Bank NYSE	351.75	5/21/2020	(2.26)	(0.64)
SNL U.S. Thrift NYSE	93.49	5/20/2020	2.96
SNL U.S. Bank NYSE American	572.43	5/21/2020	(15.93)	(2.71)
SNL U.S. Bank NASDAQ	617.29	5/21/2020	(4.20)	(0.68)
SNL U.S. Thrift NASDAQ	1,877.33	5/21/2020	(13.63)	(0.72)
SNL U.S. Bank Pink	382.12	5/21/2020	0.17	0.04
SNL U.S. Thrift Pink	290.39	5/20/2020	0.84
SNL Bank TSX	881.94	5/21/2020	(13.77)	(1.54)

SNL OTHER Indexes
SNL U.S. Thrift MHCs	4,847.09	5/20/2020	172.96
Broad Market Indexes
DJIA	24,474.12	5/21/2020	(101.78)	(0.41)
S&P 500	2,948.51	5/21/2020	(23.11)	(0.78)
S&P 400 Mid Cap	1,694.18	5/21/2020	5.55	0.33
S&P 600 Small Cap	771.41	5/21/2020	0.16	0.02
S&P 500 Financials	364.54	5/21/2020	(1.29)	(0.35)
SNL U.S. Financial Institutions	778.50	5/20/2020	17.53
MSCI US IMI Financials	1,307.51	5/21/2020	(3.60)	(0.27)
NASDAQ	9,284.88	5/21/2020	(90.89)	(0.97)
NASDAQ Finl	4,030.65	5/21/2020	(16.20)	(0.40)
NYSE	11,351.60	5/21/2020	(68.44)	(0.60)
Russell 1000	1,628.08	5/21/2020	(11.39)	(0.69)
Russell 2000	1,347.56	5/21/2020	0.63	0.05
Russell 3000	1,713.73	5/21/2020	(11.24)	(0.65)

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

*	-Intraday data is not currently available. Data is as of the previous close.

**	-Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Data is as of the previous close.

All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportional to that institution’s market capitalization.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

For graphs, component companies, and historical values, click an index name.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR

Midwest: IA, IN, IL, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI

New England: CT, ME, MA, NH, RI, VT

Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV

Southwest: CO, LA, NM, OK, TX, UT

West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Historical Equity Pricing Data supplied by Interactive Data Pricing and Reference Data LLC

EXHIBIT IV-4

Massachusetts Bank and Thrift Acquisitions 2017—Present

Exhibit IV-4

Massachusetts Bank and Thrift Acquisitions 2017-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
Announce Date	Complete Date	Buyer Name		Target Name		Total Assets ($000)	E/A (%)	TE/A (%)	ROAA (%)	ROAE (%)	NPAs/ Assets (%)	Rsrvs/ NPLs (%)	Deal Value ($M)	Value/ Share ($)	P/B (%)	P/TB (%)	P/E (x)	P/A (%)	Prem/ Cdeps (%)
02/18/2020	Pending	LendingClub Corp.	CA	Radius Bancorp, Inc.	MA	1,390,254	8.90	8.78	0.47	5.09	0.92	64.83	188.3	NA	176.41	179.49	35.39	13.54	9.37
12/18/2019	Pending	Cambridge Financial Group Inc.	MA	Melrose Bancorp, Inc.	MA	340,813	11.93	11.93	0.38	2.93	NA	NA	52.8	25.000	129.80	129.80	44.64	15.48	7.10
12/04/2019	Pending	Bridgewater Financial MHC	MA	Mansfield Co-operative Bank	MA	527,235	10.66	10.66	0.60	5.77	0.35	378.22	NA	NA	NA	NA	NA	NA	NA
12/05/2019	06/01/2020	Cambridge Bancorp	MA	Wellesley Bancorp, Inc.	MA	985,867	7.28	7.28	0.70	9.48	NA	NA	121.0	44.289	158.53	158.53	17.44	12.28	8.10
06/18/2019	01/01/2020	Fidelity MHC	MA	Family Federal Savings, F.A.	MA	97,894	11.76	11.76	0.05	0.47	1.36	32.11	NA	NA	NA	NA	NA	NA	NA
02/27/2019	10/21/2019	Hometown Financial Group MHC	MA	Millbury Savings Bank	MA	228,126	12.46	12.46	0.81	6.72	0.76	99.48	NA	NA	NA	NA	NA	NA	NA
04/09/2019	10/01/2019	North Shore Bancorp	MA	Beverly Financial, MHC	MA	486,825	8.53	8.53	0.72	8.40	0.30	294.09	NA	NA	NA	NA	NA	NA	NA
02/06/2019	05/17/2019	Hometown Financial Group MHC	MA	Abington Bank	MA	314,124	10.55	9.92	0.47	4.45	1.31	37.00	NA	NA	NA	NA	NA	NA	NA
11/06/2018	04/30/2019	North Easton Savings Bank	MA	Mutual Bank	MA	517,988	8.99	8.99	0.59	6.65	0.31	232.63	NA	NA	NA	NA	NA	NA	NA
11/27/2018	04/01/2019	People’s United Financial Inc.	CT	BSB Bancorp, Inc.	MA	2,971,807	6.66	6.66	0.74	11.00	0.19	322.35	328.7	32.420	159.75	159.75	14.87	11.06	7.97
09/20/2018	04/01/2019	Independent Bank Corp.	MA	Blue Hills Bancorp, Inc.	MA	2,741,162	14.60	14.31	0.70	4.54	0.52	189.63	725.4	25.872	173.72	177.91	34.96	26.46	19.21
08/14/2018	04/01/2019	Equitable Bancorp MHC	MA	South Shore Mutual Holding Company	MA	522,836	9.15	8.87	0.29	3.07	1.12	117.09	NA	NA	NA	NA	NA	NA	NA
07/25/2018	01/31/2019	Hometown Financial Group MHC	MA	Pilgrim Bancshares, Inc.	MA	265,562	12.93	12.93	0.52	4.04	1.34	35.71	53.8	23.000	151.43	151.43	35.38	20.26	14.91
05/29/2018	11/14/2018	Independent Bank Corp.	MA	MNB Bancorp	MA	365,356	8.19	8.19	0.55	6.19	0.44	258.96	54.3	273.230	203.72	203.72	41.35	14.87	13.10
04/30/2018	08/20/2018	Salem Five Bancorp	MA	Sage Bank	MA	141,727	7.22	7.22	-1.25	-15.66	1.48	36.17	9.3	NA	112.97	112.97	NM	6.59	1.64
09/19/2017	04/01/2018	Fidelity MHC	MA	Colonial Co-operative Bank	MA	69,027	8.12	8.12	0.11	1.40	6.44	8.31	NA	NA	NA	NA	NA	NA	NA
09/21/2017	03/01/2018	Brookline Bancorp Inc.	MA	First Commons Bank, National Association	MA	323,797	10.83	10.83	0.74	7.45	0.00	NA	55.5	16.700	158.31	158.31	22.06	17.15	11.47
06/26/2017	12/29/2017	Meridian Bancorp Inc.	MA	Meetinghouse Bancorp, Inc.	MA	117,764	9.29	9.29	0.06	0.62	NA	NA	17.9	26.000	157.21	157.21	NM	15.23	11.54
07/18/2017	10/31/2017	South Shore Bancorp MHC	MA	Braintree Bancorp MHC	MA	258,583	8.09	8.09	0.20	2.54	1.69	35.95	NA	NA	NA	NA	NA	NA	NA
05/22/2017	10/13/2017	Berkshire Hills Bancorp Inc.	MA	Commerce Bancshares Corp.	MA	2,219,402	7.33	6.85	0.75	8.80	1.14	63.29	209.2	33.062	128.63	138.27	14.59	9.43	2.99
05/17/2017	10/01/2017	Abington Bank	MA	Avon Co-operative Bank	MA	90,491	10.15	10.15	0.22	2.10	0.00	NA	NA	NA	NA	NA	NA	NA	NA
				Average:		713,173	9.70	9.61	0.40	4.10	1.09	137.86			155.50	157.04	28.96	14.76	9.76
				Median:		340,813	9.15	8.99	0.52	4.54	0.84	82.16			158.31	158.31	34.96	14.87	9.37

Source: S&P Global Market Intelligence.

EXHIBIT IV-5

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Exhibit IV-5

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Directors

Robert F. Rivers has served as the Chief Executive Officer and Chair of the Board of Directors of Eastern Bank since January 1, 2017. Mr. Rivers joined Eastern Bank in 2006 as its Vice Chair and Chief Banking Officer, becoming President in 2007, Chief Operating Officer in 2012 and an Eastern Bank director in 2015. He has also served as a trustee of Eastern Bank Corporation since 2007. Prior to joining Eastern, from 1991 to 2005, Mr. Rivers held a number of staff and line leadership positions at M&T Bank in Buffalo, NY. Immediately prior to joining Eastern, he was an Executive Vice President for Retail Banking at the former Commercial Federal Bank in Omaha, Nebraska. Mr. Rivers serves as the Board Chair of the Dimock Center, is a member of the executive committee of the Greater Boston Chamber of Commerce, is the Chair of the Massachusetts Business Roundtable and is a trustee of Stonehill College. He also serves on the Board of the Lowell Plan and on the Advisory Boards of the Lawrence Partnership and the JFK Library Foundation, and the Boston Women’s Workforce Council. A leader in Boston’s business community, Mr. Rivers has been recognized as a champion for social justice issues, having led the “Yes on 3” campaign to protect the rights of members of the LGBTQ+ community. He received his undergraduate degree from Stonehill College and holds an M.B.A. from the University of Rochester. We believe that Mr. Rivers is qualified to serve as a director based upon his experience as our Chief Executive Officer beginning in January 2017, his prior service as one of our senior executive officers, his prior senior management positions at other banks, and his familiarity with the communities that Eastern serves, including through his involvement with numerous non-profit organizations in the greater Boston area.

Richard E. Holbrook currently serves as director and Chair Emeritus of Eastern Bank. Mr. Holbrook retired as Chair and Chief Executive Officer of Eastern Bank in 2016, having served in those roles since 2007. He has served as a trustee of Eastern Bank Corporation since 2001. Mr. Holbrook joined Eastern Bank in 1996 as Chief Financial Officer and Executive Vice President and was named President and Chief Operating Officer of Eastern Bank and Eastern Bank Corporation in 2001. He has more than 25 years of banking experience as a commercial lender, trust officer and planning and financial manager. During his leadership at Eastern, Mr. Holbrook served as the Federal Advisor Council (“FAC”) representative for the First Federal Reserve District, meeting quarterly to discuss business and financial conditions with the Federal Reserve Board of Governors in Washington, D.C. Mr. Holbrook also served on the Board of Directors of the Federal Reserve Bank of Boston, and on the executive committee of the Boston Chamber of Commerce. He is also the former chair of the Massachusetts Bankers Association. He received his undergraduate degree from Yale University and his M.B.A. from Harvard Business School. We believe Mr. Holbrook’s experience working in the banking industry, particularly his decades of experience on our executive management team, qualifies him to serve on our board of directors.

Deborah C. Jackson is the Lead Director of Eastern Bank and has been a member of the Board of Directors since 2000. She serves as the President of Cambridge College in Cambridge Massachusetts, a position she has held since 2011. Prior to that, Ms. Jackson served for nearly a decade as CEO of the American Red Cross of Eastern Massachusetts, one of the nation’s largest Red Cross units. Prior to that, she served as Vice President of the Boston Foundation where she managed its $50 million grant and initiatives program. Throughout her career, Ms. Jackson has served and continues to serve on numerous commissions, task forces and boards including the Boston Green Ribbon Commission; the Mayor’s Task Force to Eliminate Racial and Ethnic Disparities in Health Care; the “City to City” program focusing on national and global best practices for urban policies; and the American Red Cross National Diversity Advisory Council. Ms. Jackson served for over 15 years on the board of the American Student Assistance Corporation, the nation’s first student loan guarantor agency; and she has served on the Boston College Carroll School of Management’s Advisory Board, and the boards of Milton Academy and Harvard Pilgrim Health Care. She also served as Chairman of the Board of Directors of the Association of Independent Colleges and Universities in Massachusetts and is a board member of the New England Chapter of The National Association of Corporate Directors. In addition, Ms. Jackson served as the Chair of the Audit Committee and on the Board of Directors of the Boston Stock Exchange, and currently serves on the Board of Directors of John Hancock Investments. Ms. Jackson attended Hampton University, graduated from Northeastern University with a B.A. and she pursued graduate studies in urban studies and planning from the Massachusetts Institute of Technology. Ms. Jackson is also the recipient of Honorary Doctorate degrees from Curry College and Merrimack Valley College. Ms. Jackson was a fellow of the British American Project of Johns Hopkins University, and previously served as a fellow of the Harvard University Advanced Leadership Institute and the Harvard University Institute for College Presidents. We believe Ms. Jackson’s extensive executive, civic, community and board leadership experience qualifies her to serve on our board of directors.

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Richard C. Bane has served as a director of Eastern Bank since 2001 and as a Trustee of Eastern Bank Corporation since 1996. He is the President and Chief Executive Officer of Bane Care Management LLC, which operates skilled nursing facilities and assisted living facilities in Massachusetts. Mr. Bane formerly served as Chairman of the Massachusetts Senior Care Association, the state’s largest professional provider group, and now chairs that organization’s Payment Reform Task Force and Legislative Committees. Currently he leads many of the regional efforts to help determine the role of skilled and post-acute care in accountable care organizations. He lectures frequently on many aspects of senior services and post-acute care and is considered one of New England’s senior care industry leaders. In 2015 he was named to the Leadership Council of nationally recognized Schwartz Center for Compassionate Care. Mr. Bane is also involved in a wide range of corporate and community service activities. He is also a Board member of Targeted Risk Assurance Company (“TRACO”) and Carney Hospital (Steward) in Dorchester, MA. Mr. Bane holds an A.B. in Economics from Dartmouth College, and an M.B.A. from Harvard Business School. He was also awarded an Honorary Doctorate from Salem State University. We believe Mr. Bane’s extensive experience and civic leadership qualify him to serve on our board of directors.

Luis A. Borgen has been a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2016. Since 2019, he has been the Chief Financial Officer for athenahealth, Inc., a leading cloud-based developer and provider of healthcare software that automates and manages revenue cycle management and electronic health records for physician practices and health systems. Prior to that, he was Chief Financial Officer for Vistaprint, an e-commerce company that produces marketing products for small and micro businesses. Prior to that, he served as Chief Financial Officer for two publicly traded companies: DAVIDsTEA and DaVita, Inc. Beginning in 1997, Mr. Borgen served in increasing roles of responsibility at Staples, Inc. leading to his appointment as Senior Vice President, Finance for the U.S. Retail business. He served in the U.S. Air Force from 1992 to 1997 and attained the rank of Captain. Mr. Borgen holds a B.S. in Management from the United States Air Force Academy, an M.S. from Boston College and an M.B.A. with Honors from the University of Chicago. Mr. Borgen is also a CFA charter holder. We believe Mr. Borgen’s experience with financial accounting matters and oversight of the financial reporting process of public companies qualifies him to serve on our board of directors.

Joseph T. Chung has served as a director of Eastern Bank and trustee of Eastern Bank Corporation since 2014. He is co-founder and CEO of Kinto, a care management platform for family caregivers looking after loved ones with Alzheimer’s Disease and related dementias. He is also co-founder and Managing Director of Redstar Ventures, an innovative venture foundry developing a series of new companies through a top-down, market driven process. Prior to Kinto and Redstar, Mr. Chung was Chairman and CEO of Allurent and co-founder, Chairman and Chief Technology Officer of Art Technology Group, a publicly traded, global enterprise software company. Mr. Chung holds B.S. and M.S. degrees in Computer Science from the Massachusetts Institute of Technology, and he conducted his graduate work at MIT’s Media Lab. He is a Venture Partner at the Media Lab’s E14 Fund. We believe Mr. Chung’s extensive expertise in innovation and technology experience qualifies him to serve on our board of directors.

Paul M. Connolly has served as a director of Eastern Bank and trustee of Eastern Bank Corporation since 2011. Mr. Connolly retired in 2010 as the First Vice President and Chief Operating Officer at the Federal Reserve Bank of Boston, a position he had held since 1994. As Chief Operating Officer of the Federal Reserve Bank of Boston, Mr. Connolly had the responsibility for the Bank’s financial services, information technology, finance, and support and administrative activities. Mr. Connolly joined The Federal Reserve Bank in 1975. Throughout his 36-year career, he served in a variety of positions in information technology, payments, planning and economic research, served on the Federal Reserve Financial Services Policy Committee and had national leadership responsibility for payment services and financial management. He currently serves on the board of directors for John Hancock Life Insurance Company and received an M.B.A. from Harvard Business School and an A.B. from Boston College. We believe Mr. Connolly’s extensive banking and regulatory experiences qualify him to serve on our board of directors.

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Bari A. Harlam has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2014. Ms. Harlam currently serves as a member of the Board of Directors of the Mohawk Group, Inc., Champion Petfoods, LP, and OneWater Marine, Inc. Through March 2020, Ms. Harlam served as the Chief Marketing Officer for Hudson’s Bay Company. Prior to that, she served as the Executive Vice President of Membership, Marketing, and Analytics for BJ’s Wholesale Club. Before that, she was Chief Marketing Officer at Swipely, a technology startup and served as Senior Vice President of Marketing for CVS Health Corporation. Ms. Harlam has also served on the faculties of The Wharton School at the University of Pennsylvania, Columbia University’s Graduate School of Business, and the University of Rhode Island. She received her B.S., M.S., and Ph.D. from the University of Pennsylvania, The Wharton School of Business. Her work has been published in a variety of journals including Marketing Science, Journal of Marketing Research, and the Journal of Business Research. We believe Ms. Harlam’s extensive marketing and analytics expertise qualifies her to serve on our board of directors.

Diane S. Hessan has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2016. She currently serves as CEO of Salient Ventures, an investment and advisory company with a portfolio of angel investments focused on technology companies. Previously, she was CEO of Startup Institute, which is dedicated to helping people transform their careers to succeed in the innovation economy. She is also Chairman of C Space, where she was Founder and CEO for 14 years. C Space (formerly Communispace) is a market research company, which builds online communities to help marketers generate consumer insights. Ms. Hessan serves on the boards of Tufts University, MassChallenge, Panera, Brightcove, CoachUp, and Beth Israel Deaconess Medical Center, and received her M.B.A. from Harvard Business School and her B.A. in Economics and English from Tufts University. Ms. Hessan has also received Honorary Doctorate degrees from Bentley University and the New England College of Business. We believe Ms. Hessan’s executive experience, entrepreneurial passion and customer-centric, data driven perspective qualify her to serve on our board of directors.

Peter K. Markell has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2006. He is Executive Vice President of Administration and Finance, Chief Financial Officer and Treasurer for Partners HealthCare Systems, Inc. He joined Partners in 1999. Prior to that, he was a partner at Ernst & Young LLP for 21 years. A Certified Public Accountant, Mr. Markell is a Boston College graduate with a B.A. in Accounting and Finance and serves as the Chairman of the Board of Boston College. We believe Mr. Markell’s extensive expertise in innovation and technology experience qualify him to serve on our board of directors.

Greg A. Shell has served as a director of Eastern Bank and trustee of Eastern Bank Corporation since 2018. Prior to joining the Board, he served on the Bank’s Investment Advisory committee. Since 2016, Mr. Shell has served as Managing Director of Bain Capital, co-leading the Double Impact Fund, Bain Capital’s private equity fund focused on social impact. Prior to joining Bain Capital, Mr. Shell was a Portfolio Manager at Grantham, Mayo, Van Otterloo (“GMO”), a global investment management firm. Prior to that, he was a Senior Equity Analyst in the Global Equity Research group at Columbia Management Group, a global investment management firm. Mr. Shell has served on the New England Advisory Committee of the Federal Reserve Bank of Boston, and as a Director at Harvard Pilgrim Health Care, Fiduciary Trust, Massachusetts General Hospital and the Boston Foundation. Mr. Shell earned his M.B.A. from Harvard Business School and received a B.S. from the Massachusetts Institute is Technology. We believe Mr. Shell’s financial and investment experience, as well as his civic leadership qualifies him to serve on our board of directors.

Paul D. Spiess has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2014. He has spent twenty-five years in the banking and financial services industry, serving as former Chairman of the Board of Centrix Bank and Trust, which merged with Eastern in 2014. He also served as Executive Vice President and Chief Operating Officer of CFX Bank in Keene, New Hampshire from 1993 to 1997. From 2004 to 2010, Mr. Spiess served in the office of the Governor of New Hampshire as an insurance and banking advisor. From 2000 to 2004, he served as a state legislator in Concord, New Hampshire, during which time he served on the House Commerce Committee. From 1983 to 1993, Mr. Spiess was Founder and President of Colonial Mortgage, Inc., of Amherst, New Hampshire, and served as a health care advisor and as Chairman of the Citizen’s Health Initiative. He graduated with a B.A. from Colby College and with an M.B.A from Boston University. We believe Mr. Spiess’s extensive knowledge of banking operations and credit risk, his experience in the banking and mortgage industries, and his board leadership experience qualify him to serve on our board of directors.

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Executive Officers

Paul Alexander, 59, is the Chief Marketing and Communications Officer for Eastern Bank. Mr. Alexander joined Eastern in 2015 and since then has developed and executed marketing, communications and PR strategies resulting in increases in brand equity and employee engagement – via the “Join Us For Good” campaign. Before Eastern, Paul served as EVP and Chief Communications Officer for Liberty Mutual Insurance, where he held responsibility for all corporate brand marketing, advertising, communications, public relations, meeting management and event strategy, and major sports sponsorships. Before that he was Vice President of Global Advertising and Design for the Campbell Soup Company, a director of Advertising Development and a Brand Manager at Procter and Gamble. He began his career at Time Inc. as a Circulation Manager for Money Magazine. Mr. Alexander is on the Board of Directors of Skyword, a content marketing software and services company, and a member of the Board of the Ad Club of Boston. He is also on the Executive Committee of the Board of the Association of National Advertisers. Mr. Alexander is Chair of the Trustee Board of Myrtle Baptist Church and serves on the Board of Directors of The Partnership, Incorporated and the Board of Advisors of the Museum of Fine Arts of Boston (“MFA”). Mr. Alexander earned his undergraduate degree from Harvard College and M.B.A. from Harvard Business School.

Steven L. Antonakes, 51, is the Executive Vice President for Enterprise Risk Management at Eastern Bank. He joined Eastern Bank in 2015. He oversees Eastern Bank’s Enterprise Risk Management function, which includes Bank Secrecy Act/Anti-Money Laundering, Compliance, Corporate Security, Credit Risk Review, Information Security, Market and Model Risk Management, and Operational Risk. Mr. Antonakes previously served as the Deputy Director and the Associate Director for Supervision, Enforcement, and Fair Lending at the Consumer Financial Protection Bureau. Prior to joining the Bureau, Mr. Antonakes served as the Massachusetts Commissioner of Banks from 2003 to 2010. Preceding his appointment as Commissioner, Mr. Antonakes served in a variety of managerial positions at the Division of Banks having joined the agency as an entry-level bank examiner in 1990. During his 25-year regulatory career, Mr. Antonakes staffed the Financial Stability Oversight Council, served as the first state-voting member of the Federal Financial Institutions Examination Council, Vice Chairman of the Conference of State Bank Supervisors, and as a founding member of the governing board of the Nationwide Multistate Licensing System. In March 2007, Mr. Antonakes received NeighborWorks America’s Government Service Award for his work in combatting foreclosures. Mr. Antonakes earned his B.A. from Penn State University, an M.B.A. from Salem State University, and a PhD in Law and Public Policy from Northeastern University.

James B. Fitzgerald, 62, is the Vice Chair, Chief Administrative Officer and Chief Financial Officer of Eastern Bank. Since joining Eastern in 2012, his responsibilities have included managing the Finance, Legal, Technology, Operations and General Services groups. He brings nearly 37 years of experience in the financial services industry to Eastern Bank. In 2009, Mr. Fitzgerald co-founded and was chief financial officer for NBH Holdings Corp., the bank holding company for Bank Midwest NA of Kansas City. Prior to that, Mr. Fitzgerald served as an executive vice president and chief financial officer at Citizens Financial Group for eight years. He began his career as a financial leader in mergers and acquisitions at First Fidelity Bancorp, Citizens Financial Group and Washington Mutual. Mr. Fitzgerald currently services as a trustee of the Massachusetts Taxpayers Association, a trustee of SBERA, and serves on the board of the Thompson Island Outward Bound Education Center. Mr. Fitzgerald earned his bachelor’s degree in finance at Lehigh University and his MBA at Fordham University.

Barbara Heinemann, 57, is Executive Vice President of Consumer Banking at Eastern Bank. She joined Eastern in 2001. She oversees Retail Banking, Private Banking, Mortgage Banking and the Customer Service Center, bringing more than 35 years of experience to her role. Barbara was previously the Executive Vice President of Enterprise Risk Management overseeing Corporate Security, Corporate Compliance, Bank Secrecy Act Compliance, Information Security and Operational Risk Management Departments. Prior to that she held the title of Executive Vice President, Chief Information Officer at Eastern with responsibilities for the Technology and Operations Divisions. Before joining Eastern, Ms. Heinemann spent more than 13 years with Cambridgeport Bank, where she was Director of Retail Banking and then served as SVP of Technology & Operations for 7 years in addition to managing numerous enterprise-wide initiatives. She serves as a trustee of the North Shore Community College, holds Board seats on the North Shore Community College Foundation Board, the New England Automated

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Clearing House (“NEACH”) Board, the NEACH Payments Group Board, the Burbank Reading YMCA Board of Advisors, and participates as a member of the Greater Boston YMCA Capital Planning and Facilities committee. She earned an MBA from the University of Maryland and graduated from America’s Community Bankers’ National School of Banking at Fairfield University, and the Massachusetts Bankers’ Association School of Financial Studies at Babson College.

Kathleen C. Henry, 47, is Executive Vice President, General Counsel and Corporate Secretary of Eastern Bank. Ms. Henry joined Eastern in 2016. She oversees a legal team responsible for managing the legal affairs of Eastern Bank Corporation and its affiliates, including Eastern Bankshares, Inc., Eastern Bank and Eastern Insurance Group LLC. She also serves as the primary legal advisor to Eastern’s Board of Directors, Chief Executive Officer and senior management. She is responsible for serving as Secretary to the Board of Trustees of Eastern Bank Corporation and the Boards of Directors of Eastern Bankshares, Inc. and Eastern Bank, directing all governance activities for the Eastern Bank Corporation, Eastern Bankshares, Inc., Eastern Bank and their respective subsidiaries. Before joining Eastern, she was General Counsel and before that Deputy General Counsel of Plymouth Rock Assurance Corporation, and a litigation partner at Choate, Hall & Stewart LLP, specializing in insurance and reinsurance litigation. Ms. Henry serves on the board of directors of the Political Asylum Representation Project, the Advisory Board for the Northeastern University School of Law’s Women in the Law Conference, as trustee of the Boston Bar Foundation and has served on numerous committees of the Boston Bar Association. She earned a B.A in journalism from Boston University and a J.D. from Northeastern University School of Law.

John F. Koegel, 69, is President and Chief Executive Officer of Eastern Insurance Group LLC. Mr. Koegel first joined Eastern Insurance Group LLC in 2003. He started his career with the Metropolitan Insurance Company and then worked at American Mutual Insurance Company. In 1989, he joined Allied American Insurance Agency, the predecessor of Eastern Insurance, where he had oversight for both personal and commercial lines. Mr. Koegel has served on the Board for the Massachusetts Association of Independent Agents, its Executive Committee and is most recent past Chairman. He earned a B.S. from Northwest Missouri State University.

Jan A. Miller, 69, is currently a Vice Chair, the Chief Commercial Banking Officer of Eastern Bank and President of Eastern Bank Corporation. He joined Eastern as part of its acquisition of Wainwright Bank and Trust Company in 2010. Prior to joining Eastern, he served as President, Chief Executive Officer and director of Wainwright Bank and Trust Company since 1997 and prior to that served as Executive Vice President and Senior Lending Officer. Before joining Wainwright Bank, he spent 19 years with Shawmut National Corporation in a number of positions, including President and Director of Shawmut First County Bank and Business Line Manager, Business Banking, where he was responsible for all business banking activity for Shawmut throughout New England. He started his banking career at Bradford National Bank in Bradford, Vermont. Mr. Miller is a Past Chairman of the Board of both the Federal Home Loan Bank of Boston and the Massachusetts Bankers Association. Mr. Miller was an original member of the FDIC Advisory Committee on Community Banking and has served in various leadership positions in banking and community organizations throughout his banking career. Mr. Miller received his B.S. in Finance from Northeastern University.

Quincy Miller, 45, is President of Eastern Bank and a Vice Chair of Eastern Bank Corporation. Mr. Miller joined Eastern in 2016. He oversees a number of departments, including our Consumer Banking businesses, Business Banking, Institutional Banking an Eastern Wealth Management, and with Chief Executive Officer, leads the overall strategic direction of Eastern. Prior to joining Eastern, Mr. Miller served as the President of Citizens Bank, Massachusetts, and President of its Business Banking division. He started his career in consumer banking at M&T Bank in New York City in 1997. Mr. Miller serves on the Board of Directors for The Boys and Girls Club of Boston, The Bottom Line, Blue Cross Blue Shield of MA, The Alliance for Business Leadership, The Greater Boston YMCA Board of Overseers, Board Emeritus of The Greater Boston Food Bank and Chair Emeritus of The Urban League of Eastern Massachusetts. In 2020, Mr. Miller was honored at the Martin Luther King Jr. Memorial Breakfast with the MLK 50th Anniversary Award for his commitment to Diversity & Inclusion that expresses Dr. King’s commitment to justice and equity. Mr. Miller earned a B.A. in economics and business from Lafayette College and graduated from the Consumer Bankers Association’s Graduate School of Retail Bank Management. He currently serves on the Board of The Consumer Bankers Association.

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Nancy Huntington Stager, 59, is Executive Vice President and Chief Human Resource Officer for Eastern Bank. She also serves as President and Chief Executive Officer of Eastern Bank Charitable Foundation. Ms. Stager joined the Bank in 1995. As Chief Human Resource Officer, Ms. Stager oversees talent recruitment and development, compensation and benefits, volunteerism and diversity and inclusion efforts. As the Eastern Bank Charitable Foundation’s President & Chief Executive Officer, she leads efforts to provide financial assistance and volunteer programs to support non-profit organizations across Eastern Bank’s footprint. She serves as a leading advocate for social justice issues in line with Eastern Bank’s advocacy platform. She is Board President for the Foundation for Business Equity, a private foundation started through a grant from Eastern Bank Charitable Foundation, that works with Black and Latinx enterprises to build capacity and facilitate access to capital and contracts to enable growth. Ms. Stager serves on a number of community boards across the Greater Boston area. Ms. Stager earned a B.S. in industrial and labor relations from Cornell University.

Daniel J. Sullivan, 59, is Executive Vice President and Chief Credit Officer of Eastern Bank. Mr. Sullivan joined Eastern Bank in 1996. He oversees all credit underwriting, credit training, managed assets and default management for the Bank. He also serves as chair of the Credit Policy and Credit Committee, where credit policies and larger credit requests are approved. In addition, he oversees all loan portfolio reviews. Prior to joining Eastern Bank, Mr. Sullivan was a vice president at Shawmut Bank, where he worked in loan workout and as a commercial relationship manager. Mr. Sullivan is an active member of the Risk Management Association (“RMA”) at the national and local levels and is certified by the RMA in credit risk management. Locally, Mr. Sullivan is active in the Northeast Region Chief Credit Officer Roundtables and is a presenter at the Loan Officer Residency Seminar, also on behalf of RMA. He earned a B.S. in Economics from the University of Lowell.

Donald M. Westermann, 42, is an Executive Vice President and the Chief Information Officer at Eastern Bank. He joined Eastern in 2007. Currently, he leads the Technology, Operations and Eastern Labs Teams, and is responsible for all aspects of the technology, operations and innovation strategy for Eastern, including digital, cyber-security, innovation, software engineering, data management, and delivery. Prior to joining Eastern, Mr. Westermann served as a Senior Manager with Grant Thornton and before that served as a consultant with Arthur Anderson, in each case in positions focused on technology and management information systems. Mr. Westermann earned a B.S. in Business Administration and Management Information Systems from Villanova University and an M.B.A. from the Sloan School of Management of the Massachusetts Institute of Technology.

Source: Eastern Bankshares’ prospectus.

EXHIBIT IV-6

Eastern Bankshares, Inc.

Pro Forma Regulatory Capital Ratios

Exhibit IV-6

Eastern Bankshares, Inc.

Pro Forma Regulatory Capital Ratios

	Eastern Bank
	Corporation		Eastern Bankshares, Inc. Pro Forma at March 31, 2019,
	Actual as of		Based Upon the Sale in the Offering of
	March 31, 2020		129,625,000 Shares		152,500,000 Shares		175,375,000 Shares		201,681,250 Shares
		Percent		Percent		Percent		Percent		Percent
		of		of		of		of		of
(Dollars in thousands)	Amount	Assets	Amount	Assets	Amount	Assets	Amount	Assets	Amount	Assets
Equity	$1,662,734	13.47%	$2,777,054	20.63%	$2,975,704	21.79%	$3,174,354	22.91%	$3,402,802	24.16%

Tier 1 leverage capital	$1,282,205	11.28%	$2,396,525	19.20%	$2,595,175	20.47%	$2,793,825	21.69%	$3,022,273	23.06%
Tier 1 leverage capital requirement	568,391	5.00%	624,107	5.00%	634,039	5.00%	643,972	5.00%	655,394	5.00%

Excess	$713,814	6.28%	$1,772,418	14.20%	$1,961,136	15.47%	$2,149,852	16.69%	$2,366,879	18.06%

Tier 1 risk-based capital	$1,282,205	12.42%	$2,396,525	22.73%	$2,595,175	24.52%	$2,793,825	26.30%	$3,022,273	28.32%
Tier 1 risk-based requirement	825,771	8.00%	843,600	8.00%	846,779	8.00%	849,957	8.00%	853,612	8.00%

Excess	$456,434	4.42%	$1,552,925	14.73%	$1,748,396	16.52%	$1,943,867	18.30%	$2,168,661	20.32%

Total risk-based capital	$1,400,389	13.57%	$2,514,709	23.85%	$2,713,359	25.63%	$2,912,009	27.41%	$3,140,457	29.43%
Total risk-based requirement	1,032,214	10.00%	1,054,500	10.00%	1,058,473	10.00%	1,062,446	10.00%	1,067,015	10.00%

Excess	$368,175	3.57%	$1,460,208	13.85%	$1,654,886	15.63%	$1,849,563	17.41%	$2,073,442	19.43%

Common equity Tier 1 risk-based capital	$1,282,205	12.42%	$2,396,525	22.73%	$2,595,175	24.52%	$2,793,825	26.30%	$3,022,273	28.32%
Common equity Tier 1 risk-based requirement	670,939	6.50%	685,425	6.50%	688,008	6.50%	690,590	6.50%	693,560	6.50%

Excess	$611,266	5.92%	$1,711,099	16.23%	$1,907,167	18.02%	$2,103,235	19.80%	$2,328,713	21.82%

(1)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the offering.

(2)	Equity and Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk- weighted assets.
(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Source: Eastern Bankshares’ prospectus.

EXHIBIT IV-7

Eastern Bankshares, Inc.

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit IV-7

PRO FORMA ANALYSIS SHEET

Eastern Bankshares, Inc.

Prices as of May 21, 2020

					Peer Group		Massachusetts Companies		All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average	Median	Average	Median	Average	Median
Price-earnings ratio (x)		P/E	16.89	x	10.92x	9.39x	12.42x	10.45x	10.25x	9.36x
Price-core earnings ratio (x)		P/Core	17.05	x	9.93x	8.20x	11.16x	9.58x	10.04x	8.97x
Price-book ratio (%)	=	P/B	53.39%		78.00%	73.88%	83.59%	78.81%	83.75%	78.26%
Price-tangible book ratio (%)	=	P/TB	61.12%		105.16%	104.34%	98.41%	84.31%	100.60%	94.57%
Price-assets ratio (%)	=	P/A	11.63%		10.18%	9.65%	9.08%	8.21%	9.58%	8.84%

Valuation Parameters
Pre-Conversion Earnings (Y)	$110,578,000
Pre-Conversion Earnings (CY)	$109,689,000
Pre-Conversion Book Value (B)	$1,662,734,000
Pre-Conv. Tang. Book Val. (TB)	$1,285,701,000
Pre-Conversion Assets (A)	$12,343,754,000
Reinvestment Rate (2)(R)	0.37%
Est. Conversion Expenses (3)(X)	2.00%
Tax Rate (TAX)	26.00%
Shares Tax	$0

ESOP Stock Purchases (E)	8.00%	(5)
Cost of ESOP Borrowings (S)	0.00%	(4)
ESOP Amortization (T)	30.00	years
RRP Amount (M)	4.00%
RRP Vesting (N)	5.00	years (5)
Foundation (F)	4.17%
Tax Benefit (Z)	16,520,834
Percentage Sold (PCT)	100.00%
Option (O1)	10.00%	(6)
Estimated Option Value (O2)	25.30%	(6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion
1. V=	P/E * (Y)	V=	$1,588,541,670
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$1,588,541,670
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$1,588,541,670
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$1,588,541,670
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$1,588,541,670
	1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	201,681,250	10.00	$2,016,812,500	8,403,386	210,084,636	$2,100,846,360
Maximum	175,375,000	10.00	1,753,750,000	7,307,292	182,682,292	1,826,822,920
Midpoint	152,500,000	10.00	1,525,000,000	6,354,167	158,854,167	1,588,541,670
Minimum	129,625,000	10.00	1,296,250,000	5,401,042	135,026,042	1,350,260,420

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Net return reflects a reinvestment rate of 0.37 percent and a tax rate of 26.0 percent.
(3)	Offering expenses shown at estimated midpoint value.
(4)	No cost is applicable since holding company will fund the ESOP loan.
(5)	ESOP and MRP amortize over 30 years and 5 years, respectively; amortization expenses tax effected at 26.0 percent.
(6)

10 percent option plan with an estimated Black-Scholes valuation of 25.30 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 26.0 percent.

EXHIBIT IV-8

Eastern Bankshares, Inc.

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$1,350,260,420
	Less: Foundation Shares	54,010,420

2.	Offering Proceeds	$1,296,250,000
	Less: Estimated Offering Expenses	33,941,979

	Net Conversion Proceeds	$1,262,308,021
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$1,262,308,021
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	162,031,250

	Net Proceeds Reinvested	$1,100,276,771
	Estimated net incremental rate of return	0.27%

	Reinvestment Income	$3,012,558
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	2,664,514
	Less: Amortization of Options (4)	6,388,217
	Less: Recognition Plan Vesting (5)	7,993,542

	Net Earnings Impact	($14,033,715)

				Net
			Before Conversion	Earnings Increase	After Conversion
4.	Pro Forma Earnings
	12 Months ended March 31, 2020 (reported)		$110,578,000	($14,033,715)	$96,544,285
	12 Months ended March 31, 2020 (core)		$109,689,000	($14,033,715)	$95,655,285

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	March 31, 2020	$1,662,734,000	$1,100,276,771	$14,042,709	$2,777,053,480
	March 31, 2020 (Tangible)	$1,285,701,000	$1,100,276,771	$14,042,709	$2,400,020,480

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	March 31, 2020	$12,343,754,000	$1,100,276,771	$14,042,709	$13,458,073,480

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$1,588,541,670
	Less: Foundation Shares	63,541,670

2.	Offering Proceeds	$1,525,000,000
	Less: Estimated Offering Expenses	37,926,042

	Net Conversion Proceeds	$1,487,073,958
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$1,487,073,958
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	190,625,000

	Net Proceeds Reinvested	$1,296,448,958
	Estimated net incremental rate of return	0.27%

	Reinvestment Income	$3,549,677
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	3,134,722
	Less: Amortization of Options (4)	7,515,549
	Less: Recognition Plan Vesting (5)	9,404,167

	Net Earnings Impact	($16,504,761)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion
4.	Pro Forma Earnings
	12 Months ended March 31, 2020 (reported)		$110,578,000	($16,504,761)	$94,073,239
	12 Months ended March 31, 2020 (core)		$109,689,000	($16,504,761)	$93,184,239

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	March 31, 2020	$1,662,734,000	$1,296,448,958	$16,520,834	$2,975,703,792
	March 31, 2020 (Tangible)	$1,285,701,000	$1,296,448,958	$16,520,834	$2,598,670,792

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	March 31, 2020	$12,343,754,000	$1,296,448,958	$16,520,834	$13,656,723,792

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Maximum Value

1.	Pro Forma Market Capitalization	$1,826,822,920
	Less: Foundation Shares	73,072,920

2.	Offering Proceeds	$1,753,750,000
	Less: Estimated Offering Expenses	41,910,104

	Net Conversion Proceeds	$1,711,839,896
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$1,711,839,896
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	219,218,750

	Net Proceeds Reinvested	$1,492,621,146
	Estimated net incremental rate of return	0.27%

	Reinvestment Income	$4,086,797
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	3,604,931
	Less: Amortization of Options (4)	8,642,882
	Less: Recognition Plan Vesting (5)	10,814,792

	Net Earnings Impact	($18,975,807)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion
4.	Pro Forma Earnings
	12 Months ended March 31, 2020 (reported)		$110,578,000	($18,975,807)	$91,602,193
	12 Months ended March 31, 2020 (core)		$109,689,000	($18,975,807)	$90,713,193

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	March 31, 2020	$1,662,734,000	$1,492,621,146	$18,998,959	$3,174,354,105
	March 31, 2020 (Tangible)	$1,285,701,000	$1,492,621,146	$18,998,959	$2,797,321,105

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	March 31, 2020	$12,343,754,000	$1,492,621,146	$18,998,959	$13,855,374,105

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$2,100,846,360
	Less: Foundation Shares	84,033,860

2.	Offering Proceeds	$2,016,812,500
	Less: Estimated Offering Expenses	46,491,776

	Net Conversion Proceeds	$1,970,320,724
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds	$1,970,320,724
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	252,101,563

	Net Proceeds Reinvested	$1,718,219,161
	Estimated net incremental rate of return	0.27%

	Reinvestment Income	$4,704,484
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	4,145,670
	Less: Amortization of Options (4)	9,939,314
	Less: Recognition Plan Vesting (5)	12,437,010

	Net Earnings Impact	($21,817,511)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion
4.	Pro Forma Earnings
	12 Months ended March 31, 2020 (reported)		$110,578,000	($21,817,511)	$88,760,489
	12 Months ended March 31, 2020 (core)		$109,689,000	($21,817,511)	$87,871,489

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	March 31, 2020	$1,662,734,000	$1,718,219,161	$21,848,804	$3,402,801,964
	March 31, 2020 (Tangible)	$1,285,701,000	$1,718,219,161	$21,848,804	$3,025,768,964

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	March 31, 2020	$12,343,754,000	$1,718,219,161	$21,848,804	$14,083,821,964

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (39)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (35)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (36)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (32)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (32)	(703) 647-6549	joren@rpfinancial.com

WASHINGTON HEADQUARTERS
1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com